UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by the Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATIONAL WESTERN LIFE GROUP, INC.

(Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☒	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear National Western Life Group, Inc. Stockholder:

The board of directors of National Western Life Group, Inc. (“National Western”) approved an Agreement and Plan of Merger (the “merger agreement”) among National Western, S. USA Life Insurance Company, Inc., an Arizona insurance company (“Parent”), and PGH Merger Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), which provides for the acquisition of National Western by Parent.

Pursuant to the terms of the merger agreement, if the transaction is completed, Merger Sub will merge with and into National Western, with National Western surviving as a direct, wholly-owned subsidiary of Parent (the “merger”). If the merger is completed, each share of common stock issued and outstanding at the effective time of the merger, will be converted into the right to receive $500.00 in cash without interest (the “merger consideration”).

National Western has two classes of common stock: Class A common stock and Class B common stock. Together, these two classes of common stock are referred to as the “Company common stock.” The Class A common stock is currently listed for trading on the NASDAQ Global Select Market under the symbol “NWLI.” We urge you to obtain current market quotations of the Class A common stock. The Class B common stock is held by two stockholders and is not traded on any stock exchange.

At a special meeting of National Western stockholders (the “Special Meeting”), National Western stockholders will be asked to vote on the adoption of the merger agreement. Approval of this proposal requires the affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class. At the Special Meeting, National Western stockholders will also be asked to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger. At the Special Meeting, National Western stockholders may also be asked to approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement.

The National Western board of directors has unanimously adopted and approved the merger and the merger agreement and unanimously recommends that the National Western stockholders vote:

•        “FOR” the proposal to adopt the merger agreement;

•        “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        “FOR” the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Your vote is very important, regardless of the number of shares of Company common stock you own. Regardless of whether you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the internet, prior to the Special Meeting to ensure that your shares of Company common stock will be represented at the Special Meeting if you are unable to attend. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of Company common stock will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Company common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Submitting a proxy will not prevent you from voting in person, and it will help to secure a quorum and avoid added solicitation costs. Any eligible record holder of Company common stock who is present at the Special Meeting may vote in person, thereby revoking any previous proxy. In any event, a proxy may be revoked in writing at any time before the Special Meeting in the manner described in the accompanying proxy statement. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by your bank, broker or other nominee.

The obligations of Parent and National Western to complete the merger are subject to the satisfaction or waiver of several conditions. The accompanying proxy statement contains detailed information about Parent, National Western, the Special Meeting, the merger agreement and the merger. We encourage you to read the proxy statement carefully and in its entirety before voting.

On behalf of the board of directors and management of National Western, we thank you for your support.

Sincerely,

Ross R. Moody
Chairman of the Board and Chief Executive Officer

National Western Life Group, Inc.
10801 N. Mopac Expy, Bldg. 3
Austin, Texas 78759
(512) 836-1010

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On January 8, 2024

To the Stockholders of National Western Life Group, Inc.:

We are pleased to invite you to attend the special meeting (the “Special Meeting”) of stockholders of National Western Life Group, Inc. (“National Western” or the “Company”), to be held at Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 on January 8, 2024, at 9:00 a.m., Galveston time, for the following purposes:

•        to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 8, 2023, by and among National Western, S. USA Life Insurance Company, Inc., an Arizona insurance company (“Parent”), and PGH Merger Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), as it may be amended from time to time (the “merger agreement”), a copy of which is included as Annex A to the proxy statement of which this notice is a part;

•        to consider and cast an advisory (non-binding) vote on a proposal to approve the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        to vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the first proposal listed above.

National Western will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. Please refer to the proxy statement of which this notice is a part for further information with respect to the business to be transacted at the Special Meeting.

The National Western board of directors has fixed the close of business on November 27, 2023 as the record date for the Special Meeting. Only National Western stockholders of record on the record date are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available at 10801 N. Mopac Expy, Bldg. 3, Austin, Texas 78759 for inspection by any National Western stockholder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting. The eligible National Western stockholder list will also be available at the Special Meeting for examination by any stockholder present at such meeting.

The enclosed proxy statement provides a detailed description of the merger and the merger agreement and the other matters to be considered at the Special Meeting. We urge you to read the proxy statement carefully its entirety, including the Annexes and any documents incorporated by reference into the proxy statement. If you have any questions concerning the merger or the proxy statement, would like additional copies or need help voting your shares of Company common stock, please contact National Western’s proxy solicitor:

MacKenzie Partners Inc.
1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
Stockholders, please call toll free: (800) 322-2885
Banks and Brokerage Firms, please call collect: (212) 929-5500

By Order of the National Western Board of Directors,

Ross R. Moody
Chairman of the Board and Chief Executive Officer
Austin, Texas
November 30, 2023

ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about National Western from other documents. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement free of charge by requesting them in writing or by telephone from our proxy solicitor at the following address and telephone number:

MacKenzie Partners Inc.
1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
Stockholders, please call toll free: (800) 322-2885
Banks and Brokerage Firms, please call collect: (212) 929-5500

Investors may also consult National Western’s website for more information about National Western. National Western’s website is www.nwlgi.com. Information included on this website is not incorporated by reference into this proxy statement.

If you would like to request any documents, please do so by December 28, 2023 in order to receive them before the Special Meeting.

For a more detailed description of the information incorporated by reference in this proxy statement and how you may obtain it, see “Where You Can Find More Information” beginning on page 99.

ABOUT THIS PROXY STATEMENT

This proxy statement constitutes a proxy statement for National Western under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and notice of meeting with respect to the Special Meeting of National Western stockholders.

You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated November 30, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of the incorporated document. Our mailing of this proxy statement to National Western stockholders will not create any implication to the contrary.

Information contained in this proxy statement regarding Parent has been provided by Parent, and information contained in this proxy statement regarding National Western has been provided by National Western.

All references in this proxy statement to “Parent” refer to S. USA Life Insurance Company, Inc., an Arizona insurance company; all references in this proxy statement to “Merger Sub” refer to PGH Merger Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent formed for the sole purpose of effecting the merger; all references in this proxy statement to “National Western” or the “Company” refer to National Western Life Group, Inc., a Delaware corporation. Unless otherwise indicated or as the context requires, all references in this proxy statement to “we,” “our” and “us” refer to National Western; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of October 8, 2023, by and among Parent, Merger Sub and National Western, which is incorporated by reference into this proxy statement and a copy of which is included as Annex A to this proxy statement, as the same may be amended from time to time.

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SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To fully understand the merger (the “merger”) contemplated by the Agreement and Plan of Merger, dated as of October 8, 2023 (the “merger agreement”), by and among S. USA Life Insurance Company, Inc. (“Parent”), PGH Merger Inc. (“Merger Sub”) and National Western Life Group, Inc. (the “Company”), and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. Any document or agreement referred to in this proxy statement is qualified in its entirety by reference to the full text of such document or agreement insofar as such document is filed as an Annex hereto. In this proxy statement, the terms “National Western,” “Company,” “we,” “us” and “our” refer to National Western Life Group, Inc. The Company, following the consummation of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.” All references in this proxy statement to terms defined in the notice to which this proxy statement is attached have the respective meanings provided in that notice. All references to capitalized terms not defined herein or in the notice to which this proxy statement is attached have the respective meanings ascribed to them in the merger agreement, a copy of which is attached as Annex A to this proxy statement.

Parties to the Merger

National Western Life Group, Inc.

National Western Life Group, Inc. is the parent organization of National Western Life Insurance Company (“National Western Life”), a Colorado-domiciled life insurance company that owns 100% of Ozark National Life Insurance Company (“Ozark National Life”), a Missouri-domiciled life company. Taken together, National Western Life and Ozark National Life offer a broad portfolio of individual universal life, whole life and term insurance plans, as well as annuity products. At June 30, 2023, the Company maintained consolidated total assets of $12.5 billion, consolidated stockholders’ equity of $2.3 billion, and combined life insurance in force of $18.9 billion.

National Western’s Class A common stock is traded on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “NWLI.” The Class B common stock is held by two stockholders and is not traded on any stock exchange.

The principal executive offices of National Western are located at 10801 N. Mopac Expy, Bldg. 3, Austin, Texas 78759, and National Western’s telephone number is (512) 836-1010. Additional information about National Western and its subsidiaries is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 99.

Parent

S. USA Life Insurance Company, Inc., an Arizona life insurance company, is an affiliate of Prosperity Life Group, an insurance, reinsurance, and asset management company. Together, Prosperity Life Group’s underwriting company affiliates — SBLI USA Life Insurance Company, Inc., S. USA Life Insurance Company, Inc., and Shenandoah Life Insurance Company — have been helping individuals and their families since 1916 by providing life insurance, asset accumulation, and supplemental health products to help them achieve their goals. Affiliate Prosperity Asset Management is an insurance-focused asset manager specializing in structured credit and niche asset opportunities and origination platforms.

Only SBLI USA Life Insurance Company, Inc. is an authorized New York insurer. S. USA Life Insurance Company, Inc. and Shenandoah Life Insurance Company are not authorized as insurers in, and do not do insurance business in, New York. Each underwriting company is responsible for its own financial and contractual obligations. SBLI USA Life Insurance Company, Inc. is not affiliated with The Savings Bank Mutual Life Insurance Company of Massachusetts.

The principal executive offices of Parent are located at 1 Pennsylvania Plaza, New York, NY 10119, and Parent’s telephone number is (212) 356-0300.

Merger Sub

PGH Merger Inc., a direct, wholly-owned subsidiary of S. USA Life Insurance Company, Inc., is a Delaware corporation that was formed on October 5, 2023. Merger Sub was formed specifically for the merger and conducts no other business. The principal executive office address and telephone number for Merger Sub are the same as for S. USA Life Insurance Company, Inc. In the merger, Merger Sub will be merged with and into National Western, with National Western surviving as a direct, wholly-owned subsidiary of S. USA Life Insurance Company, Inc.

The Special Meeting (see page 20)

The special meeting of National Western stockholders (the “Special Meeting”) will be held at Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 on January 8, 2024, at 9:00 a.m., Galveston time. The Special Meeting is being held in order to consider and vote on:

•        a proposal to adopt the merger agreement, a copy of which is included as Annex A hereto and which is further described in the sections titled “The Merger” and “The Merger Agreement” beginning on pages 25 and 67, respectively;

•        an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the first proposal listed above.

Only record holders of shares of Company common stock (including both Class A common stock and Class B common stock) at the close of business on November 27, 2023, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. At the close of business on the record date, the only outstanding voting securities of National Western were Class A common stock and Class B common stock, and 3,436,020.1428 shares of Class A common stock and 200,000 shares of Class B common stock were issued and outstanding.

With respect to each National Western proposal listed above, each National Western stockholder may cast one vote for each share of Class A common stock and Class B common stock owned by that stockholder as of the record date. The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class at the Special Meeting. No business may be transacted at the Special Meeting unless a quorum is present. If a quorum is not present, to allow additional time for obtaining additional proxies, the Special Meeting will be adjourned to solicit additional proxies in favor of the proposal to adopt the merger agreement. Additionally, if fewer shares are voted in favor of the proposal to adopt the merger agreement than is required, the Special Meeting may be adjourned to solicit additional proxies in favor of the proposal to adopt the merger agreement. The National Western bylaws permit the chair of the meeting to adjourn the meeting without a stockholder vote, regardless of whether a quorum is present. No notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

National Western’s Reasons for the Merger (see page 41)

In evaluating the merger, the National Western board of directors consulted with the Company’s management and legal and financial advisors and took into account the recommendation of the Transaction Committee and, after consideration of various factors as discussed in the section titled “The Merger — National Western’s Reasons for the Merger” beginning on page 41, the National Western board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, taken together, were at a price and on terms that were fair to, advisable and in the best interests of the Company and its stockholders and adopted and approved the merger agreement and recommended that the merger agreement be adopted by National Western’s stockholders. For more information regarding the factors considered by the National Western board of directors in reaching its decision to recommend the adoption of the merger agreement, see the section titled “The Merger — National Western’s Reasons for the Merger” beginning on page 41. The National Western board of directors unanimously recommends that the National Western stockholders vote:

•        “FOR” the proposal to adopt the merger agreement;

•        “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        “FOR” the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Stockholder Approval of the Merger (see page 20)

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class. Certain significant stockholders (the “Supporting Stockholders”) entered into voting and support agreements with Parent at the same time the merger agreement was signed. Those voting and support agreements require, among other things, those stockholders to vote in favor of the merger at the Special Meeting. Collectively, the Supporting Stockholders own approximately 29.68% of the combined voting power of the Class A common stock and Class B common stock.

For a further discussion of Supporting Stockholders and the voting and support agreements in connection with the merger, see the section titled “The Merger Agreement — Voting and Support Agreements” beginning on page 76.

Opinion of National Western’s Financial Advisor (page 47 and Annex B)

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Company’s board of directors that, as of October 8, 2023 and based upon and subject to the factors and assumptions set forth therein, the $500.00 in cash per share of Company common stock, without interest, to be paid to the holders (other than Parent and its affiliates) of Company common stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders of Company common stock.

The full text of the written opinion of Goldman Sachs, dated October 8, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Company’s board of directors in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee of approximately $26.2 million (not including up to $2 million of additional fees that may be payable to Goldman Sachs at the Company’s discretion), $2 million of which became payable upon presentation of the final results of the study Goldman Sachs undertook to determine whether it was able to render a fairness opinion in connection with the merger agreement and the remainder of which is contingent upon consummation of the merger.

The Merger

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into National Western, and the separate corporate existence of Merger Sub will cease, with National Western continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. As a result of the merger, the Class A common stock will no longer be publicly traded and will be delisted from NASDAQ and will be deregistered under the Exchange Act. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation in the merger. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section titled “The Merger Agreement” beginning on page 67.

Conditions to Consummation of the Merger (page 81)

The obligations of each of the parties to the merger agreement to consummate the merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:

•        the adoption of the merger agreement by the affirmative vote of holders of a majority of the issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class;

•        the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) having expired or been terminated;

•        certain regulatory approvals or non-disapprovals having been obtained with respect to relevant U.S. insurance regulators in Colorado, Missouri and Arizona and the approval of the Financial Industry Regulatory Authority (“FINRA”) without, in the case of Parent or Merger Sub, the imposition of a Burdensome Condition (as defined in the section titled “The Merger Agreement — Efforts to Complete the Merger” beginning on page 74); and

•        no judgment, temporary restraining order, preliminary or permanent injunction or other similar order, decree or ruling issued by any governmental entity having jurisdiction of any party remaining in effect, and no law being in effect that has been promulgated, enacted, issued or deemed applicable to the merger by any governmental entity having jurisdiction of any party, in each case that prohibits or makes illegal the consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of certain conditions, including:

•        the Company having performed in all material respects all obligations and complied with all covenants and agreements required to be performed or complied with at or prior to the closing;

•        the representations and warranties of the Company being true and correct at and as of the date of the merger agreement and at and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) (subject to customary materiality thresholds in most instances, except with respect to the capitalization representation, which must be true at the effective time in all respects (i.e., no materiality exceptions));

•        since the date of the merger agreement, there having not been any event, change, occurrence, or effect that, individually or in the aggregate, has had, and would reasonably be likely to have, a Company Material Adverse Effect (as defined in the section titled “The Merger Agreement — Representations and Warranties” beginning on page 69);

•        the approval of the redomestication of National Western Life from Colorado to Arizona by the applicable insurance regulators and the completion of the redomestication in accordance with applicable law; and

•        the absence of a regulatory Burdensome Condition having been imposed.

The obligations of the Company to effect the merger are also subject to the satisfaction (or, to the extent permitted by law, waiver) of certain conditions, including:

•        Parent having complied with or performed in all material respects the obligations, covenants and agreements it is required to comply with or perform at or prior to the closing; and

•        the representations and warranties of Parent and Merger Sub being true and correct (without giving effect to any Parent Material Adverse Effect (as defined in the section titled “The Merger Agreement — Representations and Warranties” beginning on page 69) or materiality qualifiers) at and as of the date of the merger agreement and at and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure to be true and correct, individually or in the aggregate, would not, and would not be reasonably likely to, have a Parent Material Adverse Effect.

Competing Proposals (see page 76)

The Company has agreed that it will not, and will cause its subsidiaries and its and their respective representatives not to, directly or indirectly:

•        initiate, solicit, propose or knowingly encourage or facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to or result in, a competing proposal (as defined in the section titled “The Merger Agreement — Competing Proposals” beginning on page 76);

•        engage in, continue or participate in any discussions relating to or any inquiry, proposal or offer that would reasonably be expected to lead to or result in a competing proposal;

•        furnish any non-public information regarding, or access to the properties, assets or employees of, the Company or its subsidiaries in response to any competing proposal or any inquiry, offer or proposal that would reasonably be expected to lead to a competing proposal;

•        approve, adopt or enter into any letter of intent or agreement in principle relating to a competing proposal;

•        take any action to make the provisions of any takeover law or similar provision in National Western’s organizational documents inapplicable to any transactions contemplated by a competing proposal;

•        submit any competing proposal to a vote or consent of the stockholders of the Company; or

•        resolve, propose or agree to do any of the above.

Notwithstanding the foregoing, prior to the Company’s receipt of the stockholder approval at the Special Meeting, if the Company receives a competing proposal that does not result from a breach of the non-solicitation restrictions described above and the National Western board of directors determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such competing proposal constituted or would reasonably have been expected to lead to a “superior proposal” (as defined in the section titled “The Merger Agreement — Competing Proposals” beginning on page 76) and, after consultation with the Company’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company would be permitted to furnish information to and participate in discussions and negotiations with the party making such competing proposal.

In that case, if the National Western board of directors determines in good faith (i) after consultation with its financial advisors and outside legal counsel, that such competing proposal is a superior proposal (taking into account any adjustment to the terms and conditions of the merger proposed by Parent in response to such competing proposal) and (ii) after consultation with outside legal counsel, that the failure to terminate the merger agreement would be inconsistent with the National Western board of directors’ fiduciary duties under applicable law (a “fiduciary out” termination), then the National Western board of directors would be permitted to cause the Company to terminate the merger agreement and pay the $66,500,000 termination fee described below to Parent at the same time it terminates the merger agreement.

Termination of the Merger Agreement (page 83)

The merger agreement may be terminated prior to the effective time by the mutual written consent of the Company and Parent. Additionally, the merger agreement may be terminated by either the Company or Parent if:

•        the Company’ stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held Company stockholder meeting or any adjournment or postponement thereof;

•        the closing of the merger has not yet occurred by July 8, 2024 (or, under certain circumstances, October 8, 2024) (such date, as applicable, the “outside date”) and the party seeking to terminate the merger agreement has not breached any representation or warranty or failed to fulfill any covenant or agreement under the merger agreement that has been the principal cause of, or resulted in, the failure of the closing of the merger to occur on or before the outside date; or

•        a law is adopted that permanently makes the consummation of the merger illegal or otherwise permanently prohibits the merger, or if any final non-appealable judgment or order issued by any governmental entity having jurisdiction of any party permanently enjoins or prohibits Parent or the Company from consummating the merger, provided that the party seeking to terminate the merger agreement on this basis has not breached any representation and warranty or failed to fulfill any covenant under the merger agreement, where such breach was the principal cause of, or resulted in, such legal restraint.

See the section titled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 83 for a discussion of these and other rights of each of Parent and the Company to terminate the merger agreement.

Termination Fees and Expenses (see page 84)

Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, regardless of whether the merger is completed, except that all filing fees paid in respect of the filings under the HSR Act will be paid by Parent. However, under certain circumstances, the Company may be required to pay Parent a termination fee of $66,500,000 (the “Company termination fee”).

See the section titled “The Merger Agreement — Termination Fees and Expenses” beginning on page 84 for a further discussion of the Company termination fee and allocation of expenses under the merger agreement.

Interests of National Western Directors and Executive Officers in the Merger (page 54)

You should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. These interests are described in more detail in the section titled “The Merger — Interests of National Western Directors and Executive Officers in the Merger” beginning on page 54. The National Western board of directors was aware of these interests and considered them, among other matters, in evaluating and unanimously approving the merger agreement. As described in more detail below, these interests may include the following, among others:

•        the accelerated vesting, cancellation and cash-out of outstanding equity-based awards;

•        the eligibility to receive certain severance benefits under certain change in control and similar agreements previously entered into between the Company and its executive officers;

•        potential employment, equity or other arrangements or understandings, if any, with certain Company executive officers for which Parent, may, in its discretion, initiate discussions or negotiations and enter into definitive agreements prior to the effective time of the merger, in each case, taking effect at or after the effective time of the merger; and

•        certain indemnification agreements for the Company’s current executive officers and directors and the continuation of certain insurance arrangements for the Company’s current executive officers and directors for six years after the effective time.

Treatment of Outstanding Equity-Based Awards (see page 68)

Pursuant to the terms of the merger agreement, upon the effective time, each Company performance restricted stock unit award (each a “Company PSU”), each Company restricted stock unit award (each a “Company RSU”) and each Company award of stock appreciation rights in respect of shares (each a “Company SAR Award”), whether vested or unvested that is outstanding immediately prior to the effective time, will be canceled in exchange for the right to receive the amount of cash consideration described below. All such amounts attributable to the Company PSUs, Company RSUs and Company SAR Awards will be paid through the surviving corporation’s payroll.

Company PSUs.    At the effective time, each Company PSU will be canceled in exchange for solely a cash payment, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the effective time (based on target performance) multiplied by (ii) the $500 per share merger consideration.

Company RSUs.    At the effective time, each Company RSU will be canceled in exchange for solely a cash payment, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (ii) the $500 per share merger consideration.

Company SAR Awards.    At the effective time, each Company SAR Award will be canceled in exchange for solely a cash payment, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (ii) the excess, if any, of $500 per share merger consideration over the exercise price per share. However, if the exercise price per share for a Company SAR Award is equal to or greater than the $500 per share merger consideration, then that Company SAR Award will be cancelled in exchange for no consideration.

U.S. Federal Income Tax Consequences of the Merger (page 63)

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined in the section titled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63) will recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company common stock.

For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section titled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63.

Regulatory Approvals (page 65)

The closing of the merger is subject to the completion of certain governmental and regulatory clearance procedures, including the receipt of approvals or non-disapprovals from certain U.S. state insurance regulators and FINRA in connection with the merger and early termination or expiration of the waiting period under the HSR Act. In addition, Parent’s and Merger Sub’s obligations to consummate the merger are subject to the approval of the redomestication of National Western Life from Colorado to Arizona by the insurance regulators in Arizona and Colorado.

On November 6, 2023, the Parent Control Persons submitted acquisition of control applications (“Form A Filings”) to the Arizona and Missouri state insurance regulators, and Parent and National Western submitted redomestication applications to the Arizona and Colorado state insurance regulators. The parties filed the required notifications with the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (“FTC”) on November 3, 2023, and the waiting period under the HSR Act is scheduled to expire on December 4, 2023, unless earlier terminated by the Antitrust Division or the FTC. N.I.S. Financial Services, Inc. plans to submit a continuing membership application (“Form CMA”) to FINRA as soon as practicable.

The parties are required under the merger agreement to make all of these governmental and regulatory filings and use reasonable best efforts to obtain any required regulatory approvals as promptly as reasonably practicable. The merger agreement provides that neither its terms nor this “reasonable best efforts” standard will require Parent or its affiliates to agree to or suffer any Burdensome Condition in order to obtain any of the required governmental approvals. For the definition and a further discussion of Burdensome Condition, see the section titled “The Merger Agreement — Efforts to Complete the Merger” beginning on page 74.

Financing (page 79)

The total merger consideration of approximately $1.9 billion will be funded through a combination of (i) cash from internal sources, (ii) a capital commitment from affiliates of Elliott Investment Management L.P. (“Elliott”) to Parent and Prosperity Group Holdings LP, a Bermuda limited partnership and indirect 100% parent of Parent (“PGH LP”) and (iii) borrowings under existing facilities or debt commitments, the aggregate proceeds of which will provide Parent with the funds needed to consummate the merger, including to pay the aggregate merger consideration pursuant to the merger agreement.

Concurrently with the execution of the merger agreement, Parent, Prosperity Holding Company, a Delaware corporation and the 100% equity owner of Parent (“Prosperity Holding”) and PGH LP, entered into certain agreements for capital financing and debt financing to facilitate Parent’s acquisition of the Company through the merger.

The obtaining of capital and debt financing is not, however, a condition to the merger, the closing, or Parent’s and Merger Sub’s obligations under the merger agreement, including payment of the aggregate merger consideration and other payments pursuant to the merger agreement.

Debt Financing.    On October 8, 2023, Prosperity Holding entered into (i) a debt financing commitment letter (the “debt commitment letter”), with Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, and Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc. and Citicorp North America, Inc. (“Citi”) (together, the “Commitment Parties”). Pursuant to the debt commitment letter, and subject to the terms and conditions set forth therein, the Commitment Parties agreed to provide, for the benefit of Prosperity Holding a term loan facility (with maturity date of December 7, 2027) in the aggregate principal amount of $310,000,000 (the “term loan facility” and such financing, the “debt financing”) for the purpose of funding, in part, Parent’s acquisition of the Company through its merger with Merger Sub and the fees and expenses incurred in connection therewith.

Capital Financing.    As a condition to the Company’s willingness to enter into the merger agreement, affiliates of Elliott, Parent, and PGH LP executed and delivered a letter agreement, dated October 8, 2023 (the “capital commitment letter”), pursuant to which the Elliott affiliates committed to provide capital to Prosperity with an aggregate capital contribution equal to $800,000,000 ($370,000,000 of which may be in the form of subordinated loan made to Prosperity Holding) for the purpose of funding a portion of the aggregate merger consideration. The capital commitment letter provides that the Company is a third-party beneficiary of the rights granted to Parent under the capital commitment letter solely for the purpose of seeking specific performance of Elliott’s obligation to fund the commitment thereunder, subject to conditions set forth in the capital commitment letter. The capital commitment will be reduced by the amount of any debt actually funded at closing if and to the extent that such debt financing is used to fund the payment of merger consideration.

For a further discussion of capital financing and debt financing in connection with the merger, see the section titled “The Merger Agreement — Financing” beginning on page 79.

Specific Performance (page 85)

The parties have agreed that irreparable damage could occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the parties have agreed that, in addition to any other remedy available to the parties under the merger agreement, each of the parties will be entitled to injunctions, specific performance or other equitable relief, to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. The Company is a third-party beneficiary of the rights granted to Parent under the capital commitment letter solely for the purpose of seeking specific performance of Elliott’s obligation to fund the commitment thereunder, subject to conditions set forth in the capital commitment letter.

Appraisal Rights (page 63 and Annex C)

Pursuant to Section 262 of the DGCL, our stockholders who hold Company common stock and who otherwise strictly comply with the procedures set forth in Section 262 of the DGCL have the right to dissent from the merger, and to seek appraisal of the fair value of their shares of Company common stock, as determined in accordance with Delaware law. The judicially determined fair value under Section 262 of the DGCL could be greater than, equal to or less than the $500.00 per share that our stockholders are entitled to receive in the merger. To exercise appraisal rights or preserve the right to do so, stockholders must follow the specific procedures set forth in Section 262 of the DGCL in a timely manner. Failure to strictly comply with these procedures will result in a loss of appraisal rights.

For a more complete discussion of these procedures, see the section titled “The Merger — Appraisal Rights” beginning on page 63 and the provisions of Delaware law that grant appraisal rights and govern such procedures attached as Annex C.

Market Prices and Dividend Data (page 92)

The Class A common stock is listed on the NASDAQ under the trading symbol “NWLI.” The closing sale price of the shares of Class A common stock on the NASDAQ on October 6, 2023, the last full trading day prior to the announcement of the merger, was $417.19 per share. The closing sale price of the Class A common stock on the NASDAQ on May 16, 2023 was $267.29 per share, regarded by the Company as the last unaffected closing sale price prior to the announcement of the merger agreement, in light of the Company’s public announcement on May 16, 2023 that the National Western board of directors was exploring strategic alternatives in order to maximize stockholder value. On November 29, 2023, the most recent practicable date before the date of this proxy statement, the closing price for the shares of Class A common stock on the NASDAQ was $479.94 per share.

The Class B common stock is held by two stockholders and is not traded on a stock exchange.

QUESTIONS AND ANSWERS

The following are some questions that you, as a National Western stockholder, may have regarding the merger and the other matters being considered at the Special Meeting and the answers to those questions. National Western urges you to carefully read the remainder of this proxy statement, including the documents incorporated by reference and the Annexes attached to this proxy statement in their entirety because the information in this section does not provide all of the information that might be important to you with respect to the merger agreement, the merger and the other matters being considered at the Special Meeting.

Q:     Why am I receiving this proxy statement?

A:     Parent and National Western have agreed to a business combination pursuant to the terms of the merger agreement that is described in this proxy statement. A copy of the merger agreement is included in this proxy statement as Annex A.

In order to complete the merger, among other conditions, National Western stockholders must adopt the merger agreement.

National Western will hold the Special Meeting to obtain this approval from its stockholders. This proxy statement, including its Annexes, contains or incorporates by reference important information about National Western, the merger and the Special Meeting. This proxy statement also contains important information about Parent. You should read all of the available information carefully and in its entirety.

Q:     What effect will the merger have on the Company?

A:     If the merger is completed, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving entity, which will become a direct, wholly-owned subsidiary of Parent. Following the consummation of the merger, the Class A common stock will be delisted and will no longer be traded on the NASDAQ or any other public market and the registration of the Class A common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated. Upon the consummation of the merger, the Company’s certificate of incorporation will be amended and restated to update the registered office and total number of authorized shares of the Company and delete certain other provisions in connection with the Company’s no longer being publicly traded or registered under the Exchange Act.

Q:     What will I receive in the merger?

A:     If the merger is completed and you hold your shares of Company common stock as of the effective time, you will receive $500.00 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own, unless you properly demand appraisal of such shares in accordance with Section 262 of the DGCL and you do not waive, withdraw, or otherwise lose your rights to appraisal under Section 262 of the DGCL. For example, if you own 100 shares of Company common stock, you will receive $50,000 in cash in exchange for your shares of Company common stock, less any applicable withholding taxes. After the completion of the merger, you will not own shares in the surviving corporation.

Q:     When do you expect the merger to be completed?

A:     The merger is expected to close in the first half of 2024. However, the consummation of the merger is subject to the receipt of necessary government and regulatory approvals in certain jurisdictions, including Colorado, Missouri and Arizona, and the approval of FINRA, as well as other conditions set forth in the merger agreement, including antitrust clearance (or termination of the applicable waiting period) from the Antitrust Division or FTC. Accordingly, the Company cannot provide assurance the merger will be completed on the terms or timeline currently contemplated, or at all.

Q:     What happens if the merger is not completed?

A:     If the merger is not completed for any reason, the Company’s stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain a publicly traded company, and the shares of Company common stock will continue to be traded on the NASDAQ. Under specified circumstances, if the merger agreement is terminated, the Company may be required to pay Parent the Company termination fee.

Q:     When and where will the Special Meeting be held?

A:     The Special Meeting will be held at Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 on January 8, 2024, at 9:00 a.m., Galveston time.

Q:     Who is entitled to vote at the Special Meeting?

A:     The record date for the Special Meeting is November 27, 2023. Only record holders of shares of Company common stock at the close of business on such date are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Q:     What constitutes a quorum at the Special Meeting?

A:     Stockholders who hold shares representing at least a majority of the outstanding voting power of all issued and outstanding shares of Company common stock entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum.

Additional information on the quorum requirements can be found under “The Special Meeting — Quorum” on page 21.

Q:     Should I send in my Company common stock certificates now?

A:     No. You will be sent a letter of transmittal with related instructions by a paying agent after completion of the merger, describing how you may exchange your shares of Company common stock for the merger consideration. Please do NOT return your Company common stock certificate(s) to the Company. Holders of uncertificated shares of Company common stock (i.e., holders of book-entry shares) will, after submitting a properly completed letter of transmittal to the paying agent, automatically receive the merger consideration, without interest and less any applicable withholding taxes, without any further action required on the part of those holders.

Q:     Is the merger subject to the fulfillment of certain conditions?

A:     Yes. Before the merger can be completed, the Company, Parent and Merger Sub must fulfill or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the merger will not be completed. See the section titled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 81 for more information.

Q:     What is the market price of Company common stock?

A:     The closing sale price of the shares of Class A common stock on November 29, 2023, the most recent practicable date before the date of this proxy statement, was $479.94 per share. You are encouraged to obtain current market quotations for shares of the Company common stock. See the section titled “Market Prices and Dividend Data” beginning on page 92. The Class B common stock is held by two stockholders and is not traded on any stock exchange.

Q:     Do any of the Company’s directors or executive officers have interests in the merger that may differ from those of Company stockholders generally?

A:     You should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. These interests are described in more detail in the section titled “The Merger — Interests of National Western Directors and Executive Officers in the Merger” beginning on page 54. The National Western board of directors was aware of these interests and considered them, among other matters, in evaluating and unanimously approving the merger agreement.

Q:     How do I vote if I am a stockholder of record?

A:     If you were a record holder of Company common stock at the close of business on the record date for the Special Meeting, you may vote in person by attending the Special Meeting or, to ensure that your shares are represented at the Special Meeting, you may vote or authorize a proxy to vote using one or more of the following methods:

•        Internet.    You may submit a proxy electronically on the Internet by following the instructions at www.proxyvote.com. You will need the control number that appears on your proxy card to vote online. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on the day prior to the Special Meeting.

•        Telephone.    You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number:                   . The telephone number is toll free, at no charge to National Western stockholders. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on the day prior to the Special Meeting. An agent will be available to answer questions from 8:00 a.m. through 8:00 p.m., Eastern Time, Monday through Friday.

•        Mail.    You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•        In person.    You may vote in person at the Special Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

If you hold National Western shares in “street name” through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented at the Special Meeting.

Q:     My shares are held in “street name” by my bank, broker or other nominee. Will my bank, broker or other nominee automatically vote my shares for me?

A:     No. If your shares are held through a bank, broker or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your bank, broker or other nominee, and not you. If this is the case, this proxy statement has been forwarded to you by your bank, broker or other nominee. You must provide the record holder of your shares with instructions on how to vote your shares. Otherwise, your bank, broker or other nominee may not vote your shares on any of the proposals to be considered at the Special Meeting, and a broker non-vote will result.

In connection with the Special Meeting, broker non-votes will have:

•        the same effect as a vote “AGAINST” the proposal to adopt the merger agreement;

•        no effect on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        no effect on the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Please follow the voting instructions provided by your bank, broker or other nominee so that it may vote your shares on your behalf. Please note that you may not vote shares held in street name by returning a proxy card directly to National Western or by voting in person at the Special Meeting unless you first obtain a “legal proxy” from your bank, broker or other nominee.

Q:     How many votes do I have?

A:     With respect to each proposal to be presented at the Special Meeting, holders of Company common stock as of the record date are entitled to one vote for each share of Company common stock owned at the close of business on the record date. At the close of business on the record date, there were 3,436,020.1428 shares of Class A common stock outstanding and entitled to vote at the Special Meeting and 200,000 shares of Class B common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting the holders of shares of Class A common stock and Class B common stock will vote together as a single class on each matter submitted to the Company’s stockholders for a vote.

Q:     What vote is required to approve each proposal?

A:     The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class. Failures to vote, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the approval of such proposal.

The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger requires the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, present, in person or by proxy, at the Special Meeting and entitled to vote on the proposal, assuming there is a quorum at the Special Meeting. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal.

The adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, present, in person or by proxy, at the Special Meeting and entitled to vote on the proposal, assuming there is a quorum at the Special Meeting. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal.

Q:     How does the National Western board of directors recommend that National Western stockholders vote?

A:     The National Western board of directors has unanimously adopted and approved the merger agreement and determined that, on the terms and subject to the conditions set forth in the merger agreement, the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of National Western and its stockholders. Accordingly, the National Western board of directors unanimously recommends that National Western stockholders vote:

•        “FOR” the proposal to adopt the merger agreement;

•        “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        “FOR” the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Q:     What will happen if I return my proxy card without indicating how to vote?

A:     If you properly complete and sign your proxy card but do not indicate how your shares of Company common stock should be voted on a proposal, the shares of Company common stock represented by your proxy will be voted as the National Western board of directors recommends and, therefore,

•        “FOR” the proposal to adopt the merger agreement;

•        “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        “FOR” the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Q:     Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?

A:     Yes. If you are the record holder of Company common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. You can do this by:

•        timely delivering a signed written notice of revocation;

•        timely delivering a new, valid proxy bearing a later date (including by telephone or through the internet); or

•        attending the Special Meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person. Simply attending the Special Meeting without voting will not revoke any proxy that you have previously given or change your vote.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the Secretary of National Western no later than the beginning of the Special Meeting.

Regardless of the method used to deliver your previous proxy, you may revoke your proxy by any of the above methods.

If you hold shares of National Western in “street name,” you must contact your bank, broker or other nominee to change your vote.

Q:     What are the expected material U.S. federal income tax consequences of the merger to a U.S. holder of Company common stock?

A:     The receipt of the merger consideration by a U.S. holder (as such term is defined below under “U.S. Federal Income Tax Consequences of the Merger”) of cash in exchange for shares of Company common stock pursuant to the merger will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives the merger consideration in exchange for shares of Company common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in its shares of Company common stock.

For a more detailed discussion of the material U.S. federal income tax consequences of the merger to U.S. holders of Company common stock, see the section titled “U.S. Federal Income Tax Consequences of the Merger” beginning on page 7. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You are encouraged to consult your tax advisor to determine the tax consequences of the merger to you.

Q:     How will I receive the merger consideration to which I am entitled?

A:     You will be paid the merger consideration as promptly as practicable after the effective time and after receipt by the paying agent of your stock certificates (or evidence of shares in book-entry form), a duly executed letter of transmittal and any additional documents required by the procedures set forth in the form of letter of transmittal. No interest will be paid or accrued on the cash amounts received as merger consideration. See “The Merger Agreement — Exchange Procedures” beginning on page 68.

Q:     Why are holders of shares of Company common stock being asked to cast an advisory (non-binding) vote to approve the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger?

A:      Section 14A of the Exchange Act and the applicable SEC rules thereunder, which were implemented as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require the Company to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to the Company’s named executive officers that are based on or otherwise relate to the proposed merger. The compensation advisory proposal is intended to satisfy this requirement. See the sections of this proxy statement titled “The Merger — Interests of National Western Directors and Executive Officers in the Merger” and “Proposals for the Special Meeting — National Western Proposal 2 — Advisory (Non-Binding) Vote on Compensation” beginning on page 54 and page 86, respectively, for additional information, including more details on such payments. Compensation, if any, that may become payable by Parent to the Company’s named executive officers in connection with any such named executive officer’s continued service with Parent following the effective time is not subject to this advisory (non-binding) vote.

Q:     What will happen if the holders of shares of Company common stock do not approve the advisory (non-binding) compensation advisory proposal?

A:     The vote to approve the advisory (non-binding) compensation advisory proposal is a vote separate and apart from the vote to adopt the merger agreement. Approval of the advisory (non-binding) compensation advisory proposal is not a condition to completion of the merger and is advisory in nature only, meaning that it will not be binding on the Company or Parent or any of their respective subsidiaries. Accordingly, if the Company’s stockholders approve the merger proposal and the merger is consummated, the compensation that is based on or otherwise relates to the merger will or may be payable to the Company’s named executive officers in accordance with the terms of the underlying compensation agreements and arrangements, even if this proposal is not approved.

Q:     Should I send in my share certificates now?

A:     No. After the merger is completed, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Company common stock for the consideration to be paid to former National Western stockholders in connection with the merger. If you are the beneficial owner of shares of Company common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q:     Are National Western stockholders entitled to appraisal rights?

A:     Yes. Under Delaware law, if the merger is completed, in lieu of receiving the merger consideration provided by the merger agreement, holders of record of Company common stock who do not vote in favor of adopting the merger agreement will have the right to demand appraisal of the fair value of their shares by the Delaware Court of Chancery and to receive a cash payment of the amount determined by the Court of Chancery as the fair value, together with interest on that amount from the effective time until such payment is made. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Appraisal rights will be available only to holders of Company common stock who deliver a written demand for appraisal to National Western prior to the vote on the proposal to adopt the merger agreement at the Special Meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL. These procedures and requirements are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is included as Annex C to this proxy statement. For additional information, see the section titled “Appraisal Rights” beginning on page 88.

Q:     What happens if I sell or otherwise transfer my shares of Company common stock before completion of the merger?

A:     If you sell or otherwise transfer your shares of Company common stock, you will have transferred to the person that acquires your shares of Company common stock the right to receive the merger consideration and, to the extent you took steps to preserve your right to appraisal, lose your appraisal rights with respect to the transferred shares. To receive the merger consideration or exercise your appraisal rights, you must hold your shares of Company common stock as of the effective time.

Q:     What does it mean if I receive more than one set of materials?

A:     This means you own shares of Company common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a bank, broker or other nominee or you may own shares through more than one bank, broker or other nominee. In these situations, you will receive multiple sets of proxy materials. You must complete, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the voting instruction forms you receive in order to vote all of the shares of Company common stock that you own. Each proxy card you receive will come with its own self-addressed, stamped envelope; if you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q:     How can I find out more information?

A:     For more information about Parent and National Western, as well as about the merger agreement, the merger and the Special Meeting, see the section titled “Where You Can Find More Information” beginning on page 99.

Q:     Who can help answer my questions?

A:     National Western stockholders who have questions about the merger, the other matters to be voted on at the Special Meeting, or how to submit a proxy or desire additional copies of this proxy statement or additional proxy cards should contact to National Western’s proxy solicitor, MacKenzie Partners Inc. (“MacKenzie”), at 1407 Broadway, 27th Floor, New York, NY 10018 or by telephone at (800) 322-2885 (toll-free) for stockholders and (212) 929-5500 (collect call) for banks and brokers.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the other documents referenced herein may contain or incorporate by reference information that includes or is based upon forward-looking statements (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the merger, the financial condition, results of operations and business of the Company, and certain plans and objectives of the National Western board of directors.

Forward-looking statements generally are indicated by words such as “expects,” “estimates,” “intends,” “anticipates,” “plans,” “goal,” “believes,” “will,” “should,” “would,” “could,” “seek,” “continue,” or words of similar meaning, and include, without limitation, statements regarding the outlook of our business and expected financial performance, and statements relating to the COVID-19 pandemic and its effects on the Company. These forward-looking statements are subject to changes and uncertainties that are, in many instances, beyond our control and have been made based upon our assumptions, expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations, that the effect of future developments on us will be as anticipated, or that our risk management policies and procedures will be effective, particularly given the uncertainty relating to the COVID-19 pandemic. We do not make public specific projections relating to future earnings, and we do not endorse any projections regarding future performance made by others. Additionally, we do not publicly update or revise forward-looking statements based on the outcome of various foreseeable or unforeseeable events. Forward-looking statements are not guarantees of future performance and involve various risks and uncertainties. Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. There are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation risks, uncertainties and other factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 4, 2023 and elsewhere in this proxy statement. All statements other than statements of historical or current facts included in this proxy statement are forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those in the forward-looking statements include, but are not limited to those summarized below:

•        conditions to the closing of the merger may not be satisfied;

•        regulatory approvals required for the closing of the merger may not be obtained, or required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the Company or Parent or cause certain conditions to closing not to be satisfied, which could result in the termination of the merger agreement;

•        the timing of completion of the merger is uncertain;

•        the business of the Company or Parent could suffer as a result of uncertainty surrounding the merger;

•        events, changes or other circumstances could occur that could give rise to the termination of the merger agreement;

•        there are risks related to disruption of management’s attention to the ongoing business operations of the Company or Parent due to the pending merger;

•        the announcement or pendency of the merger could affect the relationships of the Company or Parent with their clients, operating results and business generally, including on our ability to retain employees;

•        the outcome of any legal proceedings initiated against the Company or Parent following the announcement of the merger could adversely affect the Company or Parent, including their ability to consummate the merger;

•        the Company or Parent may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors; and

•        other risks detailed in our filings with the SEC, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2022. See the section titled “Where You Can Find More Information” beginning on page 99.

All forward-looking statements described herein are qualified by these cautionary statements, and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The foregoing review of important factors related to the pending merger should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and other documents of the Company on file with the SEC. Neither the Company nor Parent undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or Parent and/or any person acting on behalf of either of them are expressly qualified in their entirety by this paragraph. The information contained on any websites referenced in this proxy statement or the Company’s Forms 10-K and Forms 10-Q is not incorporated by reference into this proxy statement.

THE PARTIES TO THE MERGER AGREEMENT

The Company

National Western Life Group, Inc.
10801 N. Mopac Expy, Bldg. 3
Austin, Texas 78759
Attention: Rey Perez and Gina Byrne Miller
Telephone: (512) 836-1010

The Company, incorporated in the State of Delaware, is the parent organization of National Western Life, which is the parent organization of Ozark National Life, both stock life insurance companies in aggregate offering a broad portfolio of individual universal life, whole life and term insurance plans, as well as annuity products. At June 30, 2023, the Company maintained consolidated total assets of $12.5 billion, consolidated stockholders’ equity of $2.3 billion, and combined life insurance in force of $18.9 billion. The National Western companies operate in all 50 states. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find More Information” beginning on page 99.

Shares of Class A common stock trade on the NASDAQ under the symbol “NWLI.” The Class B common stock is held by two stockholders and is not traded on any stock exchange.

Parent

S. USA Life Insurance Company, Inc.
1 Pennsylvania Plaza
New York, NY 10119
Attention: Nicholas von Moltke and Scott Silverman
Telephone: (212) 356-0300

Parent is an Arizona-domiciled life insurance company and is an affiliate of Prosperity Life Group, an insurance, reinsurance, and asset management company. Together, Prosperity Life Group’s underwriting company affiliates — SBLI USA Life Insurance Company, Inc., S. USA Life Insurance Company, Inc., and Shenandoah Life Insurance Company — have been helping individuals and their families since 1916 by providing life insurance, asset accumulation, and supplemental health products to help them achieve their goals. Affiliate Prosperity Asset Management is an insurance-focused asset manager specializing in structured credit and niche asset opportunities and origination platforms.

Only SBLI USA Life Insurance Company, Inc. is an authorized New York insurer. S. USA Life Insurance Company, Inc. and Shenandoah Life Insurance Company are not authorized as insurers in, and do not do insurance business in, New York. Each underwriting company is responsible for its own financial and contractual obligations. SBLI USA Life Insurance Company, Inc. is not affiliated with The Savings Bank Mutual Life Insurance Company of Massachusetts.

Merger Sub

PGH Merger Inc.
c/o S. USA Life Insurance Company, Inc.
1 Pennsylvania Plaza
New York, NY 10119
Attention: Nicholas von Moltke and Scott Silverman
Telephone: (212) 356-0300

Merger Sub is a Delaware corporation that is a direct, wholly-owned subsidiary of Parent. Merger Sub was formed specifically for the merger and conducts no other business. At the closing of the merger, Merger Sub will be merged with and into the Company, with the Company surviving as a direct, wholly-owned subsidiary of Parent.

THE SPECIAL MEETING

This proxy statement is being provided to the National Western stockholders as part of a solicitation of proxies by the National Western board of directors for use at the Special Meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides National Western stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 on January 8, 2024, at 9:00 a.m., Galveston time.

Purpose of the Special Meeting

At the Special Meeting, National Western stockholders will be asked to consider and vote on the following:

•        a proposal to adopt the merger agreement, which is further described in the sections titled “The Merger” and “The Merger Agreement” beginning on pages 25 and 67, respectively;

•        an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the first proposal listed above.

Completion of the merger is conditioned on the adoption of the merger agreement by the National Western stockholders.

Recommendation of the National Western Board of Directors

At a special meeting held on October 8, 2023, the National Western board of directors adopted and approved the merger agreement and determined that, on the terms and subject to the conditions set forth in the merger agreement, the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of National Western and its stockholders. Accordingly, the National Western board of directors unanimously recommends that National Western stockholders vote:

•        “FOR” the proposal to adopt the merger agreement;

•        “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        “FOR” the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

National Western stockholders should carefully read this proxy statement, including any documents incorporated by reference, and the Annexes in their entirety for more detailed information concerning the merger and the other transactions contemplated by the merger agreement.

National Western Record Date; Stockholders Entitled to Vote

The record date for the Special Meeting is November 27, 2023. Only record holders of shares of Company common stock at the close of business on such date are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. At the close of business on the record date, the only outstanding voting securities of National Western were 3,436,020.1428 shares of Class A common stock and 200,000 shares of Class B common stock. A list of the National Western stockholders of record who are entitled to vote at the Special Meeting will be available at 10801 N. Mopac Expy, Bldg. 3, Austin, Texas 78759 for inspection by any National Western stockholder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting and will also be available at the Special Meeting for examination by any National Western stockholder present at such meeting.

Each share of Company common stock outstanding on the record date of the Special Meeting is entitled to one vote on each proposal and any other matter coming before the Special Meeting.

Voting by National Western’s Directors and Executive Officers

At the close of business on the record date of the Special Meeting, National Western directors and executive officers were entitled to vote 599,476 shares of Class A common stock, or approximately 16.5% of the total combined number of shares of Class A common stock and Class B common stock outstanding on that date.

Quorum

No business may be transacted at the Special Meeting unless a quorum is present. Stockholders who hold shares representing at least a majority of the outstanding voting power of all issued and outstanding shares of Class A common stock and Class B common stock entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum. If a quorum is not present, to allow additional time for obtaining additional proxies, the Special Meeting will be adjourned to solicit additional proxies in favor of the proposal to adopt the merger agreement. Additionally, if fewer shares are voted in favor of the proposal to adopt the merger agreement than is required, to allow additional time for obtaining additional proxies, the Special Meeting may be adjourned to solicit additional proxies in favor of the proposal to adopt the merger agreement. National Western’s bylaws permit the chair of the meeting to adjourn the meeting without a stockholder vote, regardless of whether a quorum is present. No notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

All shares of Company common stock represented at the Special Meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum. Broker non-votes will have no effect on determining the presence or absence of a quorum at the Special Meeting.

Required Vote

The required votes to approve the National Western proposals are as follows:

•        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class. Each share of Company common stock outstanding on the record date of the Special Meeting is entitled to one vote on this proposal. Failures to vote, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the approval of such proposal.

•        The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger requires the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, present, in person or by proxy, at the Special Meeting and entitled to vote on the proposal, assuming there is a quorum at the Special Meeting. Each share of Company common stock outstanding on the record date of the Special Meeting is entitled to one vote on this proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal.

•        The adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, present, in person or by proxy, at the Special Meeting and entitled to vote on the proposal, assuming there is a quorum at the Special Meeting. Each share of Company common stock outstanding on the record date of the Special Meeting is entitled to one vote on this proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal. National Western’s bylaws permit the chair of the meeting to adjourn the meeting without a stockholder vote, regardless of whether a quorum is present.

Granting of Proxies by Holders of Record

If you were a record holder of Company common stock at the close of business on the record date of the Special Meeting, a proxy card is enclosed for your use. National Western requests that you submit your proxy as promptly as possible by (i) accessing the internet site listed on the National Western proxy card, (ii) calling the toll-free number listed on the National Western proxy card or (iii) submitting your National Western proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for submitting a proxy through the internet or by telephone are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of Company common stock represented by it will be voted at the Special Meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy card. Your internet or telephone submission authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

If a proxy is returned without an indication as to how the shares of Company common stock represented are to be voted with regard to a particular proposal, the Company common stock represented by the proxy will be voted in accordance with the recommendation of the National Western board of directors and, therefore,

•        “FOR” the proposal to adopt the merger agreement;

•        “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger; and

•        “FOR” the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

At the date hereof, the National Western board of directors has no knowledge of any business that will be presented for consideration at the Special Meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in National Western’s notice of special meeting of stockholders. If any other matter is properly presented at the Special Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Your vote is important. Accordingly, if you were a record holder of Company common stock on the record date of the Special Meeting, please sign and return the enclosed proxy card or submit your proxy via the internet or telephone regardless of whether you plan to attend the Special Meeting in person. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m., Eastern Time, on January 7, 2024, the day before the Special Meeting.

Shares Held in Street Name

If you hold shares of Company common stock through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to National Western or by voting in person at the Special Meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee. Furthermore, brokers, banks or other nominees who hold shares of Company common stock on behalf of their customers may not give a proxy to National Western to vote those shares without specific instructions from their customers.

If you are a National Western stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on any of the National Western proposals.

Voting in Person

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If you are a registered stockholder, please be prepared to provide proper identification, such as a driver’s license, at the Special Meeting. If your shares are held in “street name,” you must bring to the Special Meeting a “legal proxy” executed in your favor from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the Special Meeting.

Revocation of Proxies

If you are the record holder of Company common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. You can do this by:

•        timely delivering a signed written notice of revocation;

•        timely delivering a new, valid proxy bearing a later date (including by telephone or through the internet); or

•        attending the Special Meeting and voting in person, which will automatically revoke any proxy previously given, or revoking your proxy in person. Simply attending the Special Meeting without voting will not revoke any proxy that you have previously given or change your vote.

A registered stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:

National Western Life Group, Inc.
10801 N. Mopac Expy, Bldg. 3
Austin, Texas 78759
(512) 836-1010
Attention: Corporate Secretary

If your shares are held in “street name” through a broker, bank or other nominee, you may change your voting instructions by submitting new voting instructions to your broker, bank or nominee in accordance with its established procedures. If your shares are held in the name of a broker, bank or other nominee and you decide to change your vote by attending the Special Meeting and voting in person, your vote in person at the Special Meeting will not be effective unless you have obtained and present an executed “legal proxy” in your favor from the record holder (your broker, bank or nominee).

Tabulation of Votes

National Western has appointed Gina Byrne Miller, the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary, to serve as the Inspector of Votes for the Special Meeting. Ms. Miller will independently tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies

National Western is soliciting proxies for the Special Meeting from its stockholders. In accordance with the merger agreement, National Western will pay its own cost of soliciting proxies, including the cost of mailing this proxy statement, from its stockholders. In addition to solicitation of proxies by mail, proxies may be solicited by National Western’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication.

National Western will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Company common stock. National Western may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

To help ensure the presence in person or by proxy of the largest number of stockholders possible, National Western has engaged MacKenzie, a proxy solicitation firm, to solicit proxies on National Western’s behalf. In the event of a contested solicitation or public opposition to the merger, National Western and MacKenzie will mutually agree on an appropriate final fee based upon customary fees for the proxy solicitation services that MacKenzie provides. If there is no contested solicitation or public opposition, the final fee would be $15,000, payable upon the conclusion of MacKenzie’s engagement prior to or upon the certification of the vote for the Special Meeting. National Western will also reimburse MacKenzie for its reasonable out-of-pocket costs and expenses.

Adjournments

If a quorum is not present at the Special Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, may, by a majority in voting power thereof adjourn the meeting until such time that a quorum may be obtained, without further notice other than by an announcement made at the Special Meeting (unless the adjournment is for more than 30 days or if a new record date is fixed). If a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the proposal, then National Western stockholders may be asked to vote on a proposal to adjourn the Special Meeting so as to permit the further solicitation of proxies in favor of the proposal to adopt the merger agreement.

THE MERGER

Effects of the Merger

Upon the terms and subject to the conditions of the merger agreement, at the effective time, Merger Sub, a direct, wholly-owned subsidiary of Parent that was formed for the sole purpose of effecting the merger, will merge with and into National Western, and the separate corporate existence of Merger Sub will cease, with National Western continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. As a result of the merger, the Class A common stock will no longer be publicly traded and will be delisted from NASDAQ and will be deregistered under the Exchange Act. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation in the merger.

In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive $500.00 cash without interest.

Effect on National Western if the Merger is Not Completed

If the merger agreement is not adopted by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company common stock pursuant to the merger agreement. The Company will remain an independent, public company, Company common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act. The Company will continue to file periodic reports with the SEC. The Company anticipates that management will operate the business in a manner similar to that in which it is being operated today and stockholders will be subject to similar risks and uncertainties, including those related to the Company’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which the Company operates and economic conditions. As described in the section titled “— Termination Fees and Expenses,” under certain specified conditions, the Company may be required to pay Parent the Company termination fee.

Background of the Merger

The following chronology summarizes the communications and events that led to the signing of the merger agreement. This chronology is not, and does not purport to be, a catalogue of every interaction among the Company and any applicable parties.

Ownership and Control of National Western

National Western Life was incorporated in 1956 as a Colorado insurance company. In 1965, National Western Life merged with three other life insurance companies, including Reliance National Life Insurance Company (“Reliance National,”) which was controlled by Robert Moody. In the Reliance National merger with National Western Life, Robert Moody exchanged his Reliance National shares for a controlling interest in National Western Life. His interest in National Western Life included 100% of the shares of the newly-created Class B common stock. Those shares entitled Robert Moody to appoint two-thirds of National Western Life’s board of directors (rounded down), with the holders of the newly-created Class A common stock entitled to appoint the remaining directors.

Until December 2015, National Western Life was the top-tier company in the organizational structure. In December 2015, National Western Life received stockholder approval to form a new holding company. As a result, all of National Western Life’s outstanding shares of Class A common stock and Class B common stock were converted into shares of Class A common stock and Class B common stock, respectively, of the newly-formed National Western Life Group, Inc. (i.e., the company that has previously defined in this proxy statement as the “Company” or “National Western”). After the new holding company structure was implemented, National Western owned 100% of National Western Life and succeeded National Western Life as the publicly-traded company.

For most of the period from 1965 until 2015, Robert Moody served as Chairman of the Board and Chief Executive Officer of National Western Life. In 2015, Ross Moody, Robert Moody’s son, was named Chief Executive Officer of National Western Life, having served as President and Chief Operating Officer of National Western Life since 1992. Ross Moody was appointed Chairman of the Board in 2016, at which time Robert Moody was named Chairman Emeritus. Ross Moody has served as a director since 1981, and Frances Moody-Dahlberg, Robert Moody’s daughter, has served as a director since 1990.

Since 1965, substantially all of the outstanding shares of Class B common stock of National Western (or, prior to December 2015, National Western Life) have been owned by Robert Moody or trusts he created. Today, voting control of 99% of the outstanding Class B common stock is held by the Robert L. Moody Revocable Trust (the “Moody Revocable Trust”), and the remaining 1% is held by Three R Trust, a trust created by Robert Moody for the benefit his children and their lineal descendants. Separately, Robert Moody’s children beneficially own a total of approximately 34% of the outstanding shares of Class A common stock. See “Security Ownership of Certain Beneficial Owners and Management — 5% or More Beneficial Owners” beginning on page 93.

Exploration of Strategic Alternatives

In 2021, American National Group, Inc. (“American National”), a publicly-traded, multi-line insurance company founded by the Moody family in 1905, agreed to be acquired by Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”). The $5.1 billion cash purchase price represented a substantial premium to American National’s unaffected stock price. Approximately 60% of American National’s outstanding shares were owned by (i) The Moody Foundation, a charitable foundation established by the Moody family, and (ii) the Libbie Shearn Moody Trust, a charitable trust established by Robert Moody’s grandmother in 1943. At the time of American National’s sale to Brookfield Reinsurance, Ross Moody served as Chairman of the Board of American National and as a member of the Moody Foundation board. The sale of American National to Brookfield Reinsurance demonstrated the potential opportunity for unlocking value for an insurance company with limited public float through strategic alternatives, particularly a sale to companies with strong asset management capabilities.

In September 2022, Ross Moody, National Western’s Chairman of the Board, CEO and President, reached out to E.J. Pederson, one of the Company’s independent directors, and asked him to chair an ad hoc transaction committee of the National Western board of directors. The purpose of the ad hoc transaction committee would be to evaluate the Company’s strategic alternatives on behalf of the National Western board of directors, given the significant amount of director time and effort required for such a process. Mr. Pederson had served as chair of a similar transaction committee in the strategic review process that resulted in the American National-Brookfield Reinsurance transaction.

On September 15, 2022, Mr. Pederson called an M&A partner at Sidley Austin LLP (“Sidley”) and asked if Sidley would be available to serve as M&A counsel to the Company if the National Western board of directors decided to explore strategic alternatives. The same Sidley team had represented American National in connection with the sale to Brookfield Reinsurance. The Company subsequently entered into an engagement letter with Sidley on September 15, 2022.

Establishing the Transaction Committee and Selecting Advisors

On October 21, 2022, the National Western board of directors held its regularly scheduled bi-monthly meeting. In attendance, in addition to the National Western board of directors and the Company’s senior executive team, was Greg Garrison, a partner with Greer Herz & Adams LLP, who served as the Company’s outside general counsel. At the conclusion of the regular business of the meeting, all of the participants left the meeting, except for the directors and Greg Garrison. Ross Moody reminded the National Western board of directors that, throughout the Company’s history, the Company had maintained a conservative capital structure and investment strategy designed to weather all storms. He explained that the Company was under no pressure to sell itself, but that the life and annuity space is evolving, particularly with respect to some of the asset management tools that more diversified participants in the market can offer. Ross Moody also noted that the Company’s stock price continued to be affected by low volume, in part because of the relatively small public float caused by the stock positions that he and other family members hold. Ross Moody recommended that the board establish an ad hoc transaction committee (the “Transaction Committee”) to oversee a potential exploration of strategic alternatives in order to maximize stockholder value.

After discussion, the National Western board of directors established the Transaction Committee and appointed Mr. Pederson (Chair), David Boone and Dr. Thomas Blackwell to serve on the committee. The Transaction Committee was tasked with exploring and evaluating the Company’s strategic alternatives, with the goal of maximizing value for all stockholders. The Transaction Committee was given authority to interview and retain advisors and consultants, to determine the best process for maximizing stockholder value, to negotiate any transaction documents and to make a recommendation to the National Western board of directors regarding whether to approve a transaction. However, the Transaction Committee was not authorized to approve the final definitive agreements providing for a transaction. That authority was reserved exclusively to the National Western board of directors.

On November 8, 2022 and November 30, 2022, the Transaction Committee interviewed three nationally-recognized investment banks with experience in insurance M&A as potential candidates to act as financial advisor to the Company in connection with the Company’s strategic review process. These interviews took place in person in Austin, Texas. Ross Moody and one or two other directors also participated in these meetings, as did Greg Garrison and representatives from senior management and Sidley. Following these interviews, each of the three investment banks submitted fee proposals to the Transaction Committee.

On December 5, 2022, the Transaction Committee met with Greg Garrison and representatives from Sidley to evaluate the presentations and fee proposals from each of the three investment banks that the Transaction Committee had interviewed. After discussion, the Transaction Committee instructed representatives from Sidley to inform Goldman Sachs that the Company was willing to engage Goldman Sachs, subject to Goldman Sachs making certain adjustments to its fee proposal. The Transaction Committee discussed the fact that Goldman Sachs has performed an extensive amount of work for several of the likely potential counterparties, as well as for affiliates of those potential counterparties. Even so, because of Goldman Sachs’ qualifications, experience and reputation, particularly in the insurance industry, the Transaction Committee determined to engage Goldman Sachs on behalf of the Company. Later that evening, representatives from Goldman Sachs and the Transaction Committee agreed to the terms of the fee structure described in “— Opinion of National Western’s Financial Advisor — General,” beginning on page 50. Goldman Sachs’ engagement letter was finalized and signed on January 4, 2023.

On December 7, 2022, representatives from Sidley informed each of the other two investment banks that they had not been selected as financial advisor.

On December 9, 2022, the Company engaged Milliman Inc. (“Milliman”) to perform an actuarial appraisal to be shared with prospective counterparties in the strategic review process. The Company and Milliman finalized and signed Milliman’s engagement letter on December 12, 2022.

On December 9, 2022, the closing stock price of the Class A common stock price increased to $243.13 per share, an increase of 11.6% over the previous day’s closing price of $217.82 per share. Over 40,000 shares traded that day, which is a significant daily trading volume for National Western. On December 13, 2022, the closing stock price increased to $280.00 per share, on a volume of 93,400 shares. Trading volume continued to be high until mid-January 2023. On December 14, 2022, representatives from Sidley discussed the trading activity with the National Western board of directors and discussed how to respond if the Company was contacted by the media or other third parties. At that time, only the directors and a very small number of senior management team members were aware of the strategic review process. In addition, customary confidentiality precautions (including code names) were being used consistently. Shortly after Sidley’s discussion with the National Western board of directors, Sidley representatives sent the Transaction Committee a leak and communications plan, which was approved by the Transaction Committee. This leak and communications plan was distributed to the senior management team members who were already aware of the strategic review process. The Company did not receive any inquiries about the December 2022 trading activity from the media or from third parties.

Preparation for Outreach to Potential Counterparties

On December 16, 2022, the Transaction Committee met with Greg Garrison and representatives from Goldman Sachs and Sidley. At the meeting, the Transaction Committee discussed the strategic review process with representatives from Sidley and Goldman Sachs. Representatives from Goldman Sachs presented a timeline of the strategic review process, including key milestones and a list of information Goldman Sachs had requested from the Company. The meeting participants discussed the Confidential Information Memorandum (“CIM”) being prepared by Goldman Sachs for distribution to potential counterparties. The parties also discussed the actuarial appraisal being prepared by Milliman. The Transaction Committee also discussed whether an announcement of the strategic review process should be made at this time. After discussing the matter with the Company’s advisors, the Transaction Committee decided not to announce the strategic review process.

From mid-December 2022 until late April 2023, the Transaction Committee met ten times with representatives from Goldman Sachs and Sidley to discuss the progress of the preparation of the CIM and the Milliman appraisal. During that same time period, representatives from Goldman Sachs, Milliman and Sidley met weekly with the Company’s senior management team to facilitate the preparation of the CIM and Milliman appraisal, as well as to begin the work necessary to populate the virtual data room (the “VDR”) to be used in the strategic review process.

Goldman Sachs’ Outreach to Potential Counterparties

Beginning April 24, 2023 and continuing until late May 2023, Goldman Sachs, at the direction of the Transaction Committee, contacted 68 potential counterparties, including 38 strategic parties and 30 financial sponsors, including Parent, to gauge their interest in making a proposal to acquire all or a portion of an insurance company that representatives from Goldman Sachs described to potential counterparties but did not identify. Interested parties were then asked to sign a confidentiality agreement to receive more detailed information. Of those parties contacted, 46 potential counterparties ultimately executed confidentiality agreements with the Company. Those parties received a copy of the CIM and the Milliman appraisal. Each of the executed confidentiality agreements contains a customary standstill provision with a term of at least 12 months. Each standstill provision expressly permits the potential counterparty to (i) discuss a potential transaction with, (ii) make a non-binding proposal for a potential transaction to, and (iii) request a waiver of the standstill provision from, the Transaction Committee, provided that any such discussions, proposals or waiver requests are kept confidential and could not reasonably be expected to require public disclosure by any party pursuant to any applicable laws or stock exchange regulations.

Beginning on May 3, 2023, Goldman Sachs, at the direction of the Transaction Committee, sent a first-round process letter to parties that had signed confidentiality agreements. The process letter advised those parties that they should submit their preliminary proposals by June 7, 2023. The first-round process letter made clear that there was a strong preference for an offer structured as a 100% cash transaction. However, the potential counterparties were also permitted to propose non-cash consideration.

Continental General’s Proposal

On January 19, 2023, Continental General Insurance Company (“Continental General”) filed a Schedule 13G with the SEC, disclosing that Continental General and its affiliates collectively owned 5.13% of the Class A common stock. Continental General is an insurance company headquartered in Austin, Texas, and its chief executive officer and chief operating officer are both former senior employees of the Company. Prior to Continental General’s Schedule 13G filing, representatives from Continental General had from time to time expressed interest in a business combination with National Western if the opportunity presented itself.

At its meeting on April 20, 2023, the Transaction Committee and representatives from Goldman Sachs and Sidley discussed Goldman Sachs’ recommendations as to which potential counterparties should be invited to participate in the strategic review process. The meeting participants also discussed the proposed timeline for the strategic review process. During that portion of the meeting, the Transaction Committee asked whether Continental General should be included in the strategic review process, given that it had previously expressed interest in a business combination and was now a 5% stockholder. After discussing Continental General’s historical lack of M&A activity and its financial profile with the Company’s advisors, the Transaction Committee decided not to include Continental General in the strategic review process at that time.

On April 24, 2023, Continental General filed a Schedule 13D with the SEC, disclosing that it had increased its ownership to 188,444 shares of Class A common stock (5.5% of that class). In its Schedule 13D filing, Continental General also disclosed that Continental General believed that there are numerous operational and strategic opportunities to maximize stockholder value and it would seek to engage in a dialogue with the National Western board of directors and management to discuss those matters.

On April 27, 2023, the Transaction Committee met with Ross Moody, Greg Garrison and representatives from Goldman Sachs and Sidley. At the meeting, the meeting participants discussed Continental General’s Schedule 13D filing and whether Continental General should now be included in the strategic review process. After discussion, the Transaction Committee decided not to engage with Continental General until Continental General reached out to the Company to clarify its objectives with respect to the Company.

Late that night, Continental General sent Ross Moody and Rey Perez, National Western Life’s President and Chief Operating Officer, a proposal to acquire 100% of National Western for $300 per share, subject to adjustments relating to National Western’s capital levels at closing. In its proposal letter, Continental General requested a 120-day exclusivity period to finalize a transaction. After Ross Moody read the proposal on the morning of April 28, 2023, he shared the proposal with the Transaction Committee, Greg Garrison and representatives from Goldman Sachs and Sidley. A meeting of the Transaction Committee was scheduled for April 30, 2023.

On April 30, 2023, the Transaction Committee met with Ross Moody, Rey Perez, Greg Garrison and representatives from Goldman Sachs and Sidley. At the meeting, the participants discussed Continental General’s proposal to acquire the Company. After deliberation, it was the consensus of the Transaction Committee and senior management that the Company should engage in discussions with Continental General, but only on a non-exclusive basis, and only after Continental General had signed the same form of confidentiality agreement that the participants in the strategic review process were being asked to sign. Because Continental General had not yet signed a confidentiality agreement, the Transaction Committee determined not to inform Continental General about the strategic review process until it had signed an acceptable confidentiality agreement.

On May 2, 2023, Rey Perez sent an email to Michael Gorzynski, the Executive Chairman of Continental General, thanking him for the April 27th proposal letter. Rey Perez informed Michael Gorzynski that National Western was willing to share confidential information with Continental General, subject to signing the confidentiality agreement that was attached to Rey Perez’s email. However, Mr. Perez explained that it was premature to discuss exclusivity. Mr. Perez concluded his email by expressing the hope that Continental General’s review of additional non-public information would allow Continental General “to develop a more refined view of value.” With the exception of omitting all references to the Company’s strategic review process, the confidentiality agreement sent to Continental General was in exactly the same form as was being used for potential counterparties in the strategic review process, including a standstill provision and employee non-solicitation provision.

On May 3, 2023, Continental General responded with comments on the confidentiality agreement, proposing to shorten the two-year term to six months and completely removing the standstill provision and employee non-solicitation provision.

On May 5, 2023, National Western sent Continental General a revised draft of the confidentiality agreement, which accepted certain revisions proposed by Continental General. However, National Western’s revised draft restored the confidentiality term to two years and reinserted standstill and employee non-solicitation provision, each with an 18-month term. The 18-month term for those provisions was the minimum term to which the potential counterparties in the strategic review process had been agreeing.

Continental General’s Colorado Form A

On May 10, 2023, Continental General filed a Form A with the Colorado Division of Insurance (the primary insurance regulator for National Western Life), requesting authorization to increase Continental General’s holdings in National Western beyond 10% of the voting stock and up to 49.99%. The Form A disclosed that Continental General had bought additional shares after its Schedule 13D filing and that Continental General now owned 5.74% of National Western’s Class A common stock.

The Company did not learn about Continental General’s Form A filing until the day it was filed. On May 11, 2023, Continental General informed National Western that Continental General had filed its Form A with the Colorado Division of Insurance. Continental General also indicated it would be making a similar filing in Missouri (the domicile of Ozark National Life). Continental General also informed National Western that it was not willing to sign the confidentiality agreement, especially with a standstill provision and a one-way employee non-solicit provision. Continental General also indicated that it might seek support for its proposed acquisition directly from the Company’s stockholders.

Public Announcement of the Strategic Review Process

Later in the day on May 11, 2023, the Transaction Committee met with Greg Garrison and representatives from Goldman Sachs and Sidley to discuss whether the Company should inform Continental General about the strategic review process, since it stated that it wanted to acquire the Company. Representatives from Sidley reminded the Transaction Committee that the existence of the strategic review process was material non-public information. Therefore, since Continental General had not signed a confidentiality agreement, the Company could not inform Continental General about the process unless it issued a public announcement about the process. The Transaction Committee instructed the Sidley representatives to discuss the public announcement approach with senior management to determine what impact a public announcement of a strategic review process might have on the Company and its employees.

On May 12, 2023, the Transaction Committee met with Greg Garrison and representatives from senior management and Sidley to discuss whether to publicly announce the strategic review process. No decision was made at this time, but Sidley was instructed to prepare a draft press release and draft employee communications in case a decision was made to publicly announce the strategic review process.

On May 14, 2023, the Transaction Committee met with Greg Garrison and representatives from senior management and Sidley to continue the discussion about publicly announcing the strategic review process. The meeting participants discussed the impact, if any, of an announcement on the ability of the Transaction Committee to terminate the strategic review process without completing a strategic transaction. The meeting participants also discussed the regulatory implications of a public announcement, especially in light of Continental General’s Form A filing in Colorado. The Transaction Committee instructed the representatives from senior management and Sidley to proceed with the steps to announce the strategic review process. However, because calls needed with National Western Life’s and Ozark National Life’s insurance regulators needed to be scheduled in advance, the Transaction Committee instructed senior management no announcement should be made before May 16, 2023.

On May 15, 2023, the Transaction Committee confirmed to representatives of senior management that it was authorized to publicly announce the strategic review process on May 16, 2023.

Also on May 15, 2023, after the close of trading on NASDAQ, National Western filed its first quarter Quarterly Report on Form 10-Q. The filing of the Form 10-Q had been delayed in accordance with Rule 12b-25 while the new implementation of recent accounting pronouncements was being reviewed with National Western’s auditors.

During the evening of May 15, 2023 and during the day on May 16, 2023, representatives from the Company reached out to the Colorado Division of Insurance (National Western Life’s primary insurance regulator) and the Missouri Department of Insurance (Ozark National Life’s primary insurance regulator) to inform them that the Company would be publicly announcing a strategic review process after the close of trading on May 16th.

On May 16, 2023, after the close of trading on NASDAQ, National Western publicly announced that the National Western board of directors was exploring strategic alternatives in order to maximize stockholder value and had hired Goldman Sachs to assist the Company with the strategic review process.

Later that afternoon, after the issuance of the press release, Rey Perez sent Michael Gorzynski a copy of the press release and invited Continental General to participate in the strategic review process, subject to the execution of an acceptable confidentiality agreement. An updated draft of the confidentiality agreement was attached to Mr. Perez’s email. That draft was substantially similar to the draft most recently sent to Continental General, except that the updated draft included the process-related provisions that had previously been removed.

On May 17, 2023 and May 18, 2023, the price per share of Class A common stock increased by almost 50% on heavy trading volume, closing at $405.01 per share on May 18, 2023. Late in the afternoon on May 18, 2023, Michael Gorzynski informed representatives from Goldman Sachs that Continental General declined to participate in the strategic review process.

Following the Company’s May 16, 2023 announcement of the strategic review process, five inbound inquiries were received by Goldman Sachs from parties interested in participating in the strategic review process, and each of those five parties executed confidentiality agreements. One of those parties submitted a first-round proposal, but was not selected to advance to the second round.

First Round Proposals and Invitations to the Second Round

Beginning on June 7, 2023 (the first-round submission due date), the Company received 15 indications of interest, 11 of which were proposals to acquire 100% of the Company. The total equity value offered in those 11 first round proposals ranged from $1.4 billion to $2.3 billion (representing a range of approximately $370 to $600 per share). In this “Background of the Merger” section, all per share calculations relating to proposals from potential counterparties take into account the Company’s outstanding equity-based awards as of the date of this proxy statement.

From June 7, 2023 to June 9, 2023, representatives of Goldman Sachs participated in calls with the potential counterparties that submitted proposals in order to clarify their proposals.

On June 9 and June 12, 2023, the Transaction Committee met with Greg Garrison and representatives from Sidley and Goldman Sachs to discuss the first round proposals. Ross Moody also participated in the June 12th meeting. During those meetings, representatives from Goldman Sachs provided an overview of the preliminary proposals received in the first round of the process and provided input regarding certain aspects of the first-round proposals that the Transaction Committee might wish to consider when determining which potential counterparties to advance into the second round of the strategic review process, including the proposed total equity values and the relative levels of engagement by each of the potential counterparties that submitted conforming bids. After discussion, and taking those factors into account, the Transaction Committee selected seven potential counterparties for the second round, including Parent and six other potential counterparties. The total equity value represented by these seven proposals ranged from $1.9 billion to $2.3 billion (approximately $500 to $600 per share):

•        Party Y            $2.30 billion

•        Party Z            $2.30 billion

•        Parent              $2.20 billion

•        Party X            $2.15 billion

•        Party A            $2.00 billion

•        Party B            $1.90 billion

•        Party C            $1.90 billion

Following the June 12, 2023 Transaction Committee meeting, representatives from Goldman Sachs, at the direction of the Transaction Committee, invited those seven potential counterparties into the second round of the process and informed the remaining potential counterparties they had not been selected to proceed. However, at the direction of the Transaction Committee, representatives from Goldman Sachs asked an additional potential counterparty to submit a proposal for reinsuring the Company’s annuities business, with a view to possibly pairing that potential counterparty with Party A.

On June 16, 2023, the seven parties participating in the second round received access to the VDR. Representatives from Goldman Sachs and Sidley worked with Company management to continue to populate the VDR and to prepare for the management presentations to the second round participants.

Also on June 16, 2023, representatives from Goldman Sachs, at the direction of the Transaction Committee, sent the procedures for submitting second round proposals to each second round participant, informing them that second round proposals should be submitted no later than August 7, 2023. Similar to the first-round process letter, the second-round process letter made clear that potential counterparties were invited to submit a proposal to acquire National Western’s entire business.

Management Presentations for Second Round Participants

Between June 27, 2023 and July 17, 2023, members of the Company’s senior management team, Greg Garrison and representatives from Goldman Sachs and Sidley participated in management presentations with second round participants.

Each management presentation was conducted in person at the Company’s headquarters in Austin, Texas. Topics covered in the management presentations included, among other things, business line overviews, growth opportunities, human resources and technology overviews, the international business and legal, regulatory and compliance information relating to the Company. Additionally, during this time and until late September 2023, the Company’s management and other representatives conducted due diligence discussions with, and provided due diligence responses to, the second-round participants that remained in the process.

On June 27, 2023 Parent received its management presentation.

On July 3, 2023, prior to its scheduled management presentation, Party C informed representatives from Goldman Sachs that it was no longer participating in the Company’s strategic review process.

On July 12, 2023, following its July 10th management presentation, Party A informed representatives from Goldman Sachs that it was no longer participating in the Company’s strategic review process.

Following the completion of the management presentations, from July 23, 2023 to August 23, 2023, Parent, Party X and Party Y participated in several ad hoc due diligence sessions with the Company’s senior management team, covering various aspects of the business in more detail, including the Company’s international operations.

Second Round Proposals and Invitations to the Third Round

On July 13, 2023, Sidley’s draft merger agreement was posted to the VDR. The second round process letter had requested that the second round participants submit a full mark-up of Sidley’s draft merger agreement on or before July 28, 2023. The merger agreement mark-ups were requested on that schedule in order to give representatives from Sidley an opportunity to discuss any material issues prior to the second round submission date.

The draft merger agreement posted to the VDR contemplated that, contemporaneously with the execution of the merger agreement, a voting and support agreement would be executed by Ross Moody, Frances Moody-Dahlberg and Russell Moody. Those three stockholders, together with their respective investment vehicles, collectively own approximately 24.23% of the combined voting power of the Class A common stock and Class B common stock. The draft merger agreement did not contemplate that a voting and support agreement would be signed by the Moody Revocable Trust, which owns 99% of the Class B common stock and approximately 5.45% of the combined voting power of the Class A common stock and Class B common stock.

On July 28 2023, counsel for Party X and counsel for Party Y submitted their respective mark-ups of the VDR draft of the merger agreement. In its mark-up of the draft merger agreement, counsel for Party Y noted that Party Y expected all Moody family members, trusts and investment vehicles would execute a voting and support agreement.

On July 31, 2023, Sidley’s draft form of voting and support agreement was posted to the VDR. The draft form noted that the only parties signing a voting and support agreement would be Ross Moody, Frances Moody-Dahlberg and Russell Moody.

On August 1, 2023, representatives from Sidley discussed each of those mark-ups with counsel for those potential counterparties. During each of those conversations, the Sidley representatives highlighted several provisions that the potential counterparties’ counsel should reconsider and modify in order to be competitive in the process. During the merger agreement discussion between representatives of Sidley and representatives of counsel to Party Y, the Sidley representatives explained that, in order to maintain confidentiality, the Company was not willing to expand the number of parties signing a voting and support agreement beyond Ross Moody, Frances Moody-Dahlberg and Russell Moody. The Sidley representatives noted that each of those individuals was either an officer, director or advisory director of the Company was therefore already aware of which potential counterparties were participating in the strategic review process.

On August 7, 2023, Party X submitted its second round proposal. Party X proposed a total equity value of $2.0 billion (approximately $525 per share) and included an updated mark-up of the merger agreement. Party X’s proposal stated that its conditions to close a transaction would not be subject to a financing condition and that Party X had obtained committed bridge financing from J.P. Morgan Securities LLC. Party X’s second round proposal requested the Company’s assistance with obtaining regulatory approval for a post-closing merger of National Western Life with a Party X insurance company subsidiary, but noted that the subsidiary merger would not be a closing condition. Similarly, Party X requested the Company’s assistance with obtaining regulatory approval for a pre-closing dividend payable to the Company from National Western Life and Ozark National Life, but noted that such a dividend would not be a closing condition.

Also on August 7, 2023, Party Y submitted a letter indicating that it would not be able to submit its second round proposal until August 21st. In Party Y’s letter, it did respond to Sidley’s August 1st feedback regarding the merger agreement, accepting some of Sidley’s proposed modifications and declining to accept others. Party Y’s August 7th letter did not include a proposed total equity value, but it did confirm that Party Y would not be seeking either a financing condition or a pre-closing dividend condition. Party Y’s letter also noted that it still required the Moody Revocable Trust to execute a voting and support agreement, but was no longer requesting that other Moody family members, trusts or investment vehicles sign such an agreement.

On August 8, 2023, Parent submitted its second round proposal, together with its initial mark-up of the merger agreement. Parent proposed a total equity value of $2.05 billion, to be adjusted downward for the actual amount of the Company’s advisor fees and other transaction expenses. In light of this proposed adjustment for transaction expenses, the Transaction Committee considered Parent’s proposed merger consideration to be approximately $529 per share. Parent’s proposal stated that its conditions to close a transaction would not include a financing condition. Parent delivered a copy of a debt financing commitment letter from Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, and Citi and confirmed that affiliates of Elliott were prepared to provide a customary equity commitment letter. From a regulatory standpoint, Parent’s second round proposal stated that the closing of the transaction would be subject to regulatory approval of the redomestication of National Western Life from Colorado to Arizona. Parent’s initial mark-up of the merger agreement also noted that Parent expected all Moody family members would execute a voting and support agreement.

Also on August 8, 2023, Party Z submitted an informal high-level indication of interest, providing an indicative valuation level and noting that it still had significant due diligence to complete before it could proceed further. Party Z did not submit a mark-up of the merger agreement with its indication of interest.

On August 8 and August 10, 2023, the Transaction Committee met to review the second round proposals that had been received to date. In attendance, in addition to the Transaction Committee, were Greg Garrison and representatives from Sidley and Goldman Sachs. Addressing the fact that Party Y had not yet submitted its second round proposal, representatives from Goldman Sachs noted that Party Y had significant remaining due diligence to undertake and needed an additional two weeks. In addition to discussing the valuations contemplated by each of the second round proposals, the Transaction Committee asked representatives of Sidley about the status of each of the three merger agreement mark-ups that had been received. The Sidley representatives reported that Party X had submitted a reasonable merger agreement mark-up that would not take long to negotiate. In addition, preparing disclosure schedules for that agreement would not place an undue burden on the Company’s senior management team. However, with respect to the merger agreement mark-ups for Parent and Party Y, those agreements were going to be more difficult to finalize and the disclosure schedules would require much time and effort on the part of the management team. In addition, both Parent and Party Y had proposed interim operating restrictions that would be difficult to comply with. However, the Sidley representatives concluded by saying that, regardless of which party was selected as the preferred counterparty, any obstacles necessary to finalize the merger agreement could be overcome. Given that there was not clear separation between the financial and regulatory aspects of Parent’s proposal and Party X’s proposal, the Transaction Committee decided to ask both parties to complete all remaining due diligence and submit a revised proposal with an updated view on valuation. The Transaction Committee instructed representatives from Goldman Sachs to ask Party Y to continue with its diligence and to inform Party Y that the Company already had transactable solutions in hand with other potential counterparties.

On August 12, 2023, a representative from Citi called a representative from Sidley to discuss Parent’s request that additional Moody family members sign a voting and support agreement. After discussion, the Sidley representative agreed to reach out to counsel for Moody National Bank (“Moody Bank”), the trustee of the Moody Revocable Trust, to determine if Moody Bank would be willing to consider signing a voting and support agreement. However, the Sidley representative informed the Citi representative that the Company would not be willing to make a similar request to any other Moody family members.

On August 14, 2023, Party B informed representatives from Goldman Sachs that it would not be submitting a second round proposal.

Also, on August 14, 2023, representatives from counsel to Party Y, sent comments on the draft voting and support agreement to Sidley.

On August 16, 2023, Sidley representatives sent a draft voting and support agreement to representatives from Baker Botts LLP (“Baker Botts”). Baker Botts serves as counsel to Moody Bank, as trustee of the Moody Revocable Trust. The Sidley representatives requested that the Baker Botts representatives discuss with Moody Bank whether Moody Bank would be willing to sign a voting and support agreement.

On August 17, 2023, representatives from Sidley sent a revised draft of the merger agreement to counsel for Party X.

On August 19, 2023, representatives from Goldman Sachs, at the direction of the Transaction Committee, sent Parent and Party X instructions for submitting third round proposals, with a submission deadline of August 31, 2023. Each potential counterparty was instructed to confirm that all diligence had been completed and to confirm all financing sources, including all relevant financing commitment documentation. In addition, each potential counterparty was asked to provide a timeline and description of any required approvals necessary for signing, as well as an updated mark-up of the merger agreement.

On August 21, 2023, representatives from Debevoise & Plimpton LLP (“Debevoise”), counsel to Parent, sent comments on the draft voting and support agreement to Sidley.

On August 22, 2023, representatives from Sidley sent a revised draft of the merger agreement to Debevoise.

Also on August 22, 2023, Party Y submitted its second round proposal, and Party Y’s counsel submitted an updated draft of the merger agreement. Party Y proposed a total equity value of $1.89 billion (approximately $496 per share). Party Y’s proposal was not subject to a financing condition, and Party Y confirmed that it would fund the transaction with cash on hand and availability under existing debt facilities. The proposal stated that it would request a pre-closing extraordinary dividend of excess capital above a risk-based capital level (“RBC”) of 350% (estimated by Party Y to be $1.1 billion at closing), but that the dividend was not a closing condition. Similarly, Party Y stated that it intended to redomesticate National Western Life from Colorado to the domicile of one of Party Y’s primary insurance company subsidiaries. However, that redomestication would not be a closing condition. Party Y also noted that the approval of its insurance company subsidiary’s primary insurance regulator was also required to approve the proposed transaction.

On August 23, 2023, the Transaction Committee met to discuss the second round of the strategic review process. In attendance, in addition to the Transaction Committee, were Greg Garrison and representatives from Sidley and Goldman Sachs. The meeting participants discussed Party Y’s second round proposal and decided that Party Y should advance to the third round, even though its proposal had the lowest total equity value of the three proposals advancing to the third round. Representatives from Goldman Sachs reported that Party Z had not submitted a formal proposal, but instead had recently sent Goldman Sachs an informal email suggesting total equity value ranging from $1.5 billion to $1.7 billion. After discussion, the Transaction Committee confirmed that Party Z should not move forward into the third round.

Also on August 23, 2023, representatives from Sidley sent Baker Botts an updated draft of the voting and support agreement, reflecting the comments that had previously been received from Debevoise and counsel to Party Y.

On August 24, 2023, at a regular meeting of the National Western board of directors, representatives from Goldman Sachs updated the directors on the strategic review process. They explained the characteristics of the Company’s business that potential counterparties had mentioned to representatives from Goldman Sachs as key drivers of value and potential additional due diligence. The Goldman Sachs representatives then explained the three remaining proposals, noting that each potential counterparty was narrowing its list of open items. The Goldman Sachs representatives then explained the financing plan and regulatory plan for each of the three remaining potential counterparties. At the same meeting, a representative from Sidley gave the directors a presentation summarizing the merger agreement and the key provisions of that document that were being negotiated.

Also on August 24, 2023, representatives from Goldman Sachs, at the direction of the Transaction Committee, provided Party Y with instructions for submitting proposals in the third round. With respect to Party Y’s second round proposal, those representatives informed Party Y that its valuation was lower than other potential counterparties. Party Y was also requested to move quickly and inform Goldman Sachs regarding any potential improvements to its proposal in order to continue in the process.

On August 25, 2023, during a meeting with the Transaction Committee in which Mr. Garrison and representatives from Sidley also participated, representatives from Goldman Sachs previewed the financial analysis that would eventually inform Goldman Sachs’ fairness opinion.

Third Round Proposals

On August 25, August 29, and August 30, 2023, respectively, Parent, Party X and Party Y each gave a presentation to representatives from National Western’s senior management, Goldman Sachs and Sidley regarding the potential counterparty’s plan and approach for seeking regulatory approval.

On August 29, 2023, representatives from Debevoise sent Sidley a revised draft of the merger agreement for Parent, responding to Sidley’s August 22nd draft. Also on August 29, 2023, representatives from Sidley sent a revised draft of the merger agreement to counsel for Party Y.

Between August 25, 2023 and September 1, 2023, each participant in the third round continued to conduct confirmatory due diligence on a variety of topics.

On August 29, 2023 — the day before third round proposals were due — representatives from Party Y informed Goldman Sachs representatives that its third round proposal would not reflect an increase form its second round proposal. However, the Party Y representatives told the Goldman Sachs representatives that Party Y might have room to improve valuation if chosen as the preferred counterparty. The representatives from Goldman Sachs responded that a higher proposed merger consideration would be required before the Company would be willing to move forward with Party Y.

On August 31, 2023, Parent, Party X and Party Y submitted third round proposals:

•        Parent proposed a total equity value of $1.92 billion (approximately $505 per share) and included an updated mark-up of the merger agreement. Parent’s updated proposal did not include a financing condition and its only significant regulatory condition was the approval of National Western Life’s redomestication to Arizona. In its proposal, Parent noted that it had completed due diligence and that, before signing a merger agreement, Parent would need to obtain final approval from the Parent’s board and from Elliott’s investment committee.

•        Party X proposed a total equity value of $1.92 billion (approximately $505 per share) and requested one week of exclusivity. Party X’s proposal noted that it no longer needed bridge financing. The original purpose of the bridge financing had been to provide short-term financing for the portion of the merger consideration that would be repaid from a post-closing extraordinary dividend from National Western Life to Party X. Instead of obtaining a debt commitment for bridge financing, Party X added an additional regulatory condition to its proposal. Specifically, Party X proposed that the merger between Merger Sub and the Company would be conditioned upon regulatory approval of a second merger: the merger of National Western Life into one of Party X’s life insurance subsidiaries. This proposed subsidiary merger would permit National Western Life’s excess capital to be available to Party X’s life insurance subsidiary. As a result, Party X would not need regulatory approval for a post-closing dividend from National Western Life. Party X’s proposal also noted that Party X would not be required to close the transaction if the Colorado Division of Insurance imposed a prohibition or limitation on the payment of dividends by National Western Life.

•        Party Y proposed a total equity value of $1.89 billion (approximately $496.35 per share) and included a merger agreement comment memo that contained significant pushback to the August 29th Sidley draft of the merger agreement. Party Y’s proposal did not contain a financing condition or a pre-closing dividend condition. Party Y requested 14 days of exclusivity and noted that it still had confirmatory due diligence to complete.

On September 1, 2023, the Transaction Committee met to discuss the third round of the strategic review process. In attendance, in addition to the Transaction Committee, were Greg Garrison and representatives from Sidley and Goldman Sachs. The Goldman Sachs and Sidley representatives emphasized that, if the National Western board of directors elected to sell the Company, the goal would be to obtain the highest valuation with the most amount of certainty. The Transaction Committee discussed the risks and benefits of each proposal. The Sidley representatives recommended that it discuss each potential counterparty’s proposed merger agreement mark-up with the appropriate counsel, noting that, with the exception of the subsidiary merger structure, Party X still had a much more workable merger agreement than either Parent or Party Y. Later that day, representatives from Goldman Sachs held calls with each party to clarify certain questions on the proposals. Also later that day, representatives from Sidley discussed the viability and potential consequences of Party X’s proposed merger subsidiary structure with Party X’s counsel.

On September 3, 2023, Party X sent an updated proposal with a total equity value of $1.945 billion (approximately $510.25 per share). The proposal also included a request for exclusivity. Party X’s new proposal offered to increase the merger consideration by $10 million if the Company agreed to an investment management agreement with a Party X affiliate. If the Company agreed to this proposal, that investment management arrangement would become effective immediately after the merger agreement was signed. In addition, the September 3rd update offered to increase the merger consideration by up to $28 million, to the extent that the sale of the Company’s real estate assets (including the Company’s headquarters building) produced total proceeds greater than the combined appraised value of the asset sold. With respect to Party X’s regulatory conditions, Party X removed the merger subsidiary closing condition. However, in its place, Party X’s new proposal conditioned closing on the receipt of regulatory approval for a pre-closing dividend from National Western Life of at least $850 million. In its updated proposal, Party X estimated the payment of that dividend to leave National Western Life with an RBC of 400% as of December 31, 2023 and over 440% at Party X’s anticipated closing date).

On September 4, 2023, representatives from Sidley negotiated each of the three forms of merger agreement with Debevoise (Parent’s counsel), counsel for Party X and counsel for Party Y. Sidley’s goal for requesting these meetings was to provide each potential counterparty’s counsel with a roadmap for making that party’s merger agreement as competitive as possible. In that regard, the Sidley representatives made significant progress with counsel for both Parent and Party X. As for Party Y, the discussions with Party Y’s counsel were thorough with respect to the topics discussed during the call. However, representatives from Party Y’s counsel informed the Sidley representatives that, since they had not received Sidley’s revised draft until August 29, 2023, they were not prepared to discuss the merger agreement representations or warranties during the meeting. Party Y’s counsel told the Sidley representatives that a revised draft of the Party Y merger agreement was in process, and that they would send the revised draft to Sidley shortly.

On September 5, 2023, the Transaction Committee met with representatives from Goldman Sachs and Sidley and with Greg Garrison. Sidley updated the Transaction Committee on the status of the merger agreements with Parent, Party X and Party Y. The Transaction Committee agreed that Sidley should negotiate the Party X merger agreement on the assumption that the Company would agree to enter into an investment management agreement with Party X’s affiliate during the interim period (which would increase Party X’s merger consideration by $10 million). The Transaction Committee instructed the Goldman Sachs representatives to inform Party X that it needed to improve valuation and that its most recent proposal created significant closing uncertainty given the nature of Party X’s pre-closing dividend conditions. The Transaction Committee also instructed the Goldman Sachs representatives to inform Parent that it needed to improve valuation and to strengthen the provisions in the merger agreement relating to Parent’s proposed financing arrangements.

Later that day, representatives from Party Y’s counsel informed representatives from Sidley that Party Y would not be submitting a revised merger agreement after all. However, those representatives explained that Party Y would consider a packaged proposal of key deal points that Party Y could then respond to as a whole.

Also on September 5, 2023, representatives from Goldman Sachs provided the Transaction Committee’s feedback to each of the three potential counterparties. The Goldman Sachs representatives informed Party Y that its valuation was low compared to the other potential counterparties. The Goldman Sachs representatives also told Party Y that it needed to act expeditiously and inform Goldman Sachs on any potential improvements to their proposal. Goldman Sachs informed Party X that it needed to improve its valuation and that its proposed minimum dividend closing condition created significant closing uncertainty. Also on September 5, 2023, Parent called representatives of Goldman Sachs to inquire about the status of the process and reaffirmed its August 31, 2023 total equity value of $1.92 billion. The Goldman Sachs representatives replied that Parent needed to improve valuation and improve certain aspects of its legal agreements as it related to transaction financing.

On September 6, 2023, the Transaction Committee met to discuss Party X’s minimum dividend condition. In attendance, in addition to the Transaction Committee, were Greg Garrison and representatives from Goldman Sachs and Sidley. The Sidley representatives explained to the Transaction Committee the risks that come with Party X’s minimum dividend condition and the potential impact on the Company.

Also on September 6, Debevoise sent Sidley a revised draft of Parent’s merger agreement that reflected significant improvement on the agreement.

Later on September 6, 2023, Party X sent an updated proposal with a total equity value of $1.955 billion (approximately $512.75 per share). Party X’s proposal lowered the minimum dividend condition from $850 million to $650 million, but added a requirement that National Western Life would pay $85.8 million to settle outstanding equity-based awards at closing (instead of those payments being made by Party X, as required by the merger agreement). The updated proposal also included a request that National Western Life pay the Company’s transaction expenses, to the extent permitted. As a result, the net financial impact on National Western Life was very similar to the impact of the $850 million dividend condition. Party X also noted that it still needed to complete certain due diligence procedures.

On September 7, 2023, the Transaction Committee met with Greg Garrison and representatives from Goldman Sachs and Sidley to discuss Party X’s minimum dividend condition. The Goldman Sachs representatives presented a side-by-side comparison of the most recent proposals from Parent and Party X. As part of that discussion, the Sidley representatives noted that Parent’s merger agreement had significantly improved in the past few days and that Parent’s merger agreement was now comparable to Party X’s merger agreement. As a result, Party X no longer had a merger agreement advantage over Parent. After deliberation, the Transaction Committee determined that Party X’s proposal was less certain and placed an undue risk on the Company, while Parent’s proposal was more certain and did not have many of the risks embedded in Party X’s proposal. Also on September 7th, Parent informed Goldman Sachs that Parent’s proposal, including its $1.92 billion aggregate merger consideration, had not changed.

On September 8, 2023, Party X sent Goldman Sachs an updated proposal. Party X’s updated proposal included a requirement for National Western Life to submit a request for a dividend that would result in an RBC for National Western Life no less than 500% (estimated by Party X to be $559 million) within five business days after the merger agreement was signed. Party X stated those funds were to be held by the Company until closing. The new proposal also included a requirement that National Western Life declare and pay its full ordinary dividend capacity between signing and closing, a requirement that National Western Life pay the outstanding equity based awards at closing from its balance sheet and a requirement that National Western Life pays transaction expenses from its balance sheet.

Later on September 8, 2023, the Transaction Committee met to discuss Party X’s updated minimum dividend condition. In attendance, in addition to the Transaction Committee, were Rey Perez, Greg Garrison and representatives from Goldman Sachs and Sidley. The meeting participants discussed the potential impact of Party X’s offer on the Company’s investment portfolio and capitalization. After deliberation, the Transaction Committee decided to inform Party X that there was significant closing uncertainty in its proposal (despite all Party X’s updates to the proposal over the past several days). The Transaction Committee determined that the regulatory risk of Party X’s proposal was still too high and that it would be willing to proceed with Party X only if Party X had obtained a bridge financing commitment that would allow it to drop the minimum dividend condition. The Transaction Committee also instructed the Goldman Sachs representatives to inform Parent that the Company could proceed to execute a transaction with Parent if it could confirm that its diligence was complete, finalize the merger agreement, and obtain requisite board and investment committee approvals in short order. Further, the Transaction Committee discussed Parent’s proposed break-up fee of 4% of total equity value and decided that a break-up fee equal to 3.5% of total equity value was more appropriate under the circumstances.

After the meeting, representatives from Goldman Sachs communicated the Transaction Committee’s responses to Parent and Party X. Parent received Goldman Sachs’ requests positively and informed Goldman Sachs that Parent’s board of directors was supportive of the transaction. Party X informed the Goldman Sachs representatives that removing the dividend condition completely would likely reduce its aggregate merger consideration. Party X indicated it would discuss the Transaction Committee’s response internally.

On September 9, 2023, representatives from Baker Botts sent Sidley comments on the voting and support agreement for the Moody Revocable Trust, including providing the right for the Moody Revocable Trust to terminate the voting and support agreement if the National Western board of directors effected a Change in Recommendation. On September 9, 2023, the Sidley representatives forwarded those comments to representatives from counsel for Party X.

On September 10, 2023, representatives from Goldman Sachs, at the direction of the Transaction Committee, informed Parent that the Company could proceed to execute a transaction with them if it could confirm that their diligence was complete, modify certain aspects of their legal contracts and obtain requisite internal approvals in short order. Parent confirmed to Goldman Sachs that Parent had completed diligence, were comfortable moving forward with a 3.5% termination fee and that Parent planned to send a draft equity commitment letter soon. However, Parent noted that it had not yet been able to confirm when Elliott’s investment committee would meet to consider the transaction.

Also on September 10, 2023, Party X informed Goldman Sachs representatives that Party X and its advisors were developing a proposal that did not include a minimum dividend condition, and that it was therefore critical for Party X to be able to discuss dividend policy with National Western Life’s insurance regulator in Colorado.

On September 11, 2023, Party X sent Goldman Sachs an updated proposal with a total equity value of $1.9 million (approximately $500 per share). The revised proposal did not eliminate the minimum dividend condition, but reduced it to $500 million. However, Party X’s updated proposal no longer required National Western Life to settle equity grants or pay transaction expenses from its balance sheet. Party X’s updated proposal also requested exclusivity.

On September 12, 2023, the Transaction Committee met with Greg Garrison and representatives from Goldman Sachs and Sidley. The meeting participants discussed Parent’s timing to finalize the transaction. Parent had told Goldman Sachs that it would need two weeks to convene a meeting with Elliott’s investment committee. The meeting participants also discussed the new terms included in Party X’s proposal, including a minimum dividend regulatory condition with a significant price drop to $1.9 billion. The Sidley representatives confirmed that Parent’s merger agreement was now more workable than Party X’s and that disclosure schedules for Parent’s form of merger agreement were substantially complete. The disclosures schedules for Party X’s merger agreement were still several days from being finished. The Sidley representatives noted that Party X’s counsel had informed them earlier that day that Party X’s counsel had been instructed not to engage further on transaction documents unless Party X was granted exclusivity. After deliberation, the Transaction Committee decided the Company would not agree to exclusivity with either potential counterparty at this time.

On September 13, 2023, Parent sent the revised Parent disclosure schedules to Sidley, including new burdensome conditions. These new burdensome conditions were broad and included, among other requests, a reference to a specified target risk-based capital level.

Also on September 13, 2023, Party X’s board approved its proposed transaction and delegated authority to its executive chairman to finalize the documentation for the transaction.

Also on September 13, 2023, Party Y’s counsel scheduled a call with representatives from Sidley to discuss Party Y’s merger agreement, but eventually rescheduled the call to the next day. At the direction of the Transaction Committee, representatives from Goldman Sachs had a call with Party Y’s financial sponsor and encouraged the financial sponsors to make progress on the merger agreement. The Goldman Sachs representatives emphasized that they were not asking for a merger consideration increase, but wanted to encourage Party Y that it was still possible for Party Y to become the preferred counterparty.

Between September 13, 2023 and October 6, 2023, representatives from Debevoise and Sidley negotiated the Parent disclosure schedules and burdensome conditions.

On September 14, 2023, Parent requested permission from the Company to talk to Arizona insurance regulators about the proposed transaction. Parent also requested that the Transaction Committee stop engaging with other potential counterparties and grant Parent exclusivity until September 27, 2023. Further, Parent’s financial representative confirmed to Goldman Sachs that the Elliott investment committee meeting had been scheduled.

On September 15, 2023, Sidley sent Debevoise a revised draft of the Parent disclosure schedules, including key business terms. Sidley narrowed the scope of several proposed burdensome conditions.

Also on September 15, 2023, Party X provided an update on the progress it had made in connection with the strategic review process. Party X confirmed that it had sufficient financing to move forward with the transaction that it had proposed on September 11th (i.e., the $500 million minimum dividend condition), but that it still needed to perform additional confirmatory due diligence.

Also on September 15, 2023, representatives of Party Y’s counsel followed up with Sidley to say that they were not authorized to discuss the merger agreement.

On September 18, 2023, Sidley reached out to Party X’s counsel to follow up on various due diligence requests. Sidley also sent Party X’s counsel the Company disclosure schedules to the merger agreement.

From September 9, 2023 until September 16, 2023, Debevoise and Baker Botts negotiated the voting and support agreement for the Moody Revocable Trust.

On September 21, 2023, the Transaction Committee met with Greg Garrison and representatives from Goldman Sachs and Sidley. The meeting participants discussed the proposals from Parent and Party X, with a focus on which proposal provided more closing certainty. After deliberation, the Transaction Committee determined to move forward with Parent on a non-exclusive basis as the preferred counterparty and instructed Goldman Sachs to communicate to Parent next steps and the expected timeline to signing. Goldman Sachs was instructed to inform Party X that the Company was moving forward with a different preferred counterparty. Later that day, Goldman Sachs informed Parent of the proposed timeline of the signing of the transaction documents, the relevant regulatory meetings, the communication plan, and the meetings of the Transaction Committee and the National Western board of directors.

Also on September 21, 2023, after the Transaction Committee meeting, representatives from Citi informed Goldman Sachs representatives that the Elliott investment committee meeting had been moved from September 27, 2023 to September 29, 2023 in order to permit one of the Elliott investment committee members to attend Parent’s meeting with the Arizona insurance regulators scheduled for September 27th.

On September 22, 2023, Baker Botts sent Sidley its comments to the voting and support agreement for the Moody Revocable Trust. Sidley forwarded Baker Botts’ comments to Debevoise. Sidley also sent back the Parent disclosure schedules and the revised merger agreement to Debevoise. At the direction of the Transaction Committee, Goldman Sachs informed Party X’s financial advisor that the Company was moving forward with a different party as the preferred counterparty.

On September 24, 2023, Debevoise sent Sidley its revisions of the voting and support agreement for the Moody Revocable Trust. Debevoise rejected Baker Botts’s proposal that the Moody Revocable Trust could terminate the voting and support agreement upon a Change in Recommendation by the National Western board of directors. Debevoise’s representative explained that the voting and support agreement should remain in place unless and until the merger agreement was terminated (including for the National Western board of directors to accept a superior proposal, subject to the payment of the termination fee), even if the board effected a Change in Recommendation. Debevoise also sent back responsive drafts on the proposed burdensome condition language, along with a revised draft of the merger agreement.

On September 25, 2023, the Transaction Committee met with Greg Garrison and representatives from Goldman Sachs and Sidley. The meeting participants discussed the extension of Ross Moody’s Change in Control & Severance Agreement (which would otherwise expire in December 2023), as well as the payment of the customary dividend for 2023. The Transaction Committee agreed that both of those actions should be permitted during the interim operating period between signing and closing. Sidley’s representatives confirmed for the Transaction Committee that they had reached an agreement with Debevoise on the language of the burdensome conditions.

On September 27, 2023, Debevoise received Baker Botts’ revised draft of the voting and support agreement for the Moody Revocable Trust. Debevoise and Baker Botts agreed on the form of voting and support agreement for the Moody Revocable Trust. Specifically, to address the outstanding Change in Recommendation issue, Parent agreed that Moody Revocable Trust’s voting and support agreement would terminate if the National Western board of directors effected a Change in Recommendation relating to an intervening event, but not for a superior proposal. This voting and support agreement modification was limited to the Moody Revocable Trust’s form of voting and support agreement and did not apply to the voting and support agreement to be executed by Ross Moody, Frances Moody-Dahlberg or Russell Moody.

Also on September 27, 2023, representatives from Parent informed Goldman Sachs that the meeting with Elliott’s investment committee had been rescheduled from September 29th to October 5th. The Parent representatives explained that the investment committee meeting needed to be rescheduled because the Company had recently posted a significant number of new due diligence documents, and Parent and its advisors needed time to review those documents. Representatives from Parent also informed Goldman Sachs representatives that Parent had informed the Arizona insurance regulators about the potential transaction.

On September 28, 2023, the Transaction Committee met with Greg Garrison and representatives from Goldman Sachs and Sidley. The meeting participants discussed Parent’s updated timing, including moving the Elliott investment committee meeting from September 29th to October 5th. In light of this additional delay, the Transaction Committee discussed whether to reengage with Party X. However, the Transaction Committee determined that a transaction with Party X would likely not be signed any faster than a transaction with Parent. The Transaction Committee also acknowledged that, based on Party X’s prior comments, Party X was likely to insist on exclusivity in order to reengage. If so, then the Company would be precluded from continuing to engage with Parent during the exclusivity period. At the meeting, the parties also discussed a potential amendment to the Bylaws of the Company (the “Company Bylaws”) to include a provision that Delaware would be the exclusive forum for all fiduciary duty lawsuits related to the Company.

On September 29, 2023, Sidley sent a revised draft of the merger agreement to Debevoise.

On October 2, 2023, Debevoise sent a revised draft of the merger agreement to Sidley.

On October 3, 2023, Parent’s representatives informed representatives from Goldman Sachs and Sidley that Parent had discovered certain annuity underpayments and actuarial appraisal errors that adversely affected the value of the Company. Parent’s representatives indicated that Parent believed a $20 million merger consideration reduction was needed in order to address the reduction in value. Goldman Sachs, Sidley, Milliman and the senior management team discussed these errors, and the senior management team acknowledged that, though inadvertent, the errors had occurred. Later that day, Sidley sent the draft press release announcing the transaction to Debevoise.

On October 4, 2023, the Transaction Committee met to discuss Parent’s request for a merger consideration reduction, as well as timing. In attendance, in addition to the Transaction Committee, were Greg Garrison and representatives from Goldman Sachs and Sidley. At the meeting, the meeting participants discussed Parent’s new timeline for the signing of the merger agreement and the announcement of the transaction. Sidley explained that the National Western board of directors would need to meet to approve the transaction prior to making an announcement. The parties also discussed Parent’s demand for a price reduction due to the annuity underpayment issue and the adjustment to the actuarial appraisal to correctly factor in the ongoing nature of trailing commissions. Parent proposed reducing the offer price to $500 per share, reflecting a total reduction in merger consideration of approximately $20 million. The Transaction Committee instructed representatives of Goldman Sachs to request that Parent reduce the size of the reduction by the amount of the income tax benefit of the annuity underpayment and actuarial appraisal reduction. However, the Transaction Committee acknowledged that a mistake had been made by the Company. The Transaction Committee authorized Goldman Sachs to accept Parent’s proposal if Parent pushed back on the request to tax-effect the merger consideration reduction. Following the discussion with the Transaction Committee, Goldman Sachs requested that Parent consider giving National Western the benefit of the tax savings relating to the errors, but Parent responded that it was not able to agree to that request.

Final Approvals and Execution of the Merger Agreement

On October 5, 2023, the Transaction Committee met to discuss the outcome of Elliott’s investment committee meeting and the remaining steps necessary for signing the merger agreement. In attendance, in addition to the Transaction Committee, were Greg Garrison and representatives from Goldman Sachs and Sidley. At the meeting, Goldman Sachs gave the Transaction Committee an update on Elliott’s investment committee’s meeting, which was communicated to representatives of Goldman Sachs by Citi. Goldman Sachs also gave the Transaction Committee a presentation of the financial analyses of the Company and the proposed transaction with Parent. This presentation was intended to be substantially similar to the presentation to be given to the National Western board of directors on October 8, 2023, subject only to updating market prices. Later that day, at Parent’s request, Company management and Parent participated in calls with the Company’s insurance regulators, previewing the transaction and introducing them to Parent. During the course of the discussion with the Missouri insurance regulators, Parent and the Company learned that Continental General had filed a Form A in Missouri on September 29, 2023. Also on October 5th, a representative from the Company previewed the transaction with the Company’s rating agencies.

On October 6, 2023, Parent and Debevoise participated in calls with the Parent’s insurance regulators and rating agencies, previewing the transaction. Further, representatives from Sidley, the Company, Parent and Debevoise finalized the definitive agreements with respect to the merger, including the Company disclosure schedules, along with the relevant voting and support agreements, Form 8-K and the press release.

On October 8, 2023, the National Western board of directors and the Transaction Committee held a joint special meeting. In attendance, in addition to the directors, were Rey Perez, Gina Miller, Brian Pribyl, Joey Hathaway, Greg Garrison, and representatives from Sidley and Goldman Sachs. Because of the interrelated nature of the matters to be considered at the meeting of the National Western board of directors and the meeting of the Transaction Committee, this meeting was a joint meeting of the board and the Transaction Committee. Sidley confirmed that the merger agreement and the voting and support agreements for Ross Moody, Frances Moody-Dahlberg, Russell Moody and the Moody Revocable Trust had been finalized. Goldman Sachs then presented its financial analysis of the Company and of the merger consideration. Next, Sidley summarized the strategic review process and the potential next steps. Sidley also reviewed with meeting participants the final merger agreement under consideration for approval. Sidley explained that the Delaware General Corporation Law permits Delaware corporations to designate Delaware as the exclusive forum for any fiduciary lawsuits brought on behalf of stockholders. Accordingly, Sidley recommended that the National Western board of directors amend the Company Bylaws to include a provision that requires all fiduciary duty litigation — including any lawsuits related to a merger transaction — be brought in Delaware. Further, Goldman Sachs rendered an oral opinion, confirmed by delivery of a written opinion dated October 8, 2023, to the National Western board of directors to the effect that, as of such date and based on and subject to various factors and assumptions set forth in Goldman Sachs’ written opinion, the merger consideration to be received by holders (other than Parent or its affiliates) of Company common stock, taken in the aggregate, pursuant to the merger agreement was fair, from a financial point of view, to such holders of Company common stock.

Following the presentation from Goldman Sachs, Sidley described the proposed resolutions of the Transaction Committee that had been distributed to the Transaction Committee prior to the meeting. The Transaction Committee noted that it had had the opportunity to review the proposed resolutions of the Transaction Committee, the finalized merger agreement and the summaries of the merger agreement. After discussion, upon a motion duly made and seconded, the Transaction Committee unanimously resolved (a) that, the merger agreement and the transactions contemplated thereby, including the merger, were fair to, and in the best interests of, the Company and its stockholders and (b) to recommend that the National Western board of directors approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger.

Sidley then described the proposed resolutions of the National Western board of directors that had been previously distributed to the directors. The directors confirmed that they had had the opportunity to review the proposed resolutions of the National Western board of directors, the finalized merger agreement and the summaries of the merger agreement. After discussion, and noting the Transaction Committee’s recommendation, and upon motion duly made and seconded, the National Western board of directors unanimously (i) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions set forth in the merger agreement, (ii) determined that, on the terms and subject to the conditions set forth in the merger agreement and the transactions contemplated thereby, including the merger, were fair to, and in the best interests of, the Company and its stockholders, (iii) determined that the execution, delivery and performance of the merger agreement, in substantially the form presented to the National Western board of directors, and, subject to the affirmative vote of holders of a majority of the outstanding shares of Company common stock in favor of the adoption of the merger agreement, the consummation by the Company of the transactions contemplated thereby, including the merger were authorized and approved, (iv) recommended that the stockholders of the Company vote for the adoption of the merger agreement and (v) amended and restated the Company Bylaws to designate the state and federal courts of the State of Delaware as the exclusive forum for certain suits relating to internal corporate governance and other matters.

On October 9, 2023, the transaction was announced by way of a joint press release by the Company and Parent before NASDAQ opened for trading.

National Western’s Reasons for the Merger

In the course of the National Western board of directors making the determinations described above in the section titled “The Special Meeting — Recommendation of the National Western Board of Directors” beginning on page 20, the National Western board of directors (i) consulted with the Company’s legal and financial advisors and the Company’s senior management team, (ii) took into account the recommendation of the Transaction Committee, and (iii) considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•        The merger consideration to be paid by Parent would provide National Western’s stockholders with the opportunity to receive a meaningful premium over the current market price of the Class A common stock. The National Western board of directors reviewed current and historical market prices with respect to the Class A common stock, including the fact that the merger consideration represented:

•        an 87.1% premium to National Western’s last unaffected closing stock price of $267.29 per share on May 16, 2023, the date the Company announced that the National Western board of directors was exploring strategic alternatives;

•        a 35.9% premium to National Western’s all-time high stock price prior to National Western’s May 16, 2023 announcement ($368.00 per share on October 16, 2017);

•        a 129.5% premium to National Western’s closing stock price of $217.82 per share on December 8, 2022, the last trading day prior to unusual trading activity (both in terms of price and volume) in the Class A common stock following the conclusion of the Transaction Committee’s process for selecting a financial advisor for the Company, as described above in the section titled “— Background of the Merger — Establishing the Transaction Committee and Selecting Advisors”;

•        an 11.8% premium over National Western’s 30-day volume-weighted average price as of October 6, 2023, the last trading day prior to the signing of the merger agreement; and

•        a 19.8% premium to National Western’s closing stock price of $417.19 per share on October 6, 2023, the last trading day prior to the signing of the merger agreement.

•        The fact that the merger consideration would be paid solely in cash, which provides certainty and immediate liquidity and value to holders of shares of Company common stock, enabling holders of shares of Company common stock to realize value that has been created at National Western while eliminating long-term business and execution risk.

•        The fact that the merger agreement allows National Western to continue to declare and pay regular annual cash dividends on the Class A common stock of up to $0.36 per share (and up to $0.18 per share for the Class B common stock) during the period prior to closing.

•        The following considerations relating to the financing of the transactions contemplated by the merger agreement:

•        The absence of any financing condition or contingency to the merger;

•        The absence of any closing condition requiring regulatory approval of the payment of a minimum dividend by National Western Life or Ozark National Life, either before closing or after closing;

•        The fact that the total merger consideration of approximately $1.9 billion will be funded through a combination of (i) cash from internal sources, (ii) a capital commitment from affiliates of Elliott Investment Management L.P. (“Elliott”) to Parent and Prosperity Group Holdings LP, a Bermuda limited partnership and indirect 100% parent of Parent (“PGH LP”) and (iii) borrowings under existing facilities or debt commitments, the aggregate proceeds of which will provide Parent with the funds needed to consummate the merger, including to pay the aggregate merger consideration pursuant to the merger agreement;

•        The business reputation and capabilities of Parent and its management, as well as the financial resources of Parent; and

•        The terms of the merger agreement, including the following:

•        The Company and its legal and financial advisors, acting at the direction of the Transaction Committee, negotiated the terms and conditions of the merger agreement (primarily focused on provisions to increase certainty of closing) on an arm’s-length basis with Parent and its legal counsel;

•        The National Western board of directors considered that the provisions of the merger agreement, including the respective representations, warranties and covenants and termination rights of the parties and termination fees payable by the Company, are reasonable and customary;

•        The belief of the National Western board of directors that the terms of the merger agreement include the most favorable terms reasonably attainable from Parent;

•        The belief of the National Western board of directors that, based on consultation with National Western’s outside legal counsel, the conditions to the consummation of the merger as set forth in the merger agreement are reasonable and customary;

•        The provisions of the merger agreement that allow the outside date for completing the merger to be extended to October 8, 2024 if the merger has not been completed by the initial outside date of July 8, 2024 because the required regulatory approvals have not been obtained;

•        Parent’s commitment in the merger agreement to use its reasonable best efforts to consummate the merger (subject to the terms and conditions of the merger agreement, including that no Burdensome Conditions are imposed by any regulatory authority);

•        The fact that the merger agreement does not preclude a third party from making an unsolicited proposal for a competing transaction with National Western and, under certain circumstances more fully described in the section titled “The Merger Agreement — Competing Proposals” beginning on page 76:

•        National Western may furnish non-public information to and discuss the competing transaction with the third party;

•        the National Western board of directors may withdraw or modify its recommendations to National Western stockholders regarding the merger in response to an unsolicited proposal for a competing transaction; and

•        the National Western board of directors may terminate the merger agreement if it determines that the competing proposal is a superior proposal and that it would be inconsistent with the National Western board of directors’ fiduciary duties not to terminate the merger agreement in order to accept the superior proposal;

•        National Western’s ability, under certain circumstances pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement, and to enforce specifically the terms of the merger agreement and Elliott equity commitment letter, as described under the section titled “The Merger Agreement — Specific Performance” beginning on page 85; and

•        The termination fee of $66,500,000 is consistent with fees in comparable transactions and reasonable in amount in light of the circumstances in which the termination fee could become payable to Parent.

•        The fact that the Supporting Stockholders, which together own approximately 29.68% of the total shares of Class A common stock and Class B common stock, have executed voting and support agreements in which they have agreed to approve and adopt the merger agreement, including:

•        Ross Moody, Chairman of the Board, Chief Executive Officer and a director of the Company;

•        Frances Moody-Dahlberg, a director of the Company;

•        Russell Moody, an advisory director of the Company; and

•        the Moody Revocable Trust, the holder of legal title and voting control with respect to 99% of the outstanding shares of Class B common stock.

•        The fact that the National Western board of directors formed the Transaction Committee for the purposes of exploring strategic opportunities, as a result of which (i) the process was directed by the National Western board of directors, either directly or acting through the Transaction Committee, and (ii) all of the Company’s stockholders were able to receive their pro rata share of the control premium through a whole company sale.

•        The fact that, on May 16, 2023, the Company publicly announced that the National Western board of directors was exploring strategic alternatives and had engaged Goldman Sachs to serve as its financial advisor for that purpose, which gave any interested potential counterparty that had not otherwise been contacted in connection with the Company’s third-party solicitation process an opportunity to inquire about the process.

•        The fact that, following the May 16, 2023 announcement, five additional parties did reach out to representatives of Goldman Sachs to express potential interest in participating in the strategic review process, each of those five parties executed confidentiality agreements, and one of those parties submitted a first-round proposal, but was not advanced to the second round of the process.

•        As described under the section titled “— Background of the Merger” beginning on page 25, the fact that the Company, at the direction of the National Western board of directors, acting through the Transaction Committee, conducted a thorough strategic review process, in which:

•        68 potential counterparties, including 38 strategic parties and 30 financial sponsors, were contacted to gauge their interest in making a proposal to acquire National Western;

•        45 of those 68 parties signed confidentiality agreements and received a confidential information memorandum relating to National Western;

•        Even though the Company expressed a strong preference for cash consideration in the proposal submission instructions, potential counterparties were not limited in the form of consideration they could propose;

•        A total of 15 indications of interest were received by the Company in the first round;

•        At the direction of the Transaction Committee, seven potential counterparties advanced to the second round, at which point each potential counterparty received a management presentation and access to the Company’s virtual data room;

•        A total of four second-round proposals were received by the Company, including three conforming proposals and one non-conforming proposal;

•        Each of the three potential counterparties that submitted a conforming proposal also submitted a mark-up of the merger agreement that the Company posted to the virtual data room for the strategic review process;

•        Each of those three potential counterparties conducted additional confirmatory due diligence and entered a third and final round on or about August 31, 2023;

•        Parent’s proposal to acquire National Western indicated that the proposal would be fully financed, without any financing condition, did not require approval by any regulatory authority of a pre-closing or post-closing dividend, and provided the greatest certainty of consummation of the merger as compared to the other proposals in the third round; and

•        After each of the three potential counterparties in the third round had clarified its proposal and attempted to provide assurances regarding certainty of consummation, Parent’s proposal to acquire National Western for $500.00 per share was the highest price proposed in the third round.

•        Parent requested exclusivity but continued to negotiate and finalize the merger agreement during the third round of the process, even though the Company never granted exclusivity to Parent, thereby leaving the National Western board of directors with the ability, through the Transaction Committee and the Company’s financial and legal advisors, to negotiate with other potential counterparties during that period if the Transaction Committee determined it would be in the best interest of the Company’s stockholders to do so.

•        The stated position of Parent, in connection with the negotiation of the exclusivity agreement, that the merger consideration was the highest price per share of Company common stock that Parent would agree to.

•        The fact that, under the Company’s certificate of incorporation, the differences between the Class A common stock and Class B common stock do not apply in the context of the merger:

•        The holders of Class A common stock and Class B common stock do not have separate class votes with respect to the adoption of the merger agreement, but instead will vote together as a single class on that matter;

•        The payment by Parent of the merger consideration pursuant to the merger agreement is not a dividend or distribution by the Company, so the 50% discount that applies to the Class B common stock under the Company’s certificate of incorporation does not apply to the merger; and

•        The merger is not a liquidation, so the Class A common stock’s de minimis liquidation preference of $0.01 per share does not apply to the merger.

•        The fact that the Transaction Committee had met to discuss and evaluate the Company’s exploration of potential strategic alternatives over 40 times from October 21, 2022 (the date the Transaction Committee was established) until October 8, 2023 (the date the merger agreement was executed) and, during that period, conducted those discussions and evaluations in consultation with the Company’s management and legal and financial advisors.

•        The fact that the National Western board of directors had met to discuss and evaluate the Company’s exploration of potential strategic alternatives three times from October 21, 2022 (the date the Transaction Committee was established) until October 8, 2023 (the date the merger agreement was executed) and, during that period, conducted those discussions and evaluations in consultation with the Company’s management and legal and financial advisors.

•        The National Western board of directors’ belief, based on, among other things, its familiarity with the Company’s business, the result of the negotiations between the parties and the responses of other potential acquirers contacted in connection with the Company’s third-party solicitation process, that other potentially interested parties, if any, would not likely be prepared to earnestly pursue a transaction with the Company for a price in excess of the merger consideration.

•        The conclusion reached by the National Western board of directors, after discussions with the Company’s management and financial advisors and negotiations with Parent, that the merger consideration of $500.00 was likely the highest price per share that Parent was willing to pay and that the combination of public disclosure of the merger consideration and the ability to respond to unsolicited proposals for competing transactions (as further described in the section titled “The Merger Agreement — Competing Proposals” beginning on page 76) would likely result in a sale of the Company at the highest price per share that was reasonably attainable.

•        The National Western board of directors received the opinion of Goldman Sachs delivered to the National Western board of directors that, as of October 8, 2023 and based upon and subject to the factors and assumptions set forth therein, the $500 in cash per share of Company common stock, without interest, to be paid to the holders (other than Parent and its affiliates) of Company common stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders of Company common stock, which opinion is set forth on Annex B and described below more fully in the section titled “— Opinion of National Western’s Financial Advisor.”

•        The National Western board of directors’ belief that the merger would likely be consummated in accordance with the merger agreement.

•        The availability of appraisal rights with respect to the merger for holders of Company common stock who timely and properly exercise their rights under the DGCL, which would give these stockholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares of Company common stock following completion of the merger (see the section titled “Appraisal Rights” and Annex C).

The National Western board of directors also considered and balanced the factors described above against certain negative factors and potential risks associated with the merger, including the following factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•        The fact that, following the merger, the Company will no longer exist as an independent public company and the Company’s existing stockholders will not participate in the Company’s or Parent’s future earnings or growth or benefit from any synergies (other than synergies reflected in the purchase price) resulting from the consummation of the transactions contemplated by the merger agreement.

•        The fact that Goldman Sachs’ opinion to the National Western board of directors as to fairness, as of October 8, 2023, of the aggregate merger consideration to be received by all stockholders (based upon and subject to the factors and assumptions set forth therein) only considered the fairness of such consideration taken in the aggregate and did not consider the allocation of the aggregate merger consideration among the holders of Class A common stock and Class B common stock.

•        The possibility that the merger might not be consummated or that the consummation might be delayed.

•        The amount of time it could take from the date the merger agreement was signed to obtain regulatory approval and complete the transactions, including that an extended period of time may exacerbate the impact of other risks considered by the National Western board of directors described in this section of this proxy statement.

•        The fact that the merger is subject to a number of closing conditions, some of which are outside of the Company’s control.

•        The fact that the merger is subject to approval by insurance regulators in Colorado and Arizona of the redomestication of National Western Life from Colorado to Arizona.

•        The risk that regulators may seek to impose conditions, limitations, obligations or costs, or place restrictions on the conduct of Parent’s or National Western’s business, which could have the effect of (i) delaying the completion of any of the transactions or (ii) if they constitute Burdensome Conditions, cause one of the merger agreement’s closing conditions to be incapable of being satisfied.

•        The fact that, because the merger consideration consists solely of cash, the transaction is taxable to the Company’s stockholders.

•        The fact that the announcement and pendency of the merger, or the failure to complete the merger, may result in significant costs to the Company and cause substantial harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), agents, customers and other business partners.

•        The substantial time and effort of management required to consummate the merger, which could disrupt the Company’s business operations and divert employees’ attention away from the Company’s day-to-day operations.

•        The risk that, despite certain retention efforts prior to consummation of the merger, the Company may lose key employees.

•        The fact that restrictions on the conduct of National Western’s business prior to consummation of the merger could delay or prevent National Western from undertaking business opportunities that arise pending consummation of the merger, which opportunities might be lost to National Western if the merger could not be consummated.

•        The restrictions on the Company’s ability to solicit for or respond to proposals for competing transactions.

•        The fact that, under certain circumstances, including if (i) the Parent terminates the merger agreement because the National Western board of directors changes its recommendation, or (ii) the Company terminates the merger agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as further described in the section titled “The Merger — Termination Fees and Expenses”), the Company would be required to pay Parent a $66,500,000 termination fee upon termination of the merger agreement.

•        The substantial costs being incurred in connection with the transactions contemplated by the merger agreement.

During its consideration of the transaction with Parent, the National Western board of directors was also aware of and considered that the Company’s directors and executive officers may have interests in the merger that differ from, or are in addition to, their interests as stockholders of the Company generally, as described in the section titled “The Merger — Interests of National Western Directors and Executive Officers in the Merger” beginning on page 54.

After taking into account all of the factors set forth above, as well as others, the National Western board of directors determined that the potentially positive factors outweighed the potentially negative factors. The foregoing discussion of the factors considered by the National Western board of directors is not intended to be exhaustive, but summarizes the material information and factors considered by the National Western board of directors in its consideration of the merger. The National Western board of directors reached the decision to recommend, adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, in light of the factors described above and other factors the National Western board of directors determined were appropriate. In view of the variety of factors and the quality and amount of information considered, the National Western board of directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the National Western board of directors may have given different weights to different factors. The National Western board of directors conducted an overall review of the factors described above, including discussions with the Company’s management and legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determinations. It should be noted that this explanation of the reasoning of the National Western board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section titled “Special Note Regarding Forward-Looking Statements” beginning on page 17.

Opinion of National Western’s Financial Advisor

Goldman Sachs rendered its opinion to the Company’s board of directors that, as of October 8, 2023 and based upon and subject to the factors and assumptions set forth therein, the $500.00 in cash per share of Company common stock, without interest, to be paid to the holders (other than Parent and its affiliates) of Company common stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders of Company common stock.

The full text of the written opinion of Goldman Sachs, dated October 8, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Company’s board of directors in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company common stock should vote with respect to the merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•        the merger agreement;

•        annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2022;

•        certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•        certain other communications from the Company to its stockholders; and

•        certain internal financial analyses and forecasts for the Company prepared by its management, as approved for Goldman Sachs’ use by the Company (the “Forecasts”).

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Class A common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the life insurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with the Company’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company’s consent that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and, except for an appraisal report provided by the Company, it was not furnished with any such evaluation or appraisal. Goldman Sachs is not an actuary and Goldman Sachs’ services did not include any actuarial determination or evaluation by Goldman Sachs or any attempt to evaluate actuarial assumptions and Goldman Sachs relied on the Company’s actuaries with respect to reserve adequacy. In that regard, Goldman Sachs made no analysis of, and expressed no opinion as to, the adequacy of the reserves or the embedded value of the Company. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $500.00 in cash per share of Company common stock to be paid to the holders (other than Parent and its affiliates) of Company common stock, taken in the aggregate, as of the date of such opinion, pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the merger, whether relative to the $500.00 in cash per share of Company common stock, without interest, to be paid to the holders (other than Parent and its affiliates) of Company common stock, taken in the aggregate, pursuant to the merger agreement or otherwise; nor as to fairness with respect to the allocation of the aggregate consideration payable pursuant to the merger agreement, including among the holders of the Class A common stock and the Class B common stock pursuant to the merger agreement. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs does not express any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the merger, or as to the impact of the merger on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Company’s board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 6, 2023, and is not necessarily indicative of current market conditions.

Analysis of Implied Premiums

Goldman Sachs analyzed the consideration to be paid to holders of Company common stock pursuant to the merger agreement in relation to:

•        $267.29, the closing price of the Company common stock on May 16, 2023, the last full trading day prior to the Company announcing its exploration of strategic alternatives (the “Share Price Prior to Announcement of Strategic Review”);

•        $444.99, the closing price of the Company common stock on August 8, 2023, the last full trading day prior to the second-round deadline for proposals (the “Share Price Prior to Second Round Proposals”);

•        $417.19, the closing price of the Company common stock on October 6, 2023 (the “Current Share Price”);

•        $257.59, the volume weighted average price (the “VWAP”) of the Company common stock over the 30 trading-day period ended May 16, 2023 (the “Pre-Strategic Review 30-Day VWAP”);

•        $447.25, the VWAP of the Company common stock over the 30 trading-day period ended October 6, 2023 (the “30-Day VWAP”);

•        $292.09, the highest closing trading price of the Company common stock for the 52-week period ended May 16, 2023 (the “Pre-Strategic Review 52-Week High Price”); and

•        $368.00, the all-time highest closing price of the Company common stock prior to the Company determining to explore strategic alternatives on October 21, 2022 (the “Pre-Strategic Review All-Time High Price”).

This analysis indicated that the price per share of Company common stock to be paid to the holders of Company common stock pursuant to the merger agreement represented implied premiums as set forth in the table below:

Implied Premium Represented by $500.00 Per Share Merger Consideration
Reference Price Per Share
Share Price Prior to Announcement of Strategic Review of $267.29	87.1%
Share Price Prior to Second Round Proposals of $444.99	12.4%
Current Share Price of $417.19	19.8%
Pre-Strategic Review 30-Day VWAP of $257.59	94.1%
30-Day VWAP of $447.25	11.8%
Pre-Strategic Review 52-Week High Price of $292.09	71.2%
Pre-Strategic Review All-Time High Price of $368.00	35.9%

Illustrative Dividend Discount Model

Using the Forecasts, Goldman Sachs performed an illustrative dividend discount analysis on the Company to derive a range of illustrative values per share of Company common stock. Goldman Sachs discounted the estimated capital return to stockholders from the Company for the period of the third quarter of 2023 through 2027, as reflected in the Forecasts, and the range of terminal values to derive present values, as of June 30, 2023, for the Company. Goldman Sachs calculated a range of terminal values for the Company by applying P/BV multiples ranging from 0.30x to 0.60x the projected book value of the Company common stock, excluding accumulated other comprehensive income of the Company (“AOCI”) of $(479.81) million as set forth in the Forecasts. These illustrative P/BV multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, the current and historical observed P/BV multiples for the Company. Goldman Sachs used a range of discount rates from 8.75% to 10.75%, reflecting estimates of the Company’s cost of equity. Goldman Sachs derived such estimated cost of equity by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including a beta for the Company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then divided the range of illustrative present values it derived for the Company by the number of fully diluted outstanding shares of Company common stock estimated to be outstanding using the treasury stock method, as provided by the Company’s management, which implied a value of $171 to $360 per share of Company common stock (rounded to the nearest whole dollar).

Illustrative Present Value of Future Share Price Analysis

Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Company common stock. For this analysis, Goldman Sachs first calculated and implied a range of theoretical future values per share of Company common stock as of December 31, 2023 through December 31, 2025, by applying illustrative P/BV multiples ranging from 0.30x to 0.60x to the Company’s projected book value per share of Company common stock (excluding AOCI) as of December 31 of each such year included in the Forecasts. These illustrative multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical P/BV multiples for the Company. Goldman Sachs then discounted to present value as of June 30, 2023 both the theoretical range of future values per share it derived for the Company and the estimated distributions to be paid per share of Company common stock through the end of the applicable period as reflected in the Forecasts using a discount rate of 9.75%, reflecting the midpoint of an estimated range of the Company’s cost of equity. Goldman Sachs derived such estimated cost of equity by application of the CAPM, which requires certain company-specific inputs, including a beta for the Company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $198 to $424 per share of Company common stock (rounded to the nearest whole dollar).

Selected Transactions Analysis

Goldman Sachs analyzed certain information relating to the following seven selected transactions in the life insurance industry since 2018 involving target companies with a total equity value of more than $1 billion. For each of the selected transactions, Goldman Sachs calculated and compared the implied total equity value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s book value (excluding AOCI) as reported or calculated using publicly available information for the most recent financial period reporting date prior to the announcement (the “P/BV multiples”) of the applicable transaction. While none of the companies that participated in the selected transactions is directly comparable to the Company, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company’s results, market sizes and product profile.

The following table presents the results of this analysis:

Announced	Closed	Target	Acquiror	P/BV	Total Equity Value ($M)(1)
July 5, 2023	N/A	American Equity Investment Life Holding Company	Brookfield Reinsurance	0.89x	$4,375
August 9, 2021	May 25, 2022	American National Group	Brookfield Asset Management Reinsurance	0.78x	$5,112
March 8, 2021	January 3, 2022	Athene Holding	Apollo Global Management	0.89x	$11,000
January 27, 2021	May 28, 2021	Great American Life Insurance Company	Massachusetts Mutual Life Insurance Company	1.22x	$3,537
May 3, 2021(2)	May 25, 2021	FBL Financial Group	Farm Bureau P&C	1.34x	$1,498
July 8, 2020	February 1, 2021	Global Atlantic Financial Group	KKR & Co.	1.00x	$4,354
February 7, 2020	June 1, 2020	FGL Holdings	Fidelity National Financial	1.77x	$2,858

____________

(1)      Represents implied total equity value for 100% of the business acquired.

(2)      May 3, 2021 was the date Farm Bureau P&C increased its offer price. The initial announcement that the parties had entered into a definitive transaction agreement was made on January 11, 2021.

Based on the results of the foregoing P/BV multiples and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of P/BV (excluding AOCI) multiples of 0.78x to 1.77x (representing the low and high premium, respectively, of the implied P/BV multiples calculated for the transactions above) to the Company’s book value (excluding AOCI) of $2.711 billion as of June 30, 2023 to derive a range of implied values per share of Company common stock of $552 to $1,238 (rounded to the nearest whole dollar).

Premia Paid Analysis

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions completed or pending in the five years preceding October 6, 2023 involving a public company based in the United States as the target where the disclosed equity values for the transaction were between $1 billion and $3 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the 141 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a 25th percentile premium of 15.7%, a median premium of 30.3% and 75th percentile premium of 59.2% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 15.7% to 59.2% to the Company’s undisturbed closing price per share of Company common stock of $267.29 as of May 16, 2023, and calculated a range of implied equity values for the Company of $309 to $426 per share of Company common stock (rounded to the nearest whole dollar).

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or Parent or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Company’s board of directors as to the fairness from a financial point of view of the holders (other than Parent and its affiliates) of Company common stock of the $500.00 in cash per share of Company common stock, without interest, to be paid to such holders, taken in the aggregate, pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between the Company and Parent and was approved by the Company’s board of directors. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion to the Company’s board of directors was one of many factors taken into consideration by the Company’s board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including the Moody Revocable Trust, a significant stockholder of the Company, Moody Bank, trustee of the Moody Revocable Trust, or Elliott Management Corporation, an indirect equityholder of Parent (“Elliott Management”) or any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the merger. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the merger. During the two-year period ended October 8, 2023, Goldman Sachs Investment Banking has not been engaged by the Company or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended October 8, 2023, Goldman Sachs Investment Banking has not been engaged by Parent or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended October 8, 2023, Goldman Sachs Investment Banking has not been engaged by the Moody Revocable Trust or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended October 8, 2023, Goldman Sachs Investment Banking has not been engaged by the Moody Bank or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to Elliott Management and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Athenahealth Inc., a portfolio company of Elliott Management, in connection with its sale in November 2021; having acted as financial advisor to Quest Software Inc., a portfolio company of Elliott Management, in connection with its sale in November 2021; having acted as financial advisor to a consortium including Elliott Management in connection with its acquisition of Syneos Health in May 2023; having acted as bookrunner in connection with a secured note offering by Nielsen Holdings plc in connection with its acquisition by Elliott Management in November 2022; having acted as bookrunner in connection with a term loan facility for Windstream Holdings Inc., a portfolio company of Elliott Management, in November 2022; and having acted as bookrunner for Peabody Energy Corporation, a portfolio company of Elliott Management, with respect to its unsecured revolving credit facility in March 2022. During the two-year period ended October 8, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Elliott Management and/or its affiliates of approximately $200 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Parent, the Moody Revocable Trust, Moody Bank, Elliott Management and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Elliott Management and its affiliates from time to time and may have invested in limited partnership units of affiliates of Elliott Management from time to time and may do so in the future.

The Company’s board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated January 4, 2023, the Company engaged Goldman Sachs to act as its financial advisor in connection with the strategic review process that resulted in the execution of the merger agreement. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $26.2 million (not including up to $2 million of additional fees that may be payable to Goldman Sachs at the Company’s discretion), $2 million of which became payable upon presentation of the final results of the study Goldman Sachs undertook to determine whether it was able to render a fairness opinion in connection with the merger agreement and the remainder of which is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Prospective Unaudited Financial and Operating Information of National Western

National Western does not, as a matter of general practice, publicly disclose detailed internal projections of its future financial performance due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates involved in generating such projections. However, National Western’s management, as part of the Company’s ordinary course strategic and business planning efforts, customarily prepares forecasts and projections for internal use on a statutory basis (i.e., instead of generally accepted accounting principles (“GAAP”)). None of the Company’s statutory basis projections were shared with any potential counterparty. In connection with the strategic review process, National Western’s management prepared the Forecasts by converting the Company’s most recent National Western Life projections from statutory principles to GAAP, using statutory vs GAAP accounting differences previously identified as part of the Company’s annual audit reporting process. These differences include amortization expense for deferred acquisition costs (“DAC”), deferred sales inducements “DSI” amortization expense and cost of reinsurance (“COR”), as well as market risk benefit (“MRB”) expense, reinsurance gain amortization and GAAP expense capitalization for DAC.

The Forecasts were reviewed and approved by the Transaction Committee for use in connection with the strategic review process.

The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was (i) made available to Parent and certain of its representatives in connection with Parent’s due diligence review of National Western and (ii) provided to the National Western board of directors in connection with its evaluation of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Forecasts also were provided to the Company’s financial advisor, Goldman Sachs, for its use and reliance in connection with its financial analyses and opinion as described in the section titled “— Opinion of National Western’s Financial Advisor” above, beginning on page 47.

Although adjusted for certain differences between GAAP and statutory principles, the Forecasts were not prepared with a view to compliance with GAAP, as applied in the United States. In addition, the Forecasts were not prepared with a view to compliance with the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither National Western’s independent registered public accounting firm, nor any other independent accounting firm, has audited, reviewed, compiled, examined or performed any procedures with respect to the Forecasts included below, nor has any such firm expressed any opinion or any other form of assurance on such information, and no such firm assumes any responsibility for, and expresses no opinion on, the Forecasts.

The Forecasts contain certain non-GAAP financial measures that Company management believes are helpful in understanding the Company’s past financial performance and estimated future results. Company management regularly uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring financial performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. While Company management believes these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze the Company’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination.

A summary of the adjusted operating income of the Company and its consolidated subsidiaries, based on the Forecasts, is set forth below (amounts reflect rounding):

	Net Earnings (Unaudited)(1)
(dollars in millions)	2023E	2024E	2025E	2026E	2027E
Premiums and other revenues:
Traditional life and single premium immediate annuity with life contingency	90	87	87	85	84
Universal life and annuity contract charges	135	135	136	137	137
Net investment income	405	398	418	444	468
Other income	12	28	28	27	31
Realized gains (losses) on investments(2)(3)	26	—	—	—	—
Total premiums and other revenues	669	648	669	691	720
Benefits and expenses:
Life and other policy benefits	150	144	144	143	143
Amortization of deferred transaction costs	81	77	73	70	68
Universal life and annuity contract interest	121	115	138	161	176
Remeasurement Gain/Loss
Change in market risk benefit liability	36	40	40	40	40
Other operating expenses	124	124	127	130	132
Total benefits and expenses	506	499	522	543	559
Earnings before Federal income taxes	157	149	147	148	161
Federal income taxes(4)	31	30	29	30	32
Net earnings	125	119	118	118	129

____________

(1)      The sum of the numerical data in any column in this table may not equal the indicated total or subtotal due to rounding.

(2)      Balances and income statement line items subject to market value changes (equity securities, debt securities reported at fair value, index options, embedded derivative instruments, etc.) were frozen at their March 31, 2023 amounts. The projections do not include any variability due to fair value changes.

(3)      Realized gains (losses) on investments for 2023 includes the Company’s gain realized on tendering to Moody Bancshares all of the common shares owned by the Company to Moody Bancshares pursuant to its self-tender offer in August 2023.

(4)      Federal income tax expense was calculated at 20% of pretax earnings consistent with the Company’s historical effective tax rate.

The Forecasts prepared by National Western’s management and included in this proxy statement are subjective in many respects and do not take into account any circumstances or events occurring after the date they were prepared. The Forecasts are not fact and should not be relied upon as necessarily indicative of actual future results; readers of this proxy statement are cautioned not to place undue reliance on this information. The inclusion of the Forecasts in this proxy statement should not be deemed an admission or representation by National Western, Parent, their respective affiliates, advisors or other representatives or any other person that the Forecasts are viewed as material information of National Western, particularly in light of the inherent risks and uncertainties associated with such forecasts. Although this summary of the Forecasts is presented with numerical specificity, the projections reflect numerous variables, assumptions and estimates as to future events made by the Company’s management that our management believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to National Western’s management at the time. However, those variables, assumptions and estimates are inherently uncertain and many of those variables, assumptions and estimates are beyond the control of National Western’s management. Given that the Forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, and other future events, as well as matters specific to National Western’s business, all of which are difficult to predict and many of which are beyond National

Western’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The Forecasts are subjective in many respects and thus are susceptible to multiple interpretations. As such, the Forecasts constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in National Western’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent Quarterly Reports on Form 10-Q and the other reports filed by National Western with the SEC. For information on factors that may cause National Western’s future results to materially vary, see the section titled “Special Note Regarding Forward-Looking Statements” beginning page 17.

There can be no assurance that the Forecasts will be realized and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the National Western board of directors, National Western, Parent, Merger Sub, their respective affiliates, advisors or other representatives or any other recipient of this information considered, or now considers, the Forecasts to be necessarily predictive of actual future results, nor should it be construed as financial guidance, and it should not be relied upon as such. Furthermore, the Forecasts are not included in this proxy statement to influence any decision whether to vote in favor of the proposal to adopt the merger agreement or take any other action, but rather are included in this proxy statement to provide Company stockholders with access to certain non-public information that was provided to the Company Board and potential counterparties for purposes of considering and evaluating the merger.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecasts to reflect (i) circumstances existing after the date when the Forecasts were prepared or (ii) the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecasts is shown to be inappropriate. By including in this proxy statement a summary of certain Forecasts, none of National Western, Parent, Merger Sub or their respective affiliates, advisors or other representatives makes any representation to any person regarding the ultimate performance of National Western or the surviving corporation compared to the information contained in such financial forecasts and should not be read to require such persons to do so.

Interests of National Western Directors and Executive Officers in the Merger

National Western’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of National Western stockholders generally. You should keep this in mind when considering the recommendation of the National Western board of directors “FOR” the adoption of the merger agreement. The members of the National Western board of directors were aware of these interests and considered them at the time they approved the merger agreement and in recommending that National Western stockholders adopt the merger agreement. These interests are described below.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section titled “— Merger-Related Compensation” below, were used:

•        the merger consideration is $500.00 per share, which is the fixed price per share to be received by National Western stockholders in respect of their shares of Company common stock in connection with the merger;

•        for any Company PSUs subject to performance-based vesting conditions, the performance goals are deemed to be achieved at the target level of performance in accordance with the terms of the merger agreement;

•        the assumed effective time is April 1, 2024, which is the assumed date of the effective time solely for purposes of the disclosure in this section (the “assumed effective time”);

•        no director or executive officer receives any additional equity grants or other awards on or prior to the assumed effective time;

•        the employment of each of National Western’s executive officers is terminated immediately following the assumed effective time; and

•        the service of each non-employee director of National Western is terminated immediately following the assumed effective time.

Treatment of Outstanding Equity-Based Awards

Pursuant to the terms of the merger agreement, upon the effective time, each Company PSU, each Company RSU and each Company SAR Award, whether vested or unvested that is outstanding immediately prior to the effective time, will be canceled in exchange for the right to receive the amount of cash consideration described below:

•        At the effective time, each Company PSU will be canceled in exchange for solely a cash payment, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the effective time (based on target performance) multiplied by (ii) the $500 per share merger consideration.

•        At the effective time, each Company RSU will be canceled in exchange for solely a cash payment, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (ii) the $500 per share merger consideration.

•        At the effective time, each Company SAR Award would be canceled in exchange for solely a cash payment, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (ii) the excess, if any, of the $500 per share merger consideration over the exercise price per share. However, if the exercise price per share for a Company SAR Award is equal to or greater than the $500 per share merger consideration, then that Company SAR Award will be cancelled in exchange for no consideration.

Treatment of Outstanding Equity-Based Awards — Summary Tables

Non-Employee Directors

The following table sets forth the cash proceeds that each of National Western’s non-employee directors would be expected to receive in respect of outstanding equity-based awards held by that director as of the assumed effective time in accordance with the treatment of outstanding equity-based awards described above. Depending on when the effective time occurs, certain of these equity-based awards may vest, be exercised and/or cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the merger. Generally, non-employee directors are granted Company RSUs, which are settled only for cash upon vesting. In addition, Charles Milos, a non-employee director and former employee of the Company, holds Company SAR Awards, which were previously granted to Mr. Milos when he served as an employee of the Company. Pursuant to their terms, these Company SAR Awards are vested and can be settled only for cash. As a result, no shares of Company common stock are issuable upon exercise of these Company SAR Awards.

Non-Employee Director Equity Summary Table

Non-Employee Directors	Number of Company RSUs (#)	Value of Company RSUs ($)(1)	Number of Company SAR Awards (#)	Value of Company SAR Awards ($)(2)
Thomas A Blackwell	217	$108,500	—	—
David Boone	217	$108,500	—	—
Stephen Glasgow	217	$108,500	—	—
E. Douglas McLeod	217	$108,500	—	—
Charles Milos(3)	217	$108,500	2,279	$572,988
Frances A. Moody-Dahlberg	217	$108,500	—	—
E.J. Pederson	217	$108,500	—	—
Todd M Wallace	217	$108,500	—	—

____________

(1)      As of the assumed effective time, each outstanding Company RSU will be converted into solely the right to receive a payment in cash, without interest, equal to the merger consideration of $500.00 per share multiplied by the number of shares subject to each such award.

(2)      As of the assumed effective time, each outstanding Company SAR Award (regardless of whether vested — noting that no such Company SAR Award held by National Western’s non-employee directors that is outstanding as of such time will be unvested) will be converted into solely the right to receive a payment in cash, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the assumed effective time multiplied by (ii) an amount equal to (x) the merger consideration of $500.00 per share minus (y) the exercise price of such Company SAR Award.

(3)      As of the assumed effective time, with the exception of Charles Milos, none of National Western’s non-employee directors held any outstanding equity-based awards other than the time-based Company RSUs set forth above. Mr. Milos previously served as an employee of the Company and received additional equity-based awards in that capacity, which have previously vested and include Company SAR Awards, which remain outstanding as of the date of this proxy statement and are assumed to be outstanding as of the assumed effective time.

Executive Officers

The following table sets forth the cash proceeds that each of National Western’s executive officers would be expected to receive in respect of outstanding equity-based awards held by that officer as of the assumed effective time in accordance with the treatment of outstanding equity-based awards described above. Depending on when the effective time occurs, certain of these equity-based awards may vest, be exercised and/or cancelled, in each case, prior to the actual effective time in accordance with their respective terms, independent of the occurrence of the merger. All Company RSUs granted to executive officers are, by their terms, settled solely for cash upon vesting, and all Company PSUs granted to executive officers are, by their terms, settled solely for cash as soon as practicable after vesting, subject to the preparation of the Company’s annual consolidated financial statements to determine what level of performance has been achieved for the applicable three-year performance period. Vested Company RSUs are typically settled in cash in December upon completion of a three-year vesting period, and vested Company PSUs are typically settled for cash in March or April after the end of the applicable three-year performance period. Therefore, with the exception of the vested Company SAR Awards included in the table below, no executive officer will hold any vested equity-based awards, including vested Company RSUs or vested Company PSUs as of the assumed effective time. Under the terms of the Company SAR Awards, no shares of Company common stock will be issued upon exercise of any Company SAR Awards. The Company SAR Awards can be settled only for cash.

Executive Officer Vested Equity-Based Awards Summary Table

Executive Officers	Number of Vested Company SAR Awards (#)	Value of Vested Company SAR Awards ($)(1)	Estimated Total Vested Consideration ($)
Ross R. Moody	107,528	$28,603,784	$28,603,784
Rey Perez	9,242	$2,542,308	$2,542,308
Brian Pribyl	5,773	$1,540,286	$1,540,286
Chad Tope	5,108	$1,448,344	$1,448,344
Greg Owen	3,192	$879,953	$879,953
Gina Byrne Miller	3,095	$822,373	$822,373
Natalie Anderson	3,061	$805,829	$805,829
Brent Burkholder	2,283	$647,064	$647,064
Carlos Martinez	2,084	$547,828	$547,828
Joseph J Hathaway	955	$272,765	$272,765
David R. Melton	2,308	$656,922	$656,922
Patrick D. Johnson	2,423	$642,373	$642,373

____________

(1)      As of the assumed effective time, each vested and outstanding Company SAR Award held by any of National Western’s executive officers will be converted into solely the right to receive a payment in cash, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the assumed effective time multiplied by (ii) an amount equal to (x) the merger consideration of $500.00 minus (y) the exercise price of such Company SAR Award.

The following table sets forth the cash proceeds that each of National Western’s executive officers would receive in respect of unvested Company RSUs, unvested Company PSUs and unvested Company SAR Awards held by that executive officer as of the assumed effective time in accordance with the treatment of outstanding equity-based awards described above.

Executive Officer Unvested Equity-Based Awards Summary Table

Executive Officers	Number of Unvested Company SAR Awards (#)	Value of Unvested Company SAR Awards ($)(1)	Number of Unvested Company RSUs (#)	Value of Unvested Company RSUs ($)(2)	Number of Unvested Company PSUs (#)(3)	Value of Unvested Company PSUs ($)(3)	Estimated Total Unvested Consideration ($)
Ross R. Moody	61,620	$17,242,948	7,439	$3,719,500	7,222	$3,611,000	$24,573,448
Rey Perez	5,520	$1,545,197	681	$340,500	681	$340,500	$2,226,197
Brian Pribyl	3,934	$1,100,689	452	$226,000	452	$226,000	$1,552,689
Chad Tope	3,081	$862,725	396	$198,000	396	$198,000	$1,258,725
Greg Owen	2,346	$656,397	270	$135,000	270	$135,000	$926,397
Gina Byrne Miller	2,048	$572,946	231	$115,500	231	$115,500	$803,946
Natalie Anderson	1,916	$536,079	221	$110,500	221	$110,500	$757,079
Brent Burkholder	1,466	$410,430	184	$92,000	184	$92,000	$594,430
Carlos Martinez	874	$244,734	113	$56,500	113	$56,500	$357,734
Joseph J. Hathaway	1,344	$375,891	290	$145,000	—	—	$520,891
David R. Melton	982	$274,960	251	$125,500	—	—	$400,460
Patrick D. Johnson	1,067	$298,587	251	$125,500	—	—	$424,087

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(1)      As of the assumed effective time, the vesting of each outstanding and unvested Company SAR Award held by any of National Western’s executive officers will be accelerated, and each such Company SAR Award will be converted into solely the right to receive a payment in cash, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the assumed effective time multiplied by (ii) an amount equal to (x) the merger consideration of $500.00 per share minus (y) the exercise price of such Company SAR Award.

(2)      As of the assumed effective time, the vesting of each outstanding and unvested Company RSU will be accelerated, and each such Company RSU will be converted into solely the right to receive a payment in cash, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the assumed effective time multiplied by (ii) the merger consideration of $500.00 per share.

(3)      As of the assumed effective time, the vesting of each outstanding and unvested Company PSU held by any of National Western’s executive officers will be accelerated, and each such Company PSU will be converted into solely the right to receive a payment in cash, without interest, equal to the product of (i) the total number of target shares of Company common stock subject to such award (i.e., the number of such shares that would vest if performance conditions under such award were achieved at target) immediately prior to the assumed effective time multiplied by (ii) the merger consideration of $500.00 per share.

Severance Benefits in Change in Control and Employment Agreements with Executive Officers

Executive Officers Generally.    The following discussion relates to the change in control agreements between the Company and each of National Western’s executive officers other than David R. Melton and Patrick Johnson (collectively, the “Standard Officers”).

National Western generally does not utilize employment agreements with respect to its executive officers (however, David R. Melton is party to an employment agreement, as further discussed below). Instead, National Western’s general practice has been to issue offer letters to executive officer candidates when recruited to their positions. In addition to outlining the Standard Officer’s responsibilities, each offer letter specifies the beginning base salary and eligibility for any additional compensation programs overseen by the Compensation Committee of the National Western board of directors (the “Compensation Committee”). Except for the change in control agreements with the Standard Officers described below, as of the date hereof, National Western does not have any contractual obligations with respect to the Standard Officers for severance payments in connection with any termination or change in control.

In December 2021, National Western entered into a Change in Control & Severance Agreement with Ross Moody, with a two-year term. As permitted by the merger agreement, and as approved by the Compensation Committee, this agreement was renewed for an additional two years, with the term now scheduled to expire on December 16, 2025. However, following any change in control, in accordance with the terms of the agreement, the term will be extended until the third anniversary of such change in control. The agreement also terminates upon Ross Moody’s earlier death or incapacity. Pursuant to this agreement, Ross Moody is eligible to receive certain severance benefits if there is a qualifying termination of employment within three years following a change in control or following certain other terminations outside of that three-year vesting period, as described below.

In 2019, National Western entered into Change in Control Agreements with the Standard Officers other than Ross Moody. In 2019, National Western also entered into a Change in Control Agreement with Patrick Johnson, who serves as Vice President, Human Resources. The Company’s form of Change in Control Agreement for vice presidents like Mr. Johnson is substantially similar to the form used for the Standard Officers, except as described below.

The term of each such Change in Control Agreement ends on the second anniversary of a “change in control,” as defined in the agreements in the case of the Standard Officers (and, in the case of Patrick Johnson’s agreement, the first anniversary), unless the agreement is earlier terminated pursuant to its terms. Under these agreements, each Standard Officer other than Ross Moody is eligible to receive certain severance benefits if there is a qualifying termination of employment within two years following a change in control (and, in the case of Patrick Johnson’s agreement, within one year following a change in control). Such agreements do not provide for any payments or benefits in connection with a termination of employment in the absence of a change in control.

Ross Moody’s Change in Control & Severance Agreement provides for severance payments upon National Western’s involuntary termination of Ross Moody’s employment for any reason other than for “cause,” death or incapacity, or by Ross Moody’s voluntary termination of employment for certain reasons specified in such agreement, within three years following a “change in control.” In the event of such a qualifying termination following a change in control, Ross Moody would be entitled to:

•        A lump sum cash payment in an amount equal to two times the sum of (i) Ross Moody’s annual base salary plus (ii) his target annual bonus;

•        Reimbursement of up to $50,000 for expenses and costs related to outplacement services;

•        Continued use of a company car by him for one year following the termination date; and

•        Reimbursement up to $75,000 for legal fees and expenses incurred as a result of any dispute resolution process entered into by him to enforce the Change in Control & Severance Agreement.

In addition, under Ross Moody’s Change in Control & Severance Agreement, if Ross Moody’s employment is involuntarily terminated by National Western for any reason other than for “cause,” death, or incapacity during the employment period (but not within three years after a “change in control,” as defined in the agreement), subject to his execution of a release of claims, he will be entitled to:

•        A lump sum cash payment in an amount equal to his currently effective annual base salary through the termination date plus any accrued vacation pay;

•        A lump sum cash amount equal to two times the sum of his annual base salary and his target bonus;

•        Continued vesting of certain incentive awards for three years from the termination date (as applicable); and

•        Financial counseling services, not to exceed $35,000, for a one-year period after such termination.

The Change in Control Agreements with each of the Standard Officers other than Ross Moody provide for severance payments upon National Western’s involuntary termination of such Standard Officer’s employment for any reason other than for “cause,” death or incapacity, or by such Standard Officer’s voluntary termination of employment for certain reasons specified in such agreement, within two years following a “change in control” (or, in the case of Patrick Johnson’s agreement, one year). In the event of such a qualifying termination following a change in control, the terminated Standard Officer would be entitled to:

•        A lump sum cash payment in an amount equal to the sum of (i) the Standard Officer’s annual base salary plus (ii) his or her target annual bonus (or, in the case of Patrick Johnson’s agreement, 50% of such sum).

Under Change in Control & Severance Agreement with Ross Moody and the Change in Control Agreements with the other Standard Officers (collectively, the “CIC Agreements”), if a Standard Officer (including Ross Moody) voluntarily terminates his or her employment after one or more of the following events following a change in control, such termination is treated as a qualifying termination for purposes of the benefits payable under the agreements (“Permitted Resignation”):

•        The Standard Officer’s annual base salary, target bonus or any of his or her other material compensation arrangements is materially reduced, unrelated to his or her performance;

•        The Standard Officer’s duties or responsibilities are negatively and materially changed in a manner inconsistent with his or her position or authority;

•        National Western requires the Standard Officer’s work location or residence to be relocated more than 25 miles from its location as of the change in control; or

•        National Western or its successor fails to offer the Standard Officer a comparable position after the change in control.

Under the CIC Agreements, “cause” is generally defined as the failure (which in the case of Mr. Moody must be willful and continued) of the executive to perform substantially the executive’s duties owed to National Western or its affiliates after demand for performance is delivered to the executive identifying the nature of such unacceptable performance.

Under the CIC Agreements, a “change in control” is deemed to occur if:

•        Any person or group of persons (within the meaning of Section 13(d) of the Exchange Act), other than National Western, its subsidiaries or any of their employee benefit plans, acquires beneficial ownership (as defined in such Section 13(d)) (directly or indirectly) of (i) 50% or more of National Western’s outstanding securities entitled to vote in the elections of directors (or securities or rights convertible into or exchangeable for such securities) (“Voting Stock”), or (ii) Voting Stock having a total number of votes that may be cast and elect a majority of National Western’s directors; or

•        There has been a change in a majority of the members of the National Western board of directors within a 12-month period, unless the election or nomination for election by National Western’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then in office and who were directors at the beginning of such 12-month period; or

•        There has been an approval by National Western’s stockholders of (i) any consolidation, merger, or other reorganization in which National Western is not the continuing or surviving corporation or pursuant to which shares of Voting Stock would be converted into cash, securities, or other property, other than a merger of National Western in which holders of Voting Stock immediately prior to the merger have either the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or have more than 50% of the ownership of voting common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer in one transaction or a series of related transactions of 50% or more of National Western’s assets; or

•        There has been a liquidation or dissolution of National Western.

The approval of the merger by National Western’s stockholders, and the merger itself (if consummated), will qualify as a change in control for purposes of each of the CIC Agreements.

The CIC Agreements include restrictive covenants related to the protection of confidential information, and as further discussed below, certain time limits on any noncompetition covenants that may apply to Standard Officers after their qualifying termination (i.e., that entitles a Standard Officer to the foregoing severance benefits). Pursuant to each CIC Agreement, if a Standard Officer incurs a qualifying termination of employment during the first year following a change in control, then such Standard Officer will cease to be subject to the terms of any noncompetition agreement he or she previously entered into with National Western. If a Standard Officer incurs a qualifying termination of employment during the second year following a change in control, then the Standard Officer will remain subject to the terms of any noncompetition agreement he or she previously entered into with National Western for one year thereafter. In the case of Ross Moody, if he incurs a qualifying termination of employment during the third year following a change in control, then he will remain subject to the terms of any noncompetition agreement he previously entered into with National Western for two years thereafter.

If the payments to a Standard Officer under a CIC Agreement (after taking into consideration all other amounts payable to the officer under other National Western plans, programs, policies, and arrangements) would cause the Standard Officer to be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then National Western will reduce the payments to the largest amount that could be payable without causing any payment to be subject to the excise tax, but only if that reduction would result in a better after-tax result for the Standard Officer.

David R. Melton.    The following discussion relates to the employment agreement that applies to David R. Melton. As indicated above, Mr. Melton is subject to an employment agreement in connection with his services for Ozark National Life. Under his employment agreement, Mr. Melton will become entitled, subject to his continuing compliance with certain restrictive covenants and his execution of a release of claims, to the following termination payments and benefits upon (a) Ozark’s involuntary termination of his employment without “cause” or (b) his voluntary termination of employment for “good reason” (each as defined in his employment agreement).

•        A lump sum cash payment in an amount equal to any then-unpaid bonuses for any full fiscal year preceding the year in which such termination occurs;

•        A lump sum cash payment of the pro-rata annual bonus for the year in which such termination occurs equal to the product of (i) the annual bonus Mr. Melton would have otherwise earned for such year (such amount is payable at the time annual bonus payments are payable to executives generally) multiplied by (ii) a fraction, the numerator of which is the number of days elapsed from the beginning of such year to the termination date, and the denominator of which is 365;

•        An amount equal to one-twelfth of Mr. Melton’s annual base salary as of the date of such termination (without giving effect to any reduction that would constitute “good reason” as defined below) (the “Monthly Base Salary Benefit Amount”), payable on a monthly basis for a period equal to six months; and

•        An amount equal to the applicable premium otherwise payable for COBRA continuation coverage for Mr. Melton (and, to the extent covered immediately prior to the termination date, his spouse and dependents) that will be payable on a monthly basis for a period equal to 12 months.

Under Mr. Melton’s employment agreement, there is no additional severance benefit payable in the event his qualifying termination occurs after a change in control. However, Ozark National Life may elect to extend the period during which Mr. Melton is subject to post-termination noncompetition and nonsolicitation covenants for up to an additional 12 months beyond the 12-month post-employment period during which such covenants are applicable by making additional payments of the Monthly Base Salary Benefit Amount for the number of months during which such restrictive covenants are so extended.

Under Mr. Melton’s employment agreement, “cause” generally means the occurrence of any one of the following:

•        Mr. Melton’s conviction, or plea of guilty or no contest, to or for any felony or crime of moral turpitude that may materially affect the business, standing or reputation of Ozark National Life or any employee thereof;

•        Mr. Melton’s fraud, embezzlement other misappropriation of funds;

•        Mr. Melton’s willful or material breach of the employment agreement if not cured within 30 days following receipt from Ozark National Life of written notice thereof (the “Melton Cure Condition”); or

•        Mr. Melton’s willful refusal to perform his lawful and reasonable duties to Ozark National Life, subject to the Melton Cure Condition.

Under Mr. Melton’s employment agreement, “good reason” generally means the occurrence of any one of the following:

•        Mr. Melton experiences a material adverse change in his title, authority or duties;

•        Mr. Melton’s base salary or target annual bonus opportunity is reduced;

•        Ozark National Life’s material breach of Mr. Melton’s employment agreement;

•        A relocation of Mr. Melton without reimbursement for his normal, reasonable and customary relocation expenses; or

•        The failure of Ozark National Life to procure, or deliver satisfactory evidence of, the assumption of Mr. Melton’s employment agreement by any successor company.

However, none of the foregoing events or conditions will constitute good reason unless (a) Mr. Melton provides Ozark National Life with written objection to the event or condition within 90 days following the occurrence thereof, (b) Ozark National Life does not reverse or otherwise cure the event or conditions within 15 days of receiving such written objection (the “Employer Cure Period”), and (c) Mr. Melton resigns his employment within 30 days following the expiration of the Employer Cure Period.

Standard Officers, Patrick Johnson and David R. Melton.    For illustrative purposes only, based on the assumptions described above under “— Certain Assumptions,” it is currently estimated that National Western’s current executive officers would be entitled to receive, in the aggregate, approximately $9.9 million in cash severance benefits under the CIC Agreements and Mr. Melton’s employment agreement (excluding payment of accrued and unused vacation). See the section titled “— Merger-Related Compensation” below for an estimate of the amounts that would become payable to each of National Western’s named executive officers under the CIC Agreements.

Compensation Arrangements with Parent

As of the date of this proxy statement, there are no new employment, equity or other arrangements or understandings between any National Western executive officer or non-employee director, on the one hand, and Parent, on the other hand. The merger is not conditioned upon any executive officer or non-employee director of National Western entering into any such arrangement or understanding. Prior to the effective time, Parent may, in its discretion, initiate discussions or negotiations about such arrangements and understandings with certain of National Western’s executive officers and may enter into definitive agreements with certain of National Western’s executive officers regarding continued service, in each case, taking effect at or after the effective time of the merger. No such discussions or negotiations have occurred or are expected to occur, and no such arrangements or understandings are expected to be implemented, with respect to National Western’s non-employee directors.

Benefits Arrangements with Parent

As further described in the section titled “The Merger Agreement — Employee Matters,” for a period of one year following the effective time, the merger agreement requires Parent to maintain no less favorable compensation and comparable employee benefits for National Western’s employees (including National Western’s executive officers) as provided by National Western immediately prior to the effective time.

Indemnification and Insurance

The merger agreement provides for certain indemnification arrangements for National Western’s current executive officers and directors and the continuation of certain insurance arrangements for National Western’s current executive officers and directors for six years after the effective time.

Merger-Related Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of compensation that each named executive officer could receive that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use that term to describe the merger-related compensation payable to National Western’s named executive officers. For additional details regarding the terms of the payments and benefits described below, see the discussion above. This merger-related compensation is subject to a non-binding advisory vote of National Western stockholders, as set forth in proposal two to this proxy statement. See the section titled “National Western Proposal — Advisory (Non-Binding) Vote on Compensation” beginning on page 86.

The amounts set forth below are estimates of amounts that would be payable to the named executive officers using the assumptions described above under “— Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available, and as a result the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

All dollar amounts set forth below have been rounded to the nearest whole number.

Golden Parachute Compensation(1)

Name	Cash(2)	Equity(3)	Pension/ NQDC(4)	Perquisites/ Benefits(5)	Tax Reimburse-ment(6)	Other	Total
Ross R. Moody	$4,853,726	$24,573,448	$—	$183,100	$—	$—	$29,610,274
Rey Perez	$1,000,000	$2,226,197	$—	$—	$—	$—	$3,226,197
Brian Pribyl	$663,000	$1,552,689	$—	$—	$—	$—	$2,215,689
Chad Tope	$888,676	$1,258,725	$—	$—	$—	$—	$2,147,401
Greg Owen	$425,712	$926,397	$—	$—	$—	$—	$1,352,109

____________

(1)      The amounts reported in the “Equity” column are attributable to the accelerated vesting, cancellation and cash-out of outstanding equity-based awards pursuant to the merger agreement (sometimes referred to as a “single-trigger” arrangement).

(2)      Amounts reflect “double-trigger” cash severance benefits under the CIC Agreements, meaning that payment of such amounts requires the consummation of the merger, as well as a qualifying termination of employment. In particular, such amounts would be payable in a lump sum, assuming a termination of employment by National Western without cause or by the named executive officer due to his or her Permitted Resignation following the merger, as follows: (i) in the case of Ross Moody, (x) 200% of his base salary ($1,155,649); and (y) 200% of his target annual bonus ($1,271,214); and (ii) in the case of each National Western’s named executive officer other than Ross Moody (x) 100% of his base salary (Rey Perez, $500,000; Brian Pribyl, $442,000; Chad Tope, $444,338; and Greg Owen, $315,342); and (y) 100% of his target annual bonus (Rey Perez, $500,000; Brian Pribyl, $221,000; Chad Tope, $444,338; and Greg Owen, $110,370).

(3)      Amounts, which are “single-trigger” reflect the consideration to be received by each named executive officer in connection with the accelerated vesting of, and related cash payment with respect to, unvested and outstanding Company RSUs, Company PSUs and Company SAR Awards and held by each of the named executive officers, which vesting acceleration will occur upon completion of the merger, and the related cash payment will occur on the first regularly scheduled payroll that occurs at least five business days following completion of the merger, as described in more detail in the section above titled “— Treatment of Outstanding Equity-Based Awards.” Pursuant to the terms of the merger agreement, (i) each outstanding Company RSU will be fully vested and converted into a right to receive solely an amount in cash, without interest, equal to the product of (x) the total number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (y) the merger consideration of $500.00 per share; (ii) each outstanding Company PSU will be fully vested and converted into a right to receive solely an amount in cash, without interest, equal to the product of (x) the total target number of shares of Company common stock (i.e., the number of such shares that would vest if performance conditions under such award were achieved at target) subject to such award immediately prior to the effective time multiplied by (y) the merger consideration of $500.00 per share, and (iii) each outstanding and unvested Company SAR Award will be fully vested and converted into a right to receive solely an amount in cash, without interest, equal to the product of (x) the total number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (y) an amount equal to (1) the merger consideration of $500.00 per share minus (2) the exercise price of such Company SAR Award.

(4)      As of the assumed effective time, none of National Western’s named executive officers has any unvested account balances or is entitled to receive any enhancements in their benefits under a qualified or non-qualified defined benefit plan or a non-qualified deferred compensation plan sponsored or maintained by National Western.

(5)      Amounts reflect the value of Ross Moody’s benefits under the Change in Control & Severance Agreement that relate to (i) the continued use of a company car for one year following the termination date, which right the Company estimates has value of $23,100, (ii) his right to receive reimbursement of up to $50,000 for expenses and costs related to outplacement services; (iii) his right to receive financial counseling services, not to exceed $35,000, for a one-year period after the termination date and (iv) his right to receive reimbursement amounts up to $75,000 for legal fees and expenses incurred as a result of any dispute resolution process undertaken by Ross Moody to enforce such agreement, as noted above in the section titled “— Change in Control Severance Benefit for Executive Officers.”

(6)      None of the named executive officers is eligible to receive a tax reimbursement based on or otherwise related to the merger. The CIC Agreements provide that the change in control benefits payable to the named executive officers are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Code if that reduction would result in a better after-tax result for the named executive officer. The amounts above do not reflect any possible reductions under those provisions.

Compensation of the Transaction Committee

When the Transaction Committee was established by the National Western board of directors on October 21, 2022, the compensation for serving on that committee was deferred to a later date. On December 14, 2022, the National Western board of directors approved a fixed fee of $100,000 for Mr. Pederson, as committee chair, and $70,000 each for Mr. Boone and Dr. Blackwell. Fifty percent of these committee fees was paid on December 20, 2022, and the remaining 50% was paid on October 10, 2023. No portion of these committee fees is or was contingent on the completion of a strategic transaction such as the merger.

Appraisal Rights

Our stockholders have the right under Section 262 of the DGCL to dissent from the merger and to seek appraisal of the fair value of their shares of Company common stock, as determined in accordance with Delaware law. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $500.00 per share that our stockholders are entitled to receive in the merger. To exercise appraisal rights or to preserve the right to do so, stockholders who wish to do so must precisely follow the specific procedures set forth in Section 262 of the DGCL in a timely manner. Failure to strictly comply with these procedures will result in a loss of appraisal rights. These procedures are described in the section titled “Appraisal Rights,” and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex C.

The Supporting Stockholders are not entitled to appraisal rights because they consented to the merger.

Delisting and Deregistration of Class A Common Stock

If the merger is completed, the shares of Class A common stock will be delisted from the NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Class A common stock. The Class B common stock is held by two stockholders and is not traded on any stock exchange. Therefore, it is not registered under Section 12 of the Exchange Act.

U.S. Federal Income Tax Consequences of the Merger

The following is a general summary of the anticipated U.S. federal income tax consequences to U.S. Holders of the exchange of shares of Company common stock for cash pursuant to the merger. This discussion is based on the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practices and judicial decisions, all as in effect as of the date of this proxy statement. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those summarized in this discussion. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) or any other taxing authority with respect to any of the U.S. federal income tax consequences summarized in this discussion. There can be no assurance that the IRS will not challenge any of the consequences summarized below, or that a court will not sustain any such challenge by the IRS.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States,

•        a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia,

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source or

•        a trust that is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds shares of Company common stock, you should consult your own tax advisor regarding the tax consequences of the exchange of shares of Company common stock for cash pursuant to the merger.

This summary is for general information only and does not constitute tax advice. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances. In addition, this discussion does not apply to certain categories of holders that are subject to special treatment under the U.S. federal income tax laws, such as (i) banks, financial institutions or insurance companies, (ii) regulated investment companies or real estate investment trusts, (iii) brokers or dealers in securities or currencies or traders in securities that elect mark-to-market treatment, (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, (v) holders that validly exercise appraisal rights in connection with the merger, (vi) holders that acquired shares of Company common stock as compensation for services, (vii) holders that own shares of Company common stock as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, (viii) holders that are liable for the “alternative minimum tax” under the Code, (ix) U.S. Holders whose functional currency is not the United States dollar, or (x) holders who are not U.S. Holders. This discussion does not address any tax consequences arising under any state, local or non-U.S. tax laws, U.S. federal estate or gift tax laws, or the 3.8% Medicare tax on certain net investment income. In addition, this discussion applies only to holders that hold their shares of Company common stock as capital assets (generally, property held for investment).

STOCKHOLDERS OF THE COMPANY ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION.

The Merger Will Be a Taxable Event

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company common stock. Generally, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of Company common stock exchanged were held for more than one year as of the date of the exchange (i.e., in this case, the effective time of the merger). Long-term capital gains of non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. The deduction of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of shares of Company common stock (i.e., shares of Company common stock acquired for the same cost in the same transaction) exchanged for cash pursuant to the merger.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to the exchange of shares of Company common stock for cash pursuant to the merger. Certain non-corporate stockholders may be subject to backup withholding at a rate of 24% on cash payments received in exchange for Company common stock in the merger. To prevent backup withholding, a Company stockholder must either provide a correct taxpayer identification number and certify that the stockholder is not subject to backup withholding under the Code by properly completing Form W-9 or establish a basis for exemption from backup withholding.

Company stockholders who fail to provide their correct taxpayer identification numbers and the appropriate certifications or to establish an exemption as described above will be subject to backup withholding on cash amounts received in connection with the merger and may be subject to penalties imposed by the IRS. Amounts withheld pursuant to backup withholding are not an additional tax and may be refunded or credited against a Company stockholder’s federal income tax liability, but only if that stockholder furnishes the information outlined above to the IRS and other applicable requirements are satisfied.

Regulatory Approvals

The closing of the merger is subject to the completion of certain governmental and regulatory clearance procedures, including the receipt of approvals or non-disapprovals from certain U.S. state insurance regulators and FINRA in connection with the merger and other transactions contemplated by the merger agreement, and early termination or expiration of the waiting period under the HSR Act. Under the merger agreement, Parent, Merger Sub and the Company are also obligated to use reasonable best efforts to seek and obtain certain other approvals and non-disapprovals from governmental entities, and to make certain other filings and provide certain notices, which approvals, non-disapprovals, filings, and notices are not conditions to the closing of the merger agreement or prerequisites for the closing of the merger under applicable law and regulation.

While we believe that Parent and the Company will receive the approvals and non-disapprovals discussed below that are prerequisites to the consummation of the merger under the merger agreement and applicable law and regulation, Parent and the Company may not obtain all such approvals.

Insurance Laws and Regulations

Parent is an insurance company domiciled in Arizona. National Western Life, the Company’s wholly-owned insurance company subsidiary, is currently domiciled in Colorado. Ozark National Life, a wholly-owned insurance company subsidiary of National Western Life, is domiciled in Missouri. Under the terms of the merger agreement, Parent’s and Merger Sub’s obligations to consummate the merger are subject to the approval of the redomestication of National Western Life from Colorado to Arizona. On November 6, 2023, Parent and National Western Life submitted redomestication applications to the Arizona and Colorado state insurance regulators, seeking approval of the redomestication of National Western Life to Arizona.

The insurance laws and regulations of the U.S. states of Arizona, Colorado and Missouri generally require that, prior to the acquisition of control of an insurance company domiciled in those jurisdictions, the acquiring person obtain the approval of a Form A statement by the insurance regulator of each such jurisdiction for such acquisition of control. Accordingly, on November 6, 2023, the Parent Control Persons made the requisite Form A filing with the state insurance regulators in Arizona, seeking approval to acquire control of National Western Life. Because National Western Life’s redomestication to Arizona is a closing condition, no change of control of National Western Life will occur unless and until it is domiciled in Arizona. On November 6, 2023, the Parent Control Persons made the requisite Form A filing with the state insurance regulators in Missouri, seeking approval of the acquisition of the control of Ozark National Life.

It is also expected that Parent will request approval in Arizona to receive the capital contributions required to fund the merger consideration, including the capital contribution of the proceeds from the debt financing. In addition, if required under applicable law, Parent will request approval in Arizona for its investment in National Western and certain of its non-insurance subsidiaries. These approvals are also conditions to the closing. For additional information regarding these capital contributions, please refer to the section titled “The Merger Agreement — Financing.”

The merger cannot be consummated before the parties have obtained approvals of the Arizona and Missouri Form A and related filings, as well as approval of the redomestication from the Colorado and Arizona insurance regulators without the imposition of a Burdensome Condition. There can be no assurance that each of these approvals will be obtained or when they will be obtained. Unrelated to the merger, National Western Life is currently undergoing its routine five-year financial examination in Colorado. Colorado has informed the Company that it will not be able to approve the redomestication request until the financial examination has been completed. Historically, the Company’s financial examination has been completed in April, but this examination may not be complete until the end of the second quarter. As for the Arizona process, it is Parent’s and National Western’s understanding that the Arizona insurance regulators intend to process the Form A and the redomestication on a substantially parallel basis, with a goal to be able resolve any issues relating to the Form A filing before Colorado finalizes the redomestication application.

The insurance laws and regulations of certain states also require that a pre-acquisition notification on Form E be filed with the state insurance regulatory authorities regarding the acquisition of control of a non-domiciliary insurance company doing business in that state if the acquisition would result in specified levels of market concentration (the “Form E Filings”). While these prior notification statutes do not authorize the state insurance regulatory authorities to disapprove the acquisition of control, they authorize regulatory action in the affected state, including requiring the insurance company to cease and desist from doing certain types of business in the affected state. Pursuant to the merger agreement, the Company and Parent will use reasonable best efforts to cooperate and consult with each other in seeking such consents and making such notifications to the extent required.

United States Antitrust Filing

Under the HSR Act, the merger may not be completed until certain information and materials have been provided by Parent and the Company to the Antitrust Division and the FTC, and the applicable waiting period under the HSR Act has expired or been terminated and no Burdensome Condition has been imposed by any regulators as part of the regulatory approval process. The parties filed the required notifications with the Antitrust Division and the FTC on November 3, 2023, and the waiting period under the HSR Act is scheduled to expire on December 4, 2023, unless earlier terminated by the Antitrust Division or the FTC.

The Antitrust Division and the FTC frequently scrutinize the legality of transactions, such as the merger, under antitrust, competition and trade regulation law (the “antitrust laws”). At any time before or after the merger, the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of Parent, the Company or their respective affiliates. Private parties may also bring legal actions under the antitrust laws in certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

Other Considerations

Upon the terms and subject to the conditions set forth in the merger agreement, the Company, Merger Sub and Parent are obligated to cooperate with each other and use (and cause their respective subsidiaries, and in the case of Parent, cause the Parent Control Persons (as defined below), to use) their respective reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement as promptly as reasonably practicable. Their obligations in this regard include preparing and filing as promptly as reasonably practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents with certain governmental entities.

The merger agreement provides that Parent, Merger Sub and Parent Control Persons (i) may not undertake any action that could be reasonably expected to impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any consents, approvals, licenses, permits, orders, qualifications, authorizations of, or registrations or other actions by, or any filings with or notifications to, any governmental entity necessary to consummate the transactions contemplated by the merger agreement, including the merger, or the expiration or termination of any applicable waiting period, and (ii) are not required to take or refrain from taking, or agree to take, any Burdensome Condition.

“Parent Control Person” means (a) Prosperity Holding Company, as the 100% equity holder of Parent, (b) Prosperity Life Insurance Group, LLC as the 100% equity holder of Prosperity Holding Company, (c) Prosperity Group Holdings LP, as the 100% equity holder of Prosperity Life Insurance Group, LLC, (d) Bluejacket GP LLC, the general partner of Prosperity Group Holdings LP and (e) Jonathan Pollock as the controlling member of Bluejacket GP LLC.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. Information about the merger can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section titled “Where You Can Find More Information” beginning on page 99.

Explanatory Note Regarding the Merger Agreement

The merger agreement has been included to provide investors and stockholders with information regarding its terms. The representations, warranties and covenants contained in the merger agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the merger agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the merger agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Form of Merger

Upon the terms and subject to the conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will be merged with and into the Company. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will be the surviving entity in the merger and will become an indirect, wholly-owned subsidiary of Parent. Following the merger, the Class A common stock will no longer be publicly traded, will be delisted from NASDAQ and will be deregistered under the Exchange Act.

Consummation and Effectiveness of the Merger

The merger will become effective upon the Company’s filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and Parent and set forth in the certificate of merger. The closing of the merger will occur on the date that is the fifth business day following the date of the satisfaction or waiver of the conditions to consummation of the merger set forth in the merger agreement (other than those conditions that by their terms are to be satisfied at the closing) or at such other time as the Company and Parent may agree in writing.

Consideration to Be Received in the Merger

At the effective time, each share of Company common stock issued and outstanding immediately prior to such time will be converted automatically into the right to receive $500.00 in cash without interest (as defined above, the “merger consideration”), less any applicable withholding taxes, and each outstanding and unvested Company PSU, Company RSU and Company SAR Award will vest and be converted into the right to receive the cash payment described below in the section titled “— Treatment of Outstanding Equity-Based Awards.” However, the merger consideration will not be paid in respect of (a) any shares of Company common stock (i) owned by the Parent or Merger Sub (or any of their wholly-owned subsidiaries) immediately prior to the effective time or (ii) held in treasury of the Company and (b) shares of Company common stock outstanding immediately prior to the effective time that are held by a holder who has not consented to the merger, has properly demanded appraisal of such shares in accordance with Delaware law, and as of the effective time, has not waived, withdrawn or lost rights to such appraisal under Delaware law (“appraisal shares”).

Appraisal Shares

Appraisal shares will not be converted into the right to receive the merger consideration, but, instead, holders of appraisal shares will be entitled to payment of the fair value of such shares in accordance with Section 262 of the DGCL. If any such holder of appraisal shares fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s appraisal shares under the DGCL will cease and such appraisal shares will be deemed to have been converted at the effective time into, and will have become, the right to receive the merger consideration without interest or any other payments. The Company will provide prompt written notice to Parent of any demands for appraisal, attempted waivers or withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent will have the right to direct, in consultation with the Company, all negotiations and proceedings with respect to such demands. The Company has agreed not to, without the prior written consent of Parent, make any voluntary payment with respect to, or settle or offer to settle, any such demands or approve any withdrawal of such demands, or agree to do any of the foregoing.

Treatment of Outstanding Equity-Based Awards

Upon the effective time, each Company PSU, Company RSU and Company SAR Award, whether vested or unvested that is outstanding immediately prior to the effective time, will be canceled in exchange for the right to receive the cash payment described below:

•        At the effective time, each Company PSU will be canceled in exchange for solely a cash payment, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the effective time (based on target performance) multiplied by (ii) the $500 per share merger consideration.

•        At the effective time, each Company RSU will be canceled in exchange for solely a cash payment, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (ii) the $500 per share merger consideration.

•        At the effective time, each Company SAR Award will be canceled in exchange for solely a cash payment, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such award immediately prior to the effective time multiplied by (ii) the excess, if any, of $500 per share merger consideration over the exercise price per share. However, if the exercise price per share for a Company SAR Award is equal to or greater than the $500 per share merger consideration, then that Company SAR Award will be cancelled in exchange for no consideration.

The payments with respect to equity-based awards will be paid through the surviving corporation’s payroll.

Exchange Procedures

Contemporaneously with the effective time, Parent must deposit, or cause to be deposited, with a bank, trust company, or nationally recognized stockholder services provider (or other provider reasonably acceptable to the Company) (the “paying agent”), in trust for the benefit of holders of shares of Company common stock entitled to the merger consideration, the amount of cash sufficient to pay the aggregate merger consideration. Parent, surviving corporation or the paying agent will send to each holder of record of shares of Company common stock that were converted into the right to receive merger consideration, a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented shares in exchange for the merger consideration. Holders of book-entry shares will, after submitting a properly completed letter of transmittal to the paying agent, be entitled to receive the merger consideration, without interest and less any applicable withholding taxes, without any further action required on the part of those holders. Holders of certificated shares must, in addition to the properly completed letter of transmittal, surrender such certificates (or an affidavit of loss in lieu thereof).

Representations and Warranties

The merger agreement contains representations and warranties of the Company, Parent and Merger Sub regarding, among other things:

•        organization, standing and power;

•        approvals of the merger agreement and transactions contemplated thereby;

•        governmental consents and approvals;

•        absence of contravention with organizational documents and other agreements;

•        litigation and investigations;

•        accuracy of information supplied for inclusion in this proxy statement; and

•        brokers’ and finders’ fees;

The Company made additional representations and warranties regarding, among other things:

•        capital structure;

•        SEC reporting;

•        compliance of financial statements with accounting requirements, regulations and GAAP;

•        statutory statements;

•        certifications required under the Sarbanes-Oxley Act;

•        internal controls over financial reporting;

•        accounting and auditing practices;

•        disclosure controls;

•        general compliance with laws and regulations (including insurance laws and regulations) and listing standards of NASDAQ;

•        absence of certain changes and events since December 31, 2022;

•        absence of undisclosed material liabilities;

•        taxes (including as related to insurance products);

•        compensation and benefits;

•        labor matters;

•        environmental matters;

•        real property and leasehold matters;

•        material contracts;

•        intellectual property;

•        data privacy and security;

•        permits;

•        Opinion of National Western’s Financial Advisor;

•        insurance maintained by the Company and its subsidiaries;

•        anti-takeover statutes and defenses;

•        related party agreements;

•        actuarial analysis;

•        insurance reserves;

•        reinsurance contracts;

•        investment assets;

•        insurance contracts; and

•        registration of N.I.S. as a broker-dealer.

Parent and Merger Sub made additional representations and warranties regarding, among other things:

•        delivery of the capital commitment letter and the debt commitment letter;

•        absence of transactions that would (i) materially delay obtaining, or significantly increase the risk of not obtaining, any approvals of any governmental entity necessary to consummate the merger, (ii) significantly increase the risk of any governmental entity entering a governmental order prohibiting the merger or (iii) materially delay the consummation of the merger;

•        persons who, following the closing of the merger, could be deemed to control or exercise significant influence over the management of the Company and its subsidiaries; and

•        Parent’s and affiliates’ (i) absence of “interested stockholder” status and (ii) non-ownership of voting stock, in the Company in the past three years.

Certain of the representations and warranties in the merger agreement are qualified as to “materiality,” “Company Material Adverse Effect” or “Parent Material Adverse Effect.”

The merger agreement provides that a “Company Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence that, individually or in the aggregate, would be reasonably likely to (a) prevent, materially impair or materially delay the Company’s ability to consummate the transactions contemplated by the merger agreement, including the merger, on or before July 8, 2024 (or, under certain circumstances, October 8, 2024) (as defined above, as applicable, the “outside date”) or the performance by the Company of any of its material obligations under the merger agreement or (b) have a material adverse effect on the condition (financial or otherwise), business, operations, assets and liabilities (considered together) or results of operations of the Company and its subsidiaries, taken as a whole. The merger agreement also provides, however, that, with respect to clause (b) above, in no event will any of the following states of fact, changes, developments, events, effects, conditions or occurrences, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Company Material Adverse Effect:

•        changes in general U.S. or global economic conditions or securities, credit, financial or other capital markets conditions;

•        changes, events or conditions in the industries in which the Company and its subsidiaries operate (including changes to interest rates, general market prices and regulatory changes affecting such industries);

•        pandemics (including COVID-19 and any variants/mutations thereof), epidemics, acts of war, armed hostility, sabotage, terrorism, widespread cyber-attack or man-made disaster, or any natural disaster or other act of nature and any escalation or general worsening of the foregoing;

•        changes arising out of the negotiation, execution or announcement of, or entering into, the merger agreement, or the pendency or consummation of the transactions contemplated by the merger agreement, including the merger;

•        changes in applicable law or in GAAP, SAP or in accounting standards or in the interpretation or enforcement of any of the foregoing;

•        change in the market price or trading volume, of the Company’s capital stock;

•        failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or predictions;

•        change or development in the credit, financial strength, claims paying ability, insurance or other rating of the Company, any of its subsidiaries or its outstanding debt;

•        performance of the merger agreement or the transactions contemplated by the merger agreement, including compliance with covenants set forth therein (but in the event of a failure by the Company or its subsidiaries to take any action, only if Parent has refused to provide a waiver to the applicable prohibition in the merger agreement within five business days after the request), the identity of or facts related to Parent, Merger Sub or their respective affiliates or any action taken or omitted to be taken by the Company at the prior written request of Parent or Merger Sub;

•        effects of any breach of the merger agreement by Parent or Merger Sub; or

•        change in the value of the investment assets of the Company or any of its subsidiaries.

With respect to the first, second and third items listed above, those states of fact, changes, developments, events, effects, conditions or occurrences will be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, solely to the extent the impact on the Company and its subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on other companies operating in the industries in which the Company and its subsidiaries operate in the countries and regions in the world impacted by the state of fact, change, development, event, effect, condition or occurrence in question.

The merger agreement provides that “Parent Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence that would or would be reasonably likely to, individually or in the aggregate, prevent, materially impair or materially delay Parent’s or Merger Sub’s ability to perform its material obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement, including the merger, on or before the outside date.

Conduct of Business by the Company Prior to Consummation of the Merger

The Company has agreed to certain covenants in the merger agreement restricting the conduct of the business of the Company and its subsidiaries between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement. The general effect of these covenants is that, during such interim period, the Company and its subsidiaries will be limited in their ability to pursue strategic and operational matters outside the ordinary course of business. The Company has agreed that it and its subsidiaries will conduct their business in the ordinary course consistent with past practice in all material respects and use reasonable best efforts to preserve their business organizations and goodwill, keep available the services of their current key officers and employees, and preserve their present relationships with governmental entities and other key third parties, including customers, reinsurers, distributors, suppliers and other persons with whom the Company and its subsidiaries have business relationships.

In addition, the Company has agreed to specific restrictions relating to the conduct of the business of the Company and its subsidiaries between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement, including, but not limited to, not to take (or permit any of its subsidiaries to take) the following actions (subject, in each case, to exceptions specified below and in the merger agreement or previously disclosed in writing to Parent as provided in the merger agreement or as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, delayed or conditioned)) or as required by law:

•        subject to certain limited exceptions, offer, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock or other equity or voting interests or ownership interests of any class or series of the Company or its subsidiaries;

•        amend or propose to amend the Company’s or its subsidiaries’ certificate of incorporation, bylaws or other comparable organizational documents;

•        authorize, recommend, propose, enter into or adopt a plan or agreement of complete or partial liquidation, rehabilitation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•        merge, consolidate, combine or amalgamate with any person;

•        subject to certain limited exceptions (including permitting the Company to execute investment portfolio transactions in the ordinary course of business consistent with past practice and in accordance with its existing investment guidelines), acquire or agree to acquire any business or any corporation, partnership, association or other business organization or division thereof or any other assets for consideration in excess of $1,250,000 individually or $2,500,000 in the aggregate;

•        make or authorize capital expenditures that are, on an individual basis, in excess of 150% of the individual line items of the Company’s capital expenditure budget or in excess of 125% of the aggregate capital expenditure budget, except for (i) planned capital expenditures disclosed to Parent at signing of the merger agreement, (ii) reasonable emergency capital expenditures necessary to maintain its ability to operate its businesses in the ordinary course or for the safety of individuals, assets or the environment and (iii) capital expenditures for maintenance purposes with respect to investment assets that are real estate;

•        except as required under applicable law or the terms of any Company benefit plan:

•        increase the compensation or benefits of any current or former director, officer, employee or independent contractor of the Company or its subsidiaries, except for increases to base salary or wage rate for any employee or independent contractor, as applicable (other than with respect to (i) certain officers and (ii) employees and independent contractors whose base salary or wage rate, as applicable, is equal to or greater than $180,000 (each, a “covered person”)) in the ordinary course of business consistent with past practice and subject to certain limits; enter into or adopt any employment, change in control, severance or retention agreement, or grant to any current or former director, officer, employee or independent contractor of the Company or its subsidiaries any (or any increase or enhancement of any) severance, change in control or retention pay, except (i) for any such agreements or any such grants of severance pay to an employee who has been hired to replace an employee with such an agreement, or (ii) for employment or service agreements terminable without notice, severance or penalty payments for a new employee or independent contractor;

•        pay any incentive compensation, other than short-term bonuses for completed periods based on actual performance in the ordinary course of business consistent with past practice and the terms of the applicable Company benefit plan;

•        grant any new equity-based award or amend, enhance or modify the terms of any outstanding award;

•        amend or modify any performance criteria, metrics or targets under any Company benefit plan such that, as compared to those criteria, metrics or targets under any Company benefit plan in effect as of the date of the merger agreement, the performance criteria, metrics or targets would be reasonably likely to be materially more likely to be achieved than in the absence of such amendment or modification;

•        establish, adopt, enter into or amend in any material respect any (i) except as otherwise in compliance with the preceding sub-bullets, Company benefit plan or (ii) collective bargaining agreement or other agreement with any labor union or other employee representative organization;

•        change any actuarial or other assumptions used to calculate funding obligations with respect to any Company benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; or

•        loan or advance any money or other property to any current or former employee, director, officer or other individual service provider (other than routine advancement of business expenses in the ordinary course of business consistent with past practice);

•        subject to certain limited exceptions, sell, lease, license, transfer, pledge, encumber or otherwise dispose of any of the Company’s or its subsidiaries’ assets or properties;

•        incur, guarantee or assume any indebtedness (other than indebtedness owing between or among the Company and any of its wholly-owned subsidiaries), subject to certain limited exceptions, including investment portfolio transactions in the ordinary course of business consistent with past practice and other incurrences of indebtedness not to exceed $5,000,000 in the aggregate;

•        enter into any material contract or reinsurance contract other than in the ordinary course of business consistent with past practice;

•        terminate, amend, modify, assign or waive any material right under any material contract or reinsurance contract except in the ordinary course of business consistent with past practice;

•        hire any person to be an officer or employee of the Company or any of its subsidiaries or engage any other independent contractor to provide services to the Company or any of its subsidiaries, other than the hiring of an employee or the engagement of any other independent contractor who would not be a covered person (i) to fill a vacancy identified as of the date of the merger agreement or (ii) to replace any employee or independent contractor other than a covered person who resigns or retires, whose employment or service is terminated for cause or with the consent of Parent;

•        terminate the employment of (i) any covered person other than for cause or (ii) any group of employees that would implicate certain notice requirements under law;

•        (i) enter into any collective bargaining agreement or other agreement with any labor union or other employee representative organization or (ii) voluntarily recognize or certify any labor union or other employee representative organization, or group of employees of the Company or any of its subsidiaries as the bargaining representative for any employees of the Company or its subsidiaries;

•        redeem, purchase or otherwise acquire directly or indirectly any of the Company’s or its subsidiaries’ capital stock or other voting or equity interests of the Company or its subsidiaries;

•        settle or compromise any claim, demand, lawsuit or state or federal regulatory proceeding or waive any claims, other than with respect to the Company’s and its subsidiaries’ ordinary course claims activity, (i) in an amount in excess of $1,250,000 individually or $2,500,000 in the aggregate or (ii) that imposes any material obligation to be performed by, or material restriction imposed against, the Company or its subsidiaries;

•        except for any such change that is required by GAAP, SAP, applicable law or governmental entity, make any actuarial change in (i) underwriting, pricing, reserving, claims administration, investment, risk management, as applicable, in effect on the date of the merger agreement other than, any change made in the ordinary course of business consistent with past practice, (ii) financial accounting (other than any change for tax purposes) methods, practices or principles used by the Company or any of its Subsidiaries, or (iii) the investment guidelines or any investment or hedging practice, guideline or policy, as applicable, in effect on the date of the merger agreement; or

•        make any loan, capital contribution or advance to or investment in any other person (other than the Company or its wholly-owned subsidiaries in the ordinary course of business consistent with past practice or in compliance with the Company’s investment guidelines).

The merger agreement permits the Company to continue to pay regular annual cash dividends not to exceed $0.36 per share of Class A common stock and $0.18 per share of Class B common stock prior to completion of the merger. Accordingly, on October 26, 2023, the National Western board of directors declared a cash dividend in the respective per share amounts described above, payable December 1, 2023 to stockholders of record as of November 6, 2023.

Efforts to Complete the Merger

Under the terms of the merger agreement, the Company, Merger Sub and Parent are obligated to cooperate with each other and use (and cause their respective subsidiaries, and in the case of Parent, cause the Parent Control Persons, to use) their respective reasonable best efforts to promptly take or cause to be taken all actions necessary, proper or advisable to consummate in the most expeditious manner reasonably practicable, the merger and the other transactions contemplated by the merger agreement, including using reasonable best efforts to:

•        prepare and file promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

•        obtain as soon as reasonably practicable all consents required to be obtained from any governmental entity or third party that are necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement (the “required consents”). The obligations of Parent and Merger Sub under the merger agreement to consummate the transactions contemplated by the merger agreement (including the merger) are not, however, subject to conditions relating to obtaining third-party consents.; and

•        cooperate with each other to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated by the merger agreement.

The Company, Parent and Merger Sub are further required to:

•        keep each other apprised of the status of matters relating to the completion of the merger and the other transactions contemplated by the merger agreement;

•        work cooperatively in connection with obtaining all required approvals or consents of any governmental entity whose consent is a required consent in connection with the merger and the other transactions contemplated by the merger agreement;

•        consult with each other regarding all filings made with, and additional information submitted to, any governmental entity whose consent is a required consent in connection with the merger or any other transaction contemplated by the merger agreement, including all Form A Filings, pre-acquisition notifications on Form E or similar market share notifications, and information provided under the HSR Act;

•        promptly inform each other of any communication with any governmental entity whose consent is a required consent regarding the merger and the other transactions contemplated by the merger agreement, and permit each other to review in advance any proposed communication to any governmental entity whose consent is a required consent;

•        provide the other party with the opportunity to participate in any meeting with any governmental entity whose consent is a required consent in respect of any substantive filing, investigation or other inquiry in connection with the transactions contemplated by the merger agreement; and

•        furnish to each other copies of all correspondence and filings with any governmental entity whose consent is a required consent related to requests for additional information or from any governmental entity whose consent is a required consent with respect to the merger and the other transactions contemplated by the merger agreement.

Merger Sub and Parent are obligated to, and must cause their respective subsidiaries, and in the case of Parent, cause the Parent Control Persons, to file or cause to be filed with the applicable governmental entities, (i) the Form A Filings, (ii) the Form E Filings or similar market share notifications, and (iii) declarations, filings and notifications necessary to obtain the required consents, in each case, as soon as reasonably practicable and, in any event, with respect to (i) and (ii) within 20 business days of the date of the merger agreement. Upon the request of Parent, the Company must also, and must cause its subsidiaries to, provide reasonable cooperation and assistance to Parent in its submission or filing of certain filings with applicable departments of insurance.

The Company, at its own expense, is obligated to (i) as promptly as practicable, but in no event later than 20 business days following the date of the merger agreement, cause N.I.S. to file or cause to be filed a CMA for approval of a change in ownership or control of N.I.S. under FINRA Rule 1017 with FINRA and request “fast track” treatment and (ii) as soon as reasonably practicable, cause N.I.S. to file or cause to be filed notice or other filing with any applicable state securities authority. N.I.S. plans to submit its CMA to FINRA as soon as practicable.

Under the merger agreement, the Company and Parent were obligated to submit notifications required under the HSR Act relating to the transactions contemplated by the merger agreement (including the merger) by November 6, 2023 and are further obligated to file other materials required under antitrust laws with respect to the transactions (including the merger) in the applicable jurisdictions as promptly as reasonably practicable. The parties filed the required notifications with the Antitrust Division and the FTC on November 3, 2023, and the waiting period under the HSR Act is scheduled to expire on December 4, 2023, unless earlier terminated by the Antitrust Division or the FTC.

Parent shall, and shall cause each of its applicable affiliates, subsidiaries and the Parent Control Persons to, as applicable (i) not take any action with the intention to, or that could be reasonably likely to, hinder or materially delay the expiration or termination of any waiting period under the HSR Act or the obtaining of the required consent of any governmental entity as necessary, (ii) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the closing, on or before the outside date, and (iii) each use its reasonable best efforts to avoid or eliminate each and every impediment under any antitrust laws so as to enable the closing to occur as soon as reasonably possible (and in any event no later than the outside date).

None of Parent, Merger Sub any Parent Related Person or any Parent Control Person is required to take or refrain from taking or agree to take any “Burdensome Condition,” which means any limitation, action, restriction, condition or requirement that, individually or together with all other such limitations, actions, restrictions, conditions or requirements, would, or would be reasonably likely to (i) require, obligate or otherwise involve any action to be taken by, impose any restriction on Parent, Merger Sub, Company or any of its subsidiaries or Parent Control Persons, or any of their respective affiliates to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of, before or after the closing, any assets or businesses or (B) contribute material capital or enter into any material guarantee, “keep well” or capital maintenance arrangements, maintain a material specified risk based capital restriction on behalf of such party or its affiliates, (ii) require any material and adverse deviation from those “key terms” of the Parent’s business plan provided to Company in advance, (iii) require, obligate or otherwise involve any action to be taken by, impose any restriction on, have any adverse effect on, or require any information disclosure of any Parent Related Person, other than identifying each of Elliott Associates, L.P., Elliott International, L.P., Elliott Intermediate Co-Investment I L.P. and Elliott Intermediate Co-Investment II L.P. as an indirect equityholder of Parent or (iv) require anyone other than the Parent Control Persons to file as the “ultimate control person” of Parent, Company or any of their subsidiaries, or make any similar filing with any applicable insurance regulator. The Company may not (and must cause its subsidiaries not to), without the prior written consent of Parent, take or agree to take or refrain from any action or accept any limitation, action, restriction, condition or requirement that, individually or in the aggregate, would, or would be reasonably likely to, result in a Burdensome Condition.

Voting and Support Agreements

On October 8, 2023, the Moody Revocable Trust, Ross Moody (together with an investment partnership managed by him), Russell Moody (together with an investment partnership co-managed by him), and Frances Moody-Dahlberg (together with an investment partnership managed by her) (collectively, the “Supporting Stockholders”) each entered into a separate voting and support agreement with Parent with respect to the merger agreement. Collectively, the Supporting Stockholders beneficially own approximately 29.68% of the combined voting power of the Class A common stock and Class B common stock, including 99% of the outstanding shares of Class B common stock.

Each Supporting Stockholder’s voting and support agreement generally requires that Supporting Stockholder to vote or cause to be voted all Company common stock owned by that Supporting Stockholder in favor of any proposal to adopt the merger agreement and against alternative transactions. Subject to certain exceptions, the voting and support agreements also contain prohibitions applicable to the Supporting Stockholders that are consistent with the non-solicitation provisions of the merger agreement.

In addition, subject to limited exceptions, until the termination of each Supporting Stockholder’s voting and support agreement, that voting and support agreement restricts that Supporting Stockholder from selling or otherwise transferring Company common stock owned by that Supporting Stockholder.

Robert Moody, the grantor of the Moody Revocable Trust, passed away on November 7, 2023. Under the terms of the Moody Revocable Trust, the shares of Class B common stock pass to the Three R Trust, a trust created by Robert Moody for the benefit of his children and their lineal descendants. The trustee of the Moody Revocable Trust, however, is authorized to retain trust properties, including the shares of Class B common stock, for as long as is necessary to administer the trust and Mr. Moody’s estate, including the payment of debts, expenses and taxes. Therefore, upon Robert Moody’s death, Three R Trust acquired beneficial ownership of the shares of Class B common stock held by the Moody Revocable Trust. However, legal title will remain with the Moody Revocable Trust for the foreseeable future. Therefore, until the transfer of legal title to Three R Trust, Moody Bank, as trustee of the Moody Revocable Trust, retains the voting power with respect to those shares of Class B common stock. In addition, the Moody Revocable Trust’s voting and support agreement permits legal title to the Class B common stock to be transferred to Three R Trust in the event of Robert Moody’s death, but expressly provides that the transferred shares would remain subject to the obligations set forth in the voting and support agreement, including the Moody Revocable Trust’s grant of an irrevocable proxy to Parent to vote the shares of Class B common stock held by the Moody Revocable Trust in favor of adopting the merger agreement.

Competing Proposals

The Company has agreed that it will not, and will cause its subsidiaries and its and their respective representatives not to, directly or indirectly:

•        initiate, solicit, propose or knowingly encourage or knowingly facilitate the submission of any inquiry or the making of any proposal or offer that constitutes, or would be reasonably likely to lead to or result in, a competing proposal (as defined below);

•        engage in, continue or participate in any discussions relating to or any inquiry, proposal or offer that would reasonably be expected to lead to or result in a competing proposal;

•        furnish any non-public information regarding the Company or its subsidiaries, or access to the properties, assets or employees of the Company or its subsidiaries, to any person in connection with or in response to any competing proposal or any inquiry, proposal or offer that would be reasonably likely to lead to or result in a competing proposal;

•        approve, adopt or enter into any letter of intent or agreement in principle relating to a competing proposal;

•        take any action to make the provisions of any takeover law or similar provision in National Western’s organizational documents inapplicable to any transactions contemplated by a competing proposal;

•        submit any competing proposal to a vote or consent of the stockholders of the Company; or

•        resolve, propose or agree to do any of the above.

However, notwithstanding the restrictions described above, the Company or any of its representatives may, (i) in response to an unsolicited inquiry or proposal that did not result from a material breach of the non-solicitation restrictions described above, request information reasonably necessary to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes, or is reasonably likely to lead to or result in, a superior proposal (as defined below) and (ii) in response to an inquiry or proposal from a third party, inform a third party or its representatives of the restrictions imposed by the non-solicitation restrictions described above.

Furthermore, under the merger agreement, the National Western board of directors may not:

•        withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to Parent or merger sub, the board recommendation to approve the merger in this proxy statement;

•        fail to include the board recommendation to approve the merger agreement in this proxy statement (including when filed with the SEC or disseminated to the Company’s stockholders);

•        adopt, approve, endorse or recommend, or publicly propose or announce any intention to adopt, approve, endorse or recommend, any competing proposal;

•        publicly declare advisable or publicly propose to enter into, or authorize, cause or permit the Company or its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (an “alternative acquisition agreement”);

•        in the case of a competing proposal that is structured as a tender offer or exchange offer, fail to recommend, in a solicitation/recommendation statement, against acceptance of such tender offer within a specified period of time; or

•        if, after the date of the merger agreement, a competing proposal has been publicly announced or publicly disclosed, fail to publicly reaffirm the board’s recommendation to approve the merger prior to (i) five business days after Parent requests the reaffirmation in writing or (ii) three business days prior the date of the Special Meeting, whichever is earlier (together with any of the other foregoing actions, a “change in recommendation”).

Notwithstanding the restrictions described above, the National Western board of directors may, after consultation with the Company’s outside legal counsel, make such disclosures as the National Western board of directors determines in good faith, that the failure to do so would be inconsistent with the fiduciary duties of the National Western board of directors under applicable law. However, any disclosure that relates to a competing proposal will be deemed to be a change in recommendation unless the National Western board of directors reaffirms the board’s recommendation to approve the merger in such disclosure.

Notwithstanding the foregoing, any time prior to, but not after, the Company’s receipt of the stockholder approval following the execution of the merger agreement the Company and its representatives may solicit, propose, encourage, or facilitate any inquiry or the making of any proposal or offer with respect to such competing proposal or any modification thereto with any person if the Company receives a bona fide written competing proposal from such person that was not solicited in material breach of the foregoing non-solicitation provisions.

A “competing proposal” is defined as any bona fide written offer or proposal for, or any bona fide written indication of interest in, any direct or indirect, in a single transaction or series of related transactions:

•        acquisition of any business or assets of the Company or its subsidiaries representing 20% or more of the net revenues, net income or assets of the Company and its subsidiaries taken as a whole;

•        sale of equity representing 20% or more of any class of equity securities of the Company or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries taken as a whole;

•        tender offer or exchange offer that would result in the beneficial ownership of 20% or more of any class of equity securities of the Company or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries taken as a whole; or

•        merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose business constitutes 20% or more of the net revenue, net income or assets of the Company and its subsidiaries taken as a whole.

A “superior proposal” is defined as a competing proposal (with all references to 20% included in the definition of competing proposal increased to 50%) that is not solicited after the date of the merger agreement in violation of the terms thereof and is made after the date of the merger agreement by any person (other than the Parent) that in the good faith determination of the National Western board of directors — after consultation with its financial advisors and outside legal counsel and after taking in to account relevant aspects of the proposal (including estimated timing and legal, financial, regulatory, stockholder approval requirements, any third-party consents, financing and other aspects) — would, if consummated, result in a transaction more favorable to the Company stockholders than the merger, is reasonably likely to be consummated on the terms proposed and for which, if applicable, financing is fully committed or reasonably determined to be available by the National Western board of directors.

Change in Recommendation

At any time prior to, but not after, the receipt of the Company stockholder approval, the National Western board of directors may effect a change in recommendation or may terminate the merger agreement if the Company receives a bona fide written competing proposal from a third party that was not solicited in material breach of the merger agreement’s non-solicitation proposals, and:

•        the National Western board of directors determines in good faith (i) after consultation with its financial advisors and outside legal counsel, that such competing proposal is a superior proposal and (ii) after consultation with the Company’s outside legal counsel, that failure to effect a change in recommendation in response to such superior proposal would be inconsistent with the fiduciary duties owed by the National Western board of directors to the stockholders of the Company under applicable law;

•        the Company provides Parent written notice of such proposed action and the basis thereof at least four business days in advance;

•        after giving such notice and prior to effecting such change in recommendation or termination, the Company negotiates in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of the merger agreement as would obviate the need for the National Western board of directors to effect a change in recommendation or terminate the merger agreement; and

•        at the end of the four business day period, prior to taking action to effect a change in recommendation or terminate the merger agreement, the National Western board of directors takes into account any adjustments or revisions to the terms of the merger agreement proposed by Parent in writing and determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that the competing proposal remains a superior proposal and, after consultation with outside legal counsel, that the failure to effect a change in recommendation in response to such superior proposal would be inconsistent with the fiduciary duties owed by the National Western board of directors to the stockholders of the Company under applicable law.

Additionally, at any time prior to, but not after, the receipt of the Company stockholder approval, the National Western board of directors may effect a change in recommendation or terminate the merger agreement in response to an intervening event that occurs or arises after the date of the merger agreement and that did not arise from or in connection with a breach of the merger agreement, and:

•        the National Western board of directors determines in good faith (i) after consultation with the Company’s financial advisors and outside legal counsel that an intervening event has occurred and (ii) after consultation with the Company’s outside legal counsel, that failure to effect a change in recommendation in response to such intervening event would be inconsistent with the fiduciary duties owed by the National Western board of directors to the stockholders of the Company under applicable law;

•        the Company provides Parent written notice of such proposed action and the basis thereof at least four business days in advance, which notice shall set forth in writing that the National Western board of directors intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the intervening event and the reasons for making the change in recommendation;

•        after giving such notice and prior to effecting such change in recommendation, the Company negotiates in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of the merger agreement as would obviate the need for the National Western board of directors to effect a change in recommendation; and

•        at the end of the four business day period, prior to taking action to effect a change in recommendation, the National Western board of directors takes into account any adjustments or revisions to the terms of the merger agreement, proposed by Parent in writing, and determines in good faith after consultation with the Company’s outside legal counsel, that the failure to effect a change in recommendation in response to such intervening event would be inconsistent with the fiduciary duties owed by the National Western board of directors to the stockholders of the Company under applicable law.

An “intervening event” is defined as a material development, event, occurrence or change in circumstance that occurs or arises after the date of the merger agreement that was not known to or reasonably foreseeable by the National Western board of directors as of the date of the merger agreement, which becomes known to the National Western board of directors prior to obtaining the Company stockholder approval. However, intervening event does not include (a) the mere fact, in and of itself, that the Company or any of its subsidiaries meets or exceeds any projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics, (b) changes in the price or trading volume of the Company common stock, or (c) the receipt and existence of a competing proposal.

Financing

The total merger consideration of approximately $1.9 billion will be funded through a combination of (i) cash from internal sources, (ii) a capital commitment from affiliates of Elliott to Parent and PGH LP, and (iii) borrowings under existing facilities or debt commitments, the aggregate proceeds of which will provide Parent with the funds needed to consummate the merger, including to pay the aggregate merger consideration pursuant to the merger agreement.

Concurrently with the execution of the merger agreement, Parent, Prosperity Holding and PGH LP entered into certain agreements for capital financing and debt financing to facilitate Parent’s acquisition of the Company through the merger.

The obtaining of capital and debt financing is not, however, a condition to the merger, the closing, or Parent’s and Merger Sub’s obligations under the merger agreement, including payment of the aggregate merger consideration and other payments pursuant to the merger agreement.

Debt Financing

On October 8, 2023 Prosperity Holding entered into (i) the debt commitment letter with the Commitment Parties. Pursuant to the debt commitment letter, and subject to the terms and conditions set forth therein, the Commitment Parties agreed to provide, for the benefit of Prosperity Holding a term loan facility (with maturity date of December 7, 2027) in the aggregate principal amount of $310,000,000 (as defined above, such financing, the “debt financing”) for the purpose of funding, in part, Parent’s acquisition of the Company through its merger with Merger Sub and the fees and expenses incurred in connection therewith.

The merger agreement obligates Parent and Merger Sub to use their reasonable best efforts to, among other things, (i) maintain the debt commitment letter in effect until the merger is consummated or terminated in accordance with its terms, (ii) enforce Parent’s and Merger Sub’s rights under the debt commitment letter, and (iii) satisfy on a timely basis all conditions to funding under the debt commitment letter that are within their control and (iv) if possible, consummate the debt financing at or prior to the closing of the merger. Under the merger agreement, Parent, Merger Sub and the Company have agreed that Parent and Merger Sub will not permit any modification of their rights under the debt commitment letter that would, among other things, prevent or materially delay or impact the consummation of the merger. The Company has also agreed under the merger agreement to use reasonable best efforts to cooperate with Parent in connection with the debt financing.

Capital Financing

As a condition to the Company’s willingness to enter into the merger agreement, Elliott affiliates, Parent, and PGH LP executed and delivered the capital commitment letter, dated October 8, 2023, pursuant to which the Elliott affiliates committed to provide capital to PGH LP with an aggregate capital contribution equal to $800,000,000 ($370,000,000 of which may be in the form of subordinated loan made to Prosperity Holding) for the purpose of funding a portion of the aggregate merger consideration. The capital commitment letter provides that the Company is a third party beneficiary of the rights granted to Parent under the capital commitment letter solely for the purpose of seeking specific performance of the Elliott affiliates’ obligation to fund the commitment thereunder, subject to conditions set forth in the capital commitment letter. The capital commitment will be reduced by the amount of any debt actually funded at closing if and to the extent that such debt financing is used to fund the payment of merger consideration.

Employee Matters

From and after the effective time, Parent will, or will cause the Company to, honor all Company benefit plans in good faith in accordance with their respective terms. Further, Parent expressly assumes, from and after the effective time, certain change in control and employment agreements of the Company and its subsidiaries. For a period of one year following the effective time, Parent will provide, or will cause to be provided, to each employee of the Company or its subsidiaries who continues to remain employed with the Company or its subsidiaries immediately after the effective time (each, a “Company Employee”) with:

•        an annual base salary or hourly wage rate that is no less favorable than the annual base salary or hourly wage rate provided to the Company Employee immediately prior to the effective time;

•        target annual cash and target long-term incentive compensation opportunities (excluding any change in control and retention or other non-recurring compensation) that are no less favorable than those provided to the Company Employee immediately before the effective time; and;

•        other employee benefits (excluding long-term equity or equity-based compensation, defined benefit pension, nonqualified deferred compensation and post-employment welfare benefits) that are substantially comparable in the aggregate to those employee benefits (subject to the foregoing exclusions) provided to, in Parent’s discretion, either (or some combination of) (i) the Company Employee immediately prior to the effective time or (ii) Parent’s (or its affiliate’s) similarly-situated employees.

For all purposes under the employee benefit plans of Parent and its subsidiaries providing benefits to any Company Employee after the effective time (each such plan, a “New Plan”), each Company Employee will be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors, to the same extent as such Company Employee was entitled, prior to the effective time, to credit for such service under any similar Company benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the effective time. However, such credit cannot result in a duplication of benefits and will not apply with respect to benefit accrual under any defined benefit pension plan or for purposes of any post-employment welfare benefit plan.

In addition, (i) Parent will use reasonable best efforts to cause each Company Employee to be immediately eligible to participate in each New Plan to the extent such Company Employee was eligible to participate immediately prior to the effective time in a Company benefit plan providing analogous benefits (each such plan, a “Legacy Plan”), (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan will be waived for each Company Employee and his or her covered dependents, unless such conditions would not have been waived under the Legacy Plan and (iii) Parent will use reasonable best efforts to cause any eligible expenses incurred by each Company Employee and his or her covered dependents during the portion of the plan year of each Legacy Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

To the extent the Company has not paid the entirety of the annual, quarterly or other short-term bonus or bonuses, as applicable, in respect of calendar year 2023 (the “unpaid 2023 bonus”) to an applicable Company Employee as of the closing date, then, no later than 30 days following the closing date of the merger, the Company will pay, or will cause to be paid, the unpaid 2023 bonus to such Company Employee, subject to such Company Employee remaining employed by the Company or any of its subsidiaries until (i) the date of such payment or (ii) in the event the employment of such Company Employee is terminated on or after December 31, 2023 without “cause” or is otherwise terminated in connection with the transactions contemplated by the merger agreement, December 31, 2023. The amount of such Company Employee’s unpaid 2023 bonus will be determined prior to the closing date of the merger by the Compensation Committee, in good faith consistent with the terms of the applicable Company benefit plan and, if applicable, award agreements, in each case as in effect on the date of the merger agreement.

Indemnification and Insurance

The merger agreement provides that, from and after the effective time, the surviving corporation and Parent will indemnify, defend and hold harmless to the fullest extent permitted by applicable law or provided under the Company’s certificate of incorporation and bylaws in effect as of immediately prior to the effective time all persons who were directors, advisory directors, officers or employees of the Company and its subsidiaries prior to the effective time for any losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement or incurred in connection with any threatened or actual claim, action or investigation arising out of, relating to or in connection with such person’s role as a director, advisory director or officer of the Company or its subsidiaries.

Parent and the surviving corporation will not amend, repeal or otherwise modify in any manner that would adversely affect the rights of, and will fulfill and honor any rights of, any past and present directors, advisory directors and officers of the Company and its subsidiaries to indemnification, expense advancement or exculpation with respect to any act or omission occurring or existing at or prior to the effective time under (i) any indemnification, exculpation and advancement of expenses provisions of the Company charter, bylaws and organizational documents of any of the Company’s subsidiaries as in effect as of immediately prior to the effective, (ii) any indemnification, expense advancement or exculpation provisions in the in the organizational documents of the surviving corporation or and (3) any indemnification, expense advancement or exculpation provisions in the organizational documents of any subsidiary of the Company in effect as of immediately prior to the effective time.

In addition, Parent will cause to be put in place and fully prepay, no later than immediately prior to the closing of the merger, “tail” directors’ and officers’ liability insurance policies with a claims reporting or discovery period of six years after the effective time, with terms and conditions providing retentions, limits and other material terms that are no less favorable than the current directors’ and officers’ liability insurance and fiduciary liability policies maintained by the Company and its subsidiaries covering matters, acts or omissions occurring at or prior to the effective time. However, Parent will not be required to pay (or cause the surviving corporation to pay) annual premiums in excess of 300% of the aggregate annual premium amounts of the applicable policies for the six years of coverage under such “tail” policies, but in such case will purchase and obtain a policy with the greatest coverage available for a cost equal to such amount.

Conditions to Consummation of the Merger

The obligations of each of the parties to the merger agreement to consummate the merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:

•        the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class in favor of the adoption of the merger agreement;

•        the applicable waiting period under the HSR Act having expired or been terminated;

the approvals and prior written non-disapprovals with respect to relevant U.S. insurance regulators in Colorado, Missouri and Arizona and FINRA, in each case, without the imposition of a Burdensome Condition; and

•        no judgment, temporary restraining order, preliminary or permanent injunction or other similar order, decree or ruling issued by any governmental entity having jurisdiction of any party remaining in effect, and no law being in effect that has been promulgated, enacted, issued or deemed applicable to the merger by any governmental entity having jurisdiction of any party, in each case that prohibits or makes illegal the consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following additional conditions:

•        the Company having performed in all material respects all obligations and complied with all covenants required to be performed or complied with by it prior to the effective time;

•        the representations and warranties of the Company with respect to (i) the Company’s corporate existence and power, (ii) the Company’s authority to execute, deliver and perform the merger agreement and consummate the transactions contemplated thereby, including the merger, (iii) the Company’s compliance with its organizational documents, (iv) ownership of outstanding capital stock of the Company’s subsidiaries, (v) finders’ and brokers’ fees, (vi) the Opinion of National Western’s Financial Advisor and (vii) anti-takeover agreements and statutes being true and correct in all material respects (in each case, without giving effect to any Company Material Adverse Effect or materiality qualifiers) at and as of the date of the merger agreement and at and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•        the representations and warranties of the Company with respect to the Company’s authorized, issued and outstanding capital stock (other than de minimis inaccuracies) being true and correct in all respects at and as of the date of the merger agreement and at and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•        the Company’s representation and warranty that, since the date of the merger agreement, no event or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect being true and correct in all respects at and as of the date of the merger agreement and at and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•        other than the representations and warranties mentioned in the three bullets directly above, all of the Company’s other representations and warranties being true and correct (without giving effect to any Company Material Adverse Effect or materiality qualifiers) as of the date of the merger agreement and at and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, have not had, and would not be reasonably expected to have, a Company Material Adverse Effect;

•        since the date of the merger agreement, there having not been any event, change, occurrence, or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect;

•        Parent and Merger Sub having received a certificate, signed on behalf of the Company by an authorized officer, confirming that each of the conditions specified above has been satisfied;

•        the approval of the redomestication of National Western Life from Colorado to Arizona by the applicable insurance regulators and the completion of the redomestication in accordance with applicable law; and

•        no Burdensome Condition having been imposed.

The obligations of the Company to consummate the merger are also subject to the satisfaction (or, to the extent permitted by law, waiver) of the following additional conditions:

•        Parent having performed in all material respects all of its obligations required to be performed by it as of or prior to the closing date;

•        the representations and warranties of Parent and Merger Sub being true and correct (without giving effect to any Parent Material Adverse Effect or materiality qualifiers) at and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure to be true and correct, individually or in the aggregate, has not, and would not be reasonably be expected to, have a Parent Material Adverse Effect; and

•        the Company having received a certificate of Parent, executed on its behalf by an authorized officer of Parent, dated as of the closing date, certifying that each of the conditions specified above has been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated prior to the effective time by the mutual written consent of the Company and Parent.

The merger agreement may be terminated by either the Company or Parent if:

•        the Company stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held Company stockholder meeting or any adjournment or postponement thereof;

•        the closing of the merger has not yet occurred by July 8, 2024 (or, under certain circumstances described below, October 8, 2024) (as defined above, as applicable, the “outside date”) and the party seeking to terminate the merger agreement has not breached any representation or warranty or failed to fulfill any covenant or agreement under the merger agreement that has been the principal cause of, or resulted in, the failure of the closing of the merger to occur on or before the outside date; or

•        a law is adopted that permanently makes the consummation of the merger illegal or otherwise permanently prohibits the merger, or if any final and non-appealable judgment, injunction, decree or order issued by any governmental entity having jurisdiction of any party permanently enjoins or prohibits Parent or the Company from consummating the merger, provided that the party seeking to terminate the merger agreement on this basis has not breached any representation and warranty or failed to fulfill any covenant under the merger agreement, where such breach was the principal cause of, or resulted in, such legal restraint.

If (x) the closing of the merger has not occurred by July 8, 2024 by reason of the applicable waiting period under any antitrust laws not having expired or been terminated or the failure to obtain the necessary approvals and prior written non-disapprovals from the applicable governmental entities and (y) all other conditions in the merger agreement have been satisfied up to such time (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger) or (to the extent permitted by law) waived, the outside date will be October 8, 2024.

The merger agreement may be terminated by Parent if:

•        prior to receipt of Company stockholder approval, there has been a change in recommendation, regardless of whether permitted by the merger agreement; or

•        the Company has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement, which would result in a failure to satisfy certain conditions to the consummation of the merger that are dependent on the Company’s compliance with certain terms of the merger agreement, and such breach is incapable of being cured prior to the outside date, or if capable of being cured prior to the outside date, has not been cured by the earlier of (i) 30 days after the giving of written notice to the Company of such breach and (ii) three business days prior to the outside date (a “Company terminable breach”), but only if Parent or Merger Sub are not then in Parent terminable breach (as defined below) of any of their respective representations, warranties, covenants or agreements contained in the merger agreement.

The merger agreement may be terminated by the Company in the following circumstances:

•        if Parent or Merger Sub has breached any of their respective representations, warranties, covenants or other agreements contained in the merger agreement, which would result in a failure to satisfy certain conditions to the consummation of the merger that are dependent on Parent’s compliance with certain terms of the merger agreement, and such breach is incapable of being cured prior to the outside date, or if capable of being cured prior to the outside date, has not been cured by the earlier of (i) 30 days after the giving of written notice to the Company of such breach and (ii) three business days prior to the outside date (a “Parent terminable breach”), but only if the Company is not then in Company terminable breach of any of its respective representations, warranties, covenants or agreements contained in the merger agreement; or

•        prior to the receipt of Company stockholder approval, in order to enter into a definitive written agreement providing for a superior proposal if such proposal was received after the date of the merger agreement, such proposal did not result from a breach of the nonsolicit, the Company complies with the nonsolicit provisions, concurrently with, and as a condition to, any such termination the company pays or causes to be paid to Parent or its designee the Parent termination fee described below and the National Western board of directors authorized the entry into, and the Company concurrently enters into a definitive written agreement providing for a superior proposal.

Further related information is found in the section titled “The Merger Agreement — Competing Proposals” beginning on page 76.

Termination Fees and Expenses

Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring those expenses, regardless of whether the merger is completed.

All filing fees paid in respect of the filings under the HSR Act in connection with the merger agreement will be borne by Parent.

The Company is required to pay Parent the termination fee if:

•        Parent terminates the merger agreement due to the occurrence of a Company terminable breach and (i) a competing proposal was announced after the date of the merger agreement but prior to the termination that was not withdrawn and (ii) within 12 months after the termination, the Company enters into a definitive agreement with respect to, or otherwise consummates, the competing proposal (or does not oppose it, in the case of a tender or exchange offer);

•        Company or Parent terminates the merger agreement because of the Company’s failure to obtain the required vote at a duly held meeting of its stockholders and (i) a competing proposal was announced after the date of the merger agreement but prior to the termination that was not withdrawn and (ii) within 12 months after the termination, the Company enters into a definitive agreement with respect to, or otherwise consummates, the competing proposal (or does not oppose it, in the case of a tender or exchange offer);

•        Parent terminates the merger agreement because prior to receipt of Company stockholder approval there has been a change in the National Western board of directors’ recommendation, regardless of whether permitted by the merger agreement; or

•        the Company terminates the merger agreement prior to the receipt of Company stockholder approval in order to enter into a definitive written agreement providing for a superior proposal received after the signing of the merger agreement that did not result from a breach of the nonsolicitation covenant binding on the Company and the Company complied with the nonsolicitation covenant’s requirements binding on the Company.

Further related information is found in the sections titled “The Merger Agreement — Competing Proposals” beginning on page 76.

Amendment and Waiver

The merger agreement may be amended or waived prior to the effective time by the parties in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of waiver, by the party against whom the waiver is to be effective.

Specific Performance

The parties have agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the parties have agreed that, in addition to any other remedy available to the parties under the merger agreement, each of the parties will be entitled to injunctions, specific performance or other equitable relief, to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Parent, Merger Sub and the Company have agreed in the merger agreement, however, that the Company, its subsidiaries, and their respective affiliates will not be permitted (i) to seek specific performance in respect of any person that has committed to providing financing in connection with the merger or (ii) to enforce specifically any of Merger Sub’s and its affiliates’ respective rights under the debt commitment letter or any other agreements relating to the debt financing. The Company is a third party beneficiary of the rights granted to Parent under the capital commitment letter solely for the purpose of seeking specific performance of Elliott’s obligation to fund the commitment thereunder, subject to conditions set forth in the capital commitment letter.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws thereof that might require the application of the laws of another jurisdiction.

PROPOSALS FOR THE SPECIAL MEETING

National Western Proposal 1 — Merger Agreement

For a summary and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in section titled “The Merger Agreement” beginning on page 67. A copy of the merger agreement is attached as Annex A to this proxy statement.

Under the merger agreement, stockholder approval of this proposal is a condition to the completion of the merger. If the proposal is not approved, the merger with Parent and the transactions will not be completed even if the other proposals related to the transactions are approved.

Adoption of the merger agreement requires the affirmative vote, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class. Failures to vote, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the approval of such proposal.

The National Western board of directors has unanimously adopted and approved the merger agreement, has determined that the merger and the transactions contemplated thereby are in the best interests of the National Western stockholders and unanimously recommends that National Western stockholders vote “FOR” the proposal to adopt the merger agreement.

National Western Proposal 2 — Advisory (Non-Binding) Vote on Compensation

Section 14A of the Exchange Act and the applicable SEC rules thereunder, which were implemented as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require National Western to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger and the other transactions contemplated by the merger agreement, including the payments summarized in the “golden parachute compensation” table and the related narrative compensation disclosures regarding National Western’s named executive officers set forth in “The Merger — Interests of National Western Directors and Executive Officers in the Merger” beginning on page 54. This vote is commonly referred to as a “golden parachute say on pay” vote. Accordingly, National Western’s stockholders are being provided with the opportunity to cast an advisory vote on these change of control payments.

Because the vote is advisory, the vote on this proposal is not binding on National Western or the National Western board of directors. Furthermore, approval of this proposal is not a condition to completion of the merger.

National Western is seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that National Western’s stockholders approve, on an advisory (non-binding) basis, the compensation of National Western’s named executive officers that is based on or otherwise relates to the proposed merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of National Western Directors and Executive Officers in the Merger” (which disclosure includes the “golden parachute compensation” table and related narrative compensation disclosures regarding National Western’s named executive officers required pursuant to Item 402(t) of Regulation S-K).”

Approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger requires the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, present, in person or by proxy, at the Special Meeting and entitled to vote on the proposal, assuming there is a quorum at the Special Meeting. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal.

The National Western board of directors unanimously recommends that you vote “FOR” approval on an advisory (non-binding) basis, of the compensation that may be paid or become payable to National Western’s named executive officers that is based on or otherwise relates to the proposed merger.

National Western Proposal 3 — Possible Adjournment of the Special Meeting

If National Western fails to receive a sufficient number of votes to approve National Western Proposal 1, National Western may propose to adjourn the Special Meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve National Western Proposal 1. National Western currently does not intend to propose adjournment of the Special Meeting if there are sufficient votes to approve National Western Proposal 1. The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, present, in person or by proxy, at the Special Meeting and entitled to vote on the proposal, assuming there is a quorum at the Special Meeting. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal. National Western’s bylaws permit the chair of the Special Meeting to adjourn the meeting without a stockholder vote, regardless of whether a quorum is present.

The National Western board of directors unanimously recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

APPRAISAL RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL in a timely manner will result in a loss of appraisal rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.

If the merger is completed and you are a stockholder of the Company and comply with the statutory procedures set forth in Section 262 of the DGCL, you may be entitled to appraisal rights under Section 262 of the DGCL. To exercise and perfect appraisal rights, a holder of shares of Company common stock must follow precisely the statutory procedures pursuant to Section 262 of the DGCL in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following is intended as a brief summary of the material provisions of statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements or considerations and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which appears in Annex C to this proxy statement. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of Company common stock immediately prior to the effective time as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. A person having a beneficial interest in shares of Company common stock held of record in the name of another person must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under the DGCL, holders of shares of Company common stock who follow the procedures set forth in Section 262 of the DGCL may be entitled to have their shares appraised by the Court of Chancery of the State of Delaware, or the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of those shares, together with interest but exclusive of any element of value arising from the accomplishment or expectation of the merger. The “fair value” of such shares of Company common stock, as determined by the Delaware Court of Chancery may be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Under Section 262 of the DGCL, the Company is required, not less than 20 days before the Special Meeting to notify each of the holders of Company common stock who are entitled to appraisal rights that appraisal rights are available for any or all of those shares, and is required to include in the required notice a copy of Section 262. This proxy statement constitutes such notice to the holders of shares of Company common stock, and Section 262 of the DGCL is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL. In view of the complexity of Section 262 of the DGCL, any holder of Company common stock who desires to exercise his, her or its appraisal rights is encouraged to consult his, her or its legal and financial advisors.

Holders of shares of Company common stock who desire to exercise their appraisal rights must deliver to the Company a written demand for appraisal of their shares of Company common stock no later than the taking of the vote on the merger at the Special Meeting, which is scheduled to occur on January 8, 2024, at 9:00 a.m. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company common stock. If you wish to exercise your appraisal rights, you must be the record holder of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares of Company common stock through the effective time. Accordingly, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time, will lose any right to appraisal in respect of such shares. If the party seeking appraisal rights is not the stockholder of record, the party seeking appraisal rights must follow special procedures as discussed below.

All written demands for appraisal of shares of Company common stock must be mailed or delivered to: National Western Life Group, Inc., 10801 N. Mopac Expy, Bldg. 3, Austin, Texas 78759, Attention: Chief Legal Officer. Only a holder of record of shares of Company common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of shares of Company common stock (a) must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares, (b) should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name, and (c) must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she is not the record holder of the shares of Company common stock. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm, trust or other nominee, submit the required demand in respect of those shares of Company common stock. If you hold your shares of Company common stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. A person having a beneficial interest in shares held of record in the name of another person, such as a broker, bank, trust or other nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights in accordance with Section 262 of the DGCL.

If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Company common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. If you hold shares of Company common stock through a broker who, in turn, holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares of Company common stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner.

If the notice of appraisal rights did not notify the stockholders of the effective date of the merger, then either (i) the Company must send a second notice before the effective date of the merger notifying each stockholder entitled to appraisal rights of the effective date of the merger or (ii) within ten days after the effective date of the merger, the surviving corporation in the merger must give written notice that the merger has become effective to each of the Company stockholders who is entitled to appraisal rights; provided, however, that if such second notice is sent more than 20 days following the first notice, such second notice need only be sent to each of those stockholders entitled to appraisal rights who has demanded appraisal rights in accordance with Section 262 of the DGCL and who has not withdrawn his, her or its demand for appraisal. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, but has not commenced an appraisal proceeding or joined a proceeding as a named party, may withdraw the demand and accept the consideration specified by the merger agreement for that stockholder’s shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of such stockholder’s shares of Company common stock as determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition and has no present intention to file a petition, and holders of shares of Company common stock should not assume that the surviving corporation will file a petition.

Accordingly, it is the obligation of the holders of shares of Company common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262 of the DGCL, and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could result in a loss of such stockholder’s appraisal rights. In addition, within 120 days after the effective time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be given within ten days after such written request has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement. If a petition for appraisal is not timely filed, then the right to appraisal will cease.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is served upon the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached by the surviving corporation. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Company common stock and who hold Company common stock represented by certificates to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Because the Company common stock will be listed on the NASDAQ immediately prior to the effective time, the Delaware Court of Chancery is required under Section 262 of the DGCL to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company common stock or (2) the value of the consideration provided in the merger for such total number of shares of common stock exceeds $1 million.

After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Delaware Court of Chancery will appraise the shares of the Company common stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of the shares of Company common stock, as of the effective time, after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Company common stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Company common stock is less than the merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but that rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Each stockholder seeking appraisal is responsible for his, her or its attorney’s and expert witness expenses; although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company common stock entitled to appraisal. Any stockholder who demanded appraisal rights in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to deliver a written consent with respect to or vote shares of Company common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company common stock, other than with respect to payment as of a record date prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, then the right of all stockholders to appraisal will cease and the stockholders’ shares of Company common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration, without interest and less any applicable withholding taxes. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the effective time. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL at any time within 60 days after the effective time (or thereafter with the written approval of the Company) and accept the merger consideration, without interest and less any applicable withholding taxes, offered pursuant to the merger agreement. Once a petition for appraisal has been filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of the Company without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, that restriction will not affect the right of any stockholder who has not commenced an appraisal proceeding or has not joined the appraisal proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration, without interest and less any applicable withholding taxes, within 60 days after the effective time. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, the Company stockholders who may wish to dissent to the merger and pursue appraisal rights are encouraged to consult their legal and financial advisors.

To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

MARKET PRICES AND DIVIDEND DATA

Shares of Class A common stock are listed for trading on the NASDAQ under the symbol “NWLI.” The following table sets forth, for the fiscal quarters indicated, on a per-share basis, the high and low sale prices for Class A common stock for the periods indicated as reported on the NASDAQ composite transactions reporting system. The Class B common stock is held by two stockholders and is not traded on any stock exchange.

	High	Low
Fiscal Year Ended December 31, 2021
First Quarter	$258.14	$180.00
Second Quarter	$260.00	$222.29
Third Quarter	$258.89	$197.62
Fourth Quarter	$236.97	$203.00
Fiscal Year Ended December 31, 2022
First Quarter	$224.93	$205.01
Second Quarter	$221.15	$192.67
Third Quarter	$208.82	$166.94
Fourth Quarter	$309.25	$168.04
Fiscal Year Ending December 31, 2023
First Quarter	$298.00	$225.02
Second Quarter	$427.96	$226.62
Third Quarter	$476.63	$403.17
Fourth Quarter (through November 29, 2023)	$488.90	$410.05

The closing sale price of the shares of Class A common stock on the NASDAQ on October 6, 2023, the last full trading day prior to the announcement of the merger, was $417.19 per share. The closing sale price of the Class A common stock on the NASDAQ on May 16, 2023 was $267.29 per share, regarded by the Company as the last unaffected closing sale price prior to the announcement of the merger agreement, in light of the Company’s public announcement on May 16, 2023 that the National Western board of directors was exploring strategic alternatives in order to maximize stockholder value. On November 29, 2023, the most recent practicable date before the date of this proxy statement, the closing price for the shares of Class A common stock on the NASDAQ was $479.94 per share.

The merger agreement permits the Company to continue to pay regular annual cash dividends not to exceed $0.36 per share of Class A common stock ($0.18 per share of Class B common stock) prior to completion of the Merger. Accordingly, on October 26, 2023, the National Western board of directors declared a cash dividend in the respective per share amounts described above, payable December 1, 2023 to stockholders of record as of November 6, 2023.

Following the merger, there will be no further market for the Class A common stock, and it will be delisted from the NASDAQ and deregistered under the Exchange Act.

National Western Stockholder Information

As of November 27, 2023, there were 3,436,020.1428 issued and outstanding shares of Class A common stock, and there were 1,834 record holders of Class A common stock. As that date, there were 200,000 issued and outstanding shares of Class B common stock, which is held of record by the Moody Revocable Trust and Three R Trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information provided below sets forth certain information as of November 27, 2023, regarding (i) the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Class A common stock or Class B common stock; (ii) the ownership interest of each director of the Company; (iii) the ownership interest of each Named Executive Officer of the Company; and (iv) the ownership interest of executive officers and directors of the Company as a group. Insofar as is known to the Company, each such person, entity, or group has sole voting and dispositive power with respect to all such shares of Class A common stock and Class B common stock, except as otherwise noted.

For purposes of the tables below, the amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “dispositive power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants. However, the Company’s outstanding equity-based compensatory awards may be settled or exercised solely for cash, and no shares of capital stock of the Company are issuable upon the settlement or exercise of those awards. Furthermore, there are currently no outstanding stock options. Beneficial ownership also includes securities that are the subject of a voting trust, proxy, power of attorney, or other similar agreement. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as expressly stated otherwise, the address for the beneficial owners listed below is: National Western Life Group, Inc., 10801 N. Mopac Expy, Bldg. 3, Austin, Texas 78759.

5% or More Beneficial Owners

Name	Title of Class	Number of Shares	Percentage of Class	Percentage of Combined Voting Power of Class A and Class B Shares
Robert L. Moody Revocable Trust(1)† 2302 Postoffice Street, Suite 702 Galveston, TX 77550	Class B common stock	198,074	99.04%	5.45%
Three R Trust(1)† 2302 Postoffice Street, Suite 702 Galveston, TX 77550	Class B common stock	200,000	100.00%	5.52%
Ross R. Moody(2)† 10801 N. Mopac Expy, Bldg. 3 Austin, TX 78759	Class A common stock	298,474	8.69%	8.21%
Robert L. Moody, Jr.(3) 2302 Post Office Street, Suite 601 Galveston, TX 77550	Class A common stock	298,390	8.68%	8.21%
Frances A. Moody-Dahlberg(4)† 2302 Post Office Street, Suite 704 Galveston, TX 77550	Class A common stock	291,324	8.48%	8.01%
Russell S. Moody(5)† 2302 Post Office Street, Suite 704 Galveston, TX 77550	Class A common stock	291,324	8.48%	8.01%
Continental General Insurance Company(6) Percy Rockdale LLC(6) 595 Madison Avenue, 30th Floor New York, NY 10022	Class A common stock	253,019	7.36%	6.96%

Name	Title of Class	Number of Shares	Percentage of Class	Percentage of Combined Voting Power of Class A and Class B Shares
Dimensional Fund Advisors LP(7) Building One 6300 Bee Cave Road Austin, TX 78746	Class A common stock	226,881	6.60%	6.24%
The Vanguard Group(8) 100 Vanguard Blvd. Malvern, PA 19355	Class A common stock	191,603	5.58%	5.27%
BlackRock, Inc.(9) 55 East 52nd Street New York, NY 10055	Class A common stock	177,828	5.18%	4.89%

____________

*        Indicates less than 1%.

†        Signatory to a voting and support agreement with Parent.

(1)      Prior to the November 7, 2023 death of Robert L. Moody, Sr., the Chairman Emeritus of the Company, Mr. Moody was the controlling stockholder of the Company because he held, through the Moody Revocable Trust, the voting power to elect a majority of the members of the National Western board of directors. Under the terms of the Moody Revocable Trust, the shares of Class B common stock held by the Moody Revocable Trust pass to the Three R Trust, a trust created by Robert Moody for the benefit of his children and their lineal descendants. The trustee of the Moody Revocable Trust, however, is authorized to retain trust properties, including the shares of Class B common stock, for as long as is necessary to administer the trust and Robert Moody’s estate, including the payment of debts, expenses and taxes. Therefore, upon Robert Moody’s death, Three R Trust acquired beneficial ownership of the shares of Class B common stock held by the Moody Revocable Trust. However, legal title will remain with the Moody Revocable Trust for the foreseeable future. Therefore, until the transfer of legal title to Three R Trust, Moody Bank, as trustee of the Moody Revocable Trust, retains the voting power with respect to those shares of Class B common stock. In addition to its beneficial ownership of the shares of Class B common stock held by the Moody Revocable Trust, Three R Trust directly owns 2,500 shares of Class A common stock and the remaining 1,926 shares of Class B common stock outstanding. As a result, Three R Trust has beneficial ownership of 100% of the 200,000 outstanding shares of Class B common stock. Management has been advised that Moody Bank Holding Company, Inc. (“MBHC”), which is wholly-owned by Moody Bancshares, Inc. (“Bancshares”), owns approximately 98.5% of the common stock of Moody Bank. Management has been advised further that Three R Trust owns 100% of Bancshares’ Class B Stock (which elects a majority of Bancshares’ directors) and approximately 50.3% of Bancshares’ Class A Stock. Accordingly, Three R Trust, through ownership of Bancshares, controls Moody Bank. The Trustee of Three R Trust is Irwin M. Herz, Jr., One Moody Plaza, 18th Floor, Galveston, Texas. MBHC, Bancshares, Three R Trust, and Irwin M. Herz, Jr. may have shared voting and dispositive power with respect to the shares of Class B common stock that may be beneficially owned by Moody Bank.

(2)      Ross R. Moody is the Company’s Chairman of the Board, President and Chief Executive Officer. According to a Schedule 13D filed jointly on April 9, 2020 by Ross R. Moody, Moody RRM Interests Ltd. (the “RRM Partnership”), and Moody RRM Management Company LLC (“RRM Management”), the RRM Partnership acquired 289,474 shares of Class A common stock of the Company from the Moody Revocable Trust on March 30, 2020. Such Schedule 13D reports that RRM Management is general partner of the RRM Partnership and that Ross R. Moody is manager of RRM Management. Such Schedule 13D further reports that the RRM Partnership, RRM Management, and Ross R. Moody have shared voting and dispositive power with respect to 289,474 shares of Class A common stock and that Ross R. Moody disclaims beneficial ownership of such shares. A Statement of Changes in Beneficial Ownership on Form 4 filed by Ross R. Moody with the SEC on May 17, 2022 reports that Ross R. Moody directly owns 9,000 shares of Class A common stock. Ross Moody is deemed to have sole voting and dispositive power with respect to such directly-owned shares. The principal address of the RRM Partnership and RRM management is as shown in the table above for Ross Moody.

(3)      According to a Schedule 13G filed jointly on February 14, 2023 by Robert L. Moody, Jr., Moody RLM Jr. Interests Ltd. (the “RLM Jr. Partnership”), and Moody RLM Jr. Management Company LLC (“RLM Jr. Management”) the RLM Jr. Partnership and RLM Jr. Management have shared voting and dispositive power with respect to 289,474 shares of Class A common stock and that Robert L. Moody, Jr. has shared voting and dispositive power with respect to 298,390 shares of Class A common stock. The principal address of the RLM Jr. Partnership and RLM Jr. Management is as shown in the table above for Robert L. Moody, Jr.

(4)      Frances A. Moody-Dahlberg is a director of the Company. According to a Schedule 13D filed jointly on April 9, 2020 by Ms. Moody-Dahlberg, Moody FAMD Interests Ltd. (the “FAMD Partnership”), and Moody FAMD Management Company LLC (“FAMD Management”), the FAMD Partnership acquired 289,474 shares of Class A common stock of the Company from the Moody Revocable Trust on March 30, 2020. Such Schedule 13D reports that FAMD Management is general partner of the FAMD Partnership and that Ms. Moody-Dahlberg is manager of FAMD Management. Such Schedule 13D further reports that the FAMD Partnership, FAMD Management, and Ms. Moody-Dahlberg have shared voting and dispositive power with respect to 289,474 shares of Class A common stock and that Ms. Moody-Dahlberg disclaims beneficial ownership of such shares. Such Schedule 13D further reports that Ms. Moody-Dahlberg has sole voting and dispositive power with respect to 1,850 shares of Class A common stock. The principal address of the FAMD Partnership and FAMD Management is as shown in the table above for Ms. Moody-Dahlberg.

(5)      Russell S. Moody is an advisory director of the Company. According to an amended Schedule 13D filed jointly on April 7, 2020 by Russell S. Moody, Moody RSM Interests Ltd. (the “RSM Partnership”), Moody RSM Management Company LLC (“RSM Management”), Moody Bank, MBHC, Bancshares, Three R Trust, and Irwin M. Herz, Jr., the RSM Partnership acquired 289,474 shares of Class A common stock of the Company from the Moody Revocable Trust on March 30, 2020. Such amended Schedule 13D reports that RSM Management is general partner of the RSM Partnership, that Russell S. Moody and Moody Bank are co-managers of RSM Management, and that Moody Bank is attorney-in-fact for Russell S. Moody pursuant to a Power of Attorney previously executed by him. Such amended Schedule 13D further reports that the RSM Partnership and RSM Management have shared voting and dispositive power with respect to 289,474 shares of Class A common stock; Russell S. Moody has shared voting and dispositive power with respect to 291,324 shares of Class A common stock (including the 289,474 shares owned by the RSM Partnership) and disclaims beneficial ownership of 289,474 of such shares; Moody Bank, MBHC and Bancshares have shared voting and dispositive power with respect to 291,325 shares of Class A common stock (including the 291,324 shares collectively owned by the RSM Partnership and by Russell S. Moody) and disclaim beneficial ownership of all of such shares; Three R Trust and Irwin M. Herz, Jr. have shared voting and dispositive power with respect to 293,825 shares of Class A common stock (including the 291,324 shares collectively owned by the RSM Partnership and by Russell S. Moody) and disclaim beneficial ownership of 291,325 of such shares; and Irwin M. Herz, Jr. has sole voting and dispositive power with respect to 2,000 shares of Class A common stock and disclaims beneficial ownership of 2,500 shares beneficially owned by Three R Trust. The principal address of the RSM Partnership, RSM Management, Moody Bank, MBHC, and Bancshares is 2302 Postoffice Street, Galveston, Texas 77550. The principal address of Three R Trust is 2302 Postoffice Street, Suite 702, Galveston, Texas 77550, and the principal address of Irwin M. Herz, Jr. is One Moody Plaza, 18th Floor, Galveston, Texas 77550.

(6)      In a Schedule 13G filed by Continental General Insurance Company, Continental Insurance Group, Ltd., Continental General Holdings LLC, Percy Rockdale LLC and Michael Gorzynski on August 18, 2023, the reporting persons reported beneficially owning collectively a total of 253,019 shares of Class A common stock. The Schedule 13G stated that Percy Rockdale LLC directly beneficially owned 9,000 shares of Class A common stock and Continental General Insurance Company directly beneficially owned 244,019 shares of Class A common stock. The report further stated that Continental General Holdings LLC is the sole owner of Continental Insurance Group, Ltd., which is in turn the sole owner of Continental General Insurance Company, and that each of these two holding companies may be deemed to beneficially own the 244,019 shares of Class A common stock directly beneficially owned by Continental General Insurance Company. The Schedule 13G also disclosed that Mr. Gorzynski is a manager of Continental General Holdings LLC and therefore may be deemed to beneficially own the 244,019 shares of Class A common stock directly beneficially owned by Continental General Insurance Company. Furthermore, the Schedule 13G disclosed that Mr. Gorzynski is the sole manager of Percy Rockdale LLC and therefore may be deemed to beneficially own the 9,000 shares of Class A common stock directly beneficially owned by Percy Rockdale LLC. The Schedule 13G stated that it was filed in accordance with Rule 13d-1(c) under the Exchange Act, which is available to reporting persons that disclose their acquisitions on Schedule 13G within 10 days and have not acquired the securities with any purpose, or with the effect, of changing or influencing the control of the Company. The Schedule 13G reports that the address for Mr. Gorzynski and Percy Rockdale LLC is 595 Madison Avenue, 30th Floor, New York, NY 10022. It further reports that the address for Continental General Insurance Company, Continental Insurance Group, Ltd., and Continental General Holdings LLC is 11001 Lakeline Blvd., Ste. 120, Austin, TX 78717. In a Form A filing made by Continental General Insurance Company with the Missouri Department of Insurance on September 29, 2023 (prior to the Company’s public announcement that it had entered into the Merger Agreement), Continental General Insurance Company disclosed that Continental General Insurance Company had acquired direct ownership of an additional 26,387 shares of Class A common stock. As a result, as of the date of that Form A, the reporting persons under the Schedule 13G collectively owned 288,406 shares of Class A common stock: 279,406 shares directly owned by Continental General Insurance Company and 9,000 shares directly owned by Percy Rockdale LLC.

(7)      In a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 10, 2023, Dimensional reported beneficially owning 226,881 shares of Class A common stock, with sole voting power with respect to 222,446 shares of Class A common stock and sole dispositive power with respect to 226,881 shares of Class A common stock. According to such Schedule 13G/A, Dimensional is an investment adviser registered under the Investment Advisors Act of 1940, and the shares reported as beneficially owned by Dimensional are held by various investment companies registered under the Investment Company Act of 1940. The Schedule 13G/A also reported that Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”) and that, in certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. The Schedule 13G/A further stated that all of the shares of Class A common stock included in the Schedule 13G/A were owned by the Funds and that Dimensional disclaimed beneficial ownership of all such shares.

(8)      In a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 9, 2023, Vanguard reported beneficially owning 191,603 shares of Class A common stock, with shared voting power with respect to 1,702 shares of Class A common stock, sole dispositive power with respect to 187,693 shares of Class A common stock, and shared dispositive power with respect to 3,910 shares of Class A common stock. According to such Schedule 13G/A, Vanguard is an investment adviser registered under the Investment Advisors Act of 1940.

(9)      In a Schedule 13G/A filed by BlackRock, Inc. on February 1, 2023, BlackRock, Inc. reported beneficially owning 177,828 shares of Class A common stock, with sole voting power with respect to 172,667 shares of Class A common stock and sole dispositive power with respect to 177,828 shares of Class A common stock. According to such Schedule 13G/A, BlackRock, Inc. is a parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act.

Directors and Executive Officers

Name	Title of Class	Number of Shares	Percentage of Class	Percentage of Combined Voting Power of Class A and Class B Shares
Named Executive Officers:
Ross R. Moody	Class A common stock	298,474	8.69%	8.21%
Rey Perez	Class A common stock	110	*	*
Directors:
Dr. Thomas A. Blackwell	Class A common stock	500	*	*
David S. Boone	Class A common stock	200	*	*
Stephen E. Glasgow	Class A common stock	20	*	*
E. Douglas McLeod	Class A common stock	2,000	*	*
Charles D. Milos	Class A common stock	6,838	*	*
Frances A. Moody-Dahlberg	Class A common stock	291,324	8.48%	8.01%
E. J. Pederson	Class A common stock	1,010	*	*
Directors and Executive Officers as a Group (16 persons)	Class A common stock	599,476	17.45%	16.49%

____________

*        Indicates less than 1%.

(1)      Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned. The address of all directors and Named Executive Officers in this table is c/o National Western Life Group, Inc., 10801 N. Mopac Expy, Bldg. 3, Austin, TX 78759.

FUTURE STOCKHOLDER PROPOSALS

It is not expected that National Western will hold an annual meeting for 2024 unless the merger is not completed. If the merger is not completed, National Western’s stockholders will continue to be entitled to attend and participate in National Western stockholder meetings.

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in National Western’s proxy statement and form of proxy and for consideration at National Western’s next annual meeting of stockholders. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year’s annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of National Western at 10801 N. Mopac Expy Bldg. 3, Austin, Texas 78759 not later than January 6, 2024, the date that is at least 120 days prior to May 5, 2024 (the anniversary of the date the proxy statement for National Western’s 2023 annual meeting was first made available to stockholders). Those proposals must meet all of the requirements of applicable Delaware law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in the Company’s 2024 proxy materials. While the National Western board of directors will consider stockholder proposals, National Western reserves the right to omit from National Western’s proxy statement and form of proxy stockholder proposals that National Western is not required to include under the Exchange Act, including Rule 14a-8.

Stockholder proposals, including stockholder director nominations, submitted for consideration at the 2024 annual meeting of stockholders but not submitted for inclusion in National Western’s proxy statement for the 2024 annual meeting pursuant to Rule 14a-8 generally must be delivered to National Western’s Secretary no later than 90 days nor earlier than 120 days before June 22, 2024, the first anniversary of the 2023 annual meeting. Accordingly, any such proposal must be received no earlier than February 23, 2024, and no later than March 24, 2024. However, if the date of the 2024 annual meeting is more than 30 days before or more than 70 days after June 22, 2024, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2024 annual meeting and not later than the close of business on the later of the 90th day prior to the 2024 annual meeting or the tenth day following the day on which public announcement of the date of that meeting is first made by the Company.

In addition to the timely notice requirements, a National Western stockholder’s proposal for nominees for directors must comply with Section 2.13 of National Western’s Second Amended and Restated Bylaws, as further amended and supplemented from time to time (the “National Western bylaws”). Stockholder proposals related to other business must also comply with Section 2.13 of the National Western bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Stockholders may contact the Secretary at our principal executive office located at 10801 N. Mopac Expy, Bldg. 3, Austin, Texas 78759 for a copy of the requirements for making stockholder proposals.

OTHER MATTERS PRESENTED AT THE MEETING

As of the date of this proxy statement, the National Western board of directors does not know of any matters that will be presented for consideration at the Special Meeting, other than as described in this proxy statement. If any other matters come before the Special Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

WHERE YOU CAN FIND MORE INFORMATION

National Western files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including National Western, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult National Western’s website for more information about National Western. Information included on National Western’s website is not incorporated by reference into this proxy statement.

In addition, the SEC allows National Western to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement.

This proxy statement also incorporates by reference, and is accompanied by, the documents listed below that National Western has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents contain important information about National Western, its financial condition or other matters.

•        Annual Report on Form 10-K for the year ended December 31, 2022.

•        Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

•        Proxy Statement on Schedule 14A, filed on April 28, 2023.

•        Current Reports on Form 8-K, filed on March 10, 2023; May 15, 2023; May 16, 2023; June 27, 2023; June 29, 2023; August 8, 2023; October 10, 2023; October 26, 2023; and November 8, 2023.

In addition, National Western incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or National Western will provide you with copies of these documents, without charge, upon written or oral request to:

National Western Life Group, Inc.
10801 N. Mopac Expy, Bldg. 3
Austin, Texas 78759
(512) 836-1010

In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated November 30, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of such incorporated document. Our mailing of this proxy statement to National Western stockholders will not create any implication to the contrary.

This proxy statement contains a description of the representations and warranties that each of Parent and National Western made to the other in the merger agreement. Representations and warranties made by Parent, National Western and other applicable parties are also set forth in contracts and other documents (including the merger agreement) that are attached to this proxy statement or are incorporated by reference into this proxy statement. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements and not to provide any other factual information regarding Parent, National Western or their businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

October 8, 2023

by and among

S. USA LIFE INSURANCE COMPANY, INC.,

PGH MERGER INC.

and

NATIONAL WESTERN LIFE GROUP, INC.

Annex A-i

Annex A-ii

Exhibits

Exhibit A	Certain Definitions	A-67
Exhibit B	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation	A-78
Exhibit C	Form of Voting and Support Agreement	A-79

Annex A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 8, 2023 is by and among S. USA LIFE INSURANCE COMPANY, INC., an insurance company formed under the laws of Arizona (“Parent”), PGH MERGER INC., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“Merger Sub”), and National Western Life Group, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company is sometimes referred to individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, it is proposed that, upon the terms and subject to the satisfaction of the conditions set forth in this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger as the Surviving Corporation, whereby (a) each issued and outstanding Share as of the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive $500.00 per Share, net in cash, without interest and less any amounts required to be deducted or withheld in accordance with Section 3.3, and (b) the Company shall become a wholly-owned Subsidiary of Parent as a result of the Merger;

WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held on or prior to the date hereof, has (a) determined that this Agreement and the Transactions (including the Merger) are fair to and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the Transactions (including the Merger), (c) approved and declared advisable the execution, delivery and performance by the Company of this Agreement and, subject to the Company Stockholder Approval, the consummation of the Transactions (including the Merger), (d) directed that this Agreement be submitted to a vote at a meeting of the holders of issued and outstanding shares of Company Common Stock for adoption and (e) resolved to recommend the adoption of this Agreement by the holders of Shares (the preceding clauses (a) through (e), the “Board Recommendation”);

WHEREAS, the Board of Directors of Parent (the “Parent Board”), on or prior to the date hereof, has approved and declared advisable this Agreement and the Transactions (including the Merger) on the terms set out in this Agreement;

WHEREAS, the Board of Directors of Merger Sub has by unanimous vote (a) determined that this Agreement and the Transactions (including the Merger) are fair to, and in the best interests of, Merger Sub and its sole stockholder, (b) approved and declared advisable this Agreement and the Transactions (including the Merger), (c) directed that this Agreement be submitted to Parent, as sole stockholder of Merger Sub, for adoption thereby and (d) resolved to recommend that Parent adopt this Agreement;

WHEREAS, Parent, as the sole stockholder of Merger Sub, will adopt this Agreement promptly following its execution;

WHEREAS, concurrently with the execution of this Agreement and as a material inducement to Parent and Merger Sub entering into this Agreement, each of the Supporting Stockholders is entering into a Voting and Support Agreement in substantially the form set forth as Exhibit C with Parent and the Company (collectively, the “Voting Agreements”); and

NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants and agreements set forth herein, the Parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.1         Definitions. As used in this Agreement, the capitalized terms have the respective meanings ascribed to such terms in Exhibit A or as otherwise defined elsewhere in this Agreement.

Annex A-1

Article II
THE MERGER

Section 2.1         The Merger.

(a)         Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a wholly-owned Subsidiary of Parent. References in this Agreement to the “Company” for periods after the Effective Time shall mean the Surviving Corporation.

(b)         On the Closing Date, the Company will file a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, in such form as determined by the Parties and in accordance with the applicable provisions of the DGCL (the “Certificate of Merger”), and the Parties shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as Parent and the Company may agree in writing and specify in the Certificate of Merger (the “Effective Time”).

(c)         At the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of each of the Company and Merger Sub, all as provided under the DGCL.

Section 2.2         Closing.    The closing of the Merger (the “Closing”) shall take place (a) at the offices of Sidley Austin LLP, 1000 Louisiana Street, Suite 5900, Houston, Texas 77002 or remotely by exchange of documents and signatures (or their electronic counterparts), in each case, on the fifth Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article IX (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction of such conditions or waiver by the Party entitled to waive such conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place, method, date or time as the Company and Parent may agree in writing. For purposes of this Agreement, “Closing Date” means the date on which the Closing occurs.

Section 2.3         Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)         At the Effective Time, the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be in the form set forth in Exhibit B, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until duly amended as provided therein or by applicable Law.

(b)         At the Effective Time, subject to the obligations set forth in Section 7.1(b), the bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall become references to the Surviving Corporation, and as so amended and restated shall be the bylaws of the Surviving Corporation until duly amended as provided therein or by applicable Law.

Section 2.4         Directors and Officers of the Surviving Corporation.    The Parties shall take all requisite actions such that the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation immediately following the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The Parties shall take all requisite actions such that the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation immediately following the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. Notwithstanding the foregoing, any such changes in a director’s or officer’s positions effected pursuant to this Section 2.4 will be subject to Section 2.4 of the Company Disclosure Schedules.

Annex A-2

Section 2.5         Effect of the Merger on Capital Stock.

(a)         At the Effective Time, subject to the other provisions of this Article II and Article III, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares to be canceled pursuant to Section 2.5(d), any Shares covered under Section 2.6, and any Dissenting Shares, which shall have only those rights set forth in Section 2.7) shall, by virtue of the Merger and without any action on the part of any holder thereof, Parent, Merger Sub or the Company, be converted into the right to receive $500.00 per Share, net in cash, without interest and less any amounts required to be deducted or withheld in accordance with Section 3.3 (the “Merger Consideration”). With respect to each outstanding fractional Share, the Merger Consideration for such fraction shall be the product of (i) such fraction multiplied by (ii) the Merger Consideration for one whole share, rounded to two digits.

(b)         From and after the Effective Time, all of the Shares converted into the right to receive the Merger Consideration pursuant to this Section 2.5 shall no longer be issued and outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of (x) a certificate (each, a “Certificate”) or (y) non-certificated Shares represented by book entry (“Book-Entry Shares”) previously representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration to be paid in consideration therefor in accordance with Section 3.1.

(c)         If, at any time during the period between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon with a record date during such period, then the Merger Consideration (including Merger Consideration payable in respect of the Company RSU Awards, Company PSU Awards and Company SAR Awards pursuant to Section 2.6) shall be appropriately equitably adjusted; provided, however, that (i) nothing in this Section 2.5 shall be construed to permit the Company to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement and (ii) cash dividends and grants of equity compensation not prohibited by the terms hereof shall not result in any adjustment to the Merger Consideration.

(d)         At the Effective Time, all shares of Company Common Stock that, immediately prior to the Effective Time, (i) are owned by Parent or Merger Sub or any direct or indirect wholly-owned Subsidiaries of Parent, Merger Sub or the Company or (ii) are held in treasury of the Company (such shares, together with the shares of Company Common Stock described in clause (i), the “Excluded Shares”) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(e)         At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into one duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation immediately following the Effective Time.

Section 2.6         Equity Awards.

(a)         Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Stock Plan) shall adopt such resolutions as may be required and take all corporate action necessary to effect the following:

(i)         at the Effective Time, each award of stock units relating to shares of Company Common Stock (including any such stock unit that is payable in cash or other property, the value of which is determined with reference to the value of Company Common Stock) that vests solely on the basis of time (each, a “Company RSU Award”), whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be canceled and converted into solely the right to receive a cash payment, without interest, equal to (1) the Merger Consideration, multiplied by (2) the total number of Shares attributable to such Company RSU Award immediately prior to the Effective Time;

(ii)        at the Effective Time, each award of performance restricted stock units relating to shares of Company Common Stock (including any such stock unit that is payable in cash or other property, the value of which is determined with reference to the value of Company Common Stock) that

Annex A-3

vests on the basis of time and the achievement of performance targets (each, a “Company PSU Award”), whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be canceled and converted into solely the right to receive a cash payment, without interest, equal to (1) the Merger Consideration, multiplied by (2) the total number of Shares attributable to such Company PSU Award; provided, however, that, for purposes of clause (2), the number of shares of Company Common Stock in respect of such Company PSU Award immediately prior to the Effective Time shall be deemed to be the target number of shares of Company Common Stock attributable to such Company PSU Award;

(iii)       at the Effective Time, each award of stock appreciation rights in respect of Shares (each, a “Company SAR Award”) whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be canceled and converted into solely the right to receive a cash payment, without interest, equal to (1) the total number of Shares attributable to such canceled Company SAR Award, multiplied by (2) the excess, if any, of (A) the Merger Consideration over (B) the grant price per Share attributable to such canceled Company SAR Award, without interest; provided, however, that any such Company SAR Award with respect to which the grant price per Share attributable thereto is equal to or greater than the Merger Consideration shall be cancelled in exchange for no consideration; and

(iv)       make such other changes to the Company Stock Plan as the Company and Parent may agree in writing are appropriate to give effect to the Merger.

(b)         As soon as reasonably practicable after the Effective Time (but in no event later than the first regularly scheduled payroll that occurs at least five Business Days following the Effective Time), or such time that is otherwise required by applicable Law, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, pay the consideration payable pursuant to Section 2.6(a), net of any applicable withholding Taxes or deductions required under the Code or any provision of state, local or foreign Law with respect to the making of such payment, to the holders of Company RSU Awards, Company PSU Awards and Company SAR Awards through, to the extent applicable, the Surviving Corporation’s or its applicable Subsidiary’s payroll; provided, however, that to the extent payment within such time or on such date would trigger a Tax or penalty under Section 409A of the Code, such payment will be made on the earliest date permitted under Section 409A of the Code that would not trigger such Tax or penalty.

Section 2.7         Dissenters’ Rights.    Notwithstanding anything to the contrary in this Agreement, Shares outstanding immediately prior to the Effective Time shall not be converted into the right to receive Merger Consideration if they are held by a holder who (x) has not voted in favor of the Merger or consented thereto, (y) is entitled to demand and has properly demanded appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (z) as of the Effective Time, has not effectively waived, withdrawn or lost that holder’s rights to such appraisal under the DGCL (such Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or effectively waives, withdraws or loses such holder’s appraisal rights under the DGCL with respect to such Shares). Instead of being converted into the right to receive Merger Consideration as of the Effective Time, such Dissenting Shares shall be entitled to receive only those rights as are granted by Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively waived, withdrawn or lost such holder’s right to appraisal and payment under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then (i) the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease and (ii) such holder’s Dissenting Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (without interest and less any amounts required to be deducted or withheld pursuant to Section 3.3) upon the surrender of the Certificates or Book Entry Shares previously representing such Dissenting Shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of the fair value of any Shares under the DGCL, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand for appraisal, and Parent shall have the opportunity to participate in and direct any negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to, or settle, or offer to settle, any such demands or approve any withdrawal of such demands, or agree to do any of the foregoing.

Annex A-4

Article III
EXCHANGE OF CERTIFICATES

Section 3.1         Surrender and Payment.

(a)         Prior to the Effective Time, Parent shall appoint a bank, trust company or nationally recognized stockholder services provider or such other Person reasonably acceptable to the Company as paying agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which the holders of those Shares shall become entitled pursuant to, and in accordance with, Section 2.5. Contemporaneously with the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash in an aggregate amount sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.5 (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger. Parent shall provide the Company a reasonable opportunity to review and comment on the form of paying agent agreement and consider in good faith, and use reasonable best efforts to cause the Paying Agent to consider, comments on that agreement timely provided by the Company or its legal counsel.

(b)         Promptly after the Effective Time, Parent or the Surviving Corporation will send, or will instruct the Paying Agent to send, to each holder of record of Shares as of the Effective Time, in each case whose Shares were converted into the right to receive the Merger Consideration pursuant to this Agreement, a letter of transmittal (which shall specify that the delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon proper delivery of (i) the Certificates (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, in accordance with Section 3.2) to the Paying Agent (if applicable) and (ii) the letter of transmittal, properly completed and duly executed, and such other documents as may reasonably be required by the Paying Agent) in such form as the Company and Parent may reasonably agree, for use in effecting delivery of Shares to the Paying Agent. Surrender of any Book-Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry.

(c)         Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Paying Agent of a Certificate or Book-Entry Share (or affidavits in lieu thereof, together with any bond or indemnity agreement, in accordance with Section 3.2), together with a properly completed and duly executed letter of transmittal and completion of applicable procedures and such other documents as may reasonably be required by the Paying Agent, will be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares shall then be canceled. No interest shall be paid or accrued on any Merger Consideration. Until so surrendered, each such Certificate or Book-Entry Share shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration as contemplated by Section 2.5.

(d)         If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the payment thereof that (i) the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and (ii) the Person requesting such delivery of the Merger Consideration shall either (A) pay to the Paying Agent any stock transfer or other similar Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or (B) establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable. None of Parent, Merger Sub and the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in this Section 3.1(d) under any circumstance. Payment of the aggregate Merger Consideration, as applicable, with respect to Book-Entry Shares shall be made only to the Person in whose name such Book-Entry Shares are registered.

(e)         All Merger Consideration paid upon the surrender of and in exchange for Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there shall be no further registration of transfers of Shares made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be canceled and exchanged for the consideration provided for by, and in accordance with the procedures set forth in, Article II and this Article III.

Annex A-5

(f)         Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.1(a) that remains unclaimed by the holders of Shares one year after the Effective Time shall be returned to Parent, or transferred as otherwise directed by Parent, upon demand, and any such holder who has not exchanged such holder’s Shares for the Merger Consideration in accordance with this Section 3.1 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g)         The Paying Agent shall invest any cash deposited by or on behalf of Parent pursuant to Section 3.1(a) as directed by Parent; provided, however, that (i) in no event shall any losses on such investments affect the cash payable to former holders of Shares pursuant to this Article III, and (ii) such investments shall be in (1) obligations of or guaranteed by the United States of America, (2) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (3) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $100 billion, or (4) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such investment instrument shall have a maturity exceeding three months. Any interest and other income resulting from such investments shall be paid promptly to Parent. To the extent there are any losses with respect to any investments of the funds deposited with the Paying Agent, or the funds shall for any other reason, including the Dissenting Shares losing their status as such, not be sufficient for the Paying Agent to make prompt payment of the Merger Consideration, then upon demand by the Paying Agent, Parent shall promptly reimburse any such loss or otherwise provide additional funds (by wire transfer of immediately available funds) so as to ensure that the funds are at all times maintained at a level sufficient for the Paying Agent to make all payments contemplated by this Agreement to be made by the Paying Agent.

(h)         The payment of any transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees incurred by a holder of Shares in connection with the Merger, as well as the filing of any related Tax Returns and other documentation with respect to such Taxes and fees, shall be the responsibility solely of such holder.

Section 3.2         Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Shares formerly represented by that Certificate, or by a representative of that holder, in each case, claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the Surviving Corporation or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal and such other documents as may reasonably be required by the Paying Agent, pay (less any amounts required to be deducted or withheld pursuant to Section 3.3), in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate as contemplated by this Article III.

Section 3.3         Withholding Rights.    If and to the extent required under any provision of applicable Law, each of the Surviving Corporation, Parent, Merger Sub and the Paying Agent shall be entitled to deduct and withhold amounts from the consideration otherwise payable to any Person pursuant to Article II and this Article III. To the extent that amounts are so deducted or withheld by the Surviving Corporation, Parent, Merger Sub or the Paying Agent, as the case may be, and paid over to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

Section 3.4         Certificate Non-USRPHC Status.    The Company shall deliver to Parent (a) a notice to the IRS, in accordance with the requirements of Section 1.897-2(h)(2) of the Treasury Regulations, dated as of the Closing Date and executed by the Company, and (b) a statement certifying that the Company is not, and has not been at any time

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during the five years preceding the Closing Date, a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Code, dated as of the Closing Date and executed by the Company. In the event the Company fails to deliver such a certificate, Parent’s sole remedy shall be to withhold from consideration otherwise payable pursuant to Section 3.3.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that, except as disclosed (i) in the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein and that have been filed by the Company with SEC, but excluding any disclosures in such Company SEC Documents in any risk factors section, in any section related to forward looking statements and other disclosures that are predictive or forward looking in nature, in each case other than any description of historic facts or events included therein) filed or furnished prior to the date that was two Business Days prior to the date of this Agreement or (ii) in the disclosure schedules delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedules shall be deemed disclosure with respect to the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure, notwithstanding the omission of a cross reference to such other section or subsection):

Section 4.1         Corporate Existence and Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all corporate powers and authority required to enable it to own, lease or otherwise hold all of its properties and assets and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failures to be so qualified, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect. The Company has heretofore made available to Parent true, complete and correct copies of the Restated Certificate of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the Bylaws of the Company, as amended to the date of this Agreement (as so amended, the “Company Bylaws”). The Company is not in violation of any provision of the Company Charter or the Company Bylaws, except as, individually or in the aggregate, is not and would not be reasonably likely to be material to the Company or its Subsidiaries, taken as a whole.

Section 4.2         Corporate Authorization.

(a)         The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for the Company Stockholder Approval in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of holders of a majority of the issued and outstanding Shares (with the holders of issued and outstanding Shares of Class A Common Stock and Class B Common Stock voting together as a single class) in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock or any holder of capital stock of any of the Company’s Subsidiaries necessary to authorize or adopt this Agreement or to consummate the Transactions (including the Merger), pursuant to the DGCL or otherwise. This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation, rehabilitation and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).

(b)         The Company Board, at a meeting duly called and held on or prior to the date hereof, has (i) determined that this Agreement and the Transactions (including the Merger) are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions (including the Merger), (iii) approved the execution, delivery and performance by the Company of this Agreement and, subject to the Company Stockholder Approval, the consummation of the Transactions (including the Merger), (iv) directed that this Agreement be submitted to a vote at a meeting of the holders of

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issued and outstanding Shares for adoption and (v) resolved to recommend the adoption of this Agreement by the holders of issued and outstanding Shares. None of the foregoing resolutions of the Company Board has been amended, rescinded or modified.

Section 4.3         Governmental Authorization.    Except as set forth in Section 4.3 of the Company Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing, declaration or registration with, or notification to, or waiver from, any Governmental Entity other than (a) the filing of the Certificate of Merger, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the Securities Act, (f) the appropriate filings and approvals under the rules of the NASDAQ and (e) other actions or filings the absence of omission of which, individually or in the aggregate, would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.4         Non-Contravention.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not, assuming compliance with the matters referred to in Section 4.2 and Section 4.3, (a) contravene or conflict with the Company Charter or the Company Bylaws or the Organizational Documents of any Subsidiary of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries, (c) result in a breach of, require any consent under, constitute a default (or an event that with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any Permit or similar authorization held by the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Encumbrance (other than any Permitted Encumbrance) on any property or other asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or breaches, consents, defaults, rights of termination, cancellations, amendments or accelerations, losses or Encumbrances referred to in clause (c) or (d), in each case that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

Section 4.5         Capitalization.    The authorized capital stock of the Company consists of 7,500,000 shares of Class A Common Stock and 200,000 shares of Class B Common Stock (the “Shares”). As of the close of business on October 5, 2023 (the “Company Measurement Date”), 3,436,020.1428 shares of Class A Common Stock and 200,000 shares of Class B Common Stock (together with the Class A Common Stock, the “Company Common Stock”) were issued and outstanding. With the exception of Company Common Stock, no other shares of capital stock or other voting securities are issued or outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of pre-emptive rights. As of the Company Measurement Date, there were 19,632 and 277,802 shares of Class A Common Stock in aggregate notional amount with respect to outstanding Company RSU Awards and Company SAR Awards, respectively, and 18,444 shares of Class A Common Stock in aggregate notional amount with respect to outstanding Company PSU Awards assuming such Company PSU Awards were settled at target performance levels; provided, however, that each such award, pursuant to the terms of the applicable award agreement therefor, permits settlement only in cash, as a result of which no shares of capital stock of the Company are issuable with respect thereto. Except as set forth in this Section 4.5 and in Section 4.5 of the Company Disclosure Schedules, and except for changes since the close of business on the Company Measurement Date resulting from (x) the vesting or forfeiture, as applicable, of Company RSU Awards, Company PSU Awards and Company SAR Awards outstanding on such date, or (y) the payment, redemption or forfeiture of other securities issued as permitted by Section 6.1, there are outstanding (a) no shares of capital stock of, or other voting or equity securities of or ownership interests in, the Company, (b) no options, warrants or other rights to acquire from the Company any capital stock of, or voting or ownership interests in, or other voting or equity securities of, the Company or securities convertible into or exchangeable for capital stock of, or other voting or equity securities of or ownership interests in, the Company, (c) no bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries, in each case, that are linked to, or the value of which is in any way based upon or derived from, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or that have or that by their terms may have at any time (whether actual or contingent) the right to vote (or that are convertible into, or

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exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote, (d) no preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character relating to the capital stock or other voting or equity securities of, or ownership interests in, the Company, obligating the Company to issue, transfer or sell any capital stock or voting or equity securities of the Company or securities convertible into or exchangeable for capital stock or voting or equity securities of, or ownership interests in, the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment, (e) no restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company (the items in the foregoing clauses (a) through (e), including the Company Common Stock, being referred to collectively as “Company Securities”) and (f) no obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Shares or any other Company Securities excluding, for the avoidance of doubt, from clauses (e) and (f) hereof, the Company RSU Awards, Company PSU Awards and Company SAR Awards. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, other than any requirement for the Company or any of its Subsidiaries to settle, solely in cash, any Company RSU Awards, Company SAR Awards or Company PSU Awards pursuant to the terms of the Company Stock Plan and applicable award agreement therefor. There are no stockholders agreements, voting trusts, registration rights agreements or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the Company Securities or any other agreements to which the Company or any of its Subsidiaries is a party relating to the disposition, voting or dividends with respect to the Company Securities. All outstanding Company Securities have been offered and issued in compliance in all material respects with all applicable Laws, including the Securities Act and “blue sky” Laws.

Section 4.6         Subsidiaries.

(a)         Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each Subsidiary has all applicable power and authority required to enable it to own, lease or otherwise hold all of its properties and assets and to carry on its business as now conducted. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failures to be so qualified, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect. The Company has heretofore made available to Parent true, complete and correct copies of the Organizational Documents of each Subsidiary of the Company, as amended to the date of this Agreement. No Subsidiary of the Company is in violation of any provision of its Organizational Documents, except as, individually or in the aggregate, is not and would not be reasonably likely to be material to such Subsidiary.

(b)         Section 4.6(b) of the Company Disclosure Schedules sets forth a true, complete and correct list of each Subsidiary of the Company as of the date hereof and each such Subsidiary’s jurisdiction of organization. All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is wholly-owned, beneficially and of record, by the Company, directly or indirectly, free and clear of any material Encumbrance or material transfer restrictions. Except as set forth in Section 4.6(b) of the Company Disclosure Schedules, there are no outstanding (i) shares of capital stock of, or other voting or equity securities or other ownership interests in, the Subsidiaries of the Company or (ii) (A) options, warrants or other rights to acquire from the Company or any of its Subsidiaries any capital stock, voting or equity securities or ownership interests in, or any securities convertible into or exchangeable for capital stock of, or other voting or equity securities in, any Subsidiary of the Company, (B) bonds, debentures, notes or other Indebtedness of any Subsidiary of the Company that are linked to, or the value of which is in any way based upon or derived from, the value of any of the Company’s Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, any of the Company’s Subsidiaries, or that have or that by their terms may have at any time (whether actual or contingent) the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of any of the Company’s Subsidiaries may vote, (C) preemptive or similar rights, subscription or other rights, convertible securities or other agreements, arrangements or commitments of any character relating to the capital stock of, or other voting or equity securities of, any Subsidiary of the Company, obligating the Company or

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any of its Subsidiaries to issue, transfer or sell any capital stock, voting or equity securities in, or any securities convertible into or exchangeable for any capital stock, voting or equity securities in, any Subsidiary of the Company or obligating any Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment or (D) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company’s Subsidiaries (the items in the foregoing clauses (i) and (ii) being referred to collectively as “Company Subsidiary Securities”). All outstanding Company Subsidiary Securities that are shares of capital stock of a corporation have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities. No Subsidiary of the Company other than National Western Life is, or has been, subject to any requirement to file periodic reports under the Exchange Act. No Subsidiary of the Company owns any Shares. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the capital stock of, or other equity or voting interests in, any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries has any obligation to make any payments based on the price or value of any securities of any Subsidiary of the Company or dividends paid thereon.

Section 4.7         SEC Filings.

(a)         True, complete and correct copies of the Company’s (i) annual reports on Form 10-K for its fiscal years ended December 31, 2020, 2021 and 2022, (ii) proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 1, 2021 and (iii) other forms, reports, statements, schedules, registration statements, proxy statements, prospectuses and other documents filed by the Company with the SEC since January 1, 2021 (the documents referred to in this Section 4.7(a) being referred to collectively as the “Company SEC Documents”) are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). The Company’s annual report on Form 10-K for its fiscal year ended December 31, 2022 is referred to herein as the “Company 10-K.” The Company’s quarterly report on Form 10-Q for the six months ended June 30, 2023 is referred to herein as the “Company 10-Q.”

(b)         As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other Company SEC Documents) (or, in each case, if amended or supplemented prior to the date of this Agreement, as of the effective date or filing date, as applicable, of such amendment or supplement), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act, the Sarbanes-Oxley Act and NASDAQ, as applicable, and the rules and regulations thereof applicable to such Company SEC Documents.

(c)         As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other Company SEC Documents) (or, in each case, if amended or supplemented prior to the date of this Agreement, as of the effective date or filing date, as applicable, of such amendment or supplement), no Company SEC Document contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d)         The Company has timely filed with or furnished to the SEC all forms, reports, statements, schedules, registration statements, proxy statements, prospectuses and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2021 and has timely paid all fees due in connection therewith. To the knowledge of the Company, none of the Company SEC Documents is the subject of an ongoing SEC review or outstanding SEC investigation. There are no outstanding or unresolved comments (including in any comment letters of the staff of the SEC) received from the SEC with respect or relating to any of the Company SEC Documents. The Company has made available to Parent all material written correspondence between the Company and the SEC since January 1, 2021.

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Section 4.8         Financial Statements.

(a)         The audited and unaudited financial statements of the Company (including any related notes and schedules) included or incorporated by reference in the Company SEC Documents (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be described in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act) and (ii) present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries for the periods then ended (subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments), all in conformity with GAAP and the applicable rules and regulations of the SEC.

(b)         The Company has made available to Parent and Merger Sub true, complete and correct copies of the following statutory statements, in each case together with the exhibits, schedules and notes thereto (collectively, the “Statutory Statements”): (i) the unaudited annual statutory statement, including the schedules thereto, of each Insurance Company as of and for the annual periods ended December 31, 2020, 2021 and 2022, in each case as filed with the applicable Domiciliary Department of Insurance for such Insurance Company, (ii) the unaudited quarterly statutory statements of each Insurance Company as of and for the six-month period ended June 30, 2023, in each case as filed with the Domiciliary Department of Insurance of such Insurance Company and (iii) the audited annual statutory financial statement, including the schedules thereto, of each Insurance Company as of and for the annual periods ended December 31, 2020, 2021 and 2022, in each case, as filed with the applicable Domiciliary Department of Insurance of such Insurance Company. The Statutory Statements (A) were derived from the books and records of such Insurance Company, (B) have been prepared in all material respects in accordance with SAP applied consistently throughout the periods presented and (C) present fairly, in all material respects, the statutory financial position and results of operations, cash flows, capital and surplus of the Insurance Companies as of their respective dates and for the respective periods covered thereby. As of the date hereof, no material weakness has been asserted by applicable Domiciliary Department of Insurance with respect to each of the Insurance Companies’ Statutory Statements, other than any such item that has been cured or otherwise resolved to the satisfaction of the respective Domiciliary Department of Insurance. The financial statements included in the Statutory Statements were filed with the applicable Domiciliary Department of Insurance in a timely fashion on forms prescribed or permitted by such Domiciliary Department of Insurance. The Insurance Companies’ Statutory Statements comply in all material respects with all applicable Laws applicable to admitted assets.

(c)         The Company has made available to Parent and Merger Sub true, complete and correct copies of the following financial statements, in each case together with the exhibits, schedules and notes thereto (collectively, the “N.I.S. Financial Statements”): (i) the unaudited quarterly financial statements of N.I.S. as of and for the quarterly period ended June 30, 2023, as filed with FINRA and the SEC pursuant to Rule 17a-5 of the Exchange Act, and (ii) the audited annual financial statements of N.I.S. as of and for the annual periods ended December 31, 2020, 2021 and 2022, as filed with FINRA and the SEC pursuant to Rule 17a-5 of the Exchange Act (collectively, the “N.I.S. Financial Statements”). The N.I.S. Financial Statements (A) were derived from N.I.S.’s books and records, (B) have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods presented and (C) present fairly, in all material respects, the financial condition, income, cash flows and changes in stockholder’s equity of N.I.S. as of their respective dates and for the respective periods covered thereby.

(d)         Except as set forth in Section 4.8(d) of the Company Disclosure Schedules, the Company did not utilize any permitted practices in the preparation of the Insurance Companies’ Statutory Statements and none of the Insurance Companies’ Statutory Statements were prepared on the basis of any accounting practice that departs from the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

Section 4.9         Disclosure Documents.    The Proxy Statement will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act and any other applicable Laws governing the preparation, distribution or dissemination of such documents. None of the information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will (x) at the date the

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Proxy Statement is filed with the SEC, (y) if applicable, at the date the Proxy Statement is mailed to the Company’s stockholders, and (z) at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by Parent, Merger Sub or any Representative thereof for inclusion or incorporation by reference in the Proxy Statement.

Section 4.10       Controls and Procedures.

(a)         Each of the principal executive officer and the principal financial officer of the Company has made all applicable certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to Company SEC Documents, and the statements contained in such certifications are true, complete and correct and complied in all material respects with the Sarbanes-Oxley Act. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the respective meanings given to such terms in the Sarbanes-Oxley Act.

(b)         The Company maintains, on behalf of itself and its Subsidiaries, a system of internal control over financial reporting (as such terms are defined in Rules 13a-15(f) under the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting purposes in accordance with GAAP including policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are made only in accordance with authorizations of the Company’s management and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the Company’s financial statements.

(c)         The Company has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that all material information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that such information is communicated to the Company’s management by others within the Company and its Subsidiaries as appropriate to allow timely decisions regarding required disclosure and (ii) disclosed, based on its most recent evaluation of internal control over financial reporting, to its auditors and the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting (i) that could adversely affect its ability to record, process, summarize and report financial information and (ii) that have not been subsequently remediated and (B) any fraud that involves management or other employees who have a significant role in its internal controls over financial reporting. Since January 1, 2021, neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of any circumstance of the type set forth in clause (A) or (B) of the immediately preceding sentence.

(d)         Since January 1, 2021, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, auditor or other Representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.

(e)         Neither the Company nor any of its Subsidiaries is a party to, nor do they have any obligation or other commitment to become a party to, “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(f)         The Company is, and since January 1, 2021, has been, in compliance in all material respects with all listing and corporate governance rules, regulations and requirements of the NASDAQ.

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Section 4.11       Absence of Certain Changes.    Except as set forth in Section 4.11 of the Company Disclosure Schedules:

(a)         From the Company Balance Sheet Date to the date hereof, the Company and its Subsidiaries have conducted their business in the ordinary course of business in all material respects.

(b)         From the Company Balance Sheet Date to the date hereof, there has not been any Effect that, individually or in the aggregate, has had, or would be reasonably likely to have, a Company Material Adverse Effect.

(c)         From the Company Balance Sheet Date to the date hereof, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would have resulted in a breach of subparagraph (a), (b), (c), (d), (e) or (j) of Section 6.1 had the restrictions thereunder had been effect since the Company Balance Sheet Date.

Section 4.12       No Undisclosed Material Liabilities.    Except as set forth in Section 4.12 of the Company Disclosure Schedules, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than:

(a)         liabilities reflected or reserved against in the Company Balance Sheet (including the notes thereto) or in any other Company SEC Documents filed prior to the date of this Agreement;

(b)         liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice;

(c)         liabilities or obligations that have been discharged or paid in full in the ordinary course of business consistent with past practice;

(d)         liabilities that, individually or in the aggregate, are not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole; and

(e)         liabilities arising under this Agreement or incurred in connection with the Transactions.

Section 4.13       Litigation.

(a)         There is no Proceeding (other than ordinary course claims within applicable policy limits made under or in connection with Insurance Contracts issued by one or more Insurance Companies) pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such, except as, individually or in the aggregate, is not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole.

(b)         There is no outstanding order, writ, injunction or judgment to which the Company or any of Subsidiaries is subject that, individually or in the aggregate, is, or would be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole.

(c)         There is no internal investigation or whistle blower complaint, or to the knowledge of the Company, any investigation or review by any Governmental Entity that is pending or is being threatened in writing or, in each case with respect to the Company or any of its Subsidiaries that, individually or in the aggregate, is, or would be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole.

Section 4.14       Taxes.    Except as set forth (x) in Section 4.14 of the Company Disclosure Schedules or (y) in the Company Balance Sheet (including the notes thereto), and except as, individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole:

(a)         (i) all Tax Returns required to be filed with any Taxing Authority by, or with respect to, the Company and its Subsidiaries have been prepared and duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which Tax Returns are required to be filed in accordance with all applicable Laws (taking into account any valid extensions), (ii) the Company and its Subsidiaries have timely paid all Taxes, whether or not shown as due and payable on the Tax Returns that have been so filed, required to be paid by, or with respect to, the Company or any Subsidiary and (iii) such Tax Returns were true, complete and correct in all respects

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(other than, in the case of clause (i) or (ii) hereof, with respect to any Taxes or Tax Returns (or positions taken therein) that are being contested, or for which any position has been taken, in good faith and for which adequate reserves are reflected on the Company Balance Sheet, as adjusted for operations in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet);

(b)         the Company and each Subsidiary has complied with all applicable Laws relating to withholding and reporting (including information reporting) of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid over;

(c)         there is no action, suit, proceeding, audit, examination or claim (each, a “Tax Proceeding”) now currently ongoing, proposed in writing or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax or Tax Return;

(d)         neither the Company nor any Company Subsidiary has received written notice from any jurisdiction in which the Company or such Subsidiary has not paid a particular type of Tax or filed a particular type of Tax Return that the Company or such Company Subsidiary is required to file such Tax Return or pay such Tax in such jurisdiction;

(e)         neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two years prior to the date of this Agreement;

(f)         neither the Company nor any of its Subsidiaries has granted any currently effective requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes with respect to any Tax Returns of the Company or any of its Subsidiaries;

(g)         neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation for any Tax imposed on any entity other than such Person under any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement, except: (i) for any such agreement or arrangement solely between or among any of the Company and its Subsidiaries; (ii) as provided in any customary partnership indemnification provisions in any partnership or limited liability company agreement of any Subsidiary of the Company or in which such Subsidiary is a member or limited partner; or (iii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements);

(h)         neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes (other than the “affiliated group” as defined in Section 1504(a) of the Code, the common parent of which is the Company or was a predecessor of the Company) or (ii) has liability for any Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law, or as a transferee or successor;

(i)          neither the Company nor any of its Subsidiaries has participated in any “listed transaction,” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or comparable provision of any other applicable Tax Law;

(j)          there are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the assets of the Company or any of its Subsidiaries;

(k)         since January 1, 2021, neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code, offer in compromise or similar agreement with a Taxing Authority or has been issued any private letter rulings, technical advice memoranda or similar agreement by any Governmental Entity, in any case, that would be binding upon the Company or any of its Subsidiaries after the Closing;

(l)          neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period ending on or prior to

Annex A-14

the Closing Date under Section 481 of the Code (or any corresponding provision of state, local or foreign income Tax law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date or (iii) prepaid amount received on or prior to the Closing Date;

(m)        Section 4.14(m) of the Company Disclosure Schedules sets forth a schedule of amounts that the Company or any of its Subsidiaries will be required to include in income after the Closing Date under Section 13517(c)(3) of the Tax Cuts and Jobs Act of 2017, Pub. L. No. 115-97; and

(n)         each of the Company and the Insurance Companies is a domestic corporation for U.S. federal income Tax purposes that is and has been treated as a life insurance company under Section 816(a) of the Code and subject to U.S. federal income taxation under Section 801 of the Code.

Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 4.14 and Sections 4.8, 4.11, 4.13, 4.15 and 4.35 (to the extent applicable) are the sole and exclusive representations and warranties of Company and its Subsidiaries with respect to Taxes. None of the representations or warranties made in this Section 4.14 shall apply to the Tax treatment of Insurance Contracts, which shall be governed solely by Section 4.35.

Section 4.15       Employee Benefit Plans; Employment.

(a)         The Company has provided Parent with a true, complete and correct list (set forth in Section 4.15(a) of the Company Disclosure Schedules) identifying each material Company Benefit Plan.

(b)         With respect to each material Company Benefit Plan, the Company has made available to Parent true, complete and correct copies of, as applicable: (i) the plan document (or, in the case of any unwritten Company Benefit Plan, a description thereof), any related trust agreement, insurance contract or policy or other funding instrument and any amendments thereto; (ii) the most recent annual report on Form 5500, with all accompanying schedules and financial statements attached thereto (including any related actuarial valuation report); (iii) the most recent summary plan description and any summaries of material modifications thereto; (iv) the most recent determination, opinion or advisory letter from the IRS; and (v) any material and non-routine notices, letters or other correspondence during the preceding three-year period with the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity.

(c)         Except where the failure to so comply, individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole, (i) each Company Benefit Plan (including any related trusts) has been established, operated and maintained in compliance with its terms and with applicable Law (including, to the extent applicable, ERISA and the Code), (ii) all contributions required to be made with respect to any Company Benefit Plan have been timely made and deposited, (iii) to the knowledge of the Company, no circumstance, fact or event exists that could result in any default under or violation of any Company Benefit Plan, (iv) there is no Proceeding pending or, to the knowledge of the Company, threatened against any Company Benefit Plan, any fiduciary thereof or the Company or any of its Subsidiaries with respect to any Company Benefit Plan and (v) no Company Benefit Plan is, or within the last three years has been, the subject of an examination, investigation or audit by a Governmental Entity, or is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(d)         Except as set forth in Section 4.15(d) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has within the previous six years maintained, sponsored, contributed to (or had an obligation to contribute to) or currently maintains, sponsors or participates in, contributes to (or has an obligation to contribute to) or otherwise would be reasonably likely to have any liability with respect to (i) any defined benefit pension plan or plan subject to Title IV of ERISA or Section 412 of the Code, including any multiemployer plan within the meaning of Section 3(37) of ERISA (and subject to Title IV of ERISA) or (ii) any “multiple employer plan” (within the meaning of Section 413(c) of the Code) or any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. In addition, during the past six years, no liability under (x) Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or (y) Section 4980B of the Code as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, has, in either case, been incurred by the Company or any ERISA Affiliate that has not been satisfied in full and, to the knowledge of the Company, no condition

Annex A-15

exists that presents a risk to the Company or any ERISA Affiliate of incurring such liability, except, in any case, as would not, individually or in the aggregate, be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

(e)         Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and is the subject of a favorable determination letter, opinion letter or advisory letter, if applicable, from the IRS to the effect that such Company Benefit Plan is qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. To the knowledge of the Company, nothing has occurred that, individually or in the aggregate, has, or would be reasonably likely to result in, the IRS’s revocation of the determination letter, opinion letter or advisory letter, as applicable, as described in the preceding sentence. To the knowledge of the Company, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan, except for transactions that would not be reasonably likely to result in any material liability to the Company or any of its Subsidiaries.

(f)         Except as set forth in Section 4.15(f) of the Company Disclosure Schedules, no Company Benefit Plan that is a “welfare benefit plan” (within the meaning of Section 3(1) of ERISA) provides post-termination or retiree life insurance, health or other welfare benefits or coverage to any person, except as may be required by Section 4980B of the Code or any similar Law.

(g)         With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code, except in each case, as would not be reasonably likely, individually or in the aggregate, to result in any material liability to the Company and its Subsidiaries, taken as a whole, (i) there does not exist any accumulated funding deficiency for the purposes of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) no Company Benefit Plan is, or is reasonably likely to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code), (iii) no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Sections 4062, 4063 or 4041 of ERISA occurred, (iv) all premiums to the Pension Benefit Guaranty Corporation (“PBGC”) have been timely paid in full, (v) no liability (other than premiums to the PBGC) under Title IV of ERISA has been incurred by the Company or any of its Subsidiaries that remains unsatisfied, nor is any such liability expected to be incurred that would be reasonably likely to be unsatisfied and (vi) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan.

(h)         Except as set forth in Section 4.15(h) of the Company Disclosure Schedules or as otherwise contemplated under this Agreement, neither the execution nor delivery of this Agreement, stockholder approval of this Agreement, nor the consummation of the Transactions would, whether alone or in combination with any other event(s), (i) entitle any current or former employee, individual consultant, officer or other individual service provider of the Company or any its Subsidiaries to, or result in any increase in the amount or enhancement to the terms of, any severance pay, unemployment compensation or any other payment or benefit, (ii) trigger any increased or accelerated contributions to any Company Benefit Plan or trigger any change in the funding or covenant support arrangements for any Company Benefit Plan or (iii) accelerate the time of payment, vesting or funding or increase the amount or enhance the terms of compensation or benefits due to any such employee, individual consultant, officer or other individual service provider.

(i)          Except as set forth in Section 4.15(i) of the Company Disclosure Schedules, the consummation of the Transactions will not, either alone or in combination with another event, result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would be reasonably likely to, individually or in combination with any other payment, constitute an “excess parachute payment” (within the meaning of Section 280G of the Code). The Company has made available to Parent the information required for Parent to calculate (with such information to be updated by the Company prior the Closing), with respect to each “disqualified individual” (within the meaning of Section 280G of the Code), a general estimate of any payments (whether in cash or property or the vesting of property) that would reasonably and currently be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G of the Code) in connection with the Transactions.

Annex A-16

(j)          Except as set forth in Section 4.15(j) of the Company Disclosure Schedules, no Person is entitled to receive any Tax gross-up or other similar additional payment from the Company or any of its Subsidiaries as a result of the imposition of the excise Taxes required by Section 4999 of the Code or any Tax, interest or penalties imposed by Section 409A of the Code (or any corresponding similar provision of state, local or non-U.S. law).

(k)         Except as set forth in Section 4.15(k) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is or has been, since January 1, 2021: a party to, bound by or negotiating a collective bargaining agreement or other agreement with any labor union, works council, trade union, labor association or other employee representative organization. To the knowledge of the Company, there has not been since January 1, 2021, nor is there currently, any organized effort by any labor union, works council, trade union, labor association or other employee representative organization to organize any employees of the Company or any of its Subsidiaries into one or more collective bargaining units. Neither the Company nor any of its Subsidiaries is, or since January 1, 2021 has been, a party to, any material dispute or controversy with a labor union, works council, trade union, labor association or other employee representative organization, nor since January 1, 2021 has the Company or any of its Subsidiaries experienced any actual or threatened labor strikes, work slowdowns, lock-outs, work stoppages, recognitional picketing, arbitrations, grievances, unfair labor practice charges or proceedings, and to the knowledge of the Company, none are threatened.

(l)          The Company and each of its Subsidiaries are in material compliance and, since January 1, 2021, have complied, in each case, in all material respects, with all applicable Laws relating to employment and labor matters, including applicable Laws that relate to wages, hours, wage payment, payroll, classification of all employees and individual service providers (including as exempt or non-exempt and as employee versus independent contractor), employee record keeping, labor, fair employment practices, hiring, training and/or promotion, terms and conditions of employment, workers’ compensation, occupational safety and health, plant closings, WARN Act, discrimination in employment, equal employment opportunity, immigration (including applicable I-9 Laws), disability rights, reasonable accommodations, labor relations and collective bargaining, employee leave issues and unemployment insurance, except for any instances of non-compliance that, individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole.

(m)        Since January 1, 2021, to the knowledge of the Company, (i) no allegations of sexual harassment or other sexual misconduct have been made in writing against any director, officer or managerial employee of the Company or any of its Subsidiaries, and (ii) there are no actions, suits, investigations or proceedings pending or, to the Company’s knowledge, threatened that involve allegations of sexual harassment or other sexual misconduct by any director, officer or managerial employee of the Company or any of its Subsidiaries. Since January 1, 2021, neither the Company nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct by any director, officer or managerial employee of the Company.

(n)         To the knowledge of the Company, no employee of the Company or any of its Subsidiaries at the level of Vice President or higher is in material violation of any term of any employment agreement, nondisclosure agreement, or non-competition agreement: (i) to the Company or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(o)         Section 4.15(o) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true, complete and correct list of each outstanding Company RSU Award, Company PSU Award and Company SAR Award and: (i) the employee identification number or similar identifier of the holder of such outstanding award; (ii) the number of shares of Company Common Stock attributable to or underlying such outstanding award (and with respect to Company PSU Awards expressed in terms of the target and maximum levels of performance); (iii) the date on which such outstanding award was granted or issued; and (iv) the applicable vesting, repurchase or other lapse of restrictions schedule applicable to such outstanding award to the extent such schedule differs from what is set forth in the forms included in the Company’s public filings with the SEC and publicly available on EDGAR or made available to Parent pursuant to Section 4.15(b). Each Company RSU Award, Company PSU Award and Company SAR Award was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the Company Stock Plan, and each Company SAR Award has an exercise price per share of Class A Common Stock at the time of grant to be equal to or greater than the fair market value of a share of Class A Common Stock on the date of such grant.

Annex A-17

(p)         Neither the Company nor any of its Subsidiaries has taken any action during the past three years that would trigger, nor have any material unsatisfied liability in respect of, the notice and other requirements under the WARN Act. Neither the Company nor any of its Subsidiaries is delinquent in payments to any current or former Company Service Provider or Individual Independent Contractor for any services or amounts required to be reimbursed or otherwise paid, except for any arrearages occurring in the ordinary course of business or as would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.16       Compliance with Laws.

(a)         Neither the Company nor any of its Subsidiaries are in violation of, or has since January 1, 2021 violated, any applicable provisions of any Laws except for any violations that, individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2021, neither the Company or any Subsidiary thereof has been given written notice of, or been charged with, any violation of, any applicable Law, except for any violation that, individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole.

(b)         Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, or, to the knowledge of the Company, employees, Producers, agents, or any other Person associated with or acting for or on behalf of the Company or any of its Subsidiaries are in violation of, or have since January 1, 2021 violated, or, to the knowledge of the Company, are or have been since January 1, 2021, under investigation for an alleged breach of, any provisions of (i) any Economic Sanctions/Trade Laws, (ii) any anti-money laundering-related Laws or (iii) the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act, or any similar anti-bribery or anti-corruption Laws. None of the Company, its Subsidiaries, or any of their respective directors, officers, employees, or to the Company’s knowledge, Producers, agents, or any other Person associated with or acting for or on behalf of the Company or any of its Subsidiaries is or is acting on behalf of a Sanctions Target.

Section 4.17       Environmental Matters.    Except as set forth in Section 4.17 of the Company Disclosure Schedules:

(a)         Neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity or other Person alleging that the Company or any Subsidiary of the Company is in violation of or liable under any applicable Environmental Law, and to the knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to any investigation with respect to potential liability pursuant to Environmental Law, except with respect to any matter related to the foregoing that (i) has been fully resolved or (ii) individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole.

(b)         The Company and its Subsidiaries are, and since January 1, 2021 have been, in compliance with all applicable Environmental Laws, including holding all Permits required pursuant to Environmental Laws, except with respect to any noncompliance that (i) has been fully resolved or (ii) individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole.

(c)         To the knowledge of the Company, there has been no Release of any Hazardous Substance at, on, under, migrating from or migrating to (i) any of the Company Owned Properties or (ii) any real properties leased by the Company or any of its Subsidiaries, except for any such Release that, individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole.

(d)         Neither the Company nor any of its Subsidiaries has entered into any agreements in connection with the sale or disposition of any real property or any business, pursuant to which the Company or its Subsidiaries has either agreed to indemnify the purchaser of said property or business with respect to liabilities pursuant to Environmental Law, or retained liabilities pursuant to Environmental Law, excluding (i) any such agreements that have expired or been terminated and are no longer in effect, (ii) any Company Leases or (iii) any such agreements that, individually or in the aggregate, have not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole.

Annex A-18

Section 4.18       Title to Properties.

(a)         Section 4.18(a) of the Company Disclosure Schedules sets forth a true, complete and correct description of all real property that is owned by the Company or one or more of its Subsidiaries (excluding any interest in real property owned or otherwise held by the Company or any of its Subsidiaries directly or indirectly as, or through, Investment Assets) (the “Company Owned Properties”). Except as, individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole, the Company or one or more of its Subsidiaries has good and valid title in each of such entity’s Company Owned Properties, free and clear of all Encumbrances, other than Permitted Encumbrances.

(b)         Except for matters that, individually or in the aggregate, are not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has received any written notice to the effect that there are any condemnation, expropriation, eminent domain or other Proceedings that are pending or, to the knowledge of the Company, threatened, with respect to any of the Company Owned Properties.

(c)         Except for matters that, individually or in the aggregate, are not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has received any written notice of violation of any building or zoning regulations or any other Laws applicable to the operation of the Company Owned Properties, except where such noncompliance would not materially adversely affect the current use thereof or has been resolved.

(d)         The Company Owned Properties are supplied with all utilities and other public services, as applicable, in connection with the operation of the business as currently conducted, and have direct access to a public road or access through valid easement.

(e)         Each of the Company and each of its Subsidiaries has complied with the terms of all leases pursuant to which the Company or any of its Subsidiaries has a leasehold interest in any real property (excluding any leasehold interests held by the Company or any of its Subsidiaries, directly or indirectly, as or through its Investment Assets) (the “Company Leases”), and all such Company Leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, are not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, there are no unresolved disputes between the Company or any of its Subsidiaries and any landlord under the Company Leases, nor are there any pending claims or events of default or threats of any claims or events of default with respect to any Company Lease.

(f)         The buildings and improvements related to the Company Owned Properties are in good working and operating condition and in a state of good maintenance and repair (except for normal wear and tear and deferred maintenance), except as would not, individually or in the aggregate, have a material adverse effect on the use or operation of the applicable Company Owned Property.

Section 4.19       Material Contracts.

(a)         Except (x) as set forth in Section 4.19 of the Company Disclosure Schedules, (y) for Reinsurance Agreements and Insurance Contracts, and (z) except as expressly provided in Section 4.19(a)(ix), for contracts, agreements, instruments or commitments that relate to Investment Assets (including the disposition, custody or acquisition thereof), neither the Company nor any of its Subsidiaries is a party to or expressly bound by any agreement, lease, sublease, occupancy agreement, easement, license, contract, note, bond, mortgage, indenture or other legally binding obligation (including all written modifications and amendments thereto) (each, a “Contract”) that:

(i)         would be required to be filed by the Company as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)        limits or restricts or purports to limit or restrict in any material respect, either the type or line of business in which the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company, may engage or the manner or locations in which any of them may so engage in any business (including through “non-competition” or “exclusivity” provisions);

Annex A-19

provided, however, that with respect to any Person that controls, or is under common control with, the Company, this representation is limited to only those limitations or restrictions that apply to such Person because of such Person’s control of, or common control with, the Company;

(iii)       (A) is an indenture, loan or credit Contract, loan note, mortgage Contract or other Contract representing, or any guarantee of, Indebtedness for borrowed money of the Company or any Subsidiary of the Company in excess of $5,000,000, other than any Indebtedness between or among the Company and any of its Subsidiaries or (B) is a guarantee by the Company or any of its Subsidiaries of such Indebtedness of any Person other than the Company or a wholly-owned Subsidiary of the Company;

(iv)       limits or restricts the ability of the Company or any of its Subsidiaries to (A) declare or pay dividends or make distributions in respect of their capital stock, partner interests, membership interests or other equity interests (B) pledge capital stock or (C) issue any guarantee of Indebtedness;

(v)        is a partnership, limited liability company, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture in which the Company owns, directly or indirectly, any voting or economic interest, other than with respect to any wholly-owned Subsidiary of the Company;

(vi)       involves or could be reasonably likely to involve aggregate payments or receipts by or to the Company or any of its Subsidiaries in excess of $5,000,000 in any twelve month period;

(vii)      outsources any material function or part of the business of the Company or any of its Subsidiaries to any Person other than the Company or any Subsidiary thereof;

(viii)     is a Contract with any of the top ten Producers, by the gross premium volume produced by the Company or any of its Subsidiaries in respect of each such Producer for the year ended December 31, 2022;

(ix)       is an investment advisory, investment management agreement or arrangement to which the Company or any of its Subsidiaries is a party or under which any Investment Asset is invested or managed or any third party has the right or power to make discretionary or investment decisions on behalf of the Company or such Subsidiary with respect to the Investment Assets;

(x)        involves the settlement of any pending or threatened claim, action or Proceeding that requires (A) payment obligations after the date hereof in excess of $2,500,000 or (B) any material ongoing commitments, undertakings, requirements or restrictions on the Company or any of its Subsidiaries imposed by any Person or Governmental Entity, in each case other than claims settled under Insurance Contracts in the ordinary course of business and within applicable policy limits;

(xi)       (A) grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries or (B) obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(xii)      contains any continuing deferred payment or “earn-out” or similar obligations in connection with any acquisition or divestiture Contract that could result in payments in excess of $1,000,000 in the aggregate;

(xiii)     pursuant to which the Company or any of its Subsidiaries is restricted in its right to assert, use or register any material Company Intellectual Property, including coexistence agreements, settlement agreements, covenants not to sue or similar agreements or arrangements;

(xiv)     is a collective bargaining agreement or other agreement with any labor union, works council, trade union, labor association or other employee representative organization;

(xv)      excluding Company Benefit Plans set forth on Section 4.15(a) of the Company Disclosure Schedules, has been entered into between the Company or any of its Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly-owned Subsidiary of the Company) of the Company or any of its Subsidiaries or any of their respective “associates” or “immediate family”

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members (as such terms are defined in Rule 12b-2 and Rule 16a-1 under the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify such officer, director, Affiliate or family member;

(xvi)     (A) relating to the disposition or acquisition (directly or indirectly) by the Company or any of its Subsidiaries of any material assets or properties of the Company or its Subsidiaries, other than any such Contracts that are no longer executory or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material interest in any other Person or other business enterprise; or

(xvii)    excluding Company Benefit Plans set forth on Section 4.15(a) of the Company Disclosure Schedules, contains any provision that provides for future material payment or performance of material services by the Company or any of its Subsidiaries that is conditioned on, or provides for any rights of termination, acceleration, modification, recapture or cancellation or causes an event of default as a result of, a change of control or the Transactions.

(b)         Each such Contract that is required to be described in clauses (i) through (xvii) above is referred to herein as a “Material Contract.” Each Material Contract is a valid and binding obligation of the Company or the Subsidiary that is party thereto, and, to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable by the Company or the applicable Subsidiary, in each case, subject to Creditors’ Rights, except as, individually or in the aggregate, is not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Material Contract is in breach or violation of any provision of, or in default under, any Material Contract, and no event has occurred that, with or without notice, lapse of time or both, would constitute such a breach, violation or default, except for breaches, violations or defaults that, individually or in the aggregate, are not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole. True, complete and correct copies of each Material Contract have previously been made available to Parent.

(c)         Except as set forth in Section 4.19(c) of the Company Disclosure Schedules, as of the date hereof, neither the Company nor any of its Subsidiaries has received or sent written notice from or to, as applicable, any counterparty to a Material Contract to cancel, terminate or materially alter the rights or obligations under or not to renew any Material Contract.

Section 4.20       Intellectual Property and Data Privacy.

(a)         Section 4.20(a) of the Company Disclosure Schedules sets forth a true, complete and correct list of all patent, trademark and copyright registrations and pending applications for registration, and registered domain names, that are Company Intellectual Property. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries own or are licensed to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted (in each case, free and clear of any material Encumbrances other than Permitted Encumbrances) and (ii) the Company Intellectual Property is valid and enforceable.

(b)         Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no claims are pending or, to the knowledge of the Company, threatened in writing (i) challenging the ownership, enforceability, scope, validity or use by the Company or any of its Subsidiaries of any Company Intellectual Property or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the Intellectual Property rights of any Person.

(c)         Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, (i) no Person is misappropriating, violating or infringing the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted (or as conducted since January 1, 2021) does not violate, misappropriate or infringe the Intellectual Property rights of any other Person.

(d)         Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company has taken commercially reasonable steps to prevent the unauthorized disclosure or use of its trade secrets and confidential information.

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(e)         Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, with respect to the Systems, since January 1, 2021, (i) there has not been any malfunction, unplanned downtime or service interruption that has not been remedied, (ii) the Company and its Subsidiaries have implemented in a commercially reasonably timely manner all security patches, security upgrades or mitigating controls as reasonably necessary and that are generally available for the Systems in the Company or its Subsidiaries’ possession and control, (iii) the Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable procedures designed to avoid introduction of contaminants (e.g., any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry)) into the Systems that are in the possession and control of the Company or any of its Subsidiaries and (iv) other than as set forth in Section 4.20(e)(iv) of the Company Disclosure Schedules, there has been no breach of information security, cybersecurity incident (including ransomware of distributed denial of service attacks) or other unauthorized access to or use of such Systems that required notification under applicable Laws. The Company has implemented commercially reasonable security, back-ups, disaster recovery arrangements and hardware and software support and maintenance designed to minimize the risk of material error, breakdown, failure, or security breach occurring.

(f)         Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company does not use or distribute any Open Source Software in the Company Intellectual Property (i) in a manner that would grant any Person (other than the Company or any of its Subsidiaries) any rights or immunities under any Company Intellectual Property or (ii) under any license requiring the Company or any of its Subsidiaries to disclose or distribute any source code owned by the Company or its Subsidiaries to any Person.

(g)         Except as, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have complied in all material respects with all applicable Laws and with their own respective published privacy policies relating to the collection, storage, use, disclosure and transfer of any information held by the Company or its Subsidiaries that can reasonably be used to identify a natural person, including any information defined as “personal data” or “personally identifiable information” or the like under any applicable Law (“Personal Data”), and neither the Company nor any of its Subsidiaries has received a complaint from any Governmental Entity or any other third party regarding its collection, storage, use, disclosure or transfer of Personal Data that is pending or unresolved, (ii) the Company and its Subsidiaries have not, since January 1, 2021, suffered a data breach that would require notification to any person or Governmental Entity under applicable Laws and (iii) the Company and its Subsidiaries have maintained an information security program that includes commercially reasonable safeguards designed to protect the security, confidentiality and integrity of the Company’s information technology systems (including Personal Data in the Company’s possession and control).

Section 4.21       Permits.    The Permits held by the Company and its Subsidiaries are valid and in full force and effect, except as, individually or in the aggregate, is not and would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole. Each of the Company and each of its Subsidiaries is, and since January 1, 2021 has been, in compliance with the terms and requirements of such Permits, except as, individually or in the aggregate, is not and would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2021, the Company has not received written notice regarding any actual, alleged or potential violation of, or failure to comply with, the terms or requirements of any such Permit, except for such defaults and violations that would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.22       Brokers; Financial Advisors.    No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co. LLC (the “Financial Advisor”), the fees and expenses of which will be paid by the Company pursuant to an engagement letter, a copy of which has been provided to Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with any of the Transactions (including the Merger) as a result of being engaged by the Company or any Subsidiary or Affiliate of the Company.

Section 4.23       Opinion of Financial Advisor.    The Company Board has received the opinion of the Financial Advisor, dated the date of this Agreement, to the effect that, as of the date of such opinion and based upon and subject to the limitations, factors, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent, Merger Sub and their respective Affiliates) of the Shares pursuant to this Agreement is fair from a financial point of view to such holders of the Shares (the “Financial Advisor Opinion”).

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Section 4.24       Insurance.    Except as, individually or in the aggregate, is not and would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries maintain insurance coverage in such amounts and covering such risks as the Company believes to be commercially reasonable. Except as, individually or in the aggregate, is not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole, all such insurance policies are in full force and effect, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder. As of the date of this Agreement, there is no material claim by the Company or any of its Subsidiaries pending under any such insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

Section 4.25       Rights Agreements; Takeover Statutes.    The Company is not party to any shareholder rights agreement, “poison pill,” voting trust or similar anti-takeover agreement or plan. Assuming that the representations of Parent and Merger Sub set forth in Section 5.13 are true and correct, (i) the Company Board has taken all necessary action to render inapplicable to this Agreement and the Transactions (including the Merger) the restrictions on “business combination” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL and (ii) no other Takeover Law or any similar provision in the Company Charter or Company Bylaws applies to the Company with respect to this Agreement or the Merger or would be reasonably likely to restrict or prohibit the execution of this Agreement, each party performing its obligations or the consummation of the Transactions.

Section 4.26       Related Party Transactions.    Except as set forth in Section 4.26 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any Contract, transaction or arrangement with (a) any direct or indirect beneficial owner of 5% or more of the issued and outstanding shares of Company Common Stock, (b) any present or former director or officer of such Persons or (c) any Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing (any Contract, transaction or other arrangement of the type described in this sentence, a “Related Party Transaction”), except for, in each case of clauses (a) through (c), employment agreements, other Company Benefit Plans, arrangements with directors and officers, and director and officer indemnity agreements, in each case made in the ordinary course of business, consistent with past practice.

Section 4.27       Actuarial Appraisal; Reserves.

(a)         The Company has delivered to Parent a true, complete and correct copy of the actuarial appraisal prepared by Milliman, dated April 21, 2023 and titled “Actuarial Appraisal of National Western Life Insurance Company and Affiliates as of September 30, 2022” (the “Actuarial Appraisal”). As of the date hereof, Milliman has not notified the Company or any of its Affiliates in writing that the Actuarial Appraisal is inaccurate in any material respect. The factual information and data provided by the Company and its Affiliates to Milliman expressly in connection with the preparation of the Actuarial Appraisal were (i) accurate and complete in all material respects as of the date provided, subject in each case to any limitations and qualifications contained in the Actuarial Appraisal, (ii) obtained from the books and records of the relevant Insurance Companies and N.I.S., as applicable, (iii) generated from the same underlying sources and systems that were utilized to prepare the Statutory Statements of the Insurance Companies and the N.I.S. Financial Statements, as applicable, for the relevant periods, and (iv) computed in all material respects in accordance with generally accepted actuarial standards consistently applied and were fairly stated in accordance with sound actuarial principles. Except as set forth in Section 4.27(a) of the Company Disclosure Schedules, as of the date hereof, Milliman has not issued to the Company or its Affiliates any new or revised report with respect to the Insurance Companies or provided any errata with respect to the Actuarial Appraisal.

(b)         The Reserves of each Insurance Company contained in its Statutory Statements as of and for the annual periods ended December 31, 2020, 2021 and 2022, in each case: (i) were determined in all material respects in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted in such Statutory Statements), (ii) satisfied the requirements of all applicable Law in all material respects, except as otherwise noted in such Statutory Statements and notes thereto included in such Statutory Statements, (iii) were computed in all material respects on the basis of assumptions consistent with those used in computing the corresponding reserves in the Statutory Statements for the previous three fiscal years, except as otherwise noted in such Statutory Statements and (iv) have been based in all material respects on actuarial assumptions that produced reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance with contract provisions.

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Section 4.28       Reinsurance.    Section 4.28 of the Company Disclosure Schedules sets forth a true, complete and correct list of all reinsurance agreements pursuant to which any Insurance Company cedes or assumes Reserves or other liabilities with any third party or Affiliate (each, a “Reinsurance Agreement”). The Company has made available to Parent a true, complete and correct copy of each Reinsurance Agreement in effect as of the date hereof. Each Reinsurance Agreement is in full force and effect and is a legal, valid, binding and enforceable obligation of the Company or its Subsidiaries, as applicable, and, to the knowledge of the Company, each other party thereto, and is enforceable against the Company or its Subsidiaries, as applicable, and, to the knowledge of the Company, each other party thereto, in accordance with its terms (except in each case as may be limited by Creditors’ Rights). Each Insurance Company is entitled under SAP to take full credit in its Statutory Statements for all amounts recoverable by it pursuant to any Reinsurance Agreement, and all such amounts are reflected in the Statutory Statements. None of the Company or its Subsidiaries, as applicable or, to the knowledge of the Company, any of the other parties to any Reinsurance Agreement is in material default or material breach or has failed to perform any material obligation under any such Reinsurance Agreement, and, to the knowledge of the Company, there does not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both). To the knowledge of the Company, (i) no ceding company or reinsurer under any Reinsurance Agreement is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, and (ii) the financial condition of any such ceding company or reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, except in either case as, individually or in the aggregate, has not had a Company Material Adverse Effect. Except as disclosed in Section 4.28 of the Company Disclosure Schedules, no Reinsurance Agreement contains any provision permitting the reinsurer to increase premiums or rates without the prior written consent of the cedant party thereto. As of the date hereof, neither the Company nor any Subsidiary has received from any such reinsurer or other applicable counterparty any written notice to terminate cancel recapture or change the scope of rights and obligations under any Reinsurance Agreement. Except as disclosed in Section 4.28 of the Company Disclosure Schedules, there are no pending or, to the knowledge of the Company, threatened Proceedings with respect to any Reinsurance Agreement. Except as disclosed in Section 4.28 of the Company Disclosure Schedules, no Encumbrances (other than Permitted Encumbrances), collateral or security arrangements (including by means of a credit for reinsurance trust of letter of credit) has been created to or for the benefit of any ceding company under any Reinsurance Agreement.

Section 4.29       Producers.

(a)         Each of the Insurance Companies and, to the knowledge of the Company, each of the Producers are, and since January 1, 2021 have been, in connection with the Insurance Contracts, in compliance in all material respects with applicable Law, including all applicable Insurance Laws, regulating the marketing and sale of insurance policies and annuity contracts, regulating advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions.

(b)         Except as, individually or in the aggregate, is not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole, since January 1, 2021, and to the knowledge of the Company, (i) each Producer, at the time that such Producer sold or produced any Insurance Contract, was duly licensed, authorized and appointed (for the type of business sold or produced by such distributor) in the particular jurisdiction (whether U.S. or non-U.S.) in which such Producer sold or produced such business, and no such Producer violated any term or provision of applicable Law, including any applicable Insurance Law, in any material respect relating to the sale or production of such business, (ii) no Producer has breached the terms of any agency or broker Contract with any Insurance Company in any material respect or violated any applicable Law, including any applicable Insurance Law and (iii) no Producer has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation in any material respect of any applicable Law, including any applicable Insurance Law, in connection with such Producer’s actions in his, her or its capacity as a distributor for the Insurance Contracts, and there exists no enforcement or disciplinary proceeding alleging any such violation.

Section 4.30       Investments.

(a)         The Company has made available to Parent a true, complete and correct list of all Investment Assets that were carried on the books and records of the Company and its Subsidiaries as of December 31, 2022. Except for Investment Assets that matured or were sold, redeemed or otherwise disposed of in the ordinary course

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of business consistent with past practice and in compliance with the Investment Guidelines, or as permitted or otherwise contemplated by this Agreement, after December 31, 2022, each of the Company and its Subsidiaries, as applicable, has good, valid and marketable title to all of the Investment Assets it purports to own, free and clear of all Encumbrances except Permitted Encumbrances.

(b)         Section 4.30(b) of the Company Disclosure Schedules sets forth a true, complete and correct copy, as of the date of this Agreement, of the Investment Guidelines. The Investment Assets, including the composition of the Investment Assets and, since January 1, 2021, all transactions involving Investment Assets, have complied in all material respects with, and the Company and its Subsidiaries have complied in all material respects with, the Investment Guidelines.

(c)         As of the date hereof, (i) except as, individually or in the aggregate, is not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole, and (ii) except as set forth in Section 4.30(c) of the Company Disclosure Schedules, neither the Company nor any Subsidiary has any funding obligations, capital commitments, note purchase commitments or any other commitments of any kind, or obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets, and, except as set forth in Section 4.30(c) of the Company Disclosure Schedules, there are no outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which the Company or any Subsidiary may be subject upon or after the Closing.

Section 4.31       Insurance Business.

(a)         Except as, individually or in the aggregate, is not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole, since January 1, 2021, the business of each Insurance Company has been conducted in compliance with applicable insurance Laws. In addition, except as set forth in Section 4.31(a) of the Company Disclosure Schedules and except as individually or in the aggregate, is not and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole, (i) since January 1, 2021, no Insurance Regulator has alleged in writing that any Insurance Company has violated in any material respect any applicable insurance Laws or other Laws related to the sale, marketing, servicing or administering of Insurance Contracts, (ii) there is no pending or, to the Company’s knowledge, charge threatened in writing by any state (or applicable non-U.S.) insurance regulatory authority that any Insurance Company has violated, nor is there any pending nor, to the Company’s knowledge, investigation threatened in writing by any state (or applicable non-U.S.) insurance regulatory authority related to possible violations by any Insurance Company of any applicable insurance Laws or other Laws related to the sale, marketing, servicing or administering of Insurance Contracts, (iii) each Insurance Company has been duly authorized by the relevant state (or applicable non-U.S.) insurance regulatory authorities to issue the Insurance Contracts of insurance in the jurisdictions in which it operates, and (iv) since January 1, 2021, each Insurance Company has, to the extent applicable, filed all material reports, forms, rates, notices and materials required to be filed by it with any state (or applicable non-U.S.) insurance regulatory authority. None of the Insurance Companies is subject to any order or decree of any insurance regulatory authority, and, as of the date hereof, no insurance regulatory authority has revoked, suspended or limited, or, to the Company’s knowledge, threatened in writing to revoke, suspend or limit, any license or other permit issued pursuant to applicable insurance Laws to any Insurance Company. None of the Insurance Companies has issued any Insurance Contract to any non-U.S. resident since January 1, 2019.

(b)         None of the Insurance Companies is commercially domiciled under the Laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its jurisdiction of incorporation.

(c)         Neither the Company nor any of the Insurance Companies is subject to any requirement imposed by a Governmental Entity to maintain specified capital or surplus amounts or levels or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except for any such requirements or restrictions imposed by applicable insurance Laws of general application.

(d)         Section 4.31(d) of the Company Disclosure Schedules contains a true, correct and complete list of all insurance certificates of authority and all other material approvals, authorizations, consents, franchises, licenses, permits, registrations, certificates, accreditations, qualifications, variances and similar rights to write and/or offer and sell insurance products issued to the Companies and Subsidiaries by any Insurance Regulator

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or other Governmental Entity (collectively, “Insurance Licenses”). Each Insurance License is in good standing and in full force and effect. Except as disclosed in Section 4.31(d) of the Company Disclosure Schedules, the Company and its Subsidiaries are, and since January 1, 2021, have been, in material compliance with the terms of the Insurance Licenses and no revocation, lapse, limitation, suspension or cancellation of any of the Insurance Licenses is pending or, to the knowledge of the Company, has been threatened. Other than the Insurance Companies, neither the Company nor any of its Subsidiaries conducts or has conducted the business of insurance or reinsurance in any respect.

(e)         The Company has made available to Parent true, complete and correct copies of (i) all material Insurance Holding Company System Act filings or submissions and any supplements or amendments thereto filed since January 1, 2021 by each Insurance Company with applicable Insurance Regulators and (ii) all material reports of examination (including financial, market conduct and similar examinations) of such Insurance Companies by any Insurance Regulator since January 1, 2021. All material deficiencies or violations noted in the examination reports described in clause (ii) of the preceding sentence, as of the date hereof, have been resolved to the reasonable satisfaction of the applicable Insurance Regulator that noted such deficiency or violation, in each case, except as, individual or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

Section 4.32       Insurance Contracts.    Except as set forth in Section 4.31(e) of the Company Disclosure Schedules, since January 1, 2021, all benefits due and payable, or required to be credited, by or on behalf of each Insurance Company, on the Insurance Contracts in force on such dates have been paid or credited, as the case may be, in accordance with the terms of such Insurance Contracts under which they arose, and such payments or credits were not materially delinquent (x) except for such claims for which such Insurance Company or any Affiliate of such Insurance Company believed there was a reasonable basis to contest payment and (y) except as would not be, individually or in the aggregate, reasonably likely to be material to the Company, taken as a whole.

Section 4.33       Registered Broker-Dealer.

(a)         N.I.S. is, and since January 1, 2018 has been, the only Company Subsidiary registered, or required to be registered, as a broker-dealer under the Exchange Act or the applicable Law of any state. N.I.S. is, and at all times so required has been, (i) registered with the SEC as a broker-dealer under the Exchange Act and (ii) registered, licensed or qualified as a broker-dealer under the applicable Law of any state or other jurisdiction (other than the Exchange Act) that it is required to be registered, licensed or qualified. N.I.S. is, and at all times so required has been, a member in good standing of FINRA and any other Self-Regulatory Organization that would require membership or registration in connection with its activities and is in compliance in all material respects with all applicable rules and regulations of each such Self-Regulatory Organization.

(b)         The Company has made available to Parent a true, complete and correct copy of (i) the Uniform Application for Broker-Dealer Registration on Form BD of N.I.S., reflecting all amendments thereto that are in effect on the date hereof (“Form BD”); (ii) N.I.S.’s membership agreement with FINRA (iii) each Financial and Operational Combined Uniform Single Report (“Focus Report”) filed since January 1, 2021, and (iv) each other registration, report and material correspondence filed or submitted by N.I.S. with or to any Governmental Entity since January 1, 2021 and will deliver or make available to Parent such forms, registrations, reports and material correspondence as are filed or submitted from and after the date of the transaction contemplated by this Agreement and prior to the Closing. Each Form BD, Focus Report and other registration, report and form filed with or submitted to the SEC and/or FINRA since January 1, 2021 complied and complies in all material respects with the applicable requirements of the Exchange Act and any other applicable Laws.

(c)         Since January 1, 2021, N.I.S. has filed all regulatory reports, schedules, forms, registrations and other documents that it was required to file with any applicable Governmental Entity, together with any amendments required to be made with respect thereto (collectively, the “BD Regulatory Filings”), and has paid all fees and assessments due and payable in connection therewith. Since January 1, 2021, the information contained in N.I.S.’s BD Regulatory Filings was true, complete and correct in all material respects at the time of filing, and N.I.S. has made all material amendments to such BD Regulatory Filings as it is required to make under any applicable Law.

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(d)         Since January 1, 2021, and except as would not be, individually or in the aggregate, reasonably likely to be material to N.I.S., none of N.I.S. or, to the Company’s knowledge, any of N.I.S.’s officers, directors, security holders, employees or “associated persons” (as such term is defined in the Exchange Act and the rules and bylaws of FINRA) who are individuals (“Associated Persons”) has received written notice of any proceeding, audit, sweep letter, examination or other inquiry by any Governmental Entity pending or, to the Company’s knowledge, threatened, against N.I.S. or against or involving any officer, director, security holder, employee or Associated Persons of N.I.S., as the case may be, and no examination or inspection has, to the knowledge of the Company, been started or completed for which no documentation has been made available to Parent. Neither N.I.S. nor, to the Company’s knowledge, any Person who is an Associated Person thereof as of the date hereof (i) is ineligible or disqualified pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person of a registered broker-dealer or (ii) is or has been subject to “statutory disqualification” within the meaning of Section 3(a)(39) of the Exchange Act, “heightened supervision” under the rules of FINRA, or any other restriction on its activities or future activities under applicable Law. There is no written finding or action pending or, to the Company’s knowledge, threatened, that would be reasonably likely to result in N.I.S. having its authorization to conduct business as a broker-dealer denied, suspended, revoked, not renewed or restricted or any Associated Person thereof becoming ineligible to act in such capacity or becoming subject to statutory disqualification, heightened supervision, censure or any other limitations on its activities, functions or operations as an Associated Person.

(e)         Neither N.I.S. nor, to the Company’s knowledge, any Associated Person of N.I.S. is subject to any order or action of any Governmental Entity that permanently enjoins such person from engaging in or continuing to engage in any activity involving or in connection with the activities of N.I.S. as now conducted that has not been disclosed in any Form BD or Form U-4 filed by N.I.S. prior to the date of this Agreement.

(f)         To Company’s knowledge, each of N.I.S.’s Associated Persons and independent contractors, who are required under applicable Law to be registered, licensed or qualified as a principal, a representative, an agent or a salesperson (or a limited subcategory thereof) of N.I.S. with any Governmental Entity are, and have been since January 1, 2021 (or such more recent date on which such Person first became associated with N.I.S.), duly registered as such and such registrations are and were, since January 1, 2021 (or such more recent date), in full force and effect, or are or were in the process of being registered as such within the time periods required by any Governmental Entity, as applicable, except as would not be, individually or in the aggregate, reasonably likely to be material to the Company, taken as a whole.

(g)         N.I.S. has adopted written supervisory procedures that are reasonably designed to achieve compliance, in all material respects under applicable Law, which have been in all material respects implemented pursuant to and in accordance with FINRA Rule 3120(a), and, since January 1, 2021, there has been no material non-compliance by N.I.S. or any of its directors, officers, employees or Associated Persons with respect to the foregoing requirements.

(h)         Except as set forth in Section 4.33(h) of the Company Disclosure Schedules and except as would not be, individually or in the aggregate, reasonably likely to be material to N.IS., no written customer complaints with respect to N.I.S. reportable to FINRA pursuant to FINRA Rule 4530 have been made, are pending, or, to the Company’s knowledge, are threatened, since January 1, 2021 through the date of this Agreement.

Section 4.34       Libbie Shearn Moody Trust.    The Libbie Shearn Moody Trust (the “LSM Trust”) is a split-interest testamentary trust established in Texas. NWLSM Inc. irrevocably and unconditionally is legally and beneficially entitled to a one-eighth life interest in the LSM Trust during the natural lifetime of Mr. Robert L. Moody, Sr. (the “LSM Interest”) and to all amounts payable pursuant to such LSM Interest in accordance with the terms of the governing document of the LSM Trust. The Company has made available to Parent and Merger Sub true, complete and correct copies of the documents governing the Trust. Each assignment of the LSM Interest in the Trust was made lawfully in accordance with applicable Law and the terms of the governing document of the Trust. Section 4.34 of the Company Disclosure Schedules sets forth a true, complete and correct list of all of the life insurance policies issued to National Western Life in respect of Mr. Robert L. Moody, Sr. (the “LSM Life Insurance Policies”), and the Company has made available to Parent a true, complete and correct copy of each such life insurance policy in effect as of the date hereof. National Western Life is the named beneficiary and owner of each LSM Life Insurance Policy, with the exception of such portions thereof that were assigned by National Western Life to Mr. Robert L. Moody, Sr. on December 21, 1994. Each of the LSM Life Insurance Policies are in full force and effect, and there is no existing

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default or event that, with the giving of notice or lapse of time or both, would constitute a default by National Western Life thereunder. All premiums due under the LSM Life Insurance Policies on or prior to the date hereof have been paid. Any Reinsurance Agreement supporting the LSM Life Insurance Policies is in full force and effect, and cannot be terminated by any reinsurer other than for failure by the Company to pay the specified reinsurance premiums.

Section 4.35       Insurance Product-Related Taxes.    Except (x) as set forth in Section 4.35 of the Company Disclosure Schedules or (y) as, individually or in the aggregate, is not, and would not be reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole:

(a)         The Tax treatment of each Insurance Contract is not, and, since the time of issuance (or subsequent modification), has not been, less favorable to the purchaser, policyholder or intended beneficiaries thereof, than the Tax treatment (i) that was purported to apply in any written materials provided by any of the Company and its Subsidiaries to the purchaser (or policyholder) at the time of issuance (or any subsequent modification of such policy) or (ii) for which such policy was designed or reasonably likely to qualify at the time of issuance (or subsequent modification). For purposes of this Section 4.35, the provisions of applicable Law relating to the Tax treatment of such Insurance Contracts shall include, but not be limited to, Sections 72, 101, 817, 7702, and 7702A of the Code, any Treasury Regulations, and administrative guidance and judicial interpretations issued thereunder.

(b)         Since January 1, 2021, none of the Company and its Subsidiaries has entered into any agreement or has been involved in any discussions or negotiations with any Taxing Authority, or otherwise has requested relief from any Taxing Authority, regarding the failure of any Insurance Contracts currently in force to meet its intended Tax treatment.

(c)         None of the Company and its Subsidiaries remains a party to or has received written notice of any federal, state, local or foreign audits or other administrative or judicial Proceeding with regard to the Tax treatment of any Insurance Contracts currently in force, or of any claims by the purchasers, holders or intended beneficiaries thereof regarding the Tax treatment thereof, in each case, except for such matters that have been resolved.

(d)         None of the Company and its Subsidiaries is a party to any “hold harmless” or indemnification agreement or tax sharing agreement or similar arrangement under which it is liable for the Tax treatment of any insurance or annuity policies or contracts (or any binders, slips, certificates, endorsements or riders thereto) currently in force.

(e)         Since January 1, 2021, the Company and its Subsidiaries have complied with the reporting, withholding, and disclosure requirements under the Code that are applicable to the Insurance Contracts and, in particular, have reported distributions under such Insurance Contracts in compliance in all respects with applicable requirements of the Code, Treasury Regulations and forms issued by the IRS.

(f)         No Insurance Contract is a “modified endowment contract” within the meaning of Section 7702A of the Code, except any Insurance Contract that is being administered as a “modified endowment contract” and with respect to which the policyholder either (i) has consented in writing to the treatment of such Insurance Contract as a “modified endowment contract” and has not acted to revoke such consent or (ii) was informed in writing about the treatment of such Insurance Contract as a “modified endowment contract.”

Section 4.36       No Additional Representations.

(a)         Except for the representations and warranties made in this Article IV or any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Merger or any other Transaction, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Article IV or any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or any of its or their respective Representatives with respect to (i) any financial projection, forecast, estimate, forward-looking statement, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made in this Article IV or any certificate delivered pursuant to this

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Agreement, any oral or written information presented to Parent, any of its Affiliates or any of its or their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Merger or any other Transaction.

(b)         Notwithstanding anything to the contrary in this Agreement, the Company acknowledges and agrees that neither Parent nor any other Person has made or is making, and the Company expressly disclaims reliance upon, any representations, warranties or statements relating to Parent or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article V or any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company, any of its Affiliates or any of its or their respective Representatives. Without limiting the generality of the foregoing, the Company acknowledges that, except as expressly provided in Article V or any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to (i) any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company, any of its Affiliates or any of its or their respective Representatives or (ii) except for the representations and warranties made in Article V or any certificate delivered pursuant to this Agreement, any oral or written information presented to Company or any of its Affiliates or Representatives in the course of the negotiation of this Agreement or in the course of the Merger or any other Transaction.

(c)         Notwithstanding anything to the contrary in this Agreement or in any other agreement, document or instrument contemplated hereby, none of the Company, any of its Affiliates or any of their respective Representatives makes any representation or warranty with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection with the Transactions is intended or shall be construed to be a representation or warranty (express or implied) of the Company or any other Person, for any purpose of this Agreement or any other agreement, document or instrument to be delivered in connection with the Transactions, with respect to (i) the adequacy or sufficiency of the Reserves, (ii) the future profitability of the business or (iii) the effect of the adequacy or sufficiency of the Reserves on any “line item” or asset, liability or equity amount.

Article V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as disclosed in the disclosure schedules delivered by Parent to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedules shall be deemed disclosure with respect to the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure, notwithstanding the omission of a cross-reference to such other section or subsection):

Section 5.1         Corporate Existence and Power.    Parent is an insurance company incorporated, validly existing and in good standing under the Laws of Arizona, and possesses the capacity to sue and be sued in its own name. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has all corporate power and authority required to enable it to own, lease or otherwise hold all of its properties and assets and to carry on its business as now conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property or asset owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failures to be so qualified, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Parent Material Adverse Effect. Merger Sub is a direct, wholly-owned Subsidiary of Parent that was formed solely for the purpose of engaging in the Merger. Since the date of its incorporation and prior to the Effective Time, Merger Sub has not engaged in any activities other than the execution of this Agreement, the performance of its respective obligations hereunder, and matters ancillary thereto, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other Transactions. Parent has heretofore made available to the Company true, complete and correct copies of Parent’s articles of incorporation and bylaws and Merger Sub’s certificate of incorporation and bylaws, in each case, as currently in effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Organizational Documents.

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Section 5.2         Corporate Authorization.

(a)         The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions are within the corporate powers of Parent and Merger Sub and, except for the adoption of this Agreement by Merger Sub’s sole stockholder approval in connection with the consummation of the Merger, have been duly authorized by all necessary corporate actions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub and is enforceable against each such Party in accordance with its terms, subject to Creditors’ Rights.

(b)         The Parent Board, on or prior to the date hereof, has approved this Agreement and the Transactions (including the Merger) and declared it advisable for Parent to enter into this Agreement and approved the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions, including the Merger, on the terms set out in this Agreement. None of the foregoing resolutions of the Parent Board have been amended, rescinded or modified as of the date hereof.

(c)         The Board of Directors of Merger Sub has (i) determined that this Agreement and the Transactions (including the Merger) are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Transactions (including the Merger), (iii) approved and declared advisable the execution, delivery and performance by Merger Sub of this Agreement and, subject to approval by Parent, the consummation of the Transactions (including the Merger), (iv) directed that this Agreement be submitted to Parent, as sole stockholder of Merger Sub, for adoption and (v) resolved to recommend that Parent adopt the Agreement and approve the Transactions (including the Merger) on the terms set out in this Agreement.

Section 5.3         Governmental Authorization.    Except as set forth in Section 5.3 of the Parent Disclosure Schedules, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or filing, declaration or registration with, or notification to, or waiver from, any Governmental Entity other than (a) the filing of the Certificate of Merger, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Exchange Act and (d) compliance with any applicable requirements of the Securities Act and (e) filings in respect of the approvals and prior written non-disapprovals from the Governmental Entities listed in Section 9.1(b)(ii) of the Company Disclosure Schedules.

Section 5.4         Non-Contravention.    The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions do not and will not, assuming compliance with the matters referred to in Section 5.3, (a) contravene or conflict with Parent’s articles of incorporation or bylaws or Merger Sub’s certificate of incorporation or bylaws, (b) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries, (c) result in a breach of, require any consent under, constitute a default (or an event that with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon Parent or any of its Subsidiaries or any Permit or similar authorization held by Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Encumbrance (other than any Permitted Encumbrance) on any property or other asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or breaches, consents, defaults, rights of termination, cancellations, amendments or accelerations, losses or Encumbrances referred to in clause (c) or (d), in each case that, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Parent Material Adverse Effect. The approval of the stockholders of Parent is not required by applicable Law to effect the Transactions (including the Merger).

Section 5.5         Financial Statements.    The Parent has made available to the Company true, complete and correct copies of the following statutory statements, in each case together with the exhibits, schedules and notes thereto (collectively, the “Parent Statutory Statements”): (a) the unaudited annual statutory statement, including the schedules thereto, of the Parent as of and for the annual period ended December 31, 2022, as filed with the applicable Domiciliary Department of Insurance of the Parent, (b) the unaudited quarterly statutory statements of the Parent

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as of and for the quarterly period ended March 31, 2023, as filed with the Domiciliary Department of Insurance the Parent and (c) the audited annual statutory financial statement, including the schedules thereto, of the Parent as of and for the annual period ended December 31, 2022, as filed with the applicable Domiciliary Department of Insurance of the Parent. The Parent Statutory Statements (i) were derived from the books and records of the Parent, (ii) have been prepared in all material respects in accordance with SAP applied consistently throughout the periods presented, and (iii) present fairly, in all material respects, the statutory financial position and results of operations, cash flows, capital and surplus of the Parent as of their respective dates and for the respective periods covered thereby.

Section 5.6         Proxy Statement.    None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, (x) at the date the Proxy Statement or any such amendment or supplement thereto is filed with the SEC, (y) if applicable, at the date the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s stockholders or (z) at the time of the Company Stockholder Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub in this Section 5.6 with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or its Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 5.7         Litigation.    There is no Proceeding pending against, or, to the knowledge of Parent, threatened against or affecting, Parent, Merger Sub or any of their respective Subsidiaries, or any of their respective officers or directors in their capacities as such, except as, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Parent Material Adverse Effect.

Section 5.8         Funds.

(a)         Assuming the satisfaction of each of the conditions set forth in Section 9.1 and Section 9.2, at the Effective Time, the net proceeds contemplated from the Financing, together with cash on hand and other available resources of Parent, will in the aggregate be sufficient to enable Parent to consummate the Transactions, including payment in cash of the Merger Consideration payable at the Effective Time, the aggregate amounts payable pursuant to the terms hereof to holders of the Company RSU Awards, Company PSU Awards and Company SAR Awards and all fees and expenses of the Company relating to the Transactions. Parent has not incurred any liabilities or obligations, and is not contemplating or aware of any liabilities or obligations, in either case, that would impair its ability to use such cash and available resources as contemplated in the immediately preceding sentence and pay in cash at the Effective Time the Merger Consideration payable at the Effective Time, the aggregate amounts payable pursuant to the terms hereof to holders of the Company RSU Awards, Company PSU Awards and Company SAR Awards and all fees and expenses of the Company relating to the Transactions.

(b)         Concurrently with the execution of this Agreement and as a material inducement to the Company’s entering into this Agreement, Parent has delivered to the Company true, complete and correct copies of:

(i)         the fully executed capital commitment letter, dated as of the date hereof (the “Capital Commitment Letter”), from Elliott Associates, L.P. and Elliott International, L.P. (collectively, the “Capital Investors”), (A) pursuant to which, subject to the terms and conditions set forth therein, the Capital Investors have committed to provide capital to Parent, directly or indirectly, in an amount up to the aggregate cash amounts described therein, the proceeds of which shall be used in part to consummate the Transactions (the “Capital Financing”) and (B) with respect to which the Company is named a third party beneficiary;

(ii)        the fully executed Project Essex Commitment Letter, dated as of the date hereof (the “Debt Commitment Letter”), by and among Prosperity Holding Company, a Delaware corporation and the 100% equity owner of Parent (“Borrower”), and the other parties thereto, pursuant to which, subject to the terms and conditions set forth therein, the Debt Financing Sources party thereto have committed to lend the amounts set forth therein, the proceeds of which shall be used in part to consummate the Transactions (the “Debt Financing” and together with the Capital Financing, the “Financing”); and

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(iii)       the fully executed letter agreement, dated as of the date hereof (the “Financing Contribution Letter” and, and together with the Capital Commitment Letter and the Debt Commitment Letter, the “Commitment Letters”), from Borrower and an affiliate thereof to Parent, (A) pursuant to which, subject to the terms and conditions set forth therein, Borrower and such affiliate committed, to the extent applicable, to (1) borrow the funds contemplated by Section 5.8(b)(ii) under the Debt Financing, (2) accept the proceeds from the Capital Financing, including (if applicable) issuing the subordinated debt contemplated by the Capital Commitment Letter, and (3) contribute, transfer, assign and deliver to Parent the proceeds from the Debt Financing and Capital Financing, the proceeds of which shall be used in part to consummate the Transactions and (B) with respect to which the Company is named a third party beneficiary.

(c)         (x) No Commitment Letter has been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and (y) no commitment under a Commitment Letter has been withdrawn, terminated, repudiated, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement, except, in each case of clauses (x) and (y):

(i)         that the existence of “market flex” provisions contained in the fee letter referenced in the Debt Commitment Letter (the “Fee Letter”), a redacted copy of which Parent has delivered to the Company, shall not constitute an amendment or modification of the Debt Commitment Letter; and

(ii)        for any amendment, restatement, supplement or modification to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities) that have not executed the Debt Commitment Letter as of the date hereof (it being understood and agreed that the commitments of the Debt Financing Sources party to the Debt Commitment Letter prior to such amendment, restatement, supplement or modification may be reduced in the amount of such additional party’s commitments).

(d)         As of the date hereof, except for the Commitment Letters and the Fee Letter, there are no other Contracts, side letters or other arrangements to which Borrower, Parent or Merger Sub is a party or by which Borrower, Parent or Merger Sub is bound relating to the availability, amount or conditionality of the Financing. As of the execution and delivery of this Agreement, each Commitment Letter is in full force and effect and is the legal, valid and binding obligation of Parent or Borrower, as applicable, and, to the knowledge of Parent, the other parties thereto, except as limited by Creditors’ Rights. As of the date hereof, there are no conditions precedent related to the funding of the full amount of the Financing (including any “market flex” provisions that are contained in the Fee Letter) under the Commitment Letters, other than as expressly provided in the Commitment Letters and the unredacted portion of the Fee Letter.

(e)         As of the date hereof:

(i)         to the knowledge of Parent, no event has occurred that would result in any breach of or a default (or an event that, with or without notice or lapse of time, or both, would be a breach or default) under the Commitment Letters; and

(ii)        to the knowledge of Parent, there is no reason that the full amount under the Commitment Letters will not be available to Parent on the Closing Date.

(f)         The Capital Commitment Letter provides, and will continue to provide, that the Company is a third-party beneficiary thereof as set forth therein.

Section 5.9         Brokers; Financial Advisors.    No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with any of the Transactions (including the Merger) as a result of being engaged by Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, except for Persons whose fees and expenses will be paid by Parent or an Affiliate thereof.

Section 5.10       Regulatory Matters.    Each of Parent, Merger Sub and their respective Affiliates are, and since January 1, 2021, have been, in compliance with all Laws, in each case, applicable to Parent, Merger Sub and their respective Affiliates, except as would not be reasonably likely to have a Parent Material Adverse Effect or materially prevent or materially delay or the consummation by the Parent or Merger Sub of the Transactions. Parent has not

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received any written notice from any Governmental Entity of, or has been charged with, any actual, alleged or potential violation of, or failure to comply with, any applicable Law, except for any violation that, individually or in the aggregate, is not, and would not reasonably be likely to have a Parent Material Adverse Effect. To the knowledge of Parent, there are no facts, events, or circumstances, involving or relating to Parent or any of its Affiliates that would be reasonably likely to prevent or delay the granting of any governmental approvals contemplated hereunder.

Section 5.11       Pending Transactions.    None of Parent, Merger nor any of their Affiliates is party to any transaction pending or contemplated (a) to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or (b) otherwise acquire or agree to acquire any assets, where the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation, in each case, that would, or would reasonably be likely to, (x) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any consents, approvals, licenses, permits, orders, qualifications, authorizations of, or registrations or other actions by, or any filings with or notifications to, any Governmental Entity necessary to consummate the Transactions (including the Merger) or the expiration or termination of any applicable waiting period, (y) significantly increase the risk of any Governmental Entity entering a governmental order prohibiting the consummation of the Transactions or (z) materially delay the consummation of the Transactions (including the Merger).

Section 5.12       Ownership Structure.    Section 5.12 of the Parent Disclosure Schedules set forth a correct and complete list of the ultimate control persons of Parent as of the date hereof, as accepted by the Arizona Department of Insurance. To Parent’s knowledge, the Arizona Department of Insurance has not alleged that such structure fails to satisfy the requirements of the Arizona Department of Insurance.

Section 5.13       Ownership of Voting Stock.    None of Parent or its “affiliates” or “associates” (as such terms are defined in Section 203 of the DGCL) is, nor at any time during the last three years has been, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL). Neither Parent nor any of its “affiliates” or “associates” “owns” (or has “owned” in the past three years) any “voting stock” (as such terms are defined in Section 203 of the DGCL) or other securities of the Company or any option, warrants or other rights to acquire “voting stock” or other securities of, or other economic interests in, the Company.

Section 5.14       No Additional Representations.

(a)         Except for the representations and warranties made in this Article V or any certificate delivered pursuant to this Agreement, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub or their respective Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Merger or any other Transaction, and Parent and Merger Sub hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Article V or any certificate delivered pursuant to this Agreement, neither Parent, Merger Sub nor any other Person makes or has made any representation or warranty to the Company, any of its Affiliates or any of its or their respective Representatives with respect to (i) any financial projection, forecast, estimate, forward-looking statement, budget or prospect information relating to Parent, Merger Sub or any of their respective Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made in this Article V or any certificate delivered pursuant to this Agreement, any oral or written information presented to the Company, any of its Affiliates or any of its or their respective Representatives in the course of their due diligence investigation of Parent and Merger Sub the negotiation of this Agreement or in the course of the Merger or any other Transaction.

(b)         Notwithstanding anything to the contrary in this Agreement, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person has made or is making, and each of Parent and Merger Sub expressly disclaims reliance upon, any representations, warranties or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article IV or any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent or Merger Sub or any of its or their respective Affiliates or Representatives. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledge that, except as expressly provided in Article IV or any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to (i) any projections, forecasts, estimates, budgets or prospect information that

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may have been made available to Parent or Merger Sub or any of its or their respective Affiliates or Representatives or (ii) except for the representations and warranties made in Article IV or any certificate delivered pursuant to this Agreement, any oral or written information presented to Parent, Merger Sub or any of their respective Affiliates or Representatives in the course of the negotiation of this Agreement or in the course of the Merger or any other Transaction.

Article VI
COVENANTS OF THE COMPANY

Section 6.1         Conduct of the Company.    From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article X, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable Law or as set forth in Section 6.1 of the Company Disclosure Schedules, the Company and its Subsidiaries shall (x) conduct their business in the ordinary course consistent with past practice in all material respects and (y) use reasonable best efforts to preserve intact their business organization and, goodwill, to keep available the services of its current key officers and employees and preserve its present, material relationships with Governmental Entities and other key third parties, including customers, reinsurers, distribution, suppliers and other Persons with whom the Company and its Subsidiaries have business relationships. Without limiting the generality of the foregoing, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable Law, or as set forth in Section 6.1 of the Company Disclosure Schedules, from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Article X, the Company will not, and will not permit its Subsidiaries to:

(a)         adopt or propose any change in the Company’s Organizational Documents or adopt or propose any change to the Organizational Documents of any of the Company’s Subsidiaries;

(b)         authorize, recommend, propose, enter into or adopt a plan or agreement of complete or partial liquidation, rehabilitation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(c)         offer, issue, sell, transfer, pledge, dispose of or Encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock or other equity or voting interests or ownership interests of any class or series of the Company or its Subsidiaries;

(d)         (i) adjust, split, combine, subdivide or reclassify the outstanding shares of capital stock or other equity or voting interests of the Company or any of its Subsidiaries, or (ii) set a record date for, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the capital stock or other equity voting interests or ownership interests (other than dividends or other distributions from its direct or indirect wholly-owned Subsidiaries to the Company in accordance with Section 6.1(d) of the Company Disclosure Schedules);

(e)         redeem, purchase or otherwise acquire directly or indirectly any of the Company’s or any of its Subsidiaries’ capital stock or other equity or voting interests of the Company or any of its Subsidiaries, except for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding on the date hereof and disclosed to Parent prior to the date hereof, (ii) required by or in connection with the terms of any Company Benefit Plan (in each case, as in effect on the date hereof) in the ordinary course of the operations of such plan consistent with past practice or (iii) in satisfaction of any terms or conditions under a Company RSU Award, Company PSU Award or Company SAR Award;

(f)         make, commit to make or authorize any capital expenditures that are in excess of (i) 150% of the individual line items of, or (ii) 125% of the aggregate amount of capital expenditures scheduled to be made in, the capital expenditure budget set forth in Section 6.1(f) of the Company Disclosure Schedules for the period indicated therein; provided, however, that the Company and its Subsidiaries shall be permitted to make (x) emergency capital expenditures in any amount that the Company determines in its reasonable judgment is necessary to maintain its ability to operate its businesses in the ordinary course or for the safety of individuals, assets or the environment and (y) capital expenditures for maintenance purposes with respect to Investment Assets that are real estate;

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(g)         except as required under applicable Law or the terms of any Company Benefit Plan existing and as in effect on the date hereof and set forth in Section 4.15(a) of the Company Disclosure Schedules, (i) increase the compensation or benefits of any current or former director, officer, employee or Individual Independent Contractor of the Company or its Subsidiaries, except for increases to base salary or annual rate of payment for any employee or Individual Independent Contractor, as applicable, other than a Covered Person of up to 4% per individual and no more than 4% in the aggregate relative to the aggregate base salaries or annual rates of payment for such individuals (other than the Covered Persons) as of the date hereof in the ordinary course of business consistent with past practice, (ii) enter into or adopt any employment, change in control, severance or retention agreement, or grant to any current or former director, officer, employee or Individual Independent Contractor of the Company or its Subsidiaries any severance, change in control, retention or termination pay, or any increase in or enhancement of any severance, change in control, retention or termination pay, except (1) for any such agreements or any such grants of severance or termination pay to an employee who has been hired to replace an employee with such an agreement or (2) for employment agreements or service agreements terminable without notice, payment of severance or penalty, in each case for a new employee or Individual Independent Contractor whose hire or engagement, as applicable, is otherwise in compliance with this Section 6.1, including Section 6.1(r), (iii) pay any incentive compensation, other than the payment of short-term bonuses for completed periods based on actual performance in the ordinary course of business consistent with past practice and the terms of the applicable Company Benefit Plan as in effect on the date hereof or modified in compliance with this Section 6.1, (iv) grant any new equity-linked award (under any Company Stock Plan or otherwise), or amend, enhance or modify the terms of any outstanding award (including pursuant to any action to accelerate the vesting or lapse of restrictions or payment, or to fund or secure the payment of, any compensation or benefits), (v) amend or modify any performance criteria, metrics or targets under any Company Benefit Plan if, as compared to those criteria, metrics or targets under any Company Benefit Plan in effect as of the date hereof, the performance criteria, metrics or targets would be reasonably likely to be materially more likely to be achieved than in the absence of such amendment or modification, (vi) establish, adopt, enter into or amend in any material respect any (1) except as otherwise in compliance with this Section 6.1, Company Benefit Plan (or any arrangement that would be a Company Benefit Plan if in effect as of the date of this Agreement) or (2) collective bargaining agreement or other agreement with a labor union, works council, trade union, labor association or other employee representative organization, (vii) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or (viii) loan or advance any money or other property to any current or former employee, director, officer or other individual service provider (other than routine advancement of business expenses in the ordinary course of business consistent with past practice);

(h)         (i) merge, consolidate, combine or amalgamate with any Person or (ii) acquire or agree to acquire (including by merging or consolidating with, or by purchasing) all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner any (A) business or Person or division thereof or (B) any other assets, in each case of clauses (A) and (B), for consideration in excess of $1,250,000 individually or $2,500,000 in the aggregate; provided, however, that clause (ii)(A) and clause (ii)(B) shall not apply to (x) investment portfolio transactions, including the acquisition of Investment Assets consistent with the Investment Guidelines or (y) transactions made in the ordinary course of business consistent with past practice with consideration not to exceed $5,000,000, individually or in the aggregate;

(i)          sell, lease, transfer, license, Encumber or otherwise dispose of any portion of its assets or property (which shall include any sale of any capital stock of any Subsidiary of the Company), other than (i) pursuant to existing agreements in effect prior to the execution of this Agreement that have been made available to Parent prior to the date hereof, (ii) dispositions of obsolete, surplus, or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (iii) transfers among the Company and its Subsidiaries, (iv) leases and subleases of real property owned or leased by the Company or its Subsidiaries, and voluntary terminations or surrenders of leases on real property held by the Company or its Subsidiaries, in each case, in the ordinary course of business consistent with past practice, (v) sales of Investment Assets (including in connection with cash management or investment portfolio activities, including with respect to Investment Assets) consistent with the Investment Guidelines, (vi) sales

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or other dispositions of other assets in the ordinary course of business and not in excess of $5,000,000 in the aggregate, (vii) the grant of non-exclusive licenses of Company Intellectual Property in the ordinary course of business consistent with past practice or (viii) as may be required by applicable Law or any Governmental Entity or the NASDAQ, upon the advice of counsel, in order to permit or facilitate the consummation of the Transactions;

(j)          incur any Indebtedness, guarantee or assume any such Indebtedness of another Person, issue or sell warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other agreement to maintain any financial condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing (other than Indebtedness owing between or among the Company and any of its wholly-owned Subsidiaries incurred in the ordinary course of business consistent with past practice), other than (i) any Indebtedness among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, (ii) guarantees by the Company of Indebtedness of its wholly-owned Subsidiaries or guarantees by any Subsidiaries of Indebtedness of the Company, (iii) investment portfolio transactions (including with respect to Investment Assets) or borrowings consistent with the Investment Guidelines, (iv) letters of credit issued in the ordinary course of business in the insurance or reinsurance business of the Company or any of its Subsidiaries, or (v) any other incurrence, guaranty or assumption of Indebtedness so long as the aggregate amount thereof at any given time after the date hereof does not exceed $5,000,000;

(k)         (i) modify, amend, terminate, assign or waive any material rights under any Material Contract or Reinsurance Agreement or (ii) enter into any agreement that would constitute a Material Contract or Reinsurance Agreement if in effect on the date of this Agreement, in each case, other than in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement; provided, however, that nothing herein shall limit the Company’s or any of its Subsidiaries’ ability to enter into new Reinsurance Agreements or amend existing Reinsurance Agreements, in each case, (x) in connection with or as a result of loss events related to catastrophes or natural disasters or (y) enter into new or modify existing Reinsurance Agreements to provide for monthly or yearly renewable term (but not financing reinsurance), or similar reinsurance coverage; provided further that, for the avoidance of doubt, entering into any investment advisory or investment management agreement shall not be an action taken in the ordinary course of business consistent with past practice;

(l)          settle or compromise any claim, demand, lawsuit or state or federal regulatory proceeding, whether now pending or hereafter made or brought, or waive any claims, other than with respect to the Company’s and its Subsidiary’s ordinary course claims activity, (x) in any such case (A) in an amount in excess of $1,250,000 individually (net the amounts reserved for such matters by the Company or any of its Subsidiaries or amounts covered by insurance) or (B) that imposes (1) any material obligation to be performed by, or (2) material restriction imposed against, the Company or any of its Subsidiaries following the Closing Date or (y) in the aggregate of all such cases, in an amount in excess of $2,500,000 (net the amounts reserved for such matters by the Company or any of its Subsidiaries or amounts covered by insurance);

(m)        except for any such change that is required by reason of a concurrent change in GAAP, SAP or applicable Law or by a Governmental Entity, make any material change in (i) underwriting, pricing, reserving, claims administration, investment, risk management, as applicable, in effect on the date hereof other than, any change made in the ordinary course of business consistent with past practice, (ii) financial accounting (other than any change for Tax purposes) methods, practices or principles used by the Company or any of its Subsidiaries, or (iii) the Investment Guidelines or any investment or hedging practice, guideline or policy, as applicable, in effect on the date hereof;

(n)         make any loan, capital contribution or advance to or investment in any other Person (other than (i) to the Company or any wholly-owned Subsidiary of the Company in the ordinary course of business consistent with past practice or (ii) consistent with the Investment Guidelines);

(o)         (i) make, revoke or amend any election relating to Taxes or change any of its Tax accounting periods, methods or procedures currently in effect, (ii) settle or compromise any Tax Proceeding, (iii) file any amended Tax Return or file any Tax Return in a manner inconsistent with past practice, (iv) settle any claim or assessment for any Taxes, (v) surrender any right to claim a refund of any Taxes, (vi) consent to any extension or waiver of the limitation period applicable to any Tax Proceeding, (vii) request any ruling in respect of Tax or (viii) enter into any closing agreement, in each case, except as would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole;

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(p)         (i) modify, amend, terminate, assign or waive any material rights under any Related Party Transaction or (ii) enter into any Related Party Transaction, in each case, other than in the ordinary course of business consistent with past practice with those Persons set forth in Section 6.1(p) of the Company Disclosure Schedules;

(q)         enter into a new business line outside of the existing business of the Company and its Subsidiaries;

(r)         (i) hire any Person to be an officer or employee of the Company or any of its Subsidiaries or engage any other Individual Independent Contractor to provide services to any Company or any of its Subsidiaries, other than the hiring of an employee or the engagement of any other Individual Independent Contractor who would not be a Covered Person (A) to fill a vacancy set forth in Section 6.1(r) of the Company Disclosure Schedules or (B) to replace any employee or any other Individual Independent Contractor other than a Covered Person who resigns or retires, whose employment or service is involuntarily terminated for cause (or otherwise lapses pursuant to a service contract), or whose employment or service is involuntarily terminated with the consent of the Parent, (ii) terminate the employment of (A) any Covered Person other than for cause or (B) any group of employees that would implicate notice requirements or other requirements under the WARN Act or otherwise effectuate a “plant closing,” “layoff” or any similar action under the WARN Act (as such terms are defined in the WARN Act) or (iii) waive the restrictive covenant obligations of any employee of the Company or any of its Subsidiaries;

(s)         (i) enter into any collective bargaining agreement or other agreement with any labor union, works council, trade union, labor association or other employee representative organization or (ii) voluntarily recognize or certify any labor union, works council, trade union, labor association, other employee representative organization or group of employees of the Company or any of its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries;

(t)          enter into any agreement or commitment with any Domiciliary Department of Insurance or any other insurance regulatory authority; or

(u)         authorize any of, or agree or commit to do, in writing or otherwise, any of the foregoing.

Section 6.2         Company Stockholder Meeting.

(a)         The Company shall take all action necessary in accordance with applicable Laws and the Organizational Documents of the Company to set a record date for (in consultation with Parent), duly give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC. The Company shall, subject to Section 6.2(b), convene the Company Stockholder Meeting on or around the 20th Business Day following the commencement of the mailing of the Proxy Statement to its stockholders. The Company Board shall include the Board Recommendation in the Proxy Statement; provided, however, that the Company Board may fail to make such Board Recommendation or make a Change in Recommendation if permitted by, and in accordance with, Section 8.7. Without limiting the generality of the foregoing, but subject to Section 8.7 and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 10.1, the Company agrees that its obligations pursuant to the first two sentences of this Section 6.2(a) or its other obligations under this Section 6.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or its stockholders or representatives of any Competing Proposal or by any Change in Recommendation.

(b)         The Company shall not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or otherwise delay the Company Stockholder Meeting; provided, however, that the Company may, notwithstanding the foregoing, without the prior written consent of Parent, and shall at the request of Parent, adjourn or postpone the Company Stockholder Meeting (A) if, after consultation with Parent, the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (1) solicit additional proxies necessary to obtain the Company Stockholder Approval, or (2) distribute any supplement or amendment to the Proxy Statement, the distribution of which the Company Board has determined in good faith to be necessary under applicable Law after consultation with, and taking into account the advice of, outside legal counsel, (B) for an absence

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of a quorum, or (C) such adjournment, recess, reconvening or postponement is required by Law or a court or other Governmental Entity of competent jurisdiction in connection with any actions in connection with this Agreement or the Transactions or has been requested by the SEC or its staff. Notwithstanding the foregoing, the Company may not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), postpone or adjourn the Company Stockholder Meeting more than a total of three times pursuant to clause (A)(1) or (B) of the immediately preceding sentence, and no such postponement or adjournment pursuant to clause (A)(1) or (B) of the immediately preceding sentence shall be, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten Business Days. Without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the matters contemplated by the Company Stockholder Approval shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection therewith) that the Company shall propose to be voted on by the stockholders of the Company at the Company Stockholder Meeting. The Company shall (x) use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, (y) provide updates to Parent with respect to the proxy solicitation for the Company Stockholder Meeting (including interim results) as reasonably requested by Parent and (z) except as expressly permitted by Section 8.7, solicit and use reasonable best efforts to obtain the Company Stockholder Approval at the Company Stockholder Meeting. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

Section 6.3         Resignation of Company Directors.    The Company shall no later than three Business Days prior to the Closing Date, use reasonable best efforts to (a) cause each director of the Company to deliver a written resignation to the Company effective at the Effective Time and (b) as requested by Parent at least five Business Days prior to Closing, cause any applicable director or officer of any Subsidiary to deliver a written resignation to the applicable Subsidiaries with respect to the applicable director or officer positions (but, for the avoidance of doubt, not with respect to such Person’s employment with the Company or any of its Subsidiaries) effective at the Effective Time (in a form reasonably acceptable to Parent). Notwithstanding the foregoing, any such resignation (i) under clause (a) that results in any such Company non-employee director’s termination of service with the Company will be deemed to constitute an involuntary termination without “cause” as of the Effective Time, or (ii) under clause (b) that results in any such Subsidiary director’s or officer’s termination of or change in title or position, as the case may be, will be subject to Section 2.4 of the Company Disclosure Schedules. The form of each resignation contemplated by this Section 6.3 shall be acceptable to Parent in its reasonable judgment; provided, however, no such resignation shall include a release or similar provision.

Section 6.4         Access to Information.    From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms set forth in Article X, to the extent permitted by applicable Law, the Company will, during normal business hours and upon reasonable request, (a) give Parent and its Representatives, upon receipt of advance notice, reasonable access during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the offices, personnel, auditors, books and records of the Company and its Subsidiaries and personnel, documentation and information relating to the Company Owned Properties and Company Leases, (b) furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request and (c) instruct its Representatives to reasonably cooperate with Parent and its Representatives in its investigation of the business of the Company and its Subsidiaries; provided, however, that such investigation shall not unreasonably interfere with the Company’s normal operations (it being understood and agreed that in no event shall any invasive or subsurface investigation or testing of any environmental media be conducted without the prior consent of the Company, such consent to be within the Company’s reasonable discretion); provided further that no such investigation shall affect any representation or warranty given by any Party hereunder. Notwithstanding the foregoing, the Company shall not be required to provide any information that it reasonably believes it may not provide to Parent by reason of any applicable Law, that constitutes information protected by attorney-client privilege or work product protection. The Company shall use its reasonable best efforts to make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. In no event shall Parent or its Representatives be entitled to conduct any invasive or intrusive sampling or testing of air, soil, subsurface strata, sediment, surface water, groundwater or any other materials at, on or under any of the Company Owned Properties or any real property leased by the Company or any of its Subsidiaries prior to the Closing. All information obtained by Parent pursuant to this Section 6.4 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreement.

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Section 6.5         Opinion of Financial Advisor.    As soon as practicable on or after the date of this Agreement (and in any case no later than one day following the date of this Agreement), the Company will make available to Parent solely for informational purposes, a signed, true, correct and complete copy of the Financial Advisor Opinion (it being understood and agreed that the opinion is for the benefit of the Company Board and may not be relied on by Parent, Merger Sub or any of their respective Affiliates for any purpose).

Section 6.6         Financing Cooperation.

(a)         From and after the date hereof until the Closing or the earlier termination of this Agreement, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts, at Parent’s sole cost and expense, to provide such cooperation that is customary and reasonably requested by Parent in writing in connection with arranging and obtaining the Debt Financing, including:

(i)         participation, at reasonable times and places, in a reasonable number of meetings and due diligence sessions related to the drafting and negotiation of the documentation for the Debt Financing;

(ii)        cooperating with Parent and Merger Sub and their efforts to obtain surveys and title insurance and consents, in each case, as reasonably requested by Parent;

(iii)       taking all corporate, limited liability company, partnership or other similar actions reasonably necessary to permit the consummation of the Debt Financing, including the provisions of guarantees and the pledging of collateral so long as contingent upon the occurrence of the Closing;

(iv)       furnishing Parent and Merger Sub promptly, and in any event, at least six Business Days prior to the Closing Date, with all documentation and other information that Parent has requested in writing at least eight Business Days prior to the Closing Date that Parent has reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the Customer Due Diligence Requirement for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective July 11, 2016);

(v)        providing reasonable and customary assistance with Parent’s preparation, negotiation and execution of definitive financing documents, including any credit agreement, notes, guarantees, pledge and security documents and other definitive agreements for the Debt Financing as may be reasonably requested by Parent or Merger Sub and subject to the occurrence of Closing; and

(vi)       arranging for the prepayment or repayment of any incurrence, guaranty or assumption of Indebtedness incurred pursuant to Section 6.1(j) (and the release and discharge of all related guaranties, liens and security interests), in each case, by providing to Parent customary pay-off letters and drafts of UCC-3 financing statements and other customary release and termination documents as may be reasonably requested.

(b)         Notwithstanding anything in this Agreement to the contrary,

(i)         nothing herein shall require the cooperation of other actions or efforts on the part of the Company or any of its Subsidiaries or any of the directors, officers, employees or agents of any of the foregoing in connection with the Debt Financing (including delivery or causing the delivery of any reliance letters or any certificate as to solvency or any other certificate in connection with the Debt Financing) to the extent it would be effective prior to the Closing or, in the Company’s reasonable judgment, interfere unreasonably with the business or operations of the Company and its Subsidiaries;

(ii)        none of the Company, any of its Subsidiaries or any of the directors, officers, employees or agents of any of the foregoing shall be required to pay any commitment or other similar fee, to incur any other liability or obligation or to enter into any Contract effective in connection with the Debt Financing prior to the Closing;

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(iii)       none of the Company, any of its Subsidiaries or any of the directors, officers, employees or agents of any of the foregoing shall be required to take any action that could give rise to personal liability to any director, officer, stockholder, member, employee or agent of the foregoing that is not covered in full by directors and officers insurance covering such Person or by an indemnity from the Company or its Subsidiaries;

(iv)       nothing herein shall require the directors, managers or similar governing body of the Company or its Subsidiaries, prior to the Closing, to adopt resolutions approving or otherwise approve the Contracts pursuant to which the Debt Financing is made;

(v)        nothing herein shall require the Company to prepare stand-alone financial statements for any Subsidiaries of the Company or prepare financial statements that the Company has not historically prepared; and

(vi)       nothing herein shall require the Company or any of its Subsidiaries to take any action that will conflict with or violate its organizational documents or any Laws or result in a breach of, or default under, any contractual obligation or otherwise breach any of the Company’s representations, warranties, covenants or agreements under this Agreement.

(c)         Parent shall indemnify, defend and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses, liabilities, fees and out-of-pocket costs and expenses (including reasonable, documented and invoiced fees and out-of-pocket costs and expenses of counsel) suffered or incurred by any of them in connection with any action taken by them pursuant to this Section 6.6 or otherwise arising from the Debt Financing, except to the extent such losses, liabilities, fees, costs and expenses arise out of (i) the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company, any of its Subsidiaries or any of their respective Representatives or (ii) information provided hereunder by any of the foregoing Persons.

(d)         Parent shall, promptly upon request of the Company, reimburse the Company and each of its Subsidiaries for all reasonable and documented out-of-pocket costs and expenses (including reasonable, documented and invoiced fees and out-of-pocket costs and expenses of counsel) incurred by such Persons in connection with the cooperation required by this Section 6.6.

(e)         Notwithstanding anything herein to the contrary, the condition set forth in Section 9.2(a), as it applies in respect of the Company’s obligations under this Section 6.6, shall be deemed satisfied unless the Company is in Willful and Material Breach of its obligations under this Section 6.6 and such breach is a proximate cause of Parent not being able to obtain the Debt Financing.

Article VII
COVENANTS OF PARENT

Section 7.1         Director and Officer Liability.

(a)         Without limiting any other rights that any Indemnified Person may have pursuant to any Contract (including any employment agreement or indemnification agreement), under applicable Law or pursuant to the Company Charter and the Company Bylaws (each in effect as of immediately prior to the Effective Time) and the Organizational Documents of the Surviving Corporation and the Company’s Subsidiaries, from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and each of its Subsidiaries to, on a joint and several basis, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director, advisory director, officer or employee of the Company or of any of its Subsidiaries, or who acts as a fiduciary under any Company Benefit Plan or is or was serving at the request of the Company or any of its Subsidiaries, as a director, advisory director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual Proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director, advisory director, officer or employee of the Company or of any of its Subsidiaries, a fiduciary

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under any Company Benefit Plan or is or was serving at the request of the Company or of such Subsidiary as a director, advisory director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity, to the extent pertaining to any act or omission occurring or existing at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable Law (and Parent shall, and shall cause the Surviving Corporation and each of its Subsidiaries to, on a joint and several basis, pay any expenses incurred in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 7.1(a), upon learning of any such Proceeding, shall notify the Surviving Corporation (but the failure to so notify shall not relieve a Party from any obligations that it may have under this Section 7.1(a) except to the extent such failure materially and adversely prejudices such Party’s position with respect to such claims). Notwithstanding anything to the contrary in this Section 7.1, an Indemnified Person shall be entitled to the rights provided in this Section 7.1 only after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined that such Indemnified Person is not entitled to indemnification.

(b)         From and after the Effective Time, Parent shall not, and shall cause the Surviving Corporation and each of its Subsidiaries not to, amend, repeal or otherwise modify (x) any provision in the Company Charter and the Company Bylaws, in each case, in effect as of immediately prior to the Effective Time, any provision in any Contract of the Company or its Subsidiaries with any of their respective directors, advisory directors or officers in effect as of the date hereof and set forth in Section 7.1(b) of the Company Disclosure Schedules, (y) any provision in the Organizational Documents of the Surviving Corporation or (z) any provision in the Organizational Documents of any Subsidiary of the Company, in effect immediately prior to the Effective Time, in each case, in any manner that would adversely affect the rights thereunder of any Indemnified Person to indemnification, exculpation or expense advancement with respect to Indemnified Liabilities, except to the extent required by applicable Law. Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, fulfill and honor any rights of any Indemnified Person to indemnification, expense advancement or exculpation with respect to Indemnified Liabilities under (1) any indemnification, exculpation and advancement of expenses provisions of the Company Charter, the Company Bylaws and Organizational Documents of any of the Company’s Subsidiaries as in effect as of immediately prior to the Effective Time or any Contract of the Company or its Subsidiaries with any of their respective directors, advisory directors, officers or employees in effect as of the date hereof and set forth in Section 7.1(b) of the Company Disclosure Schedules (2) any indemnification, expense advancement or exculpation provisions in the Organizational Documents of the Surviving Corporation and (3) any indemnification, expense advancement or exculpation provisions in the Organizational Documents of any Subsidiary of the Company in effect as of immediately prior to the Effective Time, in each case, for so long as such agreements are in effect and to the fullest extent permitted by applicable Law.

(c)         To the fullest extent permitted under applicable Law, Parent shall, and shall cause the Surviving Corporation and each of its Subsidiaries to, on a joint and several basis, indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in this Section 7.1, relating to the enforcement of such Indemnified Person’s rights under this Section 7.1; provided, however, that, any such Indemnified Person shall be entitled only to the rights of advancement provided in this Section 7.1(c) after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable law that such Indemnified Person is not entitled to be indemnified.

(d)         Parent shall cause the Surviving Corporation to, and the Company shall reasonably cooperate to, put in place effective as of the Effective Time, and Parent shall fully prepay no later than immediately prior to the Closing, “tail” insurance policies with a claims reporting or discovery period of six years from the Effective Time with terms and conditions providing retentions, limits and other material terms that are no less favorable than the current directors’ and officers’ liability insurance and fiduciary liability policies maintained by the Company or any of its Subsidiaries with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time (including the Transactions); provided, however, that Parent may elect in its sole discretion, but shall not be required, to spend (or cause the Surviving Corporation to spend) more than the amount set forth in Section 7.1 of the Company Disclosure Schedules (the “Cap Amount”) for the six years of coverage under

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such “tail” policies; provided further that if the cost of such insurance exceeds the Cap Amount, and Parent elects not to spend more than the Cap Amount for such purpose, then Parent shall purchase and obtain a policy with the greatest coverage available for a cost equal to such Cap Amount.

(e)         For the avoidance of doubt, the obligations of Parent, the Surviving Corporation and its Subsidiaries under this Section 7.1 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 7.1 applies without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 7.1 applies shall be third-party beneficiaries of this Section 7.1, each of whom may enforce the provisions of this Section 7.1). The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, advisory directors and employees, it being understood and agreed that the indemnification provided for in this Section 7.1 is not prior to, or in substitution for, any such claims under any such policies.

(f)         In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume its obligations set forth in this Section 7.1. Neither Parent nor the Surviving Corporation shall sell, transfer, distribute or otherwise dispose of any of their assets or the assets of any Subsidiary (whether by merger, consolidation, operation of law or otherwise) for the purpose of rendering Parent or Surviving Corporation unable to satisfy their obligations under this Section 7.1. The provisions of this Section 7.1 are intended to be for the benefit of, and shall be enforceable by, the Parties and any and all Persons entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 7.1, and their heirs and representatives.

Section 7.2         Consent of Sole Stockholder of Merger Sub.    Immediately after the execution of this Agreement (but in any event, no later than five Business Days after the date hereof), Parent shall duly approve and adopt this Agreement in its capacity as the sole stockholder of Merger Sub in accordance with applicable Law and the Organizational Documents of Merger Sub and deliver to the Company evidence of its vote or action by written consent so approving and adopting this Agreement.

Section 7.3         Obligations of Merger Sub.    Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.4         Parent’s Financing Efforts.

(a)         Subject to the terms and conditions of this Agreement, Parent will use its reasonable best efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Debt Financing in a timely fashion (taking into account the anticipated timing of the Closing) on terms and conditions not less favorable to Parent or Borrower than those contained in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter), including using reasonable best efforts to (i) maintain in effect the commitment for the Debt Financing set forth in the Debt Commitment Letter (subject to the right to replace, restate, supplement, modify, assign, substitute, waive or amend the Debt Commitment Letter in accordance herewith), (ii) enter into definitive agreements with respect to the Debt Commitment Letter on terms and conditions no less favorable to Borrower than those contained in the Debt Commitment Letter and the Fee Letter (including any such “market flex” provisions contained in the Fee Letter), (iii) satisfy on a timely basis (taking into account the anticipated timing of the Closing) or obtain the waiver of all conditions applicable to Borrower contained in the Debt Commitment Letter (or any definitive agreements related thereto) that are within Borrower’s or Parent’s control and (iv) consummate the Debt Financing contemplated by the Debt Commitment Letter and the Fee Letter substantially concurrently with the Closing. Parent shall keep the Company informed upon request on a reasonable basis and in reasonable detail of the status of its efforts to arrange the Debt Financing.

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(b)         If all or any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter) (other than as a result of the Company’s breach of any provision of this Agreement, or failure to satisfy the conditions set forth in Section 9.1(b) or Section 9.2), Parent will use its reasonable best efforts to arrange and obtain or cause to be arranged and obtained, the Debt Financing or such portion of the Debt Financing from the same or alternative sources, which may include one or more of a senior secured debt financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, in an amount such that the aggregate funds that would be available directly or indirectly to Parent at the Closing will be sufficient to pay its obligations hereunder due on the Closing Date (the “Alternative Financing”); provided, however, that Parent shall not be required to arrange or obtain, or cause to be arranged or obtained, any Alternative Financing having terms and conditions (including “market flex” provisions) materially less favorable to Parent or Borrower than those contained in the Debt Commitment Letter and the Fee Letter; provided further that Parent shall deliver to the Company true, complete and correct copies of all replacements, amendments, supplements, other modifications or agreements pursuant to which any Alternative Financing shall be made available to Parent or Borrower reasonably promptly after the time such replacements, amendments, supplements, other modifications or agreements are agreed (provided, however, that the existence and/or amount of fees, flex provisions, pricing terms, pricing caps and other commercially sensitive information set forth therein or in any fee letter may be redacted). In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Financing (and consequently the term “Financing” shall include the Capital Financing and the Alternative Financing), and the term “Debt Commitment Letter” as used in this Agreement shall be deemed to include the commitment letter with respect to such Alternative Financing (and consequently the term “Commitment Letters” shall include the Capital Commitment Letter, the Financing Contribution Letter and the commitment letter with respect to such Alternative Financing).

(c)         Other than as set forth in this Section 7.4(c) or Section 7.4(b), Parent will not permit any amendment, modification or waiver, consent, replacement or supplement (including an amendment or modification effected by way of a side letter) to be made to the Commitment Letters without obtaining the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), except in accordance with Section 7.4(b), or any amendment or modification contemplated by the “market flex” provisions included in the Fee Letter, to the extent such amendment, modification or waiver, consent, replacement or supplement would (i) reduce the aggregate amount of the Financing or (ii) impose new or additional conditions, or otherwise replace, amend, supplement or modify any of the conditions, to the receipt of the Financing, in each case, in a manner that would reasonably be expected to (A) make the funding of the Financing (or the satisfaction of the conditions to obtaining the Financing) less likely to occur or (B) delay or prevent the Closing. Upon any such replacement, amendment, supplement or other modification of, or waiver under, the Capital Commitment Letter or Debt Commitment Letter in accordance with this Section 7.4(c), the term “Capital Commitment Letter” or “Debt Commitment Letter,” as applicable thereto (and consequently the terms “Debt Financing,” “Capital Financing” and “Financing” shall mean the Capital Financing and the Debt Financing contemplated by such Commitment Letters as so replaced, amended, supplemented, modified or waived), shall mean such Capital Commitment Letter or Debt Commitment Letter as so replaced, amended, supplemented, modified or waived.

(d)         Each of Parent and Merger Sub expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of the Debt Financing or any Alternative Financing, nor the completion of any issuance of securities contemplated by the Debt Financing or any Alternative Financing, is in any manner a condition to the Closing or the obligations of Parent and/or Merger Sub to consummate the transactions contemplated hereby.

(e)         Parent shall (i) furnish the Company with complete, correct and executed copies of each amendment, supplement, waiver or other modification of the Commitment Letters promptly upon their execution, (ii) as promptly as practicable after obtaining knowledge thereof, give the Company written notice of (x) any breach or default or threatened breach or default, including the receipt of any written notice or other written communication from any Debt Financing Source with respect to any actual or threatened breach or default by any party to the Commitment Letters and/or any definitive financing agreements of which Parent becomes aware, (y) any actual or threatened withdrawal, repudiation or termination or threatened termination thereof of which Parent becomes aware or, in each case, any written notice or other written communication from any Debt Financing Source with respect to any of the foregoing or (z) the occurrence of any incurable event or circumstance that makes a condition precedent relating to the Financing unable to be satisfied by any party,

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(iii) notify the Company promptly if for any reason Parent or Merger Sub no longer believes in good faith that it will be able to obtain all or any portion of the Financing contemplated by the Commitment Letters on the terms described therein and (iv) otherwise keep the Company reasonably and promptly informed of the status of its efforts to arrange the Financing (or any Alternative Financing) including by providing the Company with drafts of the definitive agreements or offering memoranda, as applicable, relating to the Financing a reasonable period of time prior to their execution or use. As soon as reasonably practicable, but in any event within five Business Days following the date the Company delivers to Parent a written request, Parent shall provide any information reasonably requested by the Company in writing relating to any circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence. In furtherance of and without limiting the foregoing, the event that Parent and/or Merger Sub commences an enforcement action to enforce its rights under any agreement in respect of the Debt Financing or to cause any Debt Financing Source to fund all or any portion of the Debt Financing, Parent and Merger Sub shall keep the Company reasonably informed of the status of such enforcement action.

Article VIII
COVENANTS OF PARENT AND THE COMPANY

Section 8.1         Regulatory Matters.

(a)         Upon the terms and subject to the conditions set forth in this Agreement, each of the Company, Merger Sub and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries, and in the case of Parent, cause the Parent Control Persons, to use) their respective reasonable best efforts to promptly take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other Transactions, including using reasonable best efforts to (i) prepare and file promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain as soon as reasonably practicable all Consents required to be obtained from any Governmental Entity or third party that are necessary, proper or advisable to consummate the Merger and the other Transactions, including those consents set forth in Section 8.1(a)-1 of the Company Disclosure Schedules (the “Required Consents”), including, with respect to such Required Consents, by using reasonable best efforts to take such steps as may be necessary to avoid a Proceeding by, any Governmental Entity and (iii) cooperate with each other to lift any injunctions or remove any other impediment to the consummation of the Transactions. Except as may be expressly required by Law, it is expressly acknowledged and agreed by Parent that the obligations of Parent and Merger Sub under this Agreement to consummate the Transactions (including the Merger) are not subject to any conditions relating to obtaining any third-party consents other than the Required Consents. All filing fees to be paid in respect of the submission of the Form A Filings shall be borne by Parent. The Company and Parent shall have the right to review in advance, and each will consult the other to provide any necessary information with respect to all filings made with, or additional written materials submitted to, any Governmental Entity whose consent is a Required Consent in connection with the Merger or any other Transaction. Subject to applicable Law or any request made by any applicable Governmental Entity (including the staff thereof), the Company and Parent shall each promptly inform the other Party and, if in writing, furnish the other Party with copies of (or, in the case of oral communications, advise the other Party orally of) any communication from or with any Governmental Entity whose consent is a Required Consent regarding the Merger and the other Transactions, and permit the other Party to review in advance any proposed communication by such Party to any Governmental Entity whose consent is a Required Consent and provide the other Party with the opportunity to participate in any meeting with any Governmental Entity whose consent is a Required Consent whether telephonic or in person, in respect of any filing, investigation or other inquiry in connection with the Transactions (other than non-substantive scheduling or administrative calls that are not scheduled in advance). If any Party receives a request for additional information or documentary material from any Governmental Entity whose consent is a Required Consent with respect to the Merger, then such Party shall use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Party, an appropriate response in compliance with such request. Subject to applicable Laws or any request made by any applicable Governmental Entity (including the staff thereof), the Company and Parent shall each furnish to each other copies of all correspondence, filings and written communications between it and any such Governmental Entity whose consent is a Required Consent with respect to this Agreement, the Merger and the other Transactions and use reasonable best efforts to furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental

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Entity whose consent is a Required Consent; provided, however, that materials provided pursuant to this Section 8.1(a) may be redacted (w) to remove any personal information about any individual, (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual obligations and (z) as necessary to address reasonable legal privilege and work product protection concerns. Notwithstanding the foregoing, no Party shall be required to disclose to the other Party any of its or its’ Affiliates’ (or any Parent Control Person’s or Parent Related Person’s, in the case of Parent) confidential competitive information or any personally identifiable information of their respective directors, officers or other applicable individuals.

(b)         Without limiting the generality of the foregoing, (i) the Company shall, at its own expense (A) as promptly as practicable, but in no event later than 20 Business Days following the date hereof, cause N.I.S. to file or cause to be filed an application for approval of a change in ownership or control of N.I.S. under FINRA Rule 1017 with FINRA (the “FINRA CMA”) and request “Fast Track” treatment and (B) as soon as reasonably practicable, shall cause N.I.S. to file or cause to be filed notice or other filing with any applicable state securities authority, (ii) the Company and Parent shall submit the notifications required under the HSR Act relating to the Transactions within 20 Business Days of the date of this Agreement and shall prepare and file such other materials as may be required under any other applicable Antitrust Laws with respect to the Transactions in the jurisdictions set forth in Section 8.1(b) of the Company Disclosure Schedules as promptly as practicable, and (iii) Merger Sub and Parent shall, and shall cause their respective Subsidiaries, and in the case of Parent, cause the Parent Control Persons, to file or cause to be filed with the applicable Governmental Entities (A) the Form A Filings, (B) any pre-acquisition notifications on Form E or similar market share notifications, and (C) any declarations, filings and notifications necessary to obtain the other Required Consents, in each case, as promptly as practicable and, in any event, with respect to clauses (A) and (B) within 20 Business Days of the date of this Agreement. Prior to Closing, and subject to applicable Laws relating to the exchange of information, the Company and Parent shall use their reasonable best efforts each keep the other reasonably apprised of the status of matters relating to the completion of the Merger and the other Transactions and work cooperatively in connection with obtaining all Required Consents of any Governmental Entity in connection with the Merger and the other Transactions. If any Governmental Entity requires that a hearing be held in connection with any such filing or approval, Parent shall arrange for such hearing to be held promptly after it receives notice that such hearing is required.

(c)         Without limiting the applicability of Section 8.1(a), but subject in each case to Section 8.1(b) and Section 8.1(d), Parent shall, and shall cause each of its applicable Affiliates, Subsidiaries and the Parent Control Persons to, as applicable:

(i)         not take any action with the intention to, or that could be reasonably likely to, hinder or materially delay the expiration or termination of any waiting period under the HSR Act or the obtaining of the Required Consent of any Governmental Entity as necessary;

(ii)        each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing, on or before the Outside Date, including defending through litigation on the merits any claim asserted in any court by any Person; and

(iii)       each use its reasonable best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade Law that may be asserted by any Governmental Entity with respect to the Transactions (collectively, “Antitrust Laws”) so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date).

(d)         Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or the Parent Control Persons or Parent Related Persons or any of their respective Affiliates shall be obligated to take or refrain from taking, or to agree to Parent, Merger Sub, the Company or any of its Subsidiaries, the Parent Control Persons or Parent Related Persons or any of their respective Affiliates taking or refraining from taking, any action, or to permit or suffer to exist any restriction, condition, limitation or requirement, or to agree to any modification to any of the Agreement or to any of the transactions contemplated by any of the Agreement that, individually or together with all other such actions, restrictions, conditions, limitations or requirements, in each case, imposed by a Governmental Entity in connection with any permit, order, consent, approval or authorization (including any Required Consent or the Required Restructuring Transaction) relating to the consummation of the transactions contemplated by the Agreement, whether directly or indirectly, which individually or together

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with all other such limitations, actions, restrictions, conditions, limitations or requirements, would or would be reasonably likely to, (i) require, obligate or otherwise involve any action to be taken by, impose any restriction on Parent, Merger Sub, Company or any of its Subsidiaries or Parent Control Persons, or any of their respective Affiliates to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of, before or after the Closing, any assets or businesses or (B) contribute material capital or enter into any material guarantee, “keep well” or capital maintenance arrangements, maintain a material specified risk based capital restriction on behalf of such party or its Affiliates, (ii) require any material and adverse deviation from those “key terms” of the Parent’s business plan set forth in Section 8.1 of the Parent Disclosure Schedules, (iii) require, obligate or otherwise involve any action to be taken by, impose any restriction on, have any adverse effect on, or require any information disclosure of any Parent Related Person, other than identifying each of Elliott Associates, L.P., Elliott International, L.P., Elliott Intermediate Co-Investment I L.P. and Elliott Intermediate Co-Investment II L.P. as an investor in the Parent or (iv) require anyone other than the Parent Control Persons to file as the “ultimate control person” of Parent, Company or any of their Subsidiaries, or make any similar filing with any applicable insurance regulator (each, a “Burdensome Condition”). Without the prior written consent of Parent, the Company shall not (and shall cause its Subsidiaries not to) take any action or agree to the taking or refraining from any action or accept any limitation, action, restriction, condition or requirement that, individually or in the aggregate, would, or would be reasonably likely to, result in a Burdensome Condition.

Section 8.2         Preparation of Proxy Statement.

(a)         Each of the Company and Parent shall cooperate with each other in the preparation of the preliminary and the definitive Proxy Statement, including all amendments or supplements to the preliminary Proxy Statement. The Company shall prepare and file with the SEC the preliminary Proxy Statement (which shall, subject to Section 8.7, include the Board Recommendation) as promptly as reasonably practicable following the date of this Agreement (and in any event no later than 30 days following the date of this Agreement). The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the preliminary Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent, as promptly as reasonably practicable, copies of all written correspondence between the Company or any Representative of the Company and the SEC with respect to the preliminary or definitive Proxy Statement. If any comments are received from the SEC with respect to the preliminary Proxy Statement, the Company shall respond as promptly as reasonably practicable to such comments. Parent shall, as promptly as reasonably practicable, provide the Company with such information as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC. As promptly as reasonably practicable after all comments received from the SEC have been cleared by the SEC (and in any event within five Business Days after such clearance), which clearance will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth day after filing the preliminary Proxy Statement that the SEC will not be reviewing the Proxy Statement, and all information required to be contained in the Proxy Statement has been included therein, the Company shall file the definitive Proxy Statement with the SEC and cause such definitive Proxy Statement to be mailed (including by electronic delivery if permitted) to its stockholders of record as of a record date reasonably established by the Company Board in accordance with applicable Law.

(b)         The Company shall make all necessary filings with respect to the Transactions (including the Merger) under the Exchange Act and applicable “blue sky” laws and the rules and regulations thereunder. The Company will advise Parent, promptly after it receives notice thereof, of the time when any supplement or amendment to the Proxy Statement has been filed.

(c)         If at any time prior to, but not after, the receipt of the Company Stockholder Approval, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party, and an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

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(d)         Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company will (i) provide Parent with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall give reasonable consideration for inclusion in such document or response all comments reasonably and promptly proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 8.3         Public Announcements.    The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parties. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior written consent of the other Party. Notwithstanding the foregoing, a Party, its Affiliates or their Representatives or, in the case of Parent, any Parent Related Persons or Parent Control Persons may issue a public announcement or other public disclosures or make a public statement without such consultation to the extent (a) required by applicable Law or the rules of any stock exchange upon which such Party’s or its Affiliates’ or, in the case of Parent, any Parent Related Persons’ or Parent Control Persons’ capital stock is traded but only if, in each case, such Party uses reasonable best efforts to afford the other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon or (b) such announcement, disclosure or statement is consistent with prior press releases issued or public statements made in compliance with this Section 8.3 or any communication plan or strategy previously agreed to in writing by Parent and the Company. Furthermore, nothing in this Section 8.3 requires the Company to consult with or obtain any approval from Parent with respect to a public announcement or press release issued in connection with the receipt and existence of a Competing Proposal and matters related thereto or a Change in Recommendation, as applicable, other than as set forth in Section 8.7. For the avoidance of doubt, nothing in this Section 8.3 shall (x) prevent Parent, its Affiliates, any Parent Related Persons or Parent Control Persons or the Company from issuing any press release or making any public statement in the ordinary course that does not relate specifically to this Agreement or the Transactions or (y) restrict disclosures of information by or on behalf of any Party or its respective Affiliates, or, in the case of Parent, any Parent Related Persons or Parent Control Persons, on the one hand, to their respective direct and indirect current or potential investors, Affiliates, financing sources and Representatives, on the other hand (so long as such disclosure has a valid business purpose and is effected in a manner consistent with customary practices (including, if applicable, private equity or hedge fund practices)).

Section 8.4         Employee Matters.

(a)         From and after the Effective Time, Parent shall, or shall cause the Company to, honor all Company Benefit Plans (including those compensation arrangements and agreements permitted by Section 6.1) in good faith in accordance with their respective terms. By entering into this Agreement, Parent hereby expressly assumes, from and after the Effective Time, the Company Benefit Plans set forth on Section 8.4(a) of the Company Disclosure Schedules. For a period of one year following the Effective Time, Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries at the Effective Time who continues to remain employed with the Company and its Subsidiaries (each, a “Company Employee”) (i) an annual base salary or hourly wage rate that is no less favorable than the annual base salary or hourly wage rate provided to the Company Employee immediately prior to the Effective Time, (ii) target annual cash and target long-term incentive compensation opportunities (excluding any change in control and retention or other non-recurring compensation) that are no less favorable than those provided to the Company Employee immediately before the Effective Time and (iii) other employee benefits (excluding long-term equity or equity-based compensation, defined benefit pension, nonqualified deferred compensation and post-employment welfare benefits) that are substantially comparable in the aggregate to those employee benefits (subject to the foregoing exclusions) provided to, in Parent’s discretion, either (or some combination of) (x) the Company Employee immediately before the Effective Time or (y) Parent’s (or its Affiliate’s) similarly-situated employees; provided, however, that for the avoidance of doubt, Parent shall be under no obligation to grant equity or equity-based awards to any Company Employee.

(b)         For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employee after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors, to the same extent such

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Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or any post-employment welfare benefits or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) Parent shall use reasonable best efforts to cause each Company Employee to be immediately eligible to participate, without any waiting time, in each New Plan to the extent, and as of such time that is immediately prior to such Company Employee’s eligibility to participate in such New Plan, such Company Employee was eligible to participate in a Company Benefit Plan providing analogous benefits (such Company Benefit Plans, collectively, the “Legacy Plans”), (ii) for purposes of each New Plan providing medical, dental pharmaceutical and/or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plans shall be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the Legacy Plans and (iii) Parent shall use reasonable best efforts to cause any eligible expenses incurred by a Company Employee and his or her covered dependents during the portion of the plan year of each Legacy Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)         To the extent that the Company has not paid the entirety of the annual, quarterly or other short-term bonus or bonuses, as applicable, in respect of calendar year 2023 (the “Unpaid 2023 Bonus”) to an applicable Company Employee as of the Closing Date, then, at such time that is no later than 30 days following the Closing Date, the Company shall pay, or shall cause to be paid, the Unpaid 2023 Bonus (net of any applicable withholding Taxes or deductions required under the Code or any provision of state, local or foreign Law) to such Company Employee, subject to such Company Employee remaining employed by the Company or any of its Subsidiaries until the date (i) the date of such payment or (ii) in the event the employment of such Company Employee is terminated on or after December 31, 2023 without “cause” or is otherwise terminated in connection with the transactions contemplated by this Agreement (including, but not limited to, any required resignation of such Company Employee for such purposes), December 31, 2023, and such Company Employee participating in a Company Benefit Plan that provides the opportunity to earn such annual, quarterly or other short-term bonus, as applicable, in respect of calendar year 2023, it being understood that the amount of such Company Employee’s Unpaid 2023 Bonus shall be determined prior to the Closing Date by the Compensation Committee of the Company Board, which determination shall otherwise be made in good faith consistent with the terms of the applicable Company Benefit Plan and, if applicable, award agreements, in each case as in effect immediately prior to the date hereof.

(d)         Nothing contained in this Section 8.4, express or implied, shall (i) be construed to establish, amend or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, (ii) limit the ability of Parent or the Company or any of their respective Subsidiaries or Affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, except as permitted by the terms of such plan, program, agreement, contract, policy or arrangement, (iii) create any third-party beneficiary rights or obligations in any person (including any employee) or any right to employment or services or continued employment or service or to a particular term or condition of employment or service with Parent or the Company or any of their respective Subsidiaries or Affiliates or (iv) limit the right of Parent or the Company or any of their respective Subsidiaries or Affiliates to terminate the employment or service of any employee or other individual service provider following the Closing at any time and for any or no reason.

(e)         Prior to making any broad-based written communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to any compensation or benefit matters related to the Transactions, the Company shall provide Parent with a copy of the intended communication, and Parent shall have a reasonable period of time to review and comment on the communication and the Company shall give reasonable consideration to any such comments.

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Section 8.5         Further Assurances.    At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Sub, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.6         Notices of Certain Events; Control of Business.

(a)         From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms of Article X, each of the Company and Parent shall promptly notify the other Party of:

(i)         any written notice or other written communication received by the notifying Party or any of its Affiliates or Representatives from any Person alleging that the Consent of such Person is or may be required in connection with the Transactions; and

(ii)        any Proceedings (A) commenced or, (B) to its knowledge, threatened against such Party or any of its Subsidiaries that relate to the consummation of the Transactions or that otherwise would have been required to have been disclosed pursuant to Section 4.13 (in the event that the Company is the notifying Party) or Section 5.7 (in the event that Parent is the notifying Party).

(b)         The Company shall give prompt notice to Parent of any change, circumstance, condition, development, effect, event, occurrence or state of facts that has had or would reasonably be likely to have a Company Material Adverse Effect or would be reasonably likely to make the satisfaction of any of the conditions in Section 9.2 impossible or unlikely; and

(c)         Parent shall give prompt notice to the Company of any change, circumstance, condition, development, effect, event, occurrence or state of facts that has had or would reasonably be likely to have a Parent Material Adverse Effect, or would be reasonably likely to make the satisfaction of any of the conditions in Section 9.3(a) and Section 9.3(b) impossible or unlikely;

provided, however, that no such notification required by subparagraph (a), (b) or (c) above (and no other notification required to be given under any other Section of this Agreement) shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

(d)         Prior to the Effective Time, the Company shall exercise, subject to and in accordance with the terms and conditions of this Agreement, complete control and supervision of the Company’s and its Subsidiaries’ operations.

Section 8.7         No Solicitation by the Company.

(a)         From and after the date of this Agreement, the Company will, and will cause the Company’s Subsidiaries to, and will use its reasonable best efforts to cause its and their respective officers, directors and other Representatives to, immediately cease, and cause to be terminated, any solicitations, encouragement, discussions or negotiations with any Person conducted heretofore by the Company or any of its Subsidiaries or any of its or their respective Representatives with respect to any inquiry, proposal or offer that constitutes, or would be reasonably likely to lead to or result in, a Competing Proposal. The Company shall promptly (and in any event within two Business Days after the date of this Agreement) deliver a written notice to each Person that has received non-public information regarding the Company within the 24 months prior to the date of this Agreement pursuant to a confidentiality agreement with the Company for purposes of evaluating any transaction that could be a Competing Proposal and for whom no similar notice has been delivered prior to the date of this Agreement requesting the prompt return or destruction (as provided in the terms of the applicable confidentiality agreement) of all confidential information concerning the Company and any of its Subsidiaries heretofore furnished to such Person. The Company will immediately terminate any physical and electronic data access previously granted to any such Person to diligence or other information regarding the Company or any of its Subsidiaries for purposes of evaluating any transaction that could be a Competing Proposal.

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(b)         From and after the date of this Agreement, the Company will not, and will cause the Company’s Subsidiaries not to, and will direct its and their respective Representatives not to, directly or indirectly:

(i)         initiate, solicit, propose or knowingly encourage or knowingly facilitate the submission of any inquiry or the making of any proposal or offer that constitutes, or would be reasonably likely to lead to or result in, a Competing Proposal;

(ii)        engage in, continue or otherwise participate in any discussions or negotiations with any Person with respect to, relating to, or in furtherance of a Competing Proposal or any inquiry, proposal or offer that would be reasonably likely to lead to or result in a Competing Proposal;

(iii)       furnish any non-public information regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person in connection with or in response to any Competing Proposal or any inquiry, proposal or offer that would be reasonably likely to lead to or result in a Competing Proposal;

(iv)       approve, adopt or enter into any letter of intent or agreement in principle or other agreement providing for or relating to a Competing Proposal (other than a confidentiality agreement entered into in compliance with Section 8.7(e)(ii));

(v)        take any action to make the provisions of any Takeover Law or any similar provision in the Company Organizational Documents inapplicable to any transactions contemplated by a Competing Proposal (and, to the extent permitted thereunder, the Company shall promptly take all steps necessary to terminate any revocable or terminable waiver that may have been heretofore granted to any Person other than Parent and Merger Sub under any such provisions);

(vi)       submit any Competing Proposal to a vote or consent of the stockholders of the Company; or

(vii)      propose or recommend publicly or agree or otherwise resolve to do any of the foregoing;

provided, however, that notwithstanding anything to the contrary in this Agreement, the Company or any of its Representatives may, (A) in response to an unsolicited inquiry or proposal that did not result from a material breach of this Section 8.7, request information reasonably necessary to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes, or is reasonably likely to lead to or result in, a Superior Proposal and (B) in response to an inquiry or proposal from a third party, inform a third party or its Representatives of the restrictions imposed by the provisions of this Section 8.7 (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder).

(c)         In the event that on or after the date of this Agreement, the Company receives a Competing Proposal or any request for information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company in connection with or response to a Competing Proposal or any request for discussions or negotiations with the Company or a Representative of the Company relating to a Competing Proposal, the Company will (i) promptly (and in no event later than 24 hours after receipt thereof) notify (which notice shall be provided orally and in writing and shall identify the Person making such Competing Proposal or request and set forth the material terms thereof) Parent thereof, (ii) keep Parent reasonably and promptly (and in no event later than 24 hours) informed of the status and material terms of (including with respect to changes to the status or material terms of) any such Competing Proposal or request and (iii) as promptly as practicable (but in no event later than 24 hours after receipt) provide to Parent unredacted copies of all material correspondence and written materials (regardless of whether electronic) sent or provided to the Company or any of its Subsidiaries that describes any terms or conditions thereof, including any proposed transaction agreements (along with all schedules and exhibits thereto and any financing commitments related thereto), as well as written summaries of any material oral communications relating to the terms and conditions thereof.

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(d)         Except as permitted by Section 8.7(e), the Company Board, including any committee thereof, agrees it shall not:

(i)         withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Board Recommendation;

(ii)        fail to include the Board Recommendation in the Proxy Statement (including when filed with the SEC or disseminated to the Company’s stockholders);

(iii)       adopt, approve, endorse or recommend, or publicly propose or announce any intention to adopt, approve, endorse or recommend, any Competing Proposal;

(iv)       publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement entered into in compliance with Section 8.7(e)(ii)) relating to a Competing Proposal (an “Alternative Acquisition Agreement”);

(v)        in the case of a Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for Shares (other than by Parent or an Affiliate of Parent), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) ten business days (as such term is used in Rule 14d-9 under the Exchange Act) after commencement of such tender offer or exchange offer and (B) three Business Days prior the date of the Company Stockholder Meeting (or promptly after the commencement of such tender offer or exchange offer if commenced on or after the third Business Day prior to the date of the Company Stockholder Meeting);

(vi)       if a Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing subparagraph (v)) and has not been withdrawn, fail to publicly reaffirm the Board Recommendation on or prior to the earlier of (A) five Business Days after Parent so requests in writing and (B) three Business Days prior the date of the Company Stockholder Meeting (or promptly after the announcement or disclosure of such Competing Proposal if announced or disclosed on or after the third Business Day prior to the date of the Company Stockholder Meeting) (it being understood that the Company will not be obligated to affirm the Board Recommendation on more than two occasions with respect to any Competing Proposal); or

(vii)      authorize, cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement (together with any of the actions set forth in the foregoing subparagraphs (i) through (vi), a “Change in Recommendation”).

(e)         Notwithstanding anything in this Agreement to the contrary:

(i)         the Company Board may, after consultation with the Company’s outside legal counsel, make such disclosures as the Company Board thereof determines in good faith are necessary to comply with Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act and such other public disclosures as the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board under applicable Law; provided, however, that (x) any such disclosure that relates to a Competing Proposal shall be deemed to be a Change in Recommendation unless the Company Board reaffirms the Board Recommendation in such disclosure and (y) this Section 8.7(e)(i) shall not be deemed to permit the Company Board to make a Change in Recommendation other than in accordance with Section 8.7(e)(iii) or Section 8.7(e)(iv).

(ii)        at any time prior to, but not after, the receipt of the Company Stockholder Approval, the Company and its Representatives may engage in the activities prohibited by Section 8.7(b)(ii) or Section 8.7(b)(iii) (and may solicit, propose, encourage, or facilitate any inquiry or the making of any proposal or offer with respect to such Competing Proposal or any modification thereto) with any Person if the Company receives a bona fide written Competing Proposal from such Person that was not

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solicited in material breach of the obligations set forth in this Section 8.7; provided, however, that (A) no information that is prohibited from being furnished pursuant to Section 8.7(b) may be furnished until the Company receives an executed confidentiality agreement from such Person containing limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of the Company that are no less favorable to the Company than the terms of the Confidentiality Agreement, as determined by the Company Board in good faith after consultation with its legal counsel, (B) that any such non-public information has previously been made available to, or is made available to, Parent prior to or concurrently with (or in the case of oral non-public information only, promptly after (and in any event within 24 hours after)) the time such information is made available to such Person, (C) prior to taking any such actions, the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Competing Proposal is, or is reasonably likely to lead to or result in, a Superior Proposal, and (D) prior to taking any such actions, the Company Board determines in good faith after consultation with the Company’s outside legal counsel that failure to take such action would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law.

(iii)       at any time prior to, but not after, the receipt of the Company Stockholder Approval, in response to a bona fide written Competing Proposal from a third party that was not solicited in material breach of the obligations set forth in this Section 8.7, the Company Board may effect a Change in Recommendation or may terminate this Agreement pursuant to Section 10.1(d)(i); provided, however, that such Change in Recommendation or termination may not be made unless and until:

(A)       the Company Board determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that such Competing Proposal is a Superior Proposal;

(B)       the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that failure to effect a Change in Recommendation in response to such Superior Proposal would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law;

(C)       the Company provides Parent written notice of such proposed action and the basis thereof at least four Business Days in advance, which notice shall set forth in writing that the Company Board intends to consider whether to take such action and include the identity of the offeror(s) and an unredacted copy of the relevant documents relating to the Competing Proposal;

(D)       after giving such notice and prior to effecting such Change in Recommendation or termination, the Company negotiates (and directs its officers, employees, financial advisor, outside legal counsel and other Representatives to negotiate) in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would obviate the need for the Company Board to effect a Change in Recommendation or terminate this Agreement pursuant to Section 10.1(d)(i) in response thereto; and

(E)       at the end of the four Business Day period, prior to taking action to effect a Change in Recommendation or terminate this Agreement pursuant to Section 10.1(d)(i), the Company Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing and determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that the Competing Proposal remains a Superior Proposal and, after consultation with outside legal counsel, that the failure to effect a Change in Recommendation in response to such Superior Proposal would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law; provided, however, that in the event of any material amendment or material modification to any Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Superior Proposal, such as terms with respect to price or

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financing, shall be deemed material), the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 8.7(e)(iii) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 8.7(e)(iii) shall be reduced to two Business Days; provided further that any such new written notice shall in no event shorten the original four Business Day notice period; and

(iv)       at any time prior to, but not after, the receipt of the Company Stockholder Approval, in response to an Intervening Event that occurs or arises after the date of this Agreement and that did not arise from or in connection with a breach of this Agreement by the Company, the Company Board may effect a Change in Recommendation; provided, however, that such a Change in Recommendation may not be made unless and until:

(A)       the Company Board determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that an Intervening Event has occurred;

(B)       the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that failure to effect a Change in Recommendation in response to such Intervening Event would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law;

(C)       the Company provides Parent written notice of such proposed action and the basis thereof at least four Business Days in advance, which notice shall set forth in writing that the Company Board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Intervening Event and the reasons for making the Change in Recommendation;

(D)       after giving such notice and prior to effecting such Change in Recommendation, the Company negotiates (and causes its officers, employees, financial advisor, outside legal counsel and other Representatives to negotiate) in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would obviate the need for the Company Board to effect a Change in Recommendation in response thereto; and

(E)       at the end of the four Business Day period, prior to taking action to effect a Change in Recommendation, the Company Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing, and determines in good faith after consultation with the Company’s outside legal counsel, that the failure to effect a Change in Recommendation in response to such Intervening Event would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law; provided, however, that in the event of any material changes regarding any Intervening Event, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 8.7(e)(iv) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 8.7(e)(iv) shall be reduced to two Business Days; provided further that any such new written notice shall in no event shorten the original four Business Day notice period.

(f)         The Company shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party and shall enforce the provisions of any such agreement; provided, however, that, notwithstanding any other provision in this Section 8.7, at any time prior to, but not after, the receipt of the Company Stockholder Approval, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Company Board determines in good faith, after consultation with the Company’s outside legal counsel that the failure to take such action would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law, the Company may waive any such “standstill” or similar provision to the extent necessary to permit a third party to make a

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Competing Proposal, on a confidential basis, solely to the Company Board and communicate such waiver to the applicable third party; provided further that (x) the Company must promptly provide Parent with written notice at least two Business Days prior to taking such action and (y) concurrently with and automatically upon taking such action, Parent and its Affiliates shall be released from any standstill provisions applicable to Parent and its Affiliates (including under Section 8 of the Confidentiality Agreement), all of which standstill provisions shall terminate and be of no further force and effect as of such time.

(g)         Notwithstanding anything to the contrary in this Section 8.7, any action, or failure to take action, that is taken by a director, officer or other Representative of the Company or any of its Subsidiaries in violation of this Section 8.7 shall be deemed to be a breach of this Section 8.7 by the Company.

Section 8.8         Takeover Statutes.    None of the Parties will take any action that would cause the Transactions (including the Merger) to be subject to requirements imposed by any Takeover Laws or any anti-takeover provision in the Company’s Organizational Documents, and each of them will take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transactions from, or minimize the impact on the Transactions by, the Takeover Laws or any anti-takeover provision in the Company’s Organizational Documents, in each case that purport to apply to this Agreement or the Transactions (including the Merger).

Section 8.9         Section 16(b).    The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, to the extent necessary, take appropriate action, prior to the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares (including derivative securities with respect to Shares), Company RSU Awards, Company PSU Awards or Company SAR Awards or in the Merger by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act. The Company shall provide Parent with a reasonable opportunity to review any resolutions or other documents in respect of the actions described in this Section 8.9 and will give reasonable consideration to any reasonable comments that are promptly provided by Parent in respect thereto.

Section 8.10       Stock Exchange Delisting; Deregistration.    Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of NASDAQ to cause (a) the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock and other securities of the Company pursuant to the Exchange Act as promptly as practicable after such delisting.

Section 8.11       Transaction Litigation.    Subject to applicable Law, the Company shall promptly notify Parent, and Parent shall promptly notify the Company, of any stockholder demands, litigations, arbitrations or other similar actions (including derivative claims) commenced or, to the knowledge of the Company or Parent, threatened against any Party hereto or any director or officer thereof relating to this Agreement or any of the Transactions (collectively, the “Transaction Litigation”) and shall keep each other promptly and reasonably informed regarding any Transaction Litigation. Subject to applicable Law, the Company and Parent shall cooperate with the other in the defense or settlement of any Transaction Litigation, at each Party’s sole cost and expense, and shall in good faith consult with each other on a regular basis regarding the defense or settlement of such Transaction Litigation. The Company and Parent shall afford each other a reasonable opportunity to review and comment on filings and responses with respect to such Transaction Litigation and shall reasonably consider each other’s advice with respect to such Transaction Litigation, but only if it is not reasonably determined by either of the Parties, upon the advice of counsel, that doing so could result in the loss of the ability to successfully assert attorney-client, work product or similar legal privileges. Subject to applicable Law, none of the Company, Parent or any of their respective Subsidiaries shall settle or offer to settle any Transaction Litigation without the prior written consent of Parent or the Company, as applicable (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that Parent shall not be obligated to consent to any settlement that does not include a full release of Parent and its Affiliates or that imposes equitable relief upon Parent or its Affiliates (including, after the Effective Time, the Company and its Subsidiaries), and, if applicable, Parent Control Persons and Parent Related Persons.

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Section 8.12       Transition Committee.    Between the date hereof and the Closing, in accordance with applicable Law, Representatives of the Company and Parent shall convene a working group that shall meet at regular intervals to discuss any relevant transition matters, including a plan for communications with the Company’s employees, policyholders, agents and Producers. In furtherance of the foregoing, Parent and the Company will consult with each other before the Company issues any material communication with respect to this Agreement or the Transactions to its employees, policyholder, agents or Producers, and shall not make any such material communication without the prior written consent of Parent.

Section 8.13       Investment Assets.    The Company shall, or shall cause its applicable Subsidiaries to, deliver to Parent, as soon as practicable (but in no event later than 25 Business Days following the end of each calendar month), a summary report of (a) all Investment Assets (other than real estate) owned by the Company or any of its Subsidiaries as of such month end, and if available, the market value thereof as of such month end, (b) all Investment Assets that are real estate owned by the Company or any of its Subsidiaries as of such month end and the carrying values thereof as of such month end as determined on a basis consistent with the Company’s current practices with respect to its real estate (and, if there has been any third party appraisal or report completed and delivered to the Company during such month that speaks to the value of any particular real estate property, such information will be included in the report for that month), (c) all Investment Assets sold or otherwise disposed of during the preceding month, (d) all Investment Assets purchased by the Company or any of its Subsidiaries during the preceding month and (e) all Investment Assets that are in arrears or breach or default in the payment of principal or interest or dividends or are, or should be, classified as non-performing, non-accrual, ninety days past due, still accruing and doubtful of collection, in foreclosure or any comparable classification, or are permanently impaired to any extent; provided, however, that such monthly summary report shall not include a current expected credit losses (a “CECL”) analysis with respect to any of the Investment Assets; provided further that a summary CECL analysis on the applicable Investment Assets will be delivered by the Company (or its applicable Subsidiaries) to Parent as soon as practicable (but in no event later than 25 Business Days following the end of each fiscal quarter). From and after the date hereof until the Closing, the Company shall cause the applicable executives or managers having primary responsibility for Investment Assets to consult with Representatives of Parent as reasonably requested in writing, not to exceed once per month, with respect to such matters, including future planned or potential sales and purchases of Investment Assets and the treatment of any impaired or potentially impaired Investment Assets.

Section 8.14       Financial Information.    From the date hereof through the Closing, the Company shall make available to Parent (i) within 45 days following the end of each calendar quarter other than the last calendar quarter of any calendar year, the unaudited statutory statements of each Insurance Company, in each case together with the exhibits, schedules and notes thereto and as filed with the applicable Domiciliary Department of Insurance for such Insurance Company, (ii) (A) within 60 days following the end of each calendar year, the unaudited annual statutory statements of each Insurance Company, in each case together with the exhibits, schedules and notes thereto and as filed with the applicable Domiciliary Department of Insurance for such Insurance Company, and (B) soon as practicable, but in any event on or prior to June 1st following each calendar year that is completed prior to the Closing Date, commencing with the calendar year ended December 31, 2023, the audited annual statutory financial statements of each Insurance Company, as of and for the end of such year, together with the report of each such Insurance Company’s independent certified public accountant, and in each case together with the exhibits, schedules and notes thereto and as filed with the applicable Domiciliary Department of Insurance for such Insurance Company, and (iii) within 75 days following the end of each calendar year, the separate audited GAAP financial statements, if prepared, or if not prepared, the unaudited annual GAAP financial statements of each of the Company Subsidiaries, in each case, as of and for such calendar year together with the exhibits, schedules and notes thereto, and (iv) as promptly as reasonably practicable following the preparation thereof, any amendments or errata to the Actuarial Appraisal.

Section 8.15       Certain Actions.    Prior to the Closing, the Company and Parent shall, and shall cause each applicable Affiliate to, cause the actions contemplated by Section 8.15 of the Parent Disclosure Schedules to occur at the times and in the manner specified therein.

Section 8.16       Restructuring Transactions.    Section 8.16 of the Parent Disclosure Schedules contemplates certain actions or transactions to be consummated (such actions and transactions, collectively, the “Required Restructuring Transaction”), and Parent and Merger Sub shall take the actions contemplated thereby to consummate the Required Restructuring Transaction expeditiously. Following the date hereof until the Closing, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate and use their respective reasonable best efforts to assist Parent

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and its Affiliates with such Required Restructuring Transaction, including cooperating with Parent and its Affiliates’ efforts to communicate with Governmental Entities with respect to such Required Restructuring Transaction, and prepare and make any filings required for Parent to obtain any approval in respect of the Required Restructuring Transaction on behalf of the Company or any of its Subsidiaries, and providing such other information as is reasonably requested by Parent and its Affiliates in connection therewith as may be requested by Parent.

Article IX
CONDITIONS TO THE MERGER

Section 9.1         Conditions to the Obligations of Each Party.    The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver in writing) of the following conditions:

(a)         the Company Stockholder Approval has been obtained in accordance with applicable Law and the Organizational Documents of the Company;

(b)         (i) the applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated and (ii) the approvals and prior written non-disapprovals from the Governmental Entities listed in Section 9.1(b)(ii) of the Company Disclosure Schedules have been obtained, in each case, in the case of Parent and Merger Sub, without the imposition of a Burdensome Condition; and

(c)         there shall not have been issued by any Governmental Entity having jurisdiction of any Party, and remain in effect, any judgment, temporary restraining order, preliminary or permanent injunction or other order, decree or ruling restraining, enjoining or otherwise preventing the consummation of the Merger, nor shall any Law be in effect that has been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Entity having jurisdiction of any Party that prohibits or makes illegal the consummation of the Merger.

Section 9.2         Additional Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver in writing) before the Closing of the following conditions:

(a)         the Company shall have complied with or performed in all material respects the obligations, covenants and agreements it is required to comply with or perform at or prior to the Closing;

(b)         the representations and warranties of the Company set forth in Section 4.1 (Corporate Existence and Power), Section 4.2 (Corporate Authorization), Section 4.4(a) (Non-Contravention with Company Charter or Company Bylaws), Section 4.6(b) (Subsidiaries), Section 4.22 (Brokers; Financial Advisors), Section 4.23 (Opinions of Financial Advisor) and Section 4.25 (Takeover Statutes), shall be true and correct in all material respects (disregarding for this purpose all “Company Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

(c)         (i) the representations and warranties of the Company set forth in Section 4.5 (Capitalization) shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) (other than De Minimis Inaccuracies) and (ii) the representations and warranties of the Company set forth in and Section 4.11(b) (No Company Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

(d)         the representations and warranties of the Company set forth in Article IV (other than those referred to in subparagraphs (b) and (c) above) shall be true and correct (disregarding for this purpose all “Company Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date

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(except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect;

(e)         Since the date of the Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had, and would not be reasonably likely to have, a Company Material Adverse Effect;

(f)         The Required Restructuring Transaction has been approved and consummated in accordance with applicable Law and by the applicable Insurance Regulators.

(g)         Parent and Merger Sub shall have received a certificate of the Company, executed on its behalf by an authorized officer of the Company, certifying that the conditions set forth in subparagraphs (a), (b), (c), (d) and (e) of this Section 9.2 have been satisfied; and

(h)         No Burdensome Condition shall have been imposed.

Section 9.3         Additional Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver in writing) before the Closing of the following conditions:

(a)         Parent shall have complied with or performed in all material respects the obligations, covenants and agreements it is required to comply with or perform at or prior to the Closing;

(b)         the representations and warranties of Parent and Merger Sub set forth in Article V shall be true and correct (disregarding for this purpose all “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Parent Material Adverse Effect; and

(c)         The Company shall have received a certificate of Parent, executed on its behalf by an authorized officer of Parent, dated the Closing Date, certifying that the conditions set forth in subparagraphs (a) and (b) of this Section 9.3 have been satisfied.

Section 9.4         Frustration of Closing Conditions.    None of the Parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in Section 9.1, Section 9.2 or Section 9.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement.

Article X
TERMINATION

Section 10.1       Termination.    This Agreement may be terminated prior to the Effective Time:

(a)         by mutual written consent of the Company and Parent; or

(b)         by either the Company or Parent:

(i)         if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held Company Stockholder Meeting or any adjournment or postponement thereof;

(ii)        if the Closing has not yet occurred by July 8, 2024 (the “Outside Date”); provided, however, that if (x) the Closing has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 9.1(b), and (y) all other conditions in this Agreement have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by Law) waived by the Party entitled to waive such condition, the Outside Date will be October 8, 2024; provided further that

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the right to terminate this Agreement under this Section 10.1(b)(ii) shall not be available to any Party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; or

(iii)       if there shall be adopted any Law that permanently makes the consummation of the Merger illegal or otherwise permanently prohibited, or if any judgment, injunction, order or decree issued by any Governmental Entity having jurisdiction over any Party permanently enjoining or prohibiting Parent or the Company from consummating the Merger is entered, and such judgment, injunction, order or decree shall become final and non-appealable (any such law, regulation, judgment, injunction, order or decree, a “Legal Restraint”); provided, however, that the right to terminate this Agreement under this Section 10.1(b)(iii) shall not be available to any Party whose breach of any representation and warranty or whose failure to fulfill any covenant or agreement under this Agreement has been the principal cause of, or resulted in, the imposition of such Legal Restraint or the failure of such Legal Restraint to be resisted, resolved or lifted; or

(c)         by Parent:

(i)         prior to receipt of Company Stockholder Approval, if there shall have been a Change in Recommendation, regardless of whether permitted by this Agreement; or

(ii)        if there shall have been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would, individually or in the aggregate, result in a failure to satisfy a condition set forth in Section 9.2, and in such case such breach shall be incapable of being cured prior to the Outside Date, or if capable of being cured prior to the Outside Date, shall not have been cured by the earlier of (x) 30 days after the giving of written notice to the Company of such breach and (y) three Business Days prior to the Outside Date (a “Company Terminable Breach”), but only if Parent or Merger Sub are not then in Parent Terminable Breach of any of their respective representations, warranties, covenants or agreements contained in this Agreement; or

(d)         by the Company:

(i)         at any time prior to receipt of the Company Stockholder Approval, in order to enter into a definitive written agreement providing for a Superior Proposal, but only if:

(A)       the Company has received a Superior Proposal after the date of this Agreement that did not result from a breach of Section 8.7;

(B)       the Company has complied with Section 8.7 with respect to such Superior Proposal;

(C)       concurrently with, and as a condition to, any such termination, the Company pays or causes to be paid to Parent (or its designee) the Termination Fee pursuant to Section 10.3(d); and

(D)       the Company Board has authorized the Company to enter into, and the Company concurrently enters into, a definitive written agreement providing for such Superior Proposal (it being agreed that the Company may enter into such definitive written agreement concurrently with any such termination); or

(ii)        if there shall have been a breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, which breach would, individually or in the aggregate, result in a failure to satisfy a condition set forth in Section 9.3, and in such case such breach shall be incapable of being cured prior to the Outside Date, or if capable of being cured prior to the Outside Date, shall not have been cured by the earlier of (x) 30 days after the giving of written notice to Parent of such breach and (y) three Business Days prior to the Outside Date (a “Parent Terminable Breach”), but only if the Company is not then in Company Terminable Breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

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The Party desiring to terminate this Agreement pursuant to subparagraph (b), (c) or (d) of this Section 10.1 shall give written notice of such termination to the other Party in accordance with Section 11.1, specifying in reasonable detail the provision hereof pursuant to which such termination is effected and the terminating Party’s understanding of the facts and circumstances forming the basis for such termination.

Section 10.2       Effect of Termination.    If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any Party hereto, except that (a) this Section 10.2 and Section 10.3, Article I and Article XI of this Agreement, and the Confidentiality Agreement, shall survive the termination of this Agreement and (b) no such termination shall relieve any Party of any liability or damages (including the benefit of the bargain lost by the non-breaching Party, including, in the case of the Company, damages based on the consideration that would have otherwise been payable to the holders of Shares, Company RSU Awards, Company PSU Awards or Company SAR Awards, which shall be deemed to be damages of the Company) resulting from any Willful and Material Breach by that Party of this Agreement, in each case, prior to such termination.

Section 10.3       Expenses and Other Payments.

(a)         Except as otherwise provided in this Agreement or as otherwise agreed to in writing by the Parties, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, regardless of whether the Merger shall be consummated, except that all filing fees paid in respect of the filings under the HSR Act in connection with the Merger shall be borne by Parent.

(b)         If this Agreement is terminated under circumstances that satisfy subparagraphs (i), (ii) and (iii) below, then the Company shall pay Parent (or its designee) the Termination Fee within two Business Days of any event specified in subparagraph (iii) below taking place, in cash by wire transfer of immediately available funds to an account designated by Parent:

(i)         either (A) the Company or Parent terminates this Agreement pursuant to Section 10.1(b)(i) or (B) Parent terminates this Agreement pursuant to Section 10.1(c)(ii);

(ii)        after the date of this Agreement but on or before the date of any such termination, a Competing Proposal shall have been announced or disclosed (publicly or to the Company or the Company Board) that was not withdrawn; and

(iii)       within 12 months after the date of such termination, the Company enters into a definitive agreement with respect to such Competing Proposal (or publicly approves or recommends to the stockholders of the Company or otherwise does not oppose, in the case of a tender or exchange offer, such Competing Proposal) or the Company consummates such Competing Proposal.

For purposes of this Section 10.3(b), any reference in the definition of Competing Proposal to “20% or more” shall be deemed to be a reference to “more than 50%.”

(c)         If Parent terminates this Agreement pursuant to Section 10.1(c)(i), then the Company shall pay Parent (or its designee) the Termination Fee, in each case, in cash by wire transfer of immediately available funds to an account designated by Parent no later than two Business Days after notice of termination of this Agreement.

(d)         If the Company terminates this Agreement pursuant to Section 10.1(d)(i), then the Company shall pay Parent (or its designee) the Termination Fee in cash by wire transfer of immediately available funds to an account designated by Parent contemporaneously with such termination of this Agreement.

(e)         The Parties acknowledge (i) that the agreements contained in this Section 10.3 are an integral part of the Transactions, (ii) that the Termination Fee is not a penalty, but a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which such payment is payable for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions and (iii) that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 10.3, and, in order to obtain the payment, Parent commences a Proceeding that results in a judgment against the Company, the Company shall pay Parent its reasonable and documented costs and expenses

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(including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

(f)         Subject in all cases to Section 10.2 and payment by the Company of any costs, expenses and interest pursuant to Section 10.3(e), in circumstances where the Termination Fee is paid in accordance with this Section 10.3, Parent’s receipt of the Termination Fee from or on behalf of the Company shall be Parent’s and Merger Sub’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

Article XI
MISCELLANEOUS

Section 11.1       Notices.    All notices, requests and other communications to any Party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received, provided that each notice party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier providing proof of delivery, in each case as addressed as follows:

if to Parent or Merger Sub, to:

S. USA Life Insurance Company, Inc.

1 Pennsylvania Plaza

New York, NY 10119

Attention:   Nicholas von Moltke and Scott Silverman

E-mail:       nicholas.vonmoltke@prosperitylife.com and Scott.Silverman@prosperitylife.com with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention:   David Grosgold, Kevin Schmidt and Megan K. Arrogante

E-mail:       dgrosgold@debevoise.com; kmschmidt@debevoise.com and mkarrogante@debevoise.com if to the Company, to:

National Western Life Group, Inc.

10801 N. Mopac Expy, Bldg. 3

Austin, Texas 78759

Attention:   Rey Perez and Gina Byrne Miller

E-mail:       rperez@nwlic.com and gmiller@nwlic.com

with copies (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, Texas 77002

Attention:   J. Mark Metts

E-mail:       mmetts@sidley.com

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and

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention:   Amanda M. Todd

E-mail:       atodd@sidley.com

Section 11.2       Non-Survival of Representations and Warranties.    None of the representations, warranties, covenants or agreements in this Agreement, or in any certificate or other writing delivered by a Party pursuant to this Agreement, shall survive the Effective Time or, except as otherwise provided in Section 10.2, any termination of this Agreement, as the case may be. This Section 11.2 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Effective Time.

Section 11.3       Amendments; No Waivers.

(a)         Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that (i) this clause (i), Section 11.3(c) and Section 11.12 may not be amended or waived in any manner that is materially adverse to the rights of any Debt Financing Source without the prior written consent of the Debt Financing Sources and (ii) following the receipt of the Company Stockholder Approval, there shall be no amendment to the provisions of this Agreement that by Law would require further approval by the holders of Company Common Stock without such approval.

(b)         No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)         Nothing in this Agreement, express or implied, shall confer on any Person other than the Parties and their respective successors and permitted assigns, any third party beneficiary rights, except that (i) the Indemnified Persons shall be third party beneficiaries of Section 7.1(e) and (ii) the Debt Financing Sources shall be third party beneficiaries of Section 11.3(a), this clause (ii) and Section 11.12.

Section 11.4       Successors and Assigns.    The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns; provided, however, that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties, except that Parent may assign its rights, but not its obligations, under this Agreement to any lender to Parent or its Affiliates as security for obligations to such lender in respect of the financing arrangements entered into in connection with the Transactions.

Section 11.5       Governing Law; Venue; Waiver of Jury Trial.

(a)         THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b)         EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE IN CONNECTION WITH ANY DISPUTE THAT ARISES OUT OF OR RELATES TO THIS AGREEMENT OR THE TRANSACTIONS, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

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AGREEMENT OR THE TRANSACTIONS THAT IT IS NOT SUBJECT PERSONALLY TO JURISDICTION IN THE ABOVE NAMED COURTS OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THE ACTION, SUIT OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH PARTY IRREVOCABLY AGREES THAT SUCH PARTY WILL NOT BRING ANY SUCH ACTION IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR IF THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE AND APPELLATE COURTS HAVING JURISDICTION OVER THE FOREGOING AND ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN Section 11.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (iii) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 11.5.

Section 11.6       Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a .pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when each Party hereto shall have received counterparts hereof signed by all of the other Parties hereto.

Section 11.7       Entire Agreement.    This Agreement (including the Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof. Except for the provisions of (a) Article II and Article III regarding the rights for holders of Shares (including, for the avoidance of doubt, the rights of the former holders of Shares) to receive the Merger Consideration or the rights of the former holders of Company RSU Awards, Company PSU Awards and Company SAR Awards to receive the amounts payable pursuant to Section 2.6), and (b) Section 7.1 (which from and after the Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and representatives), no provision of this Agreement or any other agreement contemplated hereby is intended to confer any rights or remedies on any Person other than the Parties hereto.

Section 11.8       Captions.    The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 11.9       Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions and the other transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such

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a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a materially acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 11.10     Specific Performance.    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, could occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties may be entitled to an injunction or injunctions, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 11.5, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of any injunction, specific performance or other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.10 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 11.11     Interpretation.

(a)         Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted it is of no application and is hereby expressly waived.

(b)         Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations, limited liability companies and partnerships, and vice versa.

(c)         When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section, Exhibit or Schedule, as applicable, of this Agreement unless otherwise indicated.

(d)         Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)         All references to “$” or dollar amounts will be to the lawful currency of the United States.

(f)         The words “the date hereof,” “the date of this Agreement” and words of similar import mean the day and year first set forth above in the preamble to this Agreement.

(g)         Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(h)         The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.”

(i)          References to “days” shall mean “calendar days” unless expressly stated otherwise.

(j)          References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

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(k)         Any reference in this Agreement to a date or time shall be deemed to be such date or time in Austin, Texas, unless otherwise specified.

(l)          Except with respect to any disclosure in the Company Disclosure Schedules or Parent Disclosure Schedules, any contract or instrument referred to herein means such contract or instrument as from time to time amended, modified or supplemented, including by waiver or consent.

(m)        All references to any federal, state, local or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(n)         Except as otherwise specifically provided in this Agreement, any statute, rule or regulation defined or referred to herein means such statute as from time to time amended, supplemented or modified, including by succession of comparable successor statutes, rules or regulations, as applicable.

(o)         Each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP.

(p)         References to a person are also to its permitted successors and assigns.

(q)         The words “provided to,” “delivered” or “made available” and words of similar import refer to documents that were delivered in person or electronically or posted to the data site maintained by the disclosing Party or its Representatives in connection with the Transactions to the other Party or its Representatives at least two days prior to the calendar day immediately preceding the date hereof (but only if, in the case of delivery via such data site, the other Party had access to such documents in such data site and such documents were not removed from such data site prior to the date that was prior to the execution of this Agreement) and, for the avoidance of doubt, includes any documents filed or furnished by the disclosing Party or its Subsidiaries with the SEC and publicly available on EDGAR as an exhibit after December 31, 2020 and prior to the date that was two Business Days prior to the date of this Agreement.

(r)         Any reference to the “Company” in a context or at a time or for the portion of any time period, in each case, prior to June 15, 2015 (the date on which the Company’s holding company reorganization was effected, and pursuant to which National Western Life Group, Inc. replaced National Western Life as the publicly traded company), means National Western Life.

Section 11.12     Debt Financing.

(a)         Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself and its Subsidiaries hereby:

(i)         agrees that any action, suit or proceeding of any kind or description, whether in Contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to this Agreement, or the Debt Financing or any of the definitive agreement entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action, suit or proceeding to the exclusive jurisdiction of such court;

(ii)        agrees that any such action, suit or proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any applicable commitment letter or other applicable definitive document agreement relating to the Debt Financing;

(iii)       agrees not to bring or support or permit any of its Subsidiaries to bring or support any action, suit or proceeding of any kind or description, whether in law or in equity, whether in Contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York;

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(iv)       irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court;

(v)        knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any action, suit or proceeding brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder;

(vi)       agrees that none of the Debt Financing Sources will have any liability to the Company, any of its Subsidiaries or any of their respective Representatives relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in Contract or in tort or otherwise;

(vii)      agrees that (and each other party hereto agrees that) the Debt Financing Sources are express third-party beneficiaries of, and may enforce any of the provisions of this Section 11.12; and

(viii)     agrees that the provisions of this Section 11.12 and the definition of “Debt Financing Sources” (and any other provisions of this Agreement to the extent a modification thereof would affect the substance of any of the foregoing) shall not be amended in any way materially adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

(b)         Notwithstanding the foregoing, nothing in this Section 11.12 shall in any way limit or modify the rights and obligations of Parent, or Merger Sub under this Agreement or any Debt Financing Source’s obligations to Parent, Merger Sub or any of their applicable Affiliates under any debt commitment letter relating to the Debt Financing or Parent, Borrower, Merger Sub or any of their applicable Affiliates (and following the Closing Date, the Company or any of its Subsidiaries) under the definitive agreements governing the Debt Financing. This Section 11.12 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

S. USA LIFE INSURANCE COMPANY, INC.
By:
Name:
Title:
PGH MERGER INC.
By:
Name:
Title:
NATIONAL WESTERN LIFE GROUP, INC.
By:
Ross R. Moody
Chairman of the Board and
Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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Exhibit A

Certain Definitions

“Actuarial Appraisal” has the meaning set forth in Section 4.27(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, however, that for the purposes of this Agreement, an Affiliate of Parent shall include only Prosperity Group Holdings LP and its direct and indirect Subsidiaries. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 8.7(d)(iv).

“Alternative Financing” has the meaning set forth in Section 7.4(b).

“Antitrust Laws” has the meaning set forth in Section 8.1(c)(iii).

“Associated Persons” has the meaning set forth in Section 4.33(d).

“BD Regulatory Filings” has the meaning set forth in Section 4.33(c).

“beneficial ownership,” including the correlative term “beneficial owner,” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Board Recommendation” has the meaning set forth in the recitals.

“Book-Entry Shares” has the meaning set forth in Section 2.5(b).

“Borrower” has the meaning set forth in Section 5.8(b)(ii).

“Burdensome Condition” has the meaning set forth in Section 8.1(d).

“Business Day” means any day other than (a) a Saturday or a Sunday, (b) a day on which commercial banks in New York City are closed, (c) a day on which the Secretary of State of the State of Delaware is closed or (d) any day on which EDGAR is not open to accept filings.

“Cap Amount” has the meaning set forth in Section 7.1(d).

“Capital Commitment Letter” has the meaning set forth in Section 5.8(b)(i).

“Capital Financing” has the meaning set forth in Section 5.8(b)(i).

“Capital Investors” has the meaning set forth in Section 5.8(b)(i).

“CECL” has the meaning set forth in Section 8.13.

“Certificate” has the meaning set forth in Section 2.5(b).

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Change in Recommendation” has the meaning set forth in Section 8.7(d)(vii).

“Class A Common Stock” means that Class A Common Stock of the Company, par value $0.01 per share.

“Class B Common Stock” means that Class B Common Stock of the Company, par value $0.01 per share.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

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“Code” means the Internal Revenue Code of 1986.

“Commitment Letters” has the meaning set forth in Section 5.8(b)(iii).

“Company” has the meaning set forth in the preamble.

“Company 10-K” has the meaning set forth in Section 4.7(a).

“Company 10-Q” has the meaning set forth in Section 4.7(a).

“Company Balance Sheet” means that balance sheet of the Company dated as of December 31, 2022 contained in the Company 10-K.

“Company Balance Sheet Date” means December 31, 2022.

“Company Benefit Plan” means any employment, consulting, severance, change in control or similar contract, plan, funding arrangement or policy applicable to any director, former director, employee, former employee or Individual Independent Contractor of the Company or any Subsidiary of the Company, and each other plan, funding vehicle, policy, agreement or arrangement (written or oral), including any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), providing for compensation, bonuses, commissions, retention benefits, profit-sharing, stock option, restricted stock, stock appreciation right or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health and welfare benefits, death benefits, disability benefits, fringe benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change in control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by the Company or its Subsidiaries, or with respect to which the Company or any of its Subsidiaries could have any liability, contingent or otherwise.

“Company Board” has the meaning set forth in the recitals.

“Company Bylaws” has the meaning set forth in Section 4.1.

“Company Charter” has the meaning set forth in Section 4.1.

“Company Common Stock” has the meaning set forth in Section 4.5.

“Company Disclosure Schedules” has the meaning set forth in the introductory paragraph to Article IV.

“Company Employee” has the meaning set forth in Section 8.4(a).

“Company Intellectual Property” means any Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Leases” has the meaning set forth in Section 4.18(e).

“Company Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence (each, an “Effect”) that, individually or in the aggregate with all other Effects, would be reasonably likely to (a) prevent, materially impair or materially delay the Company’s ability to consummate the Transactions on or before the Outside Date or the performance by the Company of any of its material obligations under this Agreement or (b) have a material adverse effect on the condition (financial or otherwise), business, operations, assets and liabilities (considered together) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Company Material Adverse Effect for purposes of clause (b) above: (A) any changes in general U.S. or global economic conditions or securities, credit, financial or other capital markets conditions, (B) any changes, events or conditions in the industries in which the Company and its Subsidiaries operate (including changes to interest rates, general market prices and regulatory changes affecting such industries), (C) pandemics (including COVID-19 and any variants/mutations thereof), epidemics, acts of war (regardless of whether declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism, widespread cyber-attack or man-made disaster, or any natural disaster or other act of nature and any escalation or general worsening of any of the foregoing, (D) any changes arising out of or attributable to the negotiation, execution or announcement of this Agreement or the pendency or consummation of the Transactions (including the effect thereof

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on the relationships (contractual or otherwise) of the Company and its Subsidiaries and their respective Affiliates with policyholders, clients, customers, employees, suppliers, vendors, service providers or Governmental Entities); provided, however, that this clause (D) shall not apply to any representation or warranty set forth in Section 4.4 or Section 4.15(h) (or any condition to any Party’s obligation to consummate the Merger relating to such representation and warranty), (E) changes in applicable Law or in GAAP, SAP or in accounting standards (including changes prescribed or permitted by the applicable insurance regulatory authorities and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board), or any changes in the interpretation or enforcement of any of the foregoing (including any changes in capital requirements for insurance companies required by applicable Law or mandated by any Governmental Entity), (F) any change in the market price, or change in trading volume, of the Company’s capital stock, (G) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, premiums written, cash flow, cash position or other financial performance or results, (H) any change or development in the credit, financial strength, claims paying ability, insurance or other rating of the Company, any of its Subsidiaries or its outstanding debt (it being understood that the exceptions in clauses (F), (G) and (H) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided hereof) is a Company Material Adverse Effect), (I) the entering into and performance of this Agreement and the Transactions, including compliance with the covenants set forth herein (but in the event of a failure by the Company or its Subsidiaries to take any action, only if Parent has refused to provide a waiver to the applicable prohibition in this Agreement within five Business Days after the request therefor), the identity of or facts related to Parent, Merger Sub or their respective Affiliates or any action taken or omitted to be taken by the Company at the prior written request of Parent or Merger Sub, (J) the Effects of any breach of this Agreement by Parent or Merger Sub or (K) changes in the value of the Investment Assets; provided, however, that, in the case of clauses (A), (B) and (C), solely to the extent the impact on the Company and its Subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on other companies operating in the industries in which the Company and its Subsidiaries operate in the countries and regions in the world impacted by the Effect in question, the incrementally disproportionate impact or impacts may be taken into account in determining whether there has been, or would be reasonably likely to be, a Company Material Adverse Effect.

“Company Measurement Date” has the meaning set forth in Section 4.5.

“Company Owned Properties” has the meaning set forth in Section 4.18(a).

“Company PSU Award” has the meaning set forth in Section 2.6(a)(ii)

“Company RSU Award” has the meaning set forth in Section 2.6(a)(i).

“Company SAR Award” has the meaning set forth in Section 2.6(a)(iii).

“Company SEC Documents” has the meaning set forth in Section 4.7(a).

“Company Securities” has the meaning set forth in Section 4.5.

“Company Service Provider” means any current or former director, officer or employee of the Company or its Subsidiaries.

“Company Stock Plan” means any equity or equity-based plan that is sponsored or maintained by the Company or any of its Subsidiaries (including the Amended and Restated Incentive Plan of the Company, effective December 14, 2022).

“Company Stockholder Approval” has the meaning set forth in Section 4.2.

“Company Stockholder Meeting” has the meaning set forth in Section 6.2(a).

“Company Subsidiary Securities” has the meaning set forth in Section 4.6(b).

“Company Terminable Breach” has the meaning set forth in Section 10.1(c)(ii).

“Competing Proposal” means any bona fide written offer or proposal for, or any bona fide written indication of interest in, any direct or indirect, in a single transaction or series of related transactions, (a) acquisition or purchase of any business or assets of the Company or any of its Subsidiaries (including any reinsurance or retrocession transaction,

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or transaction that has similar risk transfer effects, and any asset management transaction), that, individually or in the aggregate, constitutes 20% or more of the net revenues, reserves, net income or assets of the Company and its Subsidiaries, taken as a whole, (b) acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (c) tender offer or exchange offer by any Person that, if consummated, would result in such Person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (d) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, rehabilitation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenue, net income or assets of the Company and its Subsidiaries, taken as a whole, in each case, other than the Transactions.

“Confidentiality Agreement” means the confidentiality agreement, dated May 9, 2023, between the Company and Prosperity Life Insurance Group, LLC.

“Consent” means any filing, notice, report, registration, approval, consent, ratification, Permit, permission, waiver, expiration of waiting periods or authorization.

“Contract” has the meaning set forth in Section 4.19(a).

“control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Person” means (i) any officer at Senior Vice President or above, (ii) any other employee of the Company and its Subsidiaries whose annual rate of base salary is equal to or greater than $180,000 as of the date of this Agreement or (iii) any Individual Independent Contractor with an annual rate of payment equal to or greater than $180,000 as of the date of this Agreement.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“Creditors’ Rights” has the meaning set forth in Section 4.2(a).

“De Minimis Inaccuracies” means any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of the Company or Parent, as the case may be.

“Debt Commitment Letter” has the meaning set forth in Section 5.8(b)(ii).

“Debt Financing” has the meaning set forth in Section 5.8(b)(ii).

“Debt Financing Sources” means the Persons, including the lenders, that have committed to provide any Debt Financing (including the parties to any commitment letters, joinder agreements, credit agreements, note purchase agreements or other definitive agreements relating thereto) and their respective Affiliates and such Person’s (and their respective Affiliates’) officers, directors, managers, employees, attorneys, advisors, agents and representatives involved in the Debt Financing and their respective successors and permitted assignees.

“DGCL” has the meaning set forth in the recitals.

“Dissenting Shares” has the meaning set forth in Section 2.7.

“Domiciliary Department of Insurance” means the domiciliary state insurance regulatory of the applicable Insurance Company.

“Economic Sanctions/Trade Laws” means all applicable Laws relating to anti-terrorism, the importation of goods, export controls, antiboycott, economic or financial sanctions, sectoral sanctions, secondary sanctions and trade embargoes, including those imposed, administered or enforced by (i) the United States of America (including, but not limited to, those administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or the U.S. Department of Commerce); (ii) the United Nations Security Council; (iii) the European Union; (iv) the United Kingdom (including the Office of Financial Sanctions Implementation of His Majesty’s Treasury); or (v) any Governmental Entity of a jurisdiction in which the Parties operate.

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“Effect” has the meaning set forth in the definition of Company Material Adverse Effect.

“Effective Time” has the meaning set forth in Section 2.1(b).

“e-mail” has the meaning set forth in Section 11.1.

“Encumbrances” means liens, pledges, charges, encumbrances, hypothecations, mortgages, deeds of trust or security interests (any action of correlative meaning, to “Encumber”).

“Environmental Laws” means all applicable Laws relating to the protection of the environment or natural resources, including such Laws relating to the use, handling, treatment, storage, disposal, transport or Release of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (regardless of whether incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Shares” has the meaning set forth in Section 2.5(d).

“Fee Letter” has the meaning set forth in Section 5.8(c)(i).

“Financial Advisor” has the meaning set forth in Section 4.22.

“Financial Advisor Opinion” has the meaning set forth in Section 4.23.

“Financing” has the meaning set forth in Section 5.8(b)(ii).

“Financing Contribution Letter” has the meaning set forth in Section 5.8(b)(iii).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FINRA CMA” has the meaning set forth in Section 8.1(b).

“Focus Report” has the meaning set forth in Section 4.33(b).

“Form A Filings” means the filings of Form A Statements Regarding the Acquisition of Control (including the business plan and projections relating thereto) with the respective Domiciliary Departments of Insurance regarding the proposed acquisition of control of the respective Insurance Companies contemplated by the Transactions (including the Merger).

“Form BD” has the meaning set forth in Section 4.33(b).

“GAAP” means United States generally accepted accounting principles, as in effect from time to time.

“Governmental Entity” means any United States or non-United States court, tribunal, judicial or arbitral body, legislative, tax, governmental, regulatory, self-regulatory or administrative agency, commission, or other governmental authority or instrumentality, whether federal, national, provincial, state, local, foreign or multinational.

“group” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Hazardous Substance” means any substance, material or waste that is defined as or included in the definition of “hazardous substance,” “hazardous waste,” “hazardous material,” “toxic substance,” “pollutant” or “contaminant” under any Environmental Law, including any petroleum or refined petroleum products, radioactive materials, asbestos or polychlorinated biphenyls.

“HSR Act” has the meaning set forth in Section 4.3.

“Indebtedness” of any Person means, without duplication: (a) indebtedness created, issued or incurred by such Person for borrowed money or payment obligations issued or incurred by such Person in substitution or exchange for payment obligations for borrowed money; (b) indebtedness under any credit agreement or facility or obligations

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evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person (excluding trade payables incurred in the ordinary course of business consistent with past practice); (d) obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person or any “keep well” or other agreement to maintain any financial statement condition of another Person; provided, however, that Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

“Indemnified Liabilities” has the meaning set forth in Section 7.1(a).

“Indemnified Persons” has the meaning set forth in Section 7.1(a).

“Individual Independent Contractor” means an individual natural Person, other than a Producer, providing services to the Company or any Subsidiary thereof as an independent contractor.

“Insurance Companies” means, collectively, National Western Life and Ozark National Life, and each of them, an “Insurance Company.”

“Insurance Contracts” means the insurance or annuity policies and contracts, together with all binders, slips, certificates, endorsements and riders thereto, issued or entered into by any Insurance Company prior to the Closing.

“Insurance Laws” means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies or Producers, whether federal, national, provincial, state, local foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct or other examinations by, Insurance Regulators.

“Insurance Licenses” has the meaning set forth in Section 4.31(d).

“Insurance Regulators” means all Governmental Entities regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies or Producers, under Insurance Laws.

“Intellectual Property” means all intellectual property and other similar rights in any jurisdiction, whether registered or unregistered, including such rights in and to: any patents (including all reissues, divisions, continuations, continuations-in-part and extensions thereof) and patent applications; any trademarks, trademark registrations, trademark applications, service marks, trade names, business names and brand names, including any and all goodwill associated therewith; any copyrights, copyright registrations, copyright applications and database rights; any internet domain names; and any trade secrets, know-how and other proprietary information that derives independent economic value from not being generally known to the public.

“Intervening Event” means a material Effect that occurs or arises after the date of this Agreement that was not known to or reasonably foreseeable by the Company Board as of the date of this Agreement (or, if known or reasonably foreseeable, only the portion of such Effect of which the magnitude or material consequences were not known or reasonably foreseeable by the Company Board as of the date of this Agreement), which becomes known to the Company Board prior to obtaining the Company Stockholder Approval. Notwithstanding the foregoing, in no event shall any of the following constitute an Intervening Event: (a) the mere fact, in and of itself, that the Company or any of its Subsidiaries meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement or any change in the price or trading volume of the Company Common Stock or any other securities of the Company or any of its Subsidiaries (provided, however, that the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an Intervening Event), (b) any Effect that results from the announcement, pendency and consummation of this Agreement or the Transactions or any actions required to be taken or to be refrained from being taken pursuant to this Agreement or (c) the receipt, existence or terms of a Competing Proposal or any matter relating thereto or of consequence thereof.

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“Investment Assets” means any bonds, stocks, other securities, mortgage loans and other investments by the Company or any of its Subsidiaries.

“Investment Guidelines” means those investment guidelines and liquidity policy of the Company and its Subsidiaries provided to Parent prior to the date of this Agreement.

“IRS” means the United States Internal Revenue Service.

“knowledge” means the actual knowledge of the knowledge individuals described in the immediately following sentence, after reasonable inquiry of their respective direct reports. For purposes of this definition, the term “knowledge individuals” means (a) in the case of the Company, the individuals listed in Section 1.1 of the Company Disclosure Schedules and (b) in the case of Parent, the individuals listed in Section 1.1 of the Parent Disclosure Schedules.

“Law” means any United States or non-United States law, rule, regulation, ordinance, code, judgment, injunction, order, treaty, convention, governmental directive or other legally enforceable requirement of any Governmental Entity, including common law.

“LSM Interest” has the meaning set forth in Section 4.34.

“LSM Life Insurance Policies” has the meaning set forth in Section 4.34.

“LSM Trust” has the meaning set forth in Section 4.34.

“Legacy Plans” has the meaning set forth in Section 8.4(b).

“Material Contract” has the meaning set forth in Section 4.19(b).

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.5(a).

“Merger Sub” has the meaning set forth in the preamble.

“Milliman” means Milliman, Inc.

“NASDAQ” means NASDAQ Global Select Market.

“National Western Life” means National Western Life Insurance Company, an insurance company organized under the laws of the State of Colorado and a wholly owned subsidiary of the Company.

“New Plans” has the meaning set forth in Section 8.4(b).

“N.I.S.” means N.I.S. Financial Services, Inc.

“N.I.S. Financial Statements” has the meaning set forth in Section 4.8(c).

“Open Source Software” means any software or materials that are distributed as “free software” (as defined by the Free Software Foundation) or distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org or under any similar licensing or distribution model (including the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License and the Apache License).

“OFAC” has the meaning set forth in the definition of “Economic Sanctions/Trade Laws.”

“Organizational Documents” means (a) with respect to a corporation, the charter, memorandum of association, or articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“other Party” means (a) when used with respect to the Company, Parent and Merger Sub and (b) when used with respect to Parent or Merger Sub, the Company.

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“Outside Date” has the meaning set forth in Section 10.1(b)(ii).

“Ozark National Life” means Ozark National Life Insurance Company, an insurance company organized under the laws of the State of Missouri and a wholly owned subsidiary of National Western Life.

“Parent” has the meaning set forth in the preamble.

“Parent Board” has the meaning set forth in the recitals.

“Parent Control Person” means (a) Prosperity Holding Company, as the 100% equity holder of Parent, (b) Prosperity Life Insurance Group, LLC as the 100% equity holder of Prosperity Holding Company, (c) Prosperity Group Holdings LP, as the 100% equity holder of Prosperity Life Insurance Group, LLC, (d) Bluejacket GP LLC, the general partner of Prosperity Group Holdings LP and (e) Jonathan Pollock as the controlling member of Bluejacket GP LLC.

“Parent Disclosure Schedules” has the meaning set forth in the introductory paragraph to Article V.

“Parent Material Adverse Effect” means any Effect that would or would be reasonably likely to, individually or in the aggregate, prevent, materially impair or materially delay Parent’s or Merger Sub’s ability to perform its material obligations under this Agreement or to consummate the Transactions (including the Merger) on or before the Outside Date.

“Parent Related Person” means (a) Parent Control Person’s direct or indirect equity holder (including the Capital Investors) and each of their respective Subsidiaries and Affiliates (other than the Parent Control Persons, Parent and its Affiliates, including the Company and its Subsidiaries), (b) any direct or indirect portfolio companies that are investments of or any other assets or direct or indirect Subsidiaries of the Capital Investors (other than the Parent Control Persons, Parent and its Affiliates, including the Company and its Subsidiaries), (c) (i) (x) any other investment funds or vehicles advised by or affiliated with Elliott Investment Management L.P., (y) any direct or indirect subsidiary of any such fund or vehicle or of Elliott Investment Management L.P. or (z) any Person directly or indirectly controlling, controlled by or under common control with any such fund or vehicle or with Elliott Investment Management L.P. or (ii) any direct or indirect portfolio companies that are investments of or any other assets or direct or indirect subsidiaries of such investment funds or vehicles or (d) any Person directly or indirectly controlling, controlled by or under common control with any Buyer Control Person (other than the Parent Control Persons, Parent and its Affiliates, including the Company and its Subsidiaries).

“Parent Terminable Breach” has the meaning set forth in Section 10.1(d)(ii).

“Party” and “Parties” have the respective meanings set forth in the preamble.

“Paying Agent” has the meaning set forth in Section 3.1(a).

“Payment Fund” has the meaning set forth in Section 3.1(a).

“PBGC” has the meaning set forth in Section 4.15(g).

“Permit” means any permit, license, certificate, approval, certification, variation, exemption, order, consent, grant, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

“Permitted Encumbrances” means:

(a)         statutory Encumbrances for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings for which adequate reserves have been established in the balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date (including the notes thereto) included in the Company SEC Documents;

(b)        mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, and similar Encumbrances granted or that arise in the ordinary course of business with respect to liabilities that are not yet due or delinquent or the amount or validity of which is being contested in good faith;

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(c)         Encumbrances securing payment, or any obligation, of the Company or any Subsidiary thereof with respect to outstanding Indebtedness so long as there is no default under such Indebtedness;

(d)        Encumbrances securing payment, any obligation of, or a right of the Company to draw upon, a funding agreement with a financing counterparty, so long as there is no default under such funding agreement;

(e)         Encumbrances granted in the ordinary course of business in connection with the insurance or reinsurance business of the Company or any Subsidiary thereof on cash and cash equivalent instruments or other investments, including Encumbrances granted (i) in connection with (A) pledges of such instruments or investments to collateralize letters of credit delivered by the Company or any Subsidiary thereof, (B) the creation of trust funds for the benefit of ceding companies, (C) underwriting activities of the Company or any Subsidiary thereof, (D) deposit liabilities, (E) statutory deposits, (F) ordinary course securities lending, repurchase, reverse repurchase, and short sale transactions and (G) premium trust funds and other funds held under trust in connection with conducting the business of the Company or any Subsidiary thereof and (ii) with respect to investment securities held in the name of a nominee, custodian, depository, clearinghouse, or other record owner;

(f)         pledges or deposits by the Company or any Subsidiary thereof under workmen’s compensation Laws, unemployment insurance Laws, or similar legislation, or good faith deposits in connection with bids, tenders, Contracts, or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business;

(g)        zoning, building codes, entitlement, and other land use and environmental regulations by any Governmental Entity;

(h)        licenses (including nonexclusive licenses or sublicences of Intellectual Property) granted to third parties in the ordinary course of business by the Company or any Subsidiary thereof;

(i)         Encumbrances created by or through the actions of Parent or any of its Affiliates;

(j)         easements, rights of way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and that, individually or in the aggregate, have not materially impaired, and would not be reasonably likely to materially impair, the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location;

(k)        transfer restrictions imposed by Law; and

(l)         such other Encumbrances or imperfections that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property or asset affected by such Encumbrance or imperfection.

“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, Governmental Entity, association or unincorporated organization, or any other form of business or professional entity.

“Personal Data” has the meaning set forth in Section 4.20(g).

“Proceeding” means any actual or threatened claim, cause of action, action, audit, demand, litigation, suit, proceeding, investigation, grievance, citation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and regardless of whether such claim, cause of action, action, audit, demand, litigation, suit, proceeding, investigation, grievance, citation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Producer” means any producer, broker, agent, general agent, managing general agent, master broker agency, broker general agency, financial specialist or other Person responsible for selling, marketing or producing the Insurance Contracts.

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“Proxy Statement” means the proxy statement filed by the Company with the SEC in connection with the Company Stockholder Approval, including any amendments and supplements thereto.

“Reinsurance Agreement” has the meaning set forth in Section 4.28.

“Related Party Transaction” has the meaning set forth in Section 4.26.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors, equityholders (financing sources), investment bankers, actual or prospective retrocessionaires and hedge counterparties and other representatives of such Person.

“Required Consents” has the meaning set forth in Section 8.1(a).

“Required Restructuring Transaction” has the meaning set forth in Section 8.16.

“Reserves” means the statutory policy reserves with respect to the Insurance Contracts.

“Sanctions Target” means any Person that is the target of Economic Sanctions/Trade Laws, including: (a) a Person that is domiciled, resident or operating in a country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, including, as of the date of this Agreement, Iran, Cuba, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Zaporizhzhia and Kherson regions of Ukraine and North Korea (“Sanctioned Country”), including any Governmental Entity of a Sanctioned Country; (b) a Person that is on any list of designated persons maintained by any Governmental Entity implementing or enforcing Economic Sanctions/Trade Laws; (c) a Person that is otherwise the target of Economic Sanctions/Trade Laws; or (d) a Person, directly or indirectly, owned 50% or more or controlled by any such Person described in the foregoing clauses (a) through (c).

“SAP” means, as to any Insurance Company, the statutory accounting practices prescribed or permitted by the applicable Domiciliary Department of Insurance as in effect at the relevant time.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.10(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Self-Regulatory Organization” means the Financial Industry Regulatory Authority, each national securities exchange in the United States, each non-U.S. securities exchange, and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisers, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisors, or to the jurisdiction of which any Person is subject.

“Shares” has the meaning set forth in Section 4.5.

“Statutory Statements” has the meaning set forth in Section 4.8(b).

“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which at least one of the following is directly or indirectly owned or controlled by the subject Person or by one or more of its respective Subsidiaries: (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest.

“Superior Proposal” means a bona fide written Competing Proposal (with all references to 20% included in the definition of Competing Proposal increased to 50%) that is not the result of a material breach of Section 8.7 and is made after the date of this Agreement by any Person or group (other than Parent or any of its Affiliates), that, in the good faith determination of the Company Board, after consultation with its financial advisors and outside legal counsel, (a) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of

Annex A-76

view than the Merger and the other Transactions (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of this Agreement offered by Parent in response to such proposal or otherwise), and (b) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, any required third-party consents, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, the identity of the Person or Persons making the proposal and any other aspects and risks considered relevant by the Company Board and (c) for which, if applicable, financing is fully committed or reasonably determined to be available by the Company Board.

“Supporting Stockholders” means Ross R. Moody, Frances A. Moody-Dahlberg, Russell S. Moody, the Robert L. Moody Revocable Trust, Moody RRM Interests Ltd., Moody FAMD Interests Ltd. and Moody RSM Interests Ltd.

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Systems” means the software, hardware, firmware, networks, platforms, servers, interfaces, applications, websites and related information technology systems used by the Company or its Subsidiaries for the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of electronic or other data and information in connection with the conduct of the business of the Company or its Subsidiaries.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested stockholder” or any other antitakeover statute or similar statute or regulation enacted under applicable Law.

“Tax Proceeding” has the meaning set forth in Section 4.14(c).

“Tax Returns” means any return, report, statement, information return or other document (including any related or supporting information) filed or sent or required to be filed with or sent to any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

“Taxes” means any and all taxes and similar charges, levies or other assessments of any kind, including income, corporate, capital, excise, real property, personal property, sales, transfer, use, value added, premium and franchise taxes, deductions, withholdings and custom duties, together with all interest, penalties, and additions to tax, imposed by any Taxing Authority.

“Taxing Authority” means any Governmental Entity having jurisdiction in matters relating to Tax matters.

“Termination Fee” means $66,500,000.

“Transaction Litigation” has the meaning set forth in Section 8.11.

“Transactions” means (a) the execution and delivery of this Agreement and the Voting Agreements and (b) the Merger and the other transactions contemplated by this Agreement.

“Trust” means the Libbie Shearn Moody Trust.

“Unpaid 2023 Bonus” has the meaning set forth in Section 8.4(c).

“Voting Agreements” has the meaning set forth in the recitals.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101 et seq. or any similar applicable Laws relating to any plant closing or mass layoff or similar triggering event.

“Willful and Material Breach” means, with respect to any Party, a material breach by such Party of any covenant, agreement or obligation hereunder that is a consequence of an act deliberately undertaken by such Party (or the deliberate failure by such Party to take an act it is required to take hereunder) with actual knowledge that the taking of (or failure to take) such act would, or would be reasonably likely to, cause a material breach of this Agreement.

Annex A-77

Annex B

PERSONAL AND CONFIDENTIAL

October 8, 2023

Board of Directors
National Western Life Group, Inc.
10801 North Mopac Expressway – Building 3
Austin, Texas 78759

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than S. USA Life Insurance Company, Inc. (“Parent”) and its affiliates) of the Class A Common Stock, par value $0.01 per share (the “Class A Shares”), and the Class B Common Stock, par value $0.01 per share, (together with the Class A Shares, the “Shares”) of National Western Life Group, Inc. (the “Company”) of the $500.00 in cash per Share, without interest, to be paid to such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of October 8, 2023 (the “Agreement”), by and among Parent, PGH Merger Inc. and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Robert L. Moody Revocable Trust (“Moody Revocable Trust”), a significant stockholder of the Company, Moody National Bank (“Moody Bank”), trustee of the Moody Revocable Trust or Elliott Management Corporation, a significant stockholder of Parent (“Elliott Management”) or any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We also have provided certain financial advisory and/or underwriting services to Parent and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation. We also have provided certain financial advisory and/or underwriting services to Moody Revocable Trust and/or its respective affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation. We also have provided certain financial advisory and/or underwriting services to Moody Bank and/or its respective affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation. We also have provided certain financial advisory and/or underwriting services to Elliott Management and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Athenahealth Inc., a portfolio company of Elliott Management, in connection with its sale in November 2021; having acted as financial advisor to Quest Software Inc., a portfolio company of Elliott Management, in connection with its sale in November 2021; having acted as financial advisor to a consortium including Elliott Management in connection with its acquisition of Syneos Health in May 2023; having acted as bookrunner in connection with a secured note offering by Nielsen Holdings plc in connection with its acquisition by Elliott Management in November 2022; having acted as bookrunner in connection with a term loan facility for Windstream Holdings Inc., a portfolio company of Elliott Management, in November 2022; and having acted as bookrunner for Peabody Energy Corporation, a portfolio company of Elliott Management, with respect to its unsecured revolving credit facility in March 2022. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Moody Revocable Trust, Moody Bank, Elliott Management and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Elliott Management and its affiliates from time to time and may have invested in limited partnership units of affiliates of Elliott Management from time to time and may do so in the future.

Annex B-1

Board of Directors
National Western Life Group, Inc.
October 8, 2023

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2022; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Class A Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the life insurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and, except for an appraisal report provided by the Company, we have not been furnished with any such evaluation or appraisal.  We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on your actuaries with respect to reserve adequacy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the reserves or the embedded value of the Company. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, taken in the aggregate, as of the date hereof, of the $500.00 in cash per Share, without interest, to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $500.00 in cash per Share, without interest, to be paid to the holders (other than Parent and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement or otherwise. We are not expressing any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. We are expressing no opinion with respect to the allocation of the aggregate consideration payable pursuant to the Agreement, including among the holders of the Class A Shares and the Class B Shares pursuant to the Agreement. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Annex B-2

Board of Directors
National Western Life Group, Inc.
October 8, 2023

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $500.00 in cash per Share, without interest, to be paid to the holders (other than Parent and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement is fair from a financial point of view to such holders of Shares.

Very truly yours,

Annex B-3

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262.         Appraisal rights.

(a)           Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)           Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)            Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)            Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.             Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.             Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

Annex C-1

c.             Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.            Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)            In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)            [Repealed.]

(c)           Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)           Appraisal rights shall be perfected as follows:

(1)            If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)            If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent,

Annex C-2

converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)            Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)           Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not

Annex C-3

commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)           Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)           At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)           After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate

Annex C-4

in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)            The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)            The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)           Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j)of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l)            The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex C-5

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Mobile or Internet QUICK EASY IMMEDIATE 24 Hours a Day, 7 Days a Week or by Mail Your Mobile or Internet vote authorizes the NATIONAL WESTERN LIFE GROUP, INC. named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Votes submitted electronically by Mobile or over the Internet must be received by 11:59 p.m., Eastern Time, on January 7, 2024. INTERNET VOTING www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. MAIL – Mark, sign, and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3. 1. Adopt the Agreement and Plan of Merger, dated as of October 8, 2023, among National Western Life Group, Inc., S. USA Life Insurance Company, Inc. and PGH Merger Inc. 2. Approve, on an advisory (non- binding) basis, the compensation that may be paid or become payable to National Western Life Group, Inc.’s named executive officers that is based on or otherwise relates to the proposed merger. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3. Approve the adjournment of the National Western Life Group, Inc. special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement. FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date , 2023 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders The Notice of Special Meeting and Proxy Statement are available at: http://www.cstproxy.com/nwlgi/sm2024 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NATIONAL WESTERN LIFE GROUP, INC. The undersigned appoints ROSS R. MOODY and GINA BYRNE MILLER, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A Common Stock of National Western Life Group, Inc. held of record by the undersigned at the close of business on November 27, 2023, at the Special Meeting of Stockholders of National Western Life Group, Inc. to be held at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554, at 9:00 a.m., Central Time, on Monday, January 8, 2024, or at any adjournment(s) or postponement(s) thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)